      As filed with the Securities and Exchange Commission on May   , 1999

                                                        Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                              HOST MARRIOTT, L.P.
             (Exact name of registrant as specified in its charter)

        Delaware                     7011                    52-2095412
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial           Identification Number)
    incorporation or          Classification Code
      organization)                 Number)

      For Co-Registrants, see "Table of Co-Registrants" on following page.

                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                                 (301) 380-9000
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                            Christopher G. Townsend
                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                                 (301) 380-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                Scott C. Herlihy
                                Latham & Watkins
                          1001 Pennsylvania Ave., N.W.
                          Washington, D.C. 20004-2505
                                 (202) 637-2200

                               ----------------

   Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                 Proposed Maximum      Amount Of
  Title Of Each Class Of        Amount To Be         Offering         Registration
Securities To Be Registered      Registered       Price Per Unit        Fee (1)
----------------------------------------------------------------------------------
8 3/8% Series E senior
 notes due 2006..........     $300,000,000.00         100.00%           $83,400

--------------------------------------------------------------------------------

Guarantees of Series E senior
 notes (2)..................          (2)                (2)                (2)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The Registration Fee has been calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) No separate consideration will be received with respect to these guarantees and, therefore, no registration fee is attributable to them.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with section 8(a) of the securities act or until this registration statement will become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            Table of Co-Registrants

                                                     Primary
                                      State of       Standard
                                        other       Industrial    IRS Employer
                                    Jurisdiction  Classification Identification
               Name                 of Formation   Code Number       Number
               ----                 ------------- -------------- --------------
HMH Rivers, L.P...................  Delaware           7011        52-2126158
HMH Marina LLC....................  Delaware           7011        52-2095412
HMC SBM Two LLC...................  Delaware           7011        52-2095412
HMC PLP LLC.......................  Delaware           7011        52-2095412
HMC Retirement Properties, L.P. ..  Delaware           7011        52-2126159
HMH Pentagon LLC..................  Delaware           7011        52-2095412
HMH SFO LLC.......................  Delaware           7011        52-2095412
Airport Hotels LLC................  Delaware           7011        52-2095412
Chesapeake Financial Services
 LLC..............................  Delaware           7011        52-2095412
HMC Capital Resources LLC.........  Delaware           7011        52-2095412
YBG Associates LLC................  Delaware           7011        52-2059377
PRM LLC...........................  Delaware           7011        52-2095412
Host Park Ridge LLC...............  Delaware           7011        52-2095412
Host of Boston, Ltd. .............  Massachusetts      7011        59-0164700
Host of Houston, Ltd. ............  Texas              7011        52-1874034
Host of Houston 1979..............  Delaware           7011        95-3552476
Philadelphia Airport Hotel LLC....  Delaware           7011        52-2095412
HMC Hartford LLC..................  Delaware           7011        52-2095412
HMH Norfolk LLC...................  Delaware           7011        52-2095412
HMH Norfolk, L.P..................  Delaware           7011        52-2039042
HMC Park Ridge LLC................  Delaware           7011        52-2095412
HMC Park Ridge II LLC.............  Delaware           7011        52-2095412
HMC Park Ridge LP.................  Delaware           7011        52-2095412
HMC Partnership Holdings LLC......  Delaware           7011        52-2095412
HMC Suites LLC....................  Delaware           7011        52-2095412
HMC Suites Limited Partnership....  Delaware           7011        52-1632307
Wellsford-Park Ridge Marriott
 Hotel Limited Partnership........  Delaware           7011        52-6323494
City Center Interstate Partnership
 LLC..............................  Delaware           7011        52-2095412
Farrell's Ice Cream Parlor
 Restaurants LLC..................  Delaware           7011        52-2095412
HMC Burlingame LLC................  Delaware           7011        52-2095412
HMC California Leasing LLC........  Delaware           7011        52-2095412
HMC Capital LLC...................  Delaware           7011        52-2095412
HMC Grand LLC.....................  Delaware           7011        52-2095412
HMC Hotel Development LLC.........  Delaware           7011        52-2095412
HMC Mexpark LLC...................  Delaware           7011        52-2095412
HMC Polanco LLC...................  Delaware           7011        52-2095412
HMC NGL LLC.......................  Delaware           7011        52-2095412
HMC OLS I L.P.....................  Delaware           7011        52-2095412
HMC RTZ Loan I LLC................  Delaware           7011        52-2095412
HMC RTZ II LLC....................  Delaware           7011        52-2095412
HMC Seattle LLC...................  Delaware           7011        52-2095412
HMC Swiss Holdings LLC............  Delaware           7011        52-2095412
HMC Waterford LLC.................  Delaware           7011        52-2095412
HMH Restaurants LLC...............  Delaware           7011        52-2095412
HMH Rivers LLC....................  Delaware           7011        52-2095412
HMH WTC LLC.......................  Delaware           7011        52-2095412
HMP Capital Ventures LLC..........  Delaware           7011        52-2095412

                            Table of Co-Registrants

                                                    Primary
                                      State of      Standard
                                       other       Industrial    IRS Employer
                                    Jurisdiction Classification Identification
               Name                 of Formation  Code Number       Number
               ----                 ------------ -------------- --------------
HMP Financial Services LLC.........  Delaware         7011        52-2095412
Host La Jolla LLC..................  Delaware         7011        52-2095412
City Center Hotel Limited
 Partnership.......................  Minnesota        7011        41-1449758
MFR of Illinois LLC................  Delaware         7011        52-2095412
MFR of Vermont LLC.................  Delaware         7011        52-2095412
MFR of Wisconsin LLC...............  Delaware         7011        52-2095412
HMC Marquis LLC....................  Delaware         7011        52-2095412
PM Financial LLC...................  Delaware         7011        52-2095412
PM Financial LP....................  Delaware         7011        52-2131022
HMC Chicago LLC....................  Delaware         7011        52-2095412
HMC HPP LLC........................  Delaware         7011        52-2095412
HMC Desert LLC.....................  Delaware         7011        52-2095412
HMC Hanover LLC....................  Delaware         7011        52-2095412
HMC Diversified LLC................  Delaware         7011        52-2095412
HMC Properties I LLC...............  Delaware         7011        52-2095412
HMC Potomac LLC....................  Delaware         7011        52-2095412
HMC East Side II LLC...............  Delaware         7011        52-2095412
HMC Manhattan Beach LLC............  Delaware         7011        52-2095412
Chesapeake Hotel Limited
 Partnership.......................  Delaware         7011        52-1373476
HMH General Partner Holdings LLC...  Delaware         7011        52-2095412
HMC IHP Holdings LLC...............  Delaware         7011        52-2095412
HMC OP BN LLC......................  Delaware         7011        52-2095412
S.D. Hotels LLC....................  Delaware         7011        52-2095412
HMC Gateway LLC....................  Delaware         7011        52-2095412
HMC Pacific Gateway LLC............  Delaware         7011        52-2095412
HMC Desert Springs LLC.............  Delaware         7011        52-2095412
MDSM Finance LLC...................  Delaware         7011        52-2065959
Market Street Marriott LLC.........  Delaware         7011        52-2095412
HMC Market Street LLC..............  Delaware         7011        52-2095412
New Market Street LP...............  Delaware         7011        52-2131023
Times Square LLC...................  Delaware         7011        52-2095412
Times Square GP LLC................  Delaware         7011        52-2095412
Saga Property Leasing LLC..........  Delaware         7011        52-2095412
Saga Restaurants LLC...............  Delaware         7011        52-2095412
HMC Atlanta LLC....................  Delaware         7011        52-2095412
Ivy Street LLC.....................  Delaware         7011        52-2095412
HMC Properties II LLC..............  Delaware         7011        52-2138453
Santa Clara HMC LLC................  Delaware         7011      52-2095412

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This prospectus is subject to completion and amendment. The information in + +this prospectus is not complete and may be changed. We may not sell or offer + +these securities until the registration statement filed with the Securities + +and Exchange Commission is effective. This prospectus is not an offer to sell + +these securities and we are not soliciting an offer to buy these securities +
+in any state where the offer or sale is not permitted.                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS

                       Offer to Exchange all Outstanding

                     8 3/8% Series D Senior Notes Due 2006

                                      for

                     8 3/8% Series E Senior Notes Due 2006

                                       of

                              HOST MARRIOTT, L.P.

  We are offering to exchange all of our outstanding 8 3/8% Series D senior notes for our 8 3/8% Series E notes. The terms of the Series E senior notes are substantially identical to the terms of the Series D senior notes except that the Series E senior notes are registered under the Securities Act of 1933, as amended, and are therefore freely transferrable. The Series D senior notes were issued on February 25, 1999 and, as of the date of this prospectus, an aggregate principal amount of $300 million is outstanding.
Please consider the following:

 . Our offer to exchange
  the notes expires at
  5:00 p.m., New York
  City time, on    ,
  1999. However, we may
  extend the offer.

 . You should carefully
  review the procedures
  for tendering the
  Series D senior notes
  beginning on page 3 of
  this prospectus. If
  you do not follow
  those procedures, we
  may not exchange your
  Series D senior notes
  for Series E senior
  notes.

 . We will not receive
  any proceeds from the
  exchange offer.

 . If you fail to tender
  your Series D senior
  notes, you will
  continue to hold
  unregistered
  securities and your
  ability to transfer
  them could be
  adversely affected.

 . There is currently no
  public market for the
  Series E senior notes.
  We do not intend to
  list the Series E
  senior notes on any
  securities exchange.
  Therefore, we do not
  anticipate that an
  active public market
  for these notes will
  develop.


Information about the Series E senior notes:

 . The notes will mature on February 15, 2006.

 . We will pay interest on the notes at the rate of 8 3/8% per year payable on March 15 and September 15, commencing September 15, 1999.

 . The notes are equal in right of payment to all of our unsubordinated indebtedness and senior to all of our subordinated obligations.

 . Subsidiaries of ours have guaranteed the notes. These subsidiaries comprise all of our subsidiaries that also guarantee our credit facility and any other indebtedness of ours.

 . As security for the notes, we have pledged the common equity interests of those of our subsidiaries whose interests are also pledged as security under our bank credit facility and certain of our other indebtedness.

 . We do not have the option to redeem the notes prior to maturity.
  Please see "Risk Factors" beginning on page 7 of this prospectus for a discussion of certain factors that you should consider before participating in this exchange offer.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is    , 1999.

                                    SUMMARY

   The following summary contains basic information about us and our offer to exchange the Series E senior notes for the Series D senior notes. It does not contain all the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire document and the other documents to which we refer.

                              Host Marriott, L.P.

   We are a limited partnership owning full service hotel properties as part of an umbrella partnership real estate investment trust with Host Marriott Corporation, a Maryland corporation which we will refer to as Host REIT, as our sole general partner. We and our subsidiaries currently own 125 hotels, representing approximately 58,000 rooms located throughout the Untied States and Canada. Nearly all of these hotels are operated under the Marriott, Ritz-Carlton, Four Seasons, Swissotel and Hyatt brand names, which are among the most respected and widely recognized brand names in the lodging industry. As we describe in greater detail in the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", our hotels are held by us and our subsidiaries and are leased by us and our subsidiaries to lessees, principally subsidiaries of Crestline Capital Corporation. The hotels are managed on behalf of the lessees by subsidiaries of Marriott International, Inc. and other companies.

   We were formed as a Delaware limited partnership in April 1998, as an indirect wholly owned subsidiary of Host Marriott Corporation, a Delaware corporation, which we will refer to as Host Marriott, in connection with its efforts to reorganize its business operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. As part of this reorganization, which we refer as the REIT conversion, on December 28, 1998, Host Marriott and various of its subsidiaries contributed to us substantially all of their assets and we assumed substantially all of their liabilities. As a result, we have succeeded to the hotel ownership business formerly conducted by Host Marriott. As a part of the REIT conversion, Host Marriott was merged with and into Host REIT. Host REIT intends to elect, effective January 1, 1999, to be treated as a REIT for federal income tax purposes.

   Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109. Our telephone number is (301) 380-9000.

                               The Exchange Offer

Securities to be
exchanged...................  On February 25, 1999, we issued $300 million in aggregate principal amount of Series D senior notes in a transaction exempt from the registration requirements of the Securities Act of 1933. The terms of the Series E senior notes and the Series D senior notes are substantially identical in all material respects, except that the Series E senior notes will be freely transferable by the holders thereof except as otherwise provided in this prospectus.

The exchange offer..........  $1,000 principal amount of Series E senior notes in exchange for each $1,000 principal amount of Series D senior notes. As of the date of this prospectus, Series D senior notes representing $300 million in aggregate principal amount are outstanding.

                              We believe that, subject to the limitations noted in this prospectus, Series E senior notes issued pursuant to the exchange offer in exchange for Series D senior notes may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933. Our belief is based on interpretations by the staff of the Securities and Exchange Commission, as set forth in no-action letters issued to certain third parties unrelated to us. The exemption from the Securities Act of 1933 requirements only applies if Series E senior notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to engage in a distribution of such registered notes. Any holder who is our "affiliate" within the meaning of Rule 405 promulgated under the Securities Act of 1933, or a broker-dealer who purchased Series D senior notes directly from us to resell pursuant to Rule 144A under the Securities Act of 1933 or any other available exemption promulgated under the Securities Act of 1933, is not eligible for this exemption.

                              However, the Securities and Exchange Commission has not considered our exchange offer in the context of a no-action letter. We cannot be sure that the staff of the Securities and Exchange Commission would make a similar determination with respect to our exchange offer as in those other circumstances. Furthermore, unless you are a broker-dealer, you must acknowledge that you are not engaged in, and do not intend to engage in, a distribution of Senior E senior notes and you have no arrangement or understanding to participate in a distribution of Series E senior notes. If you are a broker-dealer that receives Series E senior notes for your own account pursuant to the exchange offer you must acknowledge that you will comply with the prospectus delivery requirements of the Securities Act of 1933 in connection with any resale of Series E senior notes. Broker-dealers who acquired Series D senior notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in our exchange offer and must comply with the prospectus delivery requirements of the Securities Act of 1933 in order to resell the Series D senior notes.

Registration Rights
Agreement...................  We sold the Series D senior notes on February 25,
                              1999 in a private placement in reliance on
                              Section 4(2) of the Securities Act of 1933. The Series D senior notes were immediately resold by their initial purchasers in reliance on Rule 144A under the Securities Act of 1933. In connection with the sale, we entered into a registration rights agreement with the initial purchasers requiring us to make the exchange offer. Under the registration rights agreement we are required to cause the registration statement of which the prospectus forms a part to become effective on or before the 160th day following the date on which we issued the Series D senior notes and we are obligated to consummate the exchange offer on or before the 190th day following the issuance of the Series D senior notes.

Expiration date.............  Our exchange offer will expire at 5:00 p.m., New
                              York City time     , 1999, or at a later date and
                              time to which we may extend it.

Withdrawal..................  You may withdraw a tender of Series D senior notes pursuant to our exchange offer at any time prior to 5:00 p.m., New York City time, on
                                             , 1999, or such later date and
                              time to which we extend the offer. We will return any Series D senior notes that we do not accept for exchange for any reason as soon as practicable after the expiration or termination of our exchange offer.


Interest on the Series E
senior notes and Series D
senior notes................  Interest on the Series E senior notes will accrue from the date of the original issuance of the Series D senior notes or from the date of the last payment of interest on the Series D senior notes, whichever is later. We will not pay interest on Series D senior notes tendered and accepted for exchange.

Conditions to our exchange
offer.......................  Our exchange offer is subject to customary conditions which are discussed in the section of this prospectus entitled "The Exchange Offer". As described in that section, we have the right to waive some of the conditions.

Procedures for tendering
Series D senior notes.......  We will accept for exchange any and all Series D senior notes which are properly tendered (and not withdrawn) in the exchange offer prior to 5:00
                              p.m., New York City time, on        , 1999. The
                              Series E senior notes issued pursuant to our exchange offer will be delivered promptly following the expiration date.

                              If you wish to accept our exchange offer, you must complete, sign and date the letter of transmittal, or a copy, in accordance with the instructions contained in this prospectus and therein, and mail or otherwise deliver the letter of transmittal, or the copy, together with the unregistered notes and all other required documentation, to the exchange agent at the address set forth in this prospectus. If you are a person holding Series D senior notes through the Depository Trust Company, or "DTC", and wish to accept our exchange offer, you must do so pursuant to the DTC's Automated Tender Offer Program, or "ATOP", by which you will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                                . the Series E senior notes that you acquire
                                  pursuant to the exchange offer are being obtained by you in the ordinary course of your business, whether or not you are the registered holder of the Series D senior notes;

                                . you are not engaging in and do not intend to
                                  engage in a distribution of Series E senior notes;

                                . you do not have an arrangement or
                                  understanding with any person to participate in a distribution of Series E senior notes; and

                                . you are not our "affiliate," as defined under
                                  Rule 405 under the Securities Act of 1933.

                              Under the registration rights agreement we may be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act of 1933 in respect of the Series D senior notes, if:

                                  . we determine that we are not permitted to
                                    effect the exchange offer as contemplated by this prospectus because of any change in law or Securities and Exchange Commission policy; or

                                  . we have commenced and not consummated the
                                    exchange offer with 190 days following the date on which we issued the Series D senior notes for any reason.


Exchange agent..............  HSBC Bank USA is serving as exchange agent in connection with the exchange offer.

Federal income tax
considerations..............  We believe the exchange of Series D senior notes for Series E senior notes pursuant to our exchange offer will not constitute a sale or an exchange for federal income tax purposes.

Effect of not tendering.....  If you do not tender your Series D senior notes or if you do tender them but they are not accepted by us, your Series D senior notes will continue to be subject to the existing restrictions upon transfer. Except for our obligation to file a shelf registration statement under the circumstances described above, we will have no further obligation to provide for the registration under the Securities Act of 1933 of Series D senior notes.

                              Ratio of Earnings to Fixed Charges

                              In the following table we present the ratio of earnings to fixed charges on a historical basis for the last five years and the first quarter of 1999 and 1998. As Host Marriott is our predecessor, we consider the historical financial information of Host Marriott for periods prior to the REIT conversion to be our historical financial information.

                                         First
                                        Quarter          Fiscal Year
                                       ----------  ---------------------------
                                       1999  1998  1998  1997  1996  1995 1994
                                       ----  ----  ----  ----  ----  ---- ----
Ratio of earnings to fixed charges.... 1.6x  1.7x  1.5x  1.3x  1.0x  --   --
Deficiency of earnings to fixed
 charges(1)........................... --    --    --    --    --     70   12

--------
(1) The ratio of earnings to fixed charges is computed by dividing income from continuing operations before interest expense and other fixed charges by total fixed charges, including interest expense, amortization of debt issuance costs and the portion of rent expense that is deemed to represent interest. The deficiency of earnings to fixed charges is largely the result of depreciation and amortization of $122 million and $113 million in 1995 and 1994, respectively.

                           The Series E Senior Notes

   In the summary below we describe the principal terms of the Series E senior notes. The terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus beginning on page 98 contains a more detailed description of the terms and conditions of the Series E senior notes.

Total amount of notes         $300 million in principal amount of 8 3/8% Series
offered.....................  E Senior Notes due 2006.

Maturity....................  February 15, 2006.

Issue Price.................  100% plus accrued interest from [February 25,
                              1999].

Interest....................  Annual rate: 8 3/8%. Payment frequency: Every six months on March 15 and September 15. First payment: September 15, 1999.

Ranking.....................  These Series E senior notes are equal in right of payment with all of the our unsubordinated indebtedness and senior to all of our subordinated obligations, including any Series D senior notes that are not exchanged in the exchange offer.

Optional Redemption.........  We do not have the option to redeem the notes prior to maturity.

Mandatory offer to
repurchase..................  If we sell certain assets or we undergo certain kinds of changes of control, we must offer to repurchase the Series E senior notes at the prices listed in the section "Description of Notes".

Basic covenants of
indenture...................  The indenture governing the Series E senior notes contains covenants limiting our, and most of our subsidiaries, ability to:

                                . incur additional indebtedness;

                                . pay dividends on, redeem or repurchase our
                                  equity interests;

                                . make investments;

                                . permit payment of dividends by, or dividend
                                  restrictions on, particular subsidiaries of ours;

                                . in the case of our restricted subsidiaries,
                                  guarantee indebtedness;

                                . create particular liens; and

                              . sell particular assets or merge with or into other companies. For more details you should read the description in the section "Description of Notes" under the heading "Certain Covenants".

Use of Proceeds.............  We will not receive any cash proceeds from the issuance of the registered notes.

                                  RISK FACTORS

   You should carefully consider the following factors in addition to the other information set forth in this prospectus before deciding to tender Series D senior notes in the exchange offer.

Series D senior notes outstanding after the exchange offer will not have registration rights.

   If you do not exchange your Series D senior notes for Series E senior notes pursuant to the exchange offer, your Series D senior notes will continue to be subject to the restrictions on transfer of the Series D senior notes. In general, you may not offer or sell Series D senior notes unless they are registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. If you are a broker-dealer that receives Series E senior notes for your own account in exchange for Series D senior notes, where those Series D senior notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of those Series E senior notes.

We have substantial leverage.

   We have now, and after the exchange offer we will continue to have, a significant amount of indebtedness. The following chart shows certain important credit statistics:

                                                        As of March 26, 1999
                                                       -----------------------
                                                       Historical Pro Forma(1)
                                                       ---------- ------------
                                                        (in millions, except
                                                               ratios)
Total indebtedness, excluding convertible debt
 obligations..........................................   $5,113      $5,256
Convertible debt obligations due to Host Marriott
 Corporation..........................................      567         567
Partners' capital.....................................      718         718
Redeemable limited partner interests at redemption
 value................................................      926         926
Debt to equity ratio, including redeemable limited
 partner interests at redemption value................    3.45x        3.54x

--------
(1) The debt increased by $124 million on a pro forma basis due to the refinancing of the mortgage on the New York Marriott Marquis in April 1999.

   Our substantial indebtedness could have important consequences. For example, it could adversely affect our ability to:

  .  obtain financing in the future;

  .  undertake refinancings on terms and conditions acceptable to us;

  .  pursue our acquisition strategy; or

  . compete effectively or operate successfully under adverse economic conditions.

   If our cash flow and working capital is not sufficient to fund our expenditures or service our indebtedness, we would have to raise additional funds through:

  .  the sale of equity;

  .  the refinancing of all or part of our indebtedness;

  .  the incurrence of additional permitted indebtedness; or

  .  the sale of assets.

   We cannot assure you that any of these sources of funds would be available in amounts sufficient for us to meet our obligations or fulfill our business plans.

The notes effectively will be junior in right of payment to some other liabilities.

   Only those subsidiaries that have guaranteed payment of our indebtedness other than the notes, including our credit facility, our Series A senior notes, our Series B senior notes, our Series C senior notes and future indebtedness that is so guaranteed, have and are required to guarantee our obligations under the notes. Although the indenture governing the terms of the notes places limits on the overall level of indebtedness that non-guaranteeing subsidiaries may incur, the notes effectively will be junior in right of payment to liabilities of our subsidiaries which are not guarantors of the notes, to the extent of the assets of such subsidiaries. Since only those subsidiaries that guarantee the credit facility or our other indebtedness are required to guarantee the notes, there can be no assurance as to the number of subsidiaries that will be guarantors of the notes at any point in time or as to the value of their assets or significance of their operations. In addition, together with our subsidiaries, we have a significant amount of secured debt. Therefore, the notes effectively will be junior in right of payment to our secured debt and that or our subsidiaries to the extent of the value of the assets securing such debt. The notes will not be secured by our assets or those of our subsidiaries. The notes will be secured only by our directly and indirectly held equity interests in those of our subsidiaries that have been pledged in favor of our credit facility. In addition to the credit facility, this collateral will be shared equally and ratably with holders of other indebtedness, including but not limited to, our Series A senior notes, Series B senior notes, Series C senior notes and certain of our other indebtedness ranking pari passu with the notes.

The terms of our debt place restrictions on us and our subsidiaries, reducing operational flexibility and creating default risks.

   The documents governing the terms of our debt, including the documents governing the terms of these notes, contain covenants that place restrictions on us and our subsidiaries. The activities upon which such restrictions exist include, but are not limited to:

  .  the incurrence of additional debt;

  .  the creation of liens;

  .  the sale of assets;

  .  transactions with affiliates; and

  .  certain mergers and consolidations.

   Some sales of assets or changes of control could result in an obligation for us to make an offer to purchase the notes. We cannot assure you that we would have adequate resources to consummate such an offer to purchase. In addition, covenants applying to debt other than the notes may require us and our subsidiaries to meet financial performance tests. These covenants reduce our flexibility in conducting our operations and create a risk of default under the debt if we cannot satisfy the covenants.

The notes or a guarantee thereof may be deemed a fraudulent transfer.

   Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims on a guarantee of the notes could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  1. received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  2. either:

     a. was insolvent or rendered insolvent by reason of such incurrence;

     b. was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     c. intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

   If such circumstances were found to exist, any payment by that guarantor pursuant to its guarantee of the notes also could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

   In addition, our obligations under the notes may be subject to review under the same laws in the event of our bankruptcy or other financial difficulty. In that event, if a court were to find that when we issued the notes the factors in clauses (1) and (2) above applied to us, or that the notes were issued with actual intent to hinder, delay or defraud creditors, the court could avoid our obligations under the notes, or direct the return of any amounts paid thereunder to us or to a fund for the benefit of our creditors. However, we do not believe that the issuance of the notes would be deemed a fraudulent transfer because we do not believe that any of the applicable factors set forth in clause (2) above would apply with respect to the issuance of the notes.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the partnership or a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  .  it could not pay its debts as they become due.

   On the basis of historical financial information, recent operating history and other factors, we believe that we and each of our guarantors, after giving effect to its guarantee of the notes, will be solvent, will have a reasonable amount of capital for the business in which we are or it is engaged and will not have incurred debts beyond ours or its ability to pay such debts as they mature. We can offer no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

An active trading market may not develop for the notes.

   The Series D senior notes are not listed on any securities exchange. Since their issuance, there has been a limited trading market for the Series D senior notes. To the extent that Series D senior notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Series D senior notes will be adversely affected. We cannot assure you that this market will provide liquidity for you if you want to sell your Series D senior notes.

   We will not list the Series E senior notes on any securities exchange. These notes are new securities for which there is currently no market. The Series E senior notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. We have been advised by Donaldson, Lufkin & Jenrette and BT Alex. Brown that they intend to make a market in the Series E senior notes, as well as the Series D senior notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and their market making activities may be discontinued at any time without notice. In addition, their market making activities may be limited during our exchange offer. Therefore, we cannot assure you that an active market for the Series E senior notes will develop.

We do not control our hotel operations and are dependent on the managers and lessees of our hotels.

   Because federal income tax laws restrict real estate investment trusts and "publicly traded" partnerships from deriving revenues directly from operating a hotel, we operate virtually none of our hotels. Instead, we lease virtually all of our hotels to subsidiaries of Crestline which, in turn, retain managers to manage our hotels pursuant to management agreements. Thus, we are dependent on the lessees but, under the hotel leases, we have little influence over how the lessees operate our hotels. Similarly, we are dependent on the managers, principally Marriott International, but we have very limited influence over how the managers manage our hotels. We have very limited recourse if we believe that the hotel managers do not maximize the revenues from our hotels, which in turn will maximize the rental payments we receive under the leases. We may seek redress under most leases only if the lessee violates the terms of the lease and then only to the extent of the remedies set forth in the lease.

   Each lessee's ability to pay rent accrued under its lease depends to a large extent on the ability of the hotel manager to operate the hotel effectively and to generate gross sales in excess of its operating expenses. Our rental income from the hotels may therefore be adversely affected if the managers fail to provide quality services and amenities and competitive room rates at our hotels or fail to maintain the quality of the hotel brand names. Although the lessees have primary liability under the management agreements while the leases are in effect, we remain liable under the leases for all obligations that the lessees do not perform. We may terminate a lease if the lessee defaults, but terminating the lease could impair Host REIT's ability to qualify as a REIT for federal income tax purposes and our ability to qualify as a partnership for federal income tax purposes unless another suitable lessee is found. As described below, Host REIT's inability to qualify as a REIT or our inability to qualify as a partnership for federal income tax purposes would have a material adverse effect on us.

We do not control certain assets held by non-controlled subsidiaries.

   We own economic interests in certain taxable corporations, which we refer to as the "non-controlled subsidiaries", that hold various assets which, under our credit facility, may not exceed, in the aggregate, 15% of the value of our assets. These assets consist primarily of interests in certain partnerships and hotels which are not leased, and certain furniture, fixtures, furnishings and equipment ("FF&E") used in our hotels. Ownership of these assets by Host REIT or us could jeopardize the REIT status of Host REIT and/or our status as a partnership for federal income tax purposes. Although we own approximately 95% of the total economic interests of the non-controlled subsidiaries, the Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are
(1) a trust formed for the benefit of certain of our employees and (2) the J. Willard Marriott Foundation, owns all of the voting common stock of the non-controlled subsidiaries representing the remaining approximately 5% of the total economic interests in such non-controlled subsidiaries. These voting stockholders elect the directors who are responsible for overseeing the operations of the non-controlled subsidiaries. The directors are currently employees of ours, although this is not required. As a result, we have no control over the operation or management of the hotels or other assets owned by the non-controlled subsidiaries, even though we depend upon the non-controlled subsidiaries for a significant portion of our revenues. Also, the activities of non-controlled subsidiaries could cause Host REIT to be in default under its principal debt facilities.

We are dependent on the ability of Crestline and the lessees to meet their rent payment obligations.

   The lessees' rent payments are the primary source of our revenues. Crestline guarantees the obligations of its subsidiaries under the hotel leases, but Crestline's liability is limited to a relatively small portion of the aggregate rent obligation of its subsidiaries. Crestline's, and each of its subsidiaries', ability to meet its obligations under the leases will determine the amount of our revenue and, likewise, our ability to meet our obligations, including payment of amounts due under the notes. We have no control over Crestline or any of its subsidiaries and cannot assure you that Crestline or any of its subsidiaries will have sufficient assets, income and access to financing to enable them to satisfy their obligations under the leases or to make payments of fees under the management agreements. Although the lessees have primary liability under the management agreements while the leases are in effect, we and our subsidiaries remain liable under the management agreements for all obligations that the lessees do not perform. Because of our dependence on Crestline, our credit rating will be affected by its creditworthiness.

We are subject to conditions affecting the lodging industry.

   Our revenues and the value of our properties are subject to conditions affecting the lodging industry. These include:

  .  changes in the national, regional and local economic climate;

  . local conditions such as an oversupply of, or a reduction in demand for, hotel rooms;

  . the attractiveness of our hotels to consumers and competition from comparable hotels;

  .  the quality, philosophy and performance of the managers of our hotels;

  .  the ability of any lessee of our hotels to maximize rental payments;

  . changes in room rates and increases in operating costs due to inflation and other factors; and

  .  the need periodically to repair and renovate our hotels.

   Adverse changes in these conditions could adversely affect our financial performance.

Our expenses may remain constant even if our revenue drops.

   The expenses of owning property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose and take the property. Our financial condition and ability to service debt, could be adversely affected by:

  .  interest rate levels;

  .  the availability of financing;

  . the cost of compliance with government regulation, including zoning and tax laws; and

  . changes in governmental regulations, including those governing usage, zoning and taxes.

We may be unable to sell hotel properties when appropriate.

   Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. This inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition and ability to service debt, including the notes. In addition, sales of appreciated real property could generate material adverse tax consequences, which may make it disadvantageous for us to sell hotels.

We depend on our key personnel.

   We depend on the efforts of our executive officers and other key personnel. While we believe that we could find replacements for these key personnel, the loss of their services could have a significant adverse effect on our operations. Neither Host REIT nor we intend to obtain key-man life insurance with respect to any of our personnel.

Joint venture investments have additional risks.

   Instead of purchasing hotel properties directly, we sometimes invest as a co-venturer. Joint venturers often share control over the operation of the joint venture assets. Actions by a co-venturer could subject such assets to additional risk. Our co-venturer in an investment might have economic or business interests or goals that are inconsistent with our interest or goals, or be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives. Although we generally will seek to maintain sufficient control of any joint venture to permit our objectives to be achieved, we might not be able to take action without the approval of our joint venture partners. Also, our joint venture partners could take actions binding on the joint venture without our consent. Finally, a joint venture partner could go bankrupt, leaving us liable for its share of joint venture liabilities.

Environmental problems are possible and can be costly.

   We believe that our properties are in compliance in all material respects with applicable environmental laws. Unidentified environmental liabilities could arise, however, and could have a material adverse effect on our financial condition and performance. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they notify and train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

Compliance with other government regulations can also be costly.

   Our hotels are subject to various forms of regulation, including Title III of the Americans with Disabilities Act, building codes and regulations pertaining to fire safety. Compliance with such laws and regulations could require substantial capital expenditures. Such regulations may be changed from time to time, or new regulations adopted, resulting in additional or unexpected costs of compliance. Any such increased costs could reduce the cash available for servicing of debt, including for payments of amounts due under the notes.

New acquisitions may fail to perform as expected or we may be unable to make acquisitions on favorable terms.

   We intend to acquire additional full service hotels and other types of real estate. Newly acquired properties may fail to perform as expected, which could adversely affect our financial condition. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position. We expect to acquire hotels and other types of real estate with cash from secured or unsecured financings and proceeds from offerings of equity or debt, to the extent available. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms. Competition for attractive investment opportunities may increase prices for hotel properties, thereby decreasing the potential return on our investment. In addition, in order to maintain Host REIT's status as a REIT we must lease virtually all of the properties we acquire. We cannot guarantee that the leases for newly acquired hotels will be as favorable to us as the existing leases.

The seasonality of the hotel industry may affect the ability of the lessees to make timely rent payments.

   The seasonality of the hotel industry may, from time to time, affect either the amount of rent that accrues under the hotel leases or the ability of the lessees to make timely rent payments under the leases. A lessee's inability to make timely rent payments to us could adversely affect our financial condition and ability to service debt.

We may be unable to renew leases or find other lessees.

   Our current hotel leases have terms generally ranging from seven to ten years. There can be no assurance that upon expiration of our leases, our hotels will be relet to the current lessees, or if relet, will be relet on terms favorable to us. If our hotels are not relet, we will be required to find other lessees who meet certain requirements of the management agreements and of the federal income tax rules that govern REITs. We cannot assure you that we would be able to find satisfactory lessees or that the terms of any new leases would be favorable. Failure to find satisfactory lessees could cause Host REIT to lose its REIT status, and us to be taxed as a "C" corporation if we are a "publicly traded partnership", which would require us to pay substantial federal income taxes, could require us to distribute more to Host REIT (and therefore other equityholders) to enable Host REIT to meet its tax burden, and could adversely affect our and Host REIT's ability to raise additional capital. Failure to enter leases on satisfactory terms could also result in reduced cash available for servicing debt, including the notes.

A significant number of our hotels are subject to ground leases.

   As of March 26, 1999, we leased 54 of our hotels pursuant to ground leases. These ground leases generally require increases in ground rent payments every five years. Our ability to service debt, including the notes, could be adversely affected to the extent that the rents payable from the lessees under the applicable hotel leases do not increase at the same or a greater rate as the increases under the ground leases. In addition, if we were to sell a hotel encumbered by a ground lease, the buyer would have to assume the ground lease, which could result in a lower sales price than for a comparable hotel without a ground lease.

Some potential losses are not covered by insurance.

   We carry comprehensive liability, fire, flood, extended coverage and rental loss (for rental losses extending up to 12 months) insurance with respect to all of our hotels. We believe the policy specifications and insured limits of these policies are of the type customarily carried for similar hotels. Certain types of losses, such as from earthquakes and environmental hazards, however, may be either uninsurable or too expensive to justify insuring against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel, as well as the anticipated future revenue from the hotel. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Leases and management agreements could impair the sale or other disposition of our hotels.

   Under each lease with a subsidiary of Crestline, we generally must make a termination payment to the lessee if we terminate the lease prior to the expiration of its term. We must make a termination payment even if we terminate a lease because of a change in the federal income tax laws that either would make continuation of the lease jeopardize the REIT status of Host REIT or would enable us to operate our hotels ourselves. The termination fee generally is equal to the fair market value of the lessee's leasehold interest in the remaining term of the lease, which could be a significant amount. In addition, if we decide to sell a hotel, we may be required to terminate its lease, and the payment of the termination fee under such circumstances could impair our ability to sell the hotel and would reduce the net proceeds of any sale.

   Under the terms of the management agreements, we generally may not sell, lease or otherwise transfer the hotels unless the transferee assumes the related management agreements and meets certain other conditions. Our ability to finance, refinance or effect a sale of any of the properties managed by Marriott International or another manager may, depending upon the structure of such transactions, require the manager's consent. If Marriott International or another manager did not consent, we would be prohibited from consummating the financing, refinancing or sale without breaching the management agreement.

The acquisition contracts relating to certain hotels limit our ability to sell or refinance such hotels.

   For reasons relating to federal income tax considerations of the former owners of certain of our hotels, we have agreed to restrictions on selling certain hotels or repaying or refinancing the mortgage debt thereon for lock-out periods which vary depending on the hotel. We anticipate that, in certain circumstances, we may agree to similar restrictions in connection with future hotel acquisitions. As a result, even if it were in our best interests to sell such hotels or repay or refinance their mortgage debt, it may be difficult or impossible to do so during their respective lock-out periods.

Marriott International's and Crestline's operation of their respective businesses could result in decisions not in our best interest.

   Marriott International, a public company in the business of hotel management, manages a significant number of our hotels. In addition, Marriott International manages hotels owned by others that compete with our hotels. As a result, Marriott International may make decisions regarding competing lodging facilities which it manages that would not necessarily be in our best interests. Further, J.W. Marriott, Jr., a member of Host REIT's Board of Directors, and Richard E. Marriott, Host REIT's Chairman of the Board and J.W. Marriott, Jr.'s brother, serve as directors, and, in the case of J.W. Marriott, Jr., also an officer, of Marriott International. J.W. Marriott, Jr. and Richard
E. Marriott also beneficially owned approximately 10.9% and 10.6%, respectively, as of January 31, 1999 of the outstanding shares of common stock of Marriott International. In addition, J.W. Marriott, Jr. owns approximately 6.2%, as of April 22, 1999 of the outstanding shares of common stock of Crestline, but he does not serve as an officer or director of Crestline. As a result, J.W. Marriott, Jr. and/or Richard E. Marriott have potential conflicts of interest as directors of Host REIT when making decisions regarding Marriott International, including decisions relating to the management agreements involving the hotels, Marriott International's management of competing lodging properties and Crestline's leasing and other businesses.

   The Boards of Directors of both Host REIT and Marriott International follow appropriate policies and procedures to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott in conflict situations, including requiring them to abstain from voting as directors of either Host REIT or Marriott International or their subsidiaries on certain matters which present a conflict between the companies. If appropriate, these policies and procedures will apply to other directors and officers.

The year 2000 problem may adversely impact our business and financial condition.

   Year 2000 issues have arisen because many existing computer programs and chip-based embedded technology systems use only the last two digits to refer to a year, and therefore do not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results. Our potential year 2000 problems include issues relating to our in-house hardware and software computer systems, as well as issues relating to third parties with which we have a material relationship and upon whom we depend, such as Marriott International and Crestline and their respective subsidiaries, or whose systems are material to the operations of our hotels.

   In-house systems. Since October of 1993, we have invested in the implementation and maintenance of accounting and reporting systems and equipment that are intended to enable us to provide adequately for our information and reporting needs and which are also year 2000 compliant. Substantially all of our in-house systems have already been certified as year 2000 compliant through testing and other mechanisms. We have not delayed any systems projects due to the year 2000 issue. We have engaged a third party to review our year 2000 in-house compliance and found no problems with any mission critical systems.

   Third-party systems. We rely upon operational and accounting systems provided by third parties, primarily the managers and lessees of our hotels, to provide the appropriate property-specific operating systems, including reservation, phone, elevator, security, HVAC and other systems, and to provide us with financial information. We will continue to monitor the efforts of these third parties to become year 2000 compliant and will take appropriate steps to address any non-compliance issues. We have started to receive written assurances that these parties will be Year 2000 compliant on time.

   Risks. Management believes that future costs associated with year 2000 issues for its in-house systems will be insignificant and therefore not impact our business, financial condition and results of operations.

However, the actual effect that year 2000 issues will have on our business will depend significantly on whether other companies and governmental entities properly and timely address year 2000 issues and whether broad-based or systemic failures occur. We cannot predict the severity or duration of any such failures, which could include disruptions in passenger transportation or transportation systems generally, loss of utility and/or telecommunications services, the loss or disruption of hotel reservations made on centralized reservation systems and errors or failures in financial transactions or payment processing systems such as credit cards.

   Moreover, we are dependent upon Crestline to interface with third parties in addressing year 2000 issues at our hotels leased to its subsidiaries. Due to the general uncertainty inherent with respect to year 2000 issues and our dependence on third parties, including Crestline, we are unable to determine at this time whether the consequences of year 2000 failures will have a material impact on us. Although our joint year 2000 compliance program with Crestline is expected to significantly reduce uncertainties arising out of year 2000 issues and the possibility of significant interruptions of normal operations, we cannot assure you that this will be the case.

Our partnership agreement restricts our ability to accumulate cash which might be used in future periods to make debt payments or fund growth.

   Pursuant to the terms of our partnership agreement, we are generally required to distribute to Host REIT each quarter cash in an amount sufficient to enable it to pay shareholder dividends that will satisfy the requirements for qualification as a REIT and avoid any federal income or excise tax liability. In order to qualify as a REIT and avoid federal income tax liability, Host REIT must distribute to its shareholders at least 95% of its net taxable income, excluding net capital gain. To avoid excise tax liability, Host REIT's distributions to shareholders for the year must exceed the sum of 85% of its ordinary income, 95% of its capital gain net income and any undistributed taxable income from prior years. For any distributions that we make to Host REIT, we also must make proportionate distributions to our other equityholders.

   In addition, our partnership agreement requires us to pay, or reimburse Host REIT for, all of Host REIT's expenses relating to our organization and the ownership of our assets and our operations, and to discharge all liabilities that Host REIT may incur, including any tax liabilities (other than taxes that Host REIT is required to pay if it fails to qualify as a REIT for federal income tax purposes). As a result of these distributions, payments and reimbursements to Host REIT, we do not expect to accumulate significant amounts of cash. Accordingly, such distributions, payments and reimbursements could significantly reduce the cash available to us in subsequent periods to make payments on the notes and other debt obligations and to fund future growth.

   Pursuant to our partnership agreement, Host REIT cannot require us to pay to it, as a payment or reimbursement of expenses, amounts owed by it in respect of taxes as a result of its failure to qualify as a REIT. However, Host REIT could nevertheless require us to make a pro rata distribution to all of our partners which would, in the case of Host REIT, be sufficient to pay such amounts owed by it. Such a distribution would further reduce the cash available to us to make payments on the notes and other debt obligations or fund growth.

We cannot guarantee that we will qualify as a partnership for federal income tax purposes.

   We intend to qualify as a partnership for federal income tax purposes. However, we will be treated as a corporation, instead of a partnership, for federal income tax purposes if we are a "publicly traded partnership" unless at least 90% of our income is qualifying income as defined in the tax code. We believe that we will meet this qualifying income test, but we cannot guarantee that we will. If we were to be taxed as a corporation, we would incur substantial tax liabilities, Host REIT would fail to qualify as a REIT for tax purposes, we may be required to distribute adequate amounts to Host REIT to permit it to pay its tax liabilities, and our and Host REIT's ability to raise additional capital could be impaired.

We cannot guarantee that Host REIT will qualify as a REIT.

   Host REIT intends to operate to qualify as a REIT for tax purposes beginning in 1999. If Host REIT qualifies as a REIT, it generally will not be taxed on income that it distributes to its stockholders so long as it distributes currently at least 95% of its net taxable income, excluding net capital gain. We cannot guarantee, however, that Host REIT will qualify as a REIT in 1999 or in any future year. In addition, it is possible that even if it does qualify as a REIT, new tax rules will change the way Host REIT is taxed. If Host REIT fails to qualify as a REIT, it will be subject to federal income tax at regular corporate rates. In this event, Host REIT may cause us to distribute adequate amounts to Host REIT and our other unitholders to permit Host REIT to pay its tax liabilities and Host REIT's ability to raise additional capital for us could be impaired. This would significantly reduce the cash we would have available to service debt, including the notes. Furthermore, Host REIT's failure to qualify as a REIT could create a default under some of our debt instruments, including our bank credit facility. If it fails to qualify as a REIT, then unless certain specific statutory provisions apply, Host REIT will be disqualified from treatment as a REIT for the next four taxable years.

Host REIT will qualify as a REIT and, if we are a "publicly traded partnership", we will qualify as a partnership, only if the rent from the leases meets a number of tests, but we cannot guarantee that it will.

   A REIT's income must meet certain tests relating to its source. Similarly, if we are considered a "publicly traded partnership" we will be taxed as a corporation unless our income meets certain tests relating to its source. Income meeting these tests is called "good income" in this prospectus. Almost all of our income, and therefore Host REIT's income, will be rent from the hotel leases. This rent will be good income only if the leases are respected as true leases for federal income tax purposes. If the leases are treated as service contracts, joint ventures or some other type of arrangement, then this rent will not be good income, Host REIT will fail to qualify as a REIT and, if we were considered a "publicly traded partnership", we would not qualify as a partnership.

   In addition, the rent from any particular hotel lease will be good income only if Host REIT owns less than 10% of the lessee of the hotel. For purposes of this test, Host REIT is treated as owning both any interests that it holds directly and the interests owned by a person who owns more than 10% of its stock. In determining who owns more than 10% of Host REIT's stock, a person may be treated as owning the stock of another person who is either a relative or has common financial interests. Host REIT will not directly own more than 10% of any of the lessees. In addition, Host REIT has an ownership limit in its charter, which restricts the amount of its capital stock that any person can own. If the ownership limit is effective, then no person will ever own more than 10% of Host REIT's capital stock and Host REIT should never be deemed to own more than 10% of the lessees. However, we cannot guarantee that the ownership limit will be effective. If the ownership limit is not effective, Host REIT's ownership in the lessees may exceed the 10% limit. As a result, the rent from leases would not be good income and Host REIT would fail to qualify as a REIT. Similar restrictions also apply to us and our partners who own a 5% or greater interest in us. Our partnership agreement also contains ownership restrictions intended to permit us to meet these requirements, but if those restrictions were not effective, we might fail to qualify as a partnership for tax purposes.

   Furthermore, rent from any particular hotel lease will be good income only if no portion of the rent is based on the income or profits of the lessee of the hotel. The rent, however, can be based on the gross revenues of the lessees, unless the arrangement does not conform to normal business practice or is being used as a device to base rent on the income or profits of the lessees. The rent from the current leases, other than the Harbor Beach Resort lease, is based on the gross revenues of the lessees. We believe that the leases conform to normal business practice and, other than the Harbor Beach Resort lease, are not being used as a device to base rent on the income or profits of the lessees. We cannot guarantee that the IRS will agree with our position. If rent from leases in addition to the Harbor Beach Resort lease is found to be based on the income or profits of the lessees, the rent would not be good income, Host REIT could fail to qualify as a REIT and, if we are a "publicly traded partnership", we could fail to qualify as a partnership.

Host REIT will qualify as a REIT and, if we are a "publicly traded partnership", we will qualify as a partnership only if the personal property arrangements are respected.

   Rent that is attributable to personal property is not good income under the REIT rules or the rules applicable to "publicly traded partnerships". Hotels contain significant personal property. Therefore, in order to protect Host REIT's ability to qualify as a REIT and our ability to qualify as a partnership, we sold approximately $59 million of personal property associated with some of our hotels to our non-controlled subsidiaries and an additional $15 million to an unaffiliated third party. In addition, we may have to sell additional personal property to our non-controlled subsidiaries in 1999. The non-controlled subsidiaries and such other party lease the personal property associated with each hotel directly to the lessee that is leasing the hotel. Under each personal property lease, the non-controlled subsidiary or such other party receives rent payments directly from the applicable lessee. We believe the amount of the rent represents the fair rental value of the personal property. If for any reason these lease arrangements are not respected for federal income tax purposes, Host REIT likely would not qualify as a REIT and, if we are considered a "publicly traded partnership", we likely would not qualify as a partnership.

We may need to borrow money or issue additional equity in order for Host REIT to qualify as a REIT.

   A REIT must distribute to its shareholders at least 95% of its net taxable income, excluding any net capital gain. The source of the distributions Host REIT makes to its stockholders will be money distributed to Host REIT by us. Host REIT intends to meet this 95% requirement, but there are a number of reasons why our cash flow alone may be insufficient for it to meet this requirement. First, as a result of some of the transactions of certain predecessor entities of Host REIT, us and our subsidiaries, Host REIT expects to recognize large amounts of taxable income in future years for which we will have no corresponding cash flow or EBITDA. This type of income is often referred to as "phantom income". Second, in order to qualify as a REIT in 1999, Host REIT needs to distribute to its stockholders, prior to the end of 1999, all of the "earnings and profits" that accumulated prior to 1999. If it has not met this requirement by virtue of the distributions declared in connection with its conversion into a REIT, it will be required to make further distributions prior to the end of 1999. We may not have cash flow that corresponds to these distributions. Third, the seasonality of the hospitality industry could cause a further mismatch of our income and cash flow.

   In addition, even if a REIT meets the 95% requirement, it may still be subject to a 4% nondeductible excise tax. This excise tax applies to the amount by which certain of the REIT's distributions in a given calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and any undistributed taxable income from prior years. Host REIT intends to make distributions to its stockholders so that it will not be subject to this excise tax, but for the reasons described above, our cash flow alone may be insufficient for us to distribute to Host REIT the funds it will need.

   Our partnership agreement requires us to distribute enough cash to Host REIT for it to meet the 95% distribution requirement and avoid the 4% excise tax, and we have to make proportionate distributions to our other equityholders. If our cash flow alone is insufficient for us to distribute to Host REIT the money it needs to meet the 95% distribution requirement or to avoid the 4% excise tax, we may need to issue additional equity or borrow money. We cannot guarantee that these sources of funds will be available to us on favorable terms or even at all. Any problems we have in borrowing money could be exacerbated by two factors. First, we will need to distribute most if not all of our earnings to Host REIT and other holders of our partnership units. Therefore, we will be unable to retain these earnings. Accordingly, we generally will need to refinance our maturing debt with additional debt or equity and rely on third-party sources to fund future capital needs. Second, our borrowing needs will be increased if Host REIT is required to pay taxes or liabilities attributable to prior years. If we are unable to raise the money necessary to permit Host REIT to meet the 95% distribution requirement, Host REIT will fail to qualify as a REIT. If we are able to raise the money, but only on unfavorable terms, then our financial performance may be damaged.

Host REIT is required to distribute all of its prior earnings and profits, but we cannot guarantee that it will be able to do so.

   In order to qualify as a REIT for 1999, Host REIT is required to distribute to its stockholders, prior to the end of 1999, all of the earnings and profits that it accumulated prior to 1999. Host REIT believes that it will meet this requirement. However, it is very hard to determine the exact level of pre-1999 earnings and profits because the determination depends on an extremely large number of factors. The complexity of the determination is compounded by the fact that Host REIT's predecessors started accumulating earnings and profits in 1929. Also, it is difficult to value distributions which have not been made in cash, such as the distribution of Crestline common stock Host REIT made in December 1998. Therefore, we cannot guarantee that Host REIT will meet this requirement. If it does not meet this requirement, then Host REIT will not qualify as a REIT, at least for 1999.

Host REIT will be subject to taxes even if Host REIT qualifies as a REIT.

   Even if Host REIT qualifies as a REIT, it will be subject to some federal, state and local taxes on its income and property. For example, it will have to pay tax on income that it does not distribute. It also will be liable for any tax that the IRS successfully asserts against its predecessors for corporate income taxes for years prior to 1999. Furthermore, it may derive income from the non-controlled subsidiaries and they will be subject to regular corporate taxes. So long as Host REIT qualifies as a REIT, we will be obligated to distribute sufficient amounts to Host REIT to enable it to pay all of these taxes.

   In addition, Host REIT and its subsidiaries contributed a large number of assets to us with a value that was substantially greater than their tax basis in the assets. We refer to these assets as assets with "built-in gain". Host REIT will be subject to tax on the built-in gain if we sell these assets prior to the end of 2008. Host REIT does not have any accrued deferred taxes on these assets because their disposition is not probable at this time. Host REIT has deferred tax liabilities as of March 26, 1999, of approximately $97 million, that it will recognize as taxable income, without the receipt by them of any corresponding cash. Even if we do not sell the built-in gain assets prior to the end of 2008, there are a number of other transactions that could cause Host REIT to be subject to the tax on the built-in gain. In connection with this gain, neither we nor Host REIT will receive any corresponding cash.

Proposed legislation, if enacted, could require us to restructure our ownership of the non-controlled subsidiaries.

   The Clinton administration's fiscal year 2000 budget proposal, announced February 1, 1999, includes a proposal that would limit a REIT's ability to own more than 10%, by vote or value, of the stock of another corporation. Currently, a REIT cannot own more than 10% of the outstanding voting securities of any one issuer. A REIT can, however, own more than 10% of the value of the stock of a corporation provided no more than 25% of the value of the REIT's assets consist of subsidiaries that conduct impermissible activities and that the stock of any one single corporation does not account for more than 5% of the total value of the REIT's assets. The budget proposal would allow a REIT to own all of the voting stock and value of a "taxable REIT subsidiary" provided all of a REIT's taxable subsidiaries do not represent more that 15% of the REIT's total assets. In addition, under the budget proposal, a "taxable REIT subsidiary" would not be entitled to deduct any interest on debt funded directly or indirectly by the REIT. The budget proposal, if enacted in its current form, may require that we restructure our ownership of the "non-controlled subsidiaries" because we currently own more than 10% of the value of the "non-controlled subsidiaries". The budget proposal, if enacted in its current form, would be effective after the date of its enactment and would provide transition rules to allow corporations, like our non-controlled subsidiaries, to convert into "taxable REIT subsidiaries" tax-free.

   A similar proposal has been introduced in both the House of Representatives and the Senate under the title of Real Estate Investment Trust Modernization Act of 1999 (the "RMA"). As with the Clinton budget proposal, this proposed bill would prohibit the ownership by a REIT of more than 10%, by vote or value, of the stock of another corporation, but would likewise permit a REIT to own all of the voting stock and value of a taxable REIT subsidiary. However, the provisions of the RMA are less restrictive than the Clinton budget proposal in many respects. For example, instead of limiting the value of a REIT's taxable subsidiaries to 15% of the REIT's total assets, under the RMA, a REIT's ownership of taxable subsidiaries would be limited only by the 75% asset test applicable to REITs. Additionally, unlike the Clinton proposal, the RMA permits the deduction by a taxable REIT subsidiary of interest on debt funded directly or indirectly by the REIT, subject only to rules regarding the subsidiary's debt to equity ratio and the amount of such interest expense relative to the subsidiary's taxable income. The RMA also proposes certain changes to the REIT provisions of the Internal Revenue Code of 1986, as amended, which are not discussed in the Clinton proposal. Most notably from our perspective, the RMA would permit a REIT that owns a hotel to lease that hotel to a taxable subsidiary and treat the income from that lease as "good income" as long as the hotel is operated by an independent third party pursuant to a contract with the taxable subsidiary. The RMA also would prohibit taxable subsidiaries from managing or operating hotels, regardless of whether they were owned by the REIT or by unrelated third parties. In addition, the RMA would reduce the REIT distribution requirements from 95% to 90% of a REIT's net taxable income. As with the Clinton proposal, the RMA provides transitional rules which would allow a REIT to convert its "non-controlled subsidiaries" into "taxable REIT subsidiaries" tax-free.

   It is presently uncertain whether any proposal regarding REIT subsidiaries, including the budget proposal, will be enacted, or if enacted, what the terms of such proposal (including its effective date) will be. The hotel-related provisions of the RMA would be expected to have a significant impact on the manner in which we operate our business. However, we have not yet made any specific decisions regarding what changes we would need to make if these provisions were to be enacted.

                           FORWARD-LOOKING STATEMENTS

   This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about us and our subsidiaries, including, among other things, factors discussed under the heading "Risk Factors" in this prospectus and in our filings with the Securities and Exchange Commission (the "SEC" or the "Commission") and the following:

  .  economic outlook;

  .  capital expenditures;

  .  cost reduction;

  .  cash flow;

  .  operating performance;

  .  financing activities;

  .  tax status of the partnership and Host REIT; or

  . related industry developments, including trends affecting our business, financial condition and results of operations.

   We intend to identify forward-looking statements in this offering memorandum by using words or phrases such as "anticipate", "believe", "estimate", "expect", "intend", "may be", "objective", "plan", "predict", "project" and "will be" and similar words or phrases, or the negative thereof.

   These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

  . national and local economic and business conditions that will affect, among other things, demand for products and services at our hotels and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing;

  . our ability to maintain the properties in a first-class manner, including meeting capital expenditure requirements;

  . our ability to compete effectively in areas such as access, location, quality or accommodations and room rate structures;

  . our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

  . changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs;

  . government approvals, actions and initiatives including the need for compliance with environmental and safety requirements, and change in laws and regulations or the interpretation thereof;

  .  the effects of tax legislative action, including enactment of the RMA;

  .  the effect on us and our operations of the year 2000 issue; and

  .  other factors discussed under "Risk Factors".

   Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to disseminate to you any updates or revisions to any forward-looking statement contained in this offering memorandum to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                USE OF PROCEEDS

   We will not receive any cash proceeds from the exchange of the Series E senior notes for the Series D senior notes pursuant to the exchange offer. In consideration for issuing the Series E senior notes as contemplated in this prospectus, we will receive in exchange Series D senior notes in like principal amounts, which will be cancelled. Accordingly, there will not be any increase in our outstanding indebtedness.

                                 CAPITALIZATION

   In the following table we set forth our capitalization as of March 26, 1999. We also set forth our capitalization on a pro forma basis to give effect to the exchange offer and one other transaction. Our capitalization should be read in conjunction with (1) our consolidated financial statements and notes contained in this prospectus and (2) the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the unaudited "Pro Forma Financial Information of Host Marriott, L. P.".

                                                 As of March 26, 1999
                                               -----------------------------
                                                 Actual          Pro Forma
                                               ------------    -------------
                                               (unaudited, in millions)
   Cash, cash equivalents and short-term
    marketable securities....................  $        284     $        415
                                               ============     ============
   Debt:
    Senior notes
     7 7/8% Series A Senior Notes due 2005...  $        500              500
     7 7/8% Series B Senior Notes due 2008...         1,192(1)         1,192(1)
     8.45%Series C Senior Notes due 2008.....           498(2)           498(2)
     8 3/8% Series D Senior Notes due 2006...           300              --
     8 3/8% Series E Senior Notes due 2006...           --               300(3)
    Other senior notes.......................            55               55
    Mortgage debt............................         2,111            2,254(5)
    Bank credit facility.....................           350(4)           350(4)
    Other debt...............................           107              107
    Convertible debt obligation to Host
     REIT....................................           567              567
                                               ------------     ------------
     Total debt .............................         5,680            5,823
   Limited partner interests of third parties
    at redemption value......................           718              718
   Partnership interests of Host REIT........           926              926
                                               ------------     ------------
       Total capitalization..................  $      7,324     $      7,467
                                               ============     ============

--------
(1) Amount is net of an $8 million discount.
(2) Amount is net of a $2 million discount.
(3) Assumes 100% participation in exchange offer.
(4) Represents draws under our bank credit facility through March 26, 1999. An additional $900 million is available under the revolving portion of the bank credit facility subject to the terms and conditions thereof.
(5) The debt increased by $143 million on a pro forma basis due to the refinancing of the mortgages on eight full service properties pursuant to a proposed commitment letter signed in May 1999.

                        PRO FORMA FINANCIAL INFORMATION

   We were formed to facilitate the restructuring of Host Marriott and to enable it to qualify for treatment as a REIT under the applicable Federal income tax regulations. In connection with the REIT conversion, substantially all of Host Marriott's and its subsidiaries assets and liabilities were contributed to us and our subsidiaries. Host Marriott is our predecessor for purposes of financial presentation. Accordingly, the pro forma financial information set forth below is based on Host Marriott's audited consolidated financial statements for the fiscal year ended December 31, 1998 and our unaudited financial statements for the twelve weeks ended March 26, 1999.

   Our pro forma financial information reflects various transactions effected as part of, or contemporaneously with, the REIT conversion, including (1) the distribution of Crestline common stock to the shareholders of Host Marriott,
(2) acquisitions and dispositions consummated by Host Marriott, its subsidiaries or us and (3) financing transactions and other transactions relating to the REIT conversion.

   Our unaudited pro forma financial statements reflect the transactions described below for the fiscal year ended December 31, 1998 and the twelve weeks ended March 26, 1999 as if those transactions had been completed at the beginning of the periods presented. Our unaudited pro forma statements of operations which we present below include only income from continuing operations and therefore they exclude the operations of the discontinued senior living business which were included as part of the Crestline distribution.

   The following pro forma adjustments reflect significant acquisitions, dispositions and other activities that are not related to the REIT conversion.

1999 Transactions

  . Exchange of Series D senior notes for Series E senior notes

  .  February issuance of 1999 Series D senior notes

  . May 1999 refinancing of the mortgages for eight full service hotels

  .  1999 disposition of one full service hotel

  . Reclassification of the dividends on the convertible preferred securities as interest expense on the related subordinated debentures

 1998 Transactions

  . December 1998 acquisition of properties and other assets from affiliates of The Blackstone Group

  .  December 1998 issuance of Series C senior notes

  . August 1998 issuance of Series A senior notes and Series B senior notes and retirement of previously outstanding senior notes

  . 1998 acquisition of, or purchase of controlling interests in, eleven full service hotels

  .  1998 purchase of minority interests in two full service hotels

  .  1998 disposition of two full service hotels

   All of the above transactions except for the exchange of senior notes and the May 1999 refinance of the mortgages on eight full service hotels are already reflected in our consolidated balance sheet as of March 26, 1999 and, therefore, no pro forma adjustments for these transactions were necessary on the unaudited pro forma balance sheet.

   The following pro forma adjustments include transactions comprising a portion of the REIT conversion, all of which are reflected in the historical balance sheet as of March 26, 1999:

  . 1998 contribution of assets and liabilities to the non-controlled subsidiaries, including the sale of certain FF&E to the non-controlled subsidiaries

  . 1998 acquisitions of publicly-traded partnerships in exchange for our limited partner units, or "OP Units"

  . 1998 acquisition of minority interests in four private partnerships in exchange for OP Units

  . 1998 lease of substantially all of our hotel properties to Crestline and conversion of revenues and certain operating expenses to rental income

  . 1998 adjustment to remove deferred taxes and the impact on the tax provision resulting from the change in tax status related to the REIT conversion

  . 1999 special dividend to Host Marriott shareholders of either .087 shares of Host REIT stock or $1.00 in cash per share of common stock, at the election of each shareholder ("Special Dividend")

  . 1998 sale of an investment in a subsidiary to Crestline

   Our unaudited pro forma financial statements do not purport to represent what our results of operations of would actually have been if these transactions had in fact occurred on such date or at the beginning of such period, or to project the results of operations for any future period.

   Our unaudited pro forma financial statements are based upon available information and upon assumptions, as set forth in the notes to the unaudited pro forma financial statements, that we believe are reasonable under the circumstances. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with our consolidated financial statements included in this prospectus.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 March 26, 1999
                     (in millions, except OP Unit amounts)

                                                        Q         A
                                         Host       Mortgage
                                    Marriott, L.P.    Debt       Debt    Pro
                                      Historical   Refinancing Exchange Forma
                                    -------------- ----------- -------- ------
Assets
Property and equipment, net........    $ 7,173        $--       $ --    $7,173
Notes and other receivables, net...        201         --         --       201
Rent receivable....................         78         --         --        78
Investments in affiliates..........         44         --         --        44
Other assets.......................        391          12        --       403
Cash, cash equivalents ............        284         131        --       415
                                       -------        ----      -----   ------
                                       $ 8,171        $143      $ --    $8,314
                                       =======        ====      =====   ======
Liabilities and Equity
Debt...............................    $ 5,680        $143      $ 300   $5,823
                                                                 (300)
Accounts payable and accrued
 expenses..........................        161         --         --       161
Deferred income taxes..............         97         --         --        97
Other liabilities..................        439         --         --       439
                                       -------        ----      -----   ------
Total liabilities..................      6,377         143        --     6,520
Minority interests.................        150         --         --       150
Limited partner interests of third
 parties at redemption value (on a
 historical and pro forma basis
 64.5 million OP Units outstanding
 or currently issuable)(B).........        718         --         --       718
Equity
 General partner (on a historical
  and pro forma basis
  .2 million OP Units
  outstanding)(B)                            1         --         --         1
 Limited partner interests of
  Host REIT (on a historical and
  pro forma basis 227.4 million OP
  Units outstanding)(B)............        930         --         --       930
 Accumulated other comprehensive
  loss.............................         (5)        --         --        (5)
                                       -------        ----      -----   ------
                                       $ 8,171        $143      $ --    $8,314
                                       =======        ====      =====   ======

           See Notes to the Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                Fiscal Year 1998
                   (in millions, except per OP Unit amounts)

                                  C            D         E          F           G/Q         H           J         K
                     Host                                                      Debt
                  Marriott,                             1998                 Issuance,     Non-      Public    Private
                     L.P.    Subordinated Blackstone  Acquisi-              Repayment & Controlled Partnership Partner-
                  Historical  Debentures  Acquisition  tions   Dispositions Refinancing Subsidiary   Mergers    ships
                  ---------- ------------ ----------- -------- ------------ ----------- ---------- ----------- --------
REVENUE
Rental
 revenues.......    $  --        $--         $ --      $ --       $ --         $ --       $ --        $ --      $ --
Hotel sales.....     3,442        --           459       116        (36)         --         (73)        223       --
Net gains
 (losses) on
 property
 transactions...        57        --           --        --         (53)         --         --          --        --
Interest
 income.........        51        --           (13)      (16)        (2)         --           4           1       --
Other revenues..        14        --           --        --         --           --          (3)        --        --
                    ------       ----        -----     -----      -----        -----      -----       -----     -----
Total revenues..     3,564        --           446       100        (91)         --         (72)        224       --
                    ------       ----        -----     -----      -----        -----      -----       -----     -----
Expenses
Hotels..........    (2,824)       --          (382)      (98)        30          --          55        (194)       (2)
Minority
 interest.......       (52)       --           --         (1)         1          --           4          26         1
Corporate
 expenses.......       (50)       --           --        --          (1)         --           1         --        --
REIT conversion
 expenses.......       (64)       --           --        --         --           --         --          --        --
Interest
 expense........      (335)       (38)         (39)       (1)         1          (51)         7         (29)      --
Dividends on
 convertible
 preferred
 securities.....       (37)        37          --        --         --           --         --          --        --
Other...........       (28)       --           --        --         --           --           2         --        --
                    ------       ----        -----     -----      -----        -----      -----       -----     -----
Income (loss)
 before income
 taxes..........       174         (1)          25       --         (60)         (51)        (3)         27        (1)
Benefit
 (provision) for
 income taxes...        20        --           (10)      --          24           21          3         (11)      --
                    ------       ----        -----     -----      -----        -----      -----       -----     -----
Income (loss)
 from continuing
 operations.....    $  194       $ (1)       $  15     $ --       $ (36)       $ (30)     $ --        $  16     $  (1)
                    ======       ====        =====     =====      =====        =====      =====       =====     =====
Basic earnings
 per OP Unit
 from continuing
 operations.....    $ 0.90
                    ======
                       L          N/P       I/M        O
                    Earnings     Other     Lease     Income
                   & Profits      REIT    Conver-     Tax      Pro
                  Distribution Activities  sion    Adjustment Forma
                  ------------ ---------- -------- ---------- -------
REVENUE
Rental
 revenues.......     $ --        $ --     $ 1,264    $ --     $1,264
Hotel sales.....       --          --      (4,131)     --        --
Net gains
 (losses) on
 property
 transactions...       --          --         --       --          4
Interest
 income.........        (4)        --           6      --         27
Other revenues..       --          --         --       --         11
                  ------------ ---------- -------- ---------- -------
Total revenues..        (4)        --      (2,861)     --      1,306
                  ------------ ---------- -------- ---------- -------
Expenses
Hotels..........       --          --       2,816      --       (599)
Minority
 interest.......       --           (2)       --       --        (23)
Corporate
 expenses.......       --          --         --       --        (50)
REIT conversion
 expenses.......       --           64        --       --        --
Interest
 expense........       --          --         --       --       (485)
Dividends on
 convertible
 preferred
 securities.....       --          --         --       --        --
Other...........       --          --         --       --        (26)
                  ------------ ---------- -------- ---------- -------
Income (loss)
 before income
 taxes..........        (4)         62        (45)     --        123
Benefit
 (provision) for
 income taxes...         1         (25)        18      (47)       (6)
                  ------------ ---------- -------- ---------- -------
Income (loss)
 from continuing
 operations.....     $  (3)      $  37    $   (27)   $ (47)   $  117
                  ============ ========== ======== ========== =======
Basic earnings
 per OP Unit
 from continuing
 operations.....                                              $ 0.40
                                                              =======

           See Notes to the Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   For the twelve weeks ended March 26, 1999
                   (in millions, except per OP Unit amounts)

                                                      Q          F
                                   Host Marriott, Mortgage
                                        L.P.        Debt       1999      Pro
                                     Historical   Refinance Disposition Forma
                                   -------------- --------- ----------- -----
REVENUE
Rental revenues...................     $ 286        $--        $--      $ 286
Net gains on property
 transactions.....................        12         --         (11)        1
Interest income...................         8         --         --          8
Other revenues....................         1         --         --          1
                                       -----        ----       ----     -----
Total revenues....................       307         --         (11)      296
                                       -----        ----       ----     -----
EXPENSES
Hotels............................      (124)        --         --       (124)
Minority interest.................        (5)        --         --         (5)
Corporate expenses................        (8)        --         --         (8)
Interest expense..................      (108)         (2)       --       (110)
Other.............................        (4)        --         --         (4)
                                       -----        ----       ----     -----
Income (loss) before income
 taxes............................        58          (2)       (11)       45
Benefit for income taxes..........       --          --         --        --
                                       -----        ----       ----     -----
Net income (loss).................     $  58        $ (2)       (11)    $  45
                                       =====        ====       ====     =====
Basic earnings per OP Unit........     $0.20                            $0.15
                                       =====                            =====

           See Notes to the Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


   A. Represents the adjustment to record the exchange of $300 million of Series D senior notes for Series E senior notes.


   B. The number of OP Units includes the following (in millions):

   Limited Partner interests of Host Marriott........................... 227.4
   General Partner interests of Host Marriott...........................   0.2
   Limited Partner interests of former partners of publicly-traded partnerships........................................................  13.7
   Limited Partner interests of former partners of private
    partnerships........................................................   3.1
   Limited Partner interests of Blackstone entities.....................  47.7
                                                                         -----
     Total OP Units..................................................... 292.1
                                                                         =====

   C. Represents the adjustment to eliminate the dividends on the convertible preferred securities of Host Marriott and record interest expense on the related subordinated debentures.

   D. Represents the adjustment to record the historical revenues, operating expenses, interest expense, income taxes and to reduce interest income associated with the Blackstone acquisition.

   E. Represents the adjustment to record the historical revenues, operating expenses, minority interest, interest expense, income taxes and to reduce interest income associated with the 1998 acquisition of, or purchase of controlling interests in 11 full-service hotels.

   F. Represents the adjustment to historical revenues, operating expenses, minority interest, interest expense, income taxes and to reduce interest income for the 1998 sale of the New York Marriott East Side and the Napa Valley Marriott, and the 1999 sale of the Minneapolis/Bloomington Airport Marriott, including the elimination of the non-recurring gains on the sales totalling $50 million and related taxes of $20 million in fiscal year 1998 and the $11 million gain in the first quarter of 1999.

   G. Represents the adjustment to record interest expense and related amortization of deferred financing fees, reduce interest income, and to record income taxes as a result of the Series A senior notes, Series B senior notes, the Series C senior notes, the Series D senior notes and the repayment or refinancing of the various mortgages, the old Host Marriott credit facility and outstanding senior notes. The adjustment excludes the extraordinary loss of $148 million, net of taxes, related to the outstanding senior notes which were repurchased resulting from the write-off of deferred financing fees and the payment of bond tender and consent fees. The change in interest expense related to the Series D senior notes and the associated repayment or refinancing of various mortgages was not material in the first quarter of 1999.

   The following table represents the interest expense, including amortization of deferred financing fees for the period:

                                                                   Fiscal Year
                                                                      1998
                                                                   -----------
Series A and Series B senior notes................................    $(75)
Credit facility...................................................     (17)
Series C senior notes.............................................     (34)
Series D senior notes (and subsequent to exchange Series E senior
 notes)...........................................................     (26)
Old senior notes..................................................      72
Old credit facility...............................................       2
Debt repaid, refinanced or acquired with proceeds of Series C
 senior notes.....................................................      17
Debt repaid, refinanced, or acquired with proceeds of Series D
 senior notes.....................................................      24
                                                                      ----
                                                                      $(37)
                                                                      ====

   H. Represents the adjustment for revenues, operating expenses, minority interest, interest expense, corporate expenses, income taxes and interest income contributed to the non-controlled subsidiaries and to reflect our share of income as equity in earnings of affiliates.

   I. Represents the adjustment to reduce depreciation expense of $8 million for fiscal year 1998 related to certain furniture and equipment sold to the non-controlled subsidiaries, record interest income of approximately $1 million for fiscal year 1998 earned on the 8.75%, $15 million in notes from the non-controlled subsidiaries and reduce the lease payment to us from the lessee.

   J. Represents the adjustment to record the historical revenues, operating expenses, minority interest, interest expense, interest income and income taxes associated with the publicly-traded partnership mergers, including three partnerships not previously consolidated.

   K. Represents the adjustment to record additional depreciation expense and the decrease in minority interest expense related to the purchase of the remaining minority interests in the private partnerships.

   L. Represents the adjustment to reduce interest income and income taxes for the $69 million cash payment of the Special Dividend to shareholders of Host Marriott.

   M. Represents the adjustment to remove hotel revenues of $4,131 million and management fees and other expenses of $2,816 million for fiscal year 1998, and to record rental revenues associated with the leasing of substantially all of our hotel properties to Crestline and other lessees and interest income of $5 million for fiscal year 1998 earned on the 5.12%, $95 million in notes from Crestline. Rental revenues under the leases are based on the greater of percentage rent or minimum rent. Total rent in the pro forma statements of operations is calculated based on the historical gross sales of the property and the negotiated rental rates and thresholds by property as if the leases were entered into on the first day of fiscal year 1998. There are generally three sales categories utilized in the rent calculation: rooms, food and beverage and other. For rooms and food and beverage, there generally are three tiers of rent with two thresholds, while the other category generally has one tier of rent with no threshold. The percentage rent thresholds are increased annually on the first day of each year after the initial lease year based on a blended increase of the consumer price index ("CPI") and a wage and benefit index.

   N. Represents the adjustment to record minority interest expense related to amendments to partnership agreements adjusted in connection with the REIT conversion.

   O. Represents the adjustment to the income tax provision to reflect the REIT conversion including the elimination of the $106 million tax benefit recorded in connection with the REIT conversion.

   P. Represents the adjustment to eliminate non-recurring expenses incurred in connection with the REIT conversion.

   Q. Adjustment to record the May 1999 proposed refinancing of mortgages for the eight hotel properties of approximately $610 million due 2008 at an interest rate equal to the 10 year U.S. Treasury securities plus 100-200 basis points. The proposed refinancing will increase outstanding debt by $143 million and cash by $131 million will result in a reduction in interest expense, including amortization of deferred financing, of approximately $3 million in 1998 and an increase of $2 million in the first quarter of 1999. The company has a signed commitment letter to complete the proposed financing which is subject to various conditions, including the results of due diligence on the eight underlying properties which will act as collateral for the proposed transaction.

                            SELECTED FINANCIAL DATA

   In the following table we present selected historical financial data of Host Marriott, L.P. and Host Marriott. This information has been derived from Host Marriott's and our audited consolidated financial statements for the five most recent fiscal years ended December 31, 1998 and the unaudited financial statements for the twelve weeks ended March 26, 1999 and March 27, 1998. As Host Marriott is our predecessor, we consider the historical financial information of Host Marriott for periods prior to the REIT conversion to be our historical financial information. The earnings per share information included below is based on the outstanding common stock of Host Marriott for all periods prior to 1999. The 1998 and 1997 financial information reflects the discontinued operations related to the spin-off of our senior living business in conjunction with the REIT conversion.

                          First Quarter                  Fiscal Year
                          -------------- --------------------------------------------------
                           1999    1998  1998(3)   1997(3)   1996(1)    1995(2)    1994(3)
                          ------- ------ --------  --------  --------   --------   --------
                                          (in millions, except per share/unit data)
Income Statement Data:
 Revenue(9).............  $   307 $  805 $  3,513  $  2,823  $  1,957   $  1,362   $  1,011
 Income (loss) from
  continuing
  operations............       58     28      194        47       (13)       (62)       (13)
 Income (loss) before
  extraordinary items...       58     30      195        47       (13)      (123)       (19)
 Net income (loss)(4)...       58     30       47        50       (13)      (143)       (25)
Basic earnings (loss)
 per common
 share/unit:(5)
 Income (loss) from
  continuing
  operations............      .20    .13      .90       .22      (.06)      (.36)      (.08)
 Income (loss) before
  extraordinary items...      .20    .14      .91       .22      (.06)      (.72)      (.12)
 Net income (loss)(4)...      .20    .14      .22       .23      (.06)      (.84)      (.15)
Diluted earnings (loss)
 per common
 share/unit:(5)
 Income (loss) from
  continuing
  operations............      .19    .13      .84       .22      (.06)      (.36)      (.08)
 Income (loss) before
  extraordinary items...      .19    .14      .85       .22      (.06)      (.72)      (.12)
 Net income (loss)(4)...      .19    .14      .27       .23      (.06)      (.84)      (.15)
Cash dividends declared
 per common
 share/unit(8)..........      .21    --      1.00       --        --         --         --
Ratio Data (unaudited):
 Ratio of earnings to
  fixed charges(6)......     1.6x   1.7x     1.5x      1.3x      1.0x        --         --
 Deficiency of earnings
  to fixed charges(6)...      --     --       --        --        --          70         12
Balance Sheet Data:
 Total assets(7)........   $8,171  6,762 $  8,262  $  6,141  $  5,152   $  3,557   $  3,366
 Debt...................    5,680  3,914    5,698     3,466     2,647      2,178      1,871

--------
(1) Fiscal year 1996 includes 53 weeks.
(2) Operating results for 1995 include a $10 million pre-tax charge to write down the carrying value of five limited service properties to their net realizable value and a $60 million pre-tax charge to write down an undeveloped land parcel to its estimated sales value. In 1995, we recognized a $20 million extraordinary loss, net of taxes, on the extinguishment of debt.
(3) In 1998, we recognized a $148 million extraordinary loss, net of taxes, on the extinguishment of debt. In 1997, we recognized a $3 million extraordinary gain, net of taxes, on the extinguishment of certain debt. In 1994, we recognized a $6 million extraordinary loss, net of taxes, on the required redemption of senior notes.
(4) We recorded income from discontinued operations, net of taxes, of $6 million in 1998, as a result of the Distribution. We also recorded a loss from discontinued operations, net of taxes, of $61 million in 1995 and $6 million in 1994, as a result of the spin-off of Host Marriott Services Corporation. The 1995 loss from discontinued operations includes a pre-tax charge of $47 million for the adoption of SFAS No. 121, "Accounting For the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" a pre-tax $15 million restructuring charge and an extraordinary loss of $10 million, net of taxes, on the extinguishment of debt.
(5) Basic earnings (loss) per common share or units is computed by dividing net income (loss) by the weighted average number of shares of common stock/unit outstanding. Diluted earnings (loss) per share/unit is computed by dividing net income (loss) by the weighted average number of shares of common stock or units outstanding plus other dilutive securities. Diluted earnings
    (loss) per share has not been adjusted for the impact of convertible preferred securities issued by a subsidiary trust of Host Marriott in December 1996 for 1997 and 1996 and for the comprehensive stock plan and warrants for 1994 through 1996, as they were anti-dilutive. Basic and diluted earning per share have been restated to reflect the issuance of approximately 11.9 million shares for the stock dividend declared December 18, 1998. For 1999, the amounts represent earnings per partnership unit.
(6) The ratio of earnings to fixed charges is computed by dividing income from continuing operations before interest expense and other fixed charges by total fixed charges, including interest expense, amortization of debt issuance costs and the portion of rent expense that is deemed to represent interest. The deficiency of earnings to fixed charges is largely the result of depreciation and amortization of $122 million and $113 million in 1995 and 1994, respectively.
(7) Total assets includes $236 million related to net investment in discontinued operations for 1997.
(8) We declared a dividend on December 18, 1998 payable in .087 shares of Host Marriott common shares or $1 in cash. Approximately 11.9 million shares were issued and $67 million paid in cash.
(9) 1999 revenue primarily represents rental revenues. Prior to 1999 revenue primarily represents gross hotel sales.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

   In December 1998, Host Marriott completed its REIT conversion. As a part of that transaction, Host Marriott contributed to us substantially of the hotel assets held by it and its subsidiaries. For this reason, we consider Host Marriott to be our predecessor for financial reporting purposes. As a result, the results of operations referred to below for the periods prior to 1999 represent the results of operations of Host Marriott. The historical earnings per unit/share information referred to below is based on the outstanding common stock of Host Marriott for 1998 and all prior periods and earnings per partnership unit for 1999. For a more complete description of the hotel industry and our business within that industry, you should read the "Business and Properties" section beginning on page 48.

Results of Operations

   Our historical revenues for fiscal years 1998, 1997 and 1996 have been restated to give retroactive effect to the adoption of EITF 97-2, which effect is discussed below. Substantially all of our hotels are leased due to the REIT conversion and therefore we now recognize rental income and not gross property level sales. We have provided a table in Note 3 to the first quarter financial statements comparing gross hotel sales for first quarter 1999 to first quarter 1998 to facilitate an investor's understanding of the operation of our properties and the change in reporting.

   On November 20, 1997, the Emerging Issues Task Force, or "EITF", of the Financial Accounting Standards Board reached a consensus on EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements" EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

   We considered the impact of EITF 97-2 on our financial statements and determined that EITF 97-2 required us to include property-level sales and operating expenses of our hotels in the statements of operations. We have given retroactive effect to the adoption of EITF 97-2 in the accompanying consolidated statements of operations. Application of EITF 97-2 to the consolidated financial statements for the first quarter of 1998 and fiscal years ended December 31, 1998, January 2, 1998 and January 3, 1997 increased both revenues and operating expenses by approximately $.5 billion, $2.1 billion, $1.7 billion and $1.2 billion, respectively, and had no impact on operating profit, net income or earnings per share.

   Prior to the REIT conversion, our hotel operating costs and expenses were, to a great extent, fixed. Therefore, we have derived substantial operating leverage from increases in revenue. This operating leverage was somewhat diluted, however, by the impact of base management fees which were calculated as a percentage of sales, variable ground lease payments and incentive management fees tied to operating performance above certain established levels. Successful hotel performance resulted in some of our properties reaching levels which allowed the manager to share in the growth of profits in the form of higher management fees. Since the REIT conversion, we record rental income and not hotel sales or hotel operating expenses, including management fees thus further reducing our variable costs. We continue to pay certain property-level expenses such as property taxes, equipment rent, insurance, ground rent and certain other owner costs.

   For the periods discussed below, our hotel properties experienced substantial increases in revenue per available room, or "REVPAR". REVPAR is a commonly used indicator of market performance for hotels which represents the combination of the average daily room rate charged and the average occupancy achieved. REVPAR does not include food and beverage or other ancillary revenues generated by the property. The REVPAR increase primarily reflects strong percentage increases in room rates, while occupancy increases have been more moderate. Increases in average room rates have generally been achieved by the managers through shifting occupancies away from discounted group business to higher-rated group and transient business and by selectively increasing room rates. This has been made possible by increased travel due to improved economic conditions and by the favorable supply/demand characteristics existing in the upscale and luxury full-service segments of the lodging industry.

 First Quarter 1999 Compared to First Quarter 1998

   Revenues. Our historical revenues have primarily represented gross property-level sales from hotels, net gains on property transactions, interest income and equity in earnings of affiliates. As of January 1, 1999, we lease substantially all of our hotels to subsidiaries of Crestline. As a result of these leases, we no longer record property-level revenues and expenses, rather we recognize rental income on the leases. Thus, 1999 revenues and expenses are not comparable with prior periods. Note 3 to the financial statements for the first quarter of 1999 presents a table comparing gross hotel sales for the first quarter 1999 and 1998 results in order to facilitate an investor's understanding of the operation of our properties. The comparison of the 1999 quarterly results with 1998 is also affected by a change in the reporting period for our hotels not managed by Marriott International, which resulted in the inclusion of only two months of results in the 1999 first quarter versus three months in 1998 for the 24 such hotels (8,524 rooms) we owned as of the beginning of 1998. The change in reporting period was required as part of the REIT conversion. Results in the first quarter of 1999 were driven by the addition of 36 properties in 1998. The increase in hotel sales reflects growth in room revenues generated per available room or REVPAR. For comparable properties, REVPAR increased 4.4% to $120.37 for the first quarter of 1999. On a comparable basis, average room rates increased approximately 3%, while average occupancy increased one percentage point.

   Interest income decreased as the result of a lower level of cash and marketable securities held in the first quarter of 1999 compared to the first quarter of 1998.

   The net gain on property transactions for 1999 resulted from the $11 million pre-tax gain on the sale of the 479-room Minneapolis/Bloomington Marriott for approximately $35 million.

   Expenses. As discussed above, hotel revenues and hotel operating costs are not comparable with the prior year. The lessee pays certain property-level costs including management fees and we receive a rent payment, which is net of those costs. Property-level costs which are comparable, including depreciation, property taxes, insurance, ground and equipment rent increased $9 million or 8% to $124 million, primarily reflecting the depreciation from the 36 properties added in 1998.

   Minority Interest. Minority interest expense decreased $11 million to $5 million for the first quarter of 1999, primarily reflecting the impact of the consolidation of partnerships which occurred in connection with the REIT conversion.

   Interest Expense. Interest expense increased 42% to $108 million in the first quarter of 1999, primarily due to the issuance of senior notes, establishment of a new credit facility, interest expense on the convertible debt obligation to Host REIT and additional mortgage debt on properties acquired in connection with the REIT conversion.

   Dividends on Convertible Preferred Securities. The dividends on the convertible preferred securities reflect the accrual for the first twelve weeks of fiscal year 1998 on the $550 million in 6 3/4% Convertible Quarterly Income Preferred Securities issued by a subsidiary trust of Host Marriott in December 1996. The convertible preferred securities are held by Host REIT. The dividends paid by Host REIT are supported by our $567 million debt obligation to Host REIT on the balance sheet. We incur interest expense on the debt obligation, and, therefore, no dividends are included in the current period statement of operations.

   Corporate Expenses. Corporate expenses decreased $4 million to $8 million for the first quarter of 1999 resulting primarily from the timing of certain project costs not incurred in 1999.

   Income from Discounted Operations. Income from discounted operations represents the senior living communities business' results of operations for the first quarter of 1998 as restated for the spin-off of Crestline.

   Net Income. Our net income for the first quarter of 1999 was $58 million compared to $30 million for first quarter of 1998. Basic earnings per unit were $0.20 and $0.14 for the first of 1999 and 1998 respectively. Diluted earnings per unit was $0.19 and $0.14 for the first quarter of 1999 and 1998, respectively.

1998 Compared to 1997

   Revenues. Revenues increased $0.7 billion, or 24%, to $3.5 billion for 1998 from $2.8 billion for 1997. Our revenue and operating profit were impacted by improved results for comparable full-service hotel properties, the addition of 18 full-service hotel properties during 1997 and 36 full-service hotel properties during 1998 and the gain on the sale of two hotel properties in 1998.

   Hotel sales, which are gross hotel sales, including room sales, food and beverage sales, and other ancillary sales such as telephone sales, increased $0.6 billion, or 23%, to over $3.4 billion in 1998, reflecting the REVPAR increases for comparable units and the addition of full-service hotels in 1997 and 1998. Improved results for our full-service hotels were driven by strong increases in REVPAR for our 78 comparable units of 7.3% to $112.39 for 1998. Results were further enhanced by approximately one percentage point increase in the house profit margin for comparable full-service properties. Average room rates increased nearly 6.9% for our comparable full-service hotels.

   As discussed in Note 2 to the financial statements, we spun off Crestline which owned our senior living communities. We have accounted for these revenues and expenses as discontinued operations and has shown the amount, net of taxes, below income from continuing operations. Revenues generated from our 31 senior living communities totaled $241 million for 1998 compared to $111 million for 1997, as the assets were purchased in the third quarter of 1997.

   Revenues were also impacted by the gains on the sales of two hotels. The New York East Side Marriott was sold for $191 million resulting in a pre-tax gain of approximately $40 million. The Napa Valley Marriott was sold for $21 million resulting in a pre-tax gain of approximately $10 million.

   Operating Costs and Expenses. Operating costs and expenses principally consisted of property-level operating costs, depreciation, management fees, real and personal property taxes, ground, building and equipment rent, insurance and certain other costs. Operating costs and expenses increased $0.5 billion to $2.9 billion, primarily representing increased hotel operating costs. Hotel operating costs increased $0.5 billion to $2.8 billion for 1998, primarily due to the addition of 54 full-service hotel properties during 1997 and 1998 and increased management fees and rentals tied to improved property results. As a percentage of hotel revenues, hotel operating costs and expenses decreased slightly to 82% for 1998 from 84% of revenues for 1997, due to the significant increases in REVPAR discussed above, offset by increases in management fees and property-level operating costs, including higher labor costs in certain markets.

   Operating Profit. As a result of the changes in revenues and operating costs and expenses discussed above, our operating profit increased $0.2 billion, or 53%, to $0.7 billion for 1998. For 1998, property-level operating profit increased $0.2 billion, or 39%, to $0.6 billion, or 18% of hotel revenues, for 1998 compared to $0.4 billion, or 16% of hotel revenues, for 1997. Specifically, hotels in New York City, San Francisco, Toronto and Mexico City reported significant improvements for 1998 over 1997. Properties in Florida reported some temporary declines in operating results due to exceptionally poor weather in 1998.

   Minority Interest. Minority interest expense increased $21 million to $52 million for 1998, primarily reflecting the impact of the consolidation of affiliated partnerships and the acquisition of controlling interests in newly-formed partnerships during 1997 and 1998.

   Corporate Expenses. Corporate expenses increased $5 million to $50 million for 1998. As a percentage of revenues, corporate expenses decreased to 1.4% of revenues for 1998 from 1.6% in 1997, reflecting our efforts to control corporate expenses in spite of the substantial growth in revenues.

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   REIT Conversion Expenses. REIT conversion expenses reflect the professional fees, consent fees, and other expenses associated with our conversion to a REIT and totaled $64 million for 1998. There were no REIT conversion expenses prior to 1998.

   Interest Expense. Interest expense increased 16% to $335 million in 1998, primarily due to additional debt assumed in connection with the 1997 and 1998 full-service hotel additions as well as the issuance of the senior notes and establishment of a new credit facility in 1998.

   Dividends on Convertible Preferred Securities of Subsidiary Trust. The dividends on the convertible preferred securities reflect the dividends on the $550 million in 6 3/4% Convertible Quarterly Income Preferred Securities issued by a subsidiary trust of Host Marriott in December 1996.

   Interest Income. Interest income decreased $1 million to $51 million for 1998, primarily reflecting the lower level of cash and marketable securities held in 1998 compared to 1997.

   Discontinued Operations. Income from discontinued operations of $6 million for 1998 represents the senior living communities' business results of operations for the entire year. The provision for loss on disposal of $5 million for 1998 includes organizational and formation costs related to Crestline.

   Income before Extraordinary Item. Income before extraordinary item for 1998 was $195 million, compared to $47 million for 1997.

   Extraordinary Gain (Loss). In connection with the purchase in August 1998 of our old senior notes, we recognized an extraordinary loss of $148 million, which represents the bond premium and consent payments totaling approximately $175 million and the write-off of deferred financing fees of approximately $52 million related to the old senior notes, net of taxes. In March 1997, we purchased 100% of the outstanding bonds secured by a first mortgage on the San Francisco Marriott Hotel. We purchased the bonds for $219 million, which was an $11 million discount to the face value of $230 million. In connection with the redemption and defeasance of the bonds, we recognized an extraordinary gain of $5 million, which represents the $11 million discount and the write-off of deferred financing fees, net of taxes. In December 1997, we refinanced the mortgage debt secured by Marriott's Orlando World Center. In connection with the refinancing, we recognized an extraordinary loss of $2 million, which represents payment of a prepayment penalty and the write-off of unamortized deferred financing fees, net of taxes.

   Net Income (Loss). Net income for 1998 was $47 million compared to net income of $50 million for 1997. Basic earnings (loss) per common share was $.22 and $.23 for 1998 and 1997, respectively. Diluted earnings (loss) per common share was $.27 and $.23 for 1998 and 1997, respectively.

1997 Compared to 1996

   Revenues. Revenues increased $866 million, or 44%, to $2,823 million for 1997. Our revenues and operating profit were impacted by:

  .  improved lodging results for comparable full-service hotels;

  . the addition of 23 full-service hotels during 1996 and 18 full-service hotels during 1997;

  . the 1996 sale and leaseback of 16 Courtyard properties and 18 Residence Inns; and

  .  the 1997 results including 52 weeks versus 53 weeks in 1996.

   Hotel sales increased $864 million, or 44%, to over $2,806 million in 1997, reflecting the REVPAR increases for comparable units and the addition of full-service properties during 1996 and 1997. Improved results for our full-service hotels were driven by strong increases in REVPAR for comparable units of 12.6% in

1997. Results were further enhanced by a more than two percentage point increase in the house profit margin for comparable full-service properties. On a comparable basis for our full-service properties, average room rates increased almost 11%, while average occupancy increased over one percentage point.

   Operating Costs and Expenses. Operating costs and expenses increased $667 million to $2,391 million for 1997, primarily representing increased hotel operating costs, including depreciation and management fees. Hotel operating costs increased $676 million to $2,362 million, primarily due to the addition of 41 full-service properties during 1996 and 1997, and increased management fees and rentals tied to improved property results. As a percentage of hotel revenues, hotel operating costs and expenses decreased to 84% of revenues for 1997, from 87% of revenues for 1996, reflecting the impact of increased 1997 revenues spread over relatively fixed operating costs and expenses.

   Operating Profit. As a result of the changes in revenues and operating costs and expenses discussed above, our operating profit increased $199 million, or 85%, to $432 million in 1997. Hotel operating profit increased $188 million, or 73%, to $444 million, or 16% of hotel revenues, for 1997 compared to $256 million, or 13% of hotel revenues, for 1996. In nearly all markets, our hotels recorded improvements in comparable operating results. In particular, our hotels in the Northeast, Mid-Atlantic and Pacific coast regions benefited from the upscale and luxury full-service room supply and demand imbalance. Hotels in New York City, Philadelphia, San Francisco/Silicon Valley and Southern California performed particularly well. In 1997, our suburban Atlanta properties, which consist of three properties totaling 1,022 room generally reported decreased results due to higher activity in 1996 related to the Summer Olympics and the impact of the additional supply added to the suburban areas. However, the majority of our hotel rooms in Atlanta are in the core business districts in downtown and Buckhead where they realized strong year-over-year results and were only marginally impacted by the additional supply.

   Minority Interest. Minority interest expense increased $25 million to $31 million for 1997, primarily reflecting the impact of the consolidation of affiliated partnerships and the acquisition of controlling interests in newly-formed partnerships during 1996 and 1997.

   Corporate Expenses. Corporate expenses increased $2 million to $45 million in 1997. As a percentage of revenues, corporate expenses decreased to 1.6% of hotel sales in 1997 from 2.2% of hotel sales in 1996. This reflects our efforts to control corporate expenses in spite of the substantial growth in revenues.

   Interest Expense. Interest expense increased $51 million to $288 million in 1997, primarily due to the additional mortgage debt of approximately $1.1 billion assumed in connection with the 1996 and 1997 full-service hotel additions, approximately $315 million in debt incurred in conjunction with the acquisition of senior living communities, as well as the issuance of $600 million of 8 7/8% senior notes in July 1997.

   Dividends on Convertible Preferred Securities of Subsidiary Trust. The dividends on the convertible preferred securities reflect the dividends on the $550 million in 6 3/4% Convertible Quarterly Income Preferred Securities issued by a subsidiary trust of Host Marriott in December 1996.

   Interest Income. Interest income increased $4 million to $52 million for 1997, primarily reflecting the interest income on the available proceeds generated by the December 1996 offering of convertible preferred securities and the proceeds generated by the issuance of our 8 7/8% senior notes in July 1997.

   Discontinued Operations. Income from discontinued operations was breakeven in 1997. There were no discontinued operations in 1996.

   Income (Loss) Before Extraordinary Items. Income before extraordinary items for 1997 was $47 million, compared to a $13 million loss before extraordinary items for 1996, as a result of the items discussed above.

   Extraordinary Gain (Loss). In March 1997, we purchased 100% of the outstanding bonds secured by a first mortgage on the San Francisco Marriott Hotel. We purchased the bonds for $219 million, which was an

$11 million discount to the face value of $230 million. In connection with the redemption and defeasance of the bonds, we recognized an extraordinary gain of $5 million, which represents the $11 million discount less the write-off of unamortized deferred financing fees, net of taxes. In December 1997, we refinanced the mortgage debt secured by Marriott's Orlando World Center. In connection with the refinancing, we recognized an extraordinary loss of $2 million, which represents payment of a prepayment penalty and the write-off of unamortized deferred financing fees, net of taxes.

   Net Income (Loss). Our net income in 1997 was $50 million, compared to a net loss of $13 million in 1996. Basic and diluted earnings per common share was $.23 for 1997, compared to a basic and diluted loss per common share of $.06 in 1996.

Liquidity and Capital Resources

   Host Marriott funded its capital requirements with a combination of operating cash flow, debt and equity financing and proceeds from sales of selected properties and other assets. We expect to fund our capital requirements in a similar manner. Host Marriott utilized these sources of capital to acquire new properties, fund capital additions and improvements and make principal payments on debt. As a result of the REIT conversion, Host REIT is required to use available funds to pay dividends to the extent of 95% of taxable income in order to maintain its REIT qualification, and Host REIT has indicated an intent to pay dividends equivalent to 100% of taxable income for each year. Payment of these dividends is expected to be funded by distributions from us to Host REIT. These distributions will be made to Host REIT and the other holders of our OP Units. To the extent that our cash flow is not sufficient for this purpose, we may be required to borrow money to pay such distributions.

   Capital Transactions. Host Marriott substantially changed its debt financing through the following series of transactions which were intended to facilitate the consummation of the REIT conversion. In connection with the REIT conversion, we assumed liability for all of the senior, mortgage and other debt of Host Marriott. Additionally, we assumed liability for the $567 million convertible subordinated debenture underlying $550 million convertible preferred securities of a subsidiary trust of Host Marriott held by the public and $17 million common securities of that trust held by Host Marriott.

   On April 20, 1998, Host Marriott and subsidiaries filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission for $2.5 billion in securities, including debt, equity or any combination thereof. HMH Properties, Inc., then Host Marriott's wholly-owned subsidiary, utilized $2.2 billion of the capacity under this shelf registration to issue senior notes described further below.

   On August 5, 1998, HMH Properties, which was merged into us as part of the REIT conversion, purchased substantially all of its (1) $600 million of 9 1/2% senior notes due 2005, (2) $350 million of 9% senior notes due 2007 and (3) $600 million of 8 7/8% senior notes due 2007. Concurrently with each offer to purchase, HMH Properties solicited consents from registered holders of these senior notes to amendments to eliminate or modify substantially all of the restrictive covenants and certain other provisions contained in the indentures pursuant to which the old senior notes were issued. HMH Properties simultaneously utilized the shelf registration to issue an aggregate of $1.7 billion in senior notes, in two series: $500 million of 7 7/8% Series A senior notes due in 2005 and $1.2 billion of 7 7/8% Series B senior notes due in 2008.

   The August 1998 consent solicitations facilitated the merger of HMC Capital Resources Holdings Corporation, then Host Marriott's wholly-owned subsidiary, with and into HMH Properties. HMC Capital Resources, the owner of eight of Host Marriott's hotel properties, was the obligor under Host Marriott's old $500 million revolving credit facility. In August 1998, HMH Properties entered into a new $1.25 billion credit facility with a group of commercial banks, which replaced the old credit facility. The credit facility provides (1) a $350 million term loan facility, subject to certain increases, and (2) a $900 million revolving credit facility. The new credit facility has an initial three-year term with two one-year extension options. Borrowings under this new credit facility generally bear interest at the Eurodollar rate plus 1.75% (7.5% at December 31, 1998) and the interest rate and commitment fee on the unused portion of the facility fluctuate based on financial ratios. As of December 31, 1998, $350 million was outstanding under the credit facility. The net proceeds from the offering of the $1.7 billion senior notes and borrowings under the credit facility were used to purchase substantially all of HMH Properties' old senior notes, to repay amounts outstanding under the old credit facility and to make bond premium and consent payments totaling $175 million. These costs, along with the write-off of deferred financing fees of approximately $52 million related to the old senior notes and the old credit facility, were recorded as a pre-tax extraordinary loss on the extinguishment of debt in 1998.

   In December 1998, HMH Properties issued $500 million of 8.45% Series C senior notes due in 2008 under the same indenture and with the same covenants as the Series A and Series B senior notes our issued in August 1998. The proceeds were used to pay down other debt and pay expenses of the REIT conversion. HMH Properties had a total of $2.2 billion in senior notes outstanding as of our merger with it on December 16, 1998. These senior notes, and obligations under new credit facility, became our obligations at that time. In February 1999, we issued $300 million of 8 3/8% Series D senior notes due in 2006 under the same indenture and with the same covenants as the Series A, Series B and Series C senior notes. The debt was used to refinance, or purchase, approximately $299 million of debt acquired in the mergers of subsidiary partnerships, including approximately $40 million of other mortgage debt.

   In April 1999, one of our subsidiaries completed the refinancing of the mortgage on the New York Marriott Marquis. The mortgage is for $245 million maturing June 2000 and bears interest at a rate of LIBOR plus 2.125% for the period from March 31, 1999 through December 31, 1999 and LIBOR plus 2.5% until maturity. We are required to make principal payments of $10 million and $5 million on December 31, 1999 and March 31, 2000, respectively, as well as pay an extension fee of 0.5% of the principal balance of the loan outstanding at December 31, 1999.

   On May 21, 1999, we signed a proposed financing commitment letter pursuant to which we plan to borrow approximately $610 million due 2008 at a fixed rate of interest equal to the 10 year U.S. Treasury securities plus a spread to be agreed upon based upon the final amount borrowed. The proceeds from this financing will be used to refinance existing mortgage indebtedness maturing at various times through 2002. The interest rate at the time of this filing has not been fixed, but may be fixed upon our execution of a rate lock agreement or upon closing of the loan. The proposed financing is subject to various conditions, including the results of an investigation of the eight underlying properties which will act as collateral for the proposed transaction. We cannot guarantee that this transaction will be consummated. However, in the event the transaction does not close, we do not believe that there will be a material impact to our financial statements. Until such time as the loan closes and a rate lock is not entered into the interest rate is subject to fluctuation. We may, prior to closing the loan, enter into a rate lock agreement to mitigate fluctuations in interests rates. In the event we enter into a rate lock agreement and the loan does not close, including for reasons outside our control, we may be subject to losses related to the lender's hedging of the interest rate which could be material.

   In July 1997, HMH Properties and HMC Acquisition Properties, Inc. completed consent solicitations with holders of their senior notes to amend certain provisions of their senior notes indentures. The 1997 consent solicitations facilitated the merger of HMC Acquisitions with and into HMH Properties. Concurrent with the 1997 consent solicitations and the HMH Properties and HMC Acquisitions merger, HMH Properties issued an aggregate of $600 million of 8 7/8% senior notes at par with a maturity of July 2007. HMH Properties received net proceeds of approximately $570 million, net of the costs of the 1997 consent solicitations and the offering. HMH Properties paid dividends to Host Marriott of $54 million and $29 million in 1997 and 1996, respectively, as permitted under the indentures. No dividends were paid in 1998.

   In addition to the capital resources provided by its debt financings, in December 1996, Host Marriott Financial Trust, a subsidiary trust of Host Marriott, issued 11 million shares of 6 3/4% Convertible Quarterly Income Preferred Securities, with a liquidation preference of $50 per share for a total liquidation amount of $550 million. These convertible preferred securities represent an undivided beneficial interest in the assets of the trust and, pursuant to various agreements entered into in connection with the transaction, are fully, irrevocably and unconditionally guaranteed by us. Proceeds from the issuance of the convertible preferred

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

securities were invested in 6 3/4% Convertible Subordinated Debentures due December 2, 2026 issued by Host Marriott and now assumed by us, which are the trust's sole assets. Each of the convertible preferred securities is convertible at the option of the holder into shares of Host REIT common stock at the rate of 3.2537 shares per convertible preferred security equivalent to a conversion price of $15.367 per share of Host REIT common stock. This conversion ratio includes adjustments to reflect distributions made to Host REIT common stockholders in connection with the REIT conversion. During 1998, 1997 and 1996, no shares were converted into common stock. Holders of the convertible preferred securities are entitled to receive preferential cumulative cash distributions at an annual rate of 6 3/4% accruing from the original issue date, commencing March 1, 1997, and payable quarterly in arrears thereafter. The distribution rate and the distribution and other payment dates for the convertible preferred securities correspond to the interest rate and interest and other payment dates on the convertible subordinated debentures. We may defer interest payments on the convertible subordinated debentures for a period not to exceed 20 consecutive quarters. If interest payments on the convertible subordinated debentures are deferred, so too are payments on the convertible preferred securities. Under this circumstance, we would not be permitted to declare or pay any cash distributions with respect to our capital stock or debt securities that rank equal in right of payment with or junior to the convertible subordinated debentures. Subject to certain restrictions, the convertible preferred securities are redeemable at Host REIT's option upon any redemption of the convertible subordinated debentures after December 2, 1999. Upon repayment at maturity or as a result of the acceleration of the convertible subordinated debentures upon the occurrence of a default, the convertible preferred securities are subject to mandatory redemption. We may, from time to time, make market repurchases of these securities as conditions permit.

   In connection with consummation of the REIT conversion, we assumed primary liability for repayment of the convertible subordinated debentures, although Host REIT also retains liability. Upon conversion by a convertible preferred securities holder, Host REIT will issue shares of its common stock, which will be delivered to such holder. Upon the issuance of such shares by Host REIT, we will issue to Host REIT a number of our limited partner units, or "OP Units", equal to the number of shares of its common stock issued in exchange for the convertible subordinated debentures.

   Capital Acquisitions, Additions and Improvements. We seek to grow primarily through opportunistic acquisitions of full-service hotels. We believe that the upscale and luxury full-service hotel segments of the market offer opportunities to acquire assets at attractive multiples of cash flow and at discounts to replacement value, including under-performing hotels which may be improved by conversion to the Marriott or Ritz-Carlton brands. In April 1999, we completed a 210-room extension of the Philadelphia Marriott Convention Center at a cost of approximately $43 million, including debt of $9 million. In the first quarter of 1998, Host Marriott acquired a controlling interest in the partnership that owns the 1,671-room Atlanta Marriott Marquis Hotel for $239 million, including the assumption of $164 million of mortgage debt. Host Marriott also acquired a controlling interest in the partnership that owns the 359-room Albany Marriott, the 350-room San Diego Marriott Mission Valley and the 320-room Minneapolis Marriott Southwest for approximately $50 million. In the second quarter of 1998, Host Marriott acquired the 289-room Park Ridge Marriott for $24 million and acquired the 281-room Ritz-Carlton, Phoenix for $75 million. In addition, Host Marriott acquired the 397-room Ritz-Carlton, Tysons Corner, Virginia for $96 million and the 487-room Torrance Marriott near Los Angeles, California, for $52 million. In the third quarter of 1998, Host Marriott acquired the 308-room Ritz-Carlton, Dearborn for approximately $65 million, the 336-room Ritz-Carlton, San Francisco for approximately $161 million and the 404-room Memphis Crowne Plaza (which was converted to the Marriott brand upon acquisition) for approximately $16 million. We are regularly engaged in discussions with respect to other potential acquisition properties.

   In December 1998, we completed the acquisition of, or controlling interests in, twelve world-class luxury hotels and certain other assets, including a mortgage note on a thirteenth hotel property from affiliates of The Blackstone Group. We paid approximately $920 million in cash and assumed debt and issued approximate 47.7 million OP Units, along with other consideration for a total value of approximately $1.55 billion.

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

   In December 1998, several of our subsidiaries merged with eight public partnerships and acquired limited partnership interests in four private partnerships, which collectively own or control 28 properties 15 of which were controlled by us and consolidated on our financial statements prior to December 1998. We issued approximately 25 million OP Units, 8.5 million of which were subsequently converted to common stock of Host Marriott, for interests in these partnerships valued at approximately $333 million. As a result of these transactions, we increased our ownership of most of the 28 properties to 100% while consolidating 13 additional hotels with a total 4,445 rooms.

   In connection with Host Marriott's conversion to a REIT, two non-controlled subsidiaries were formed, which own approximately $264 million in assets. The ownership of most of these assets by us and/or Host REIT could jeopardize Host REIT's status as a REIT and/or our status as a partnership for federal income tax purposes. These assets primarily consist of partnership or other interests in hotels which are not leased and certain furniture, fixtures and equipment used in our hotels. In exchange for our contribution of these assets to the non-controlled subsidiaries, we received only nonvoting common stock representing approximately 95% of the total economic interests of the non-controlled subsidiaries. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are (1) a trust formed for the benefit of certain employees of the operating partnership and (2) the J. Willard Marriott Foundation, acquired all of the voting common stock representing the remaining approximately 5% of the total economic interests, and reflecting 100% of the control of each non-controlled subsidiary. As a result, as of December 31, 1998, we did not control the non-controlled subsidiaries.

   During 1997, Host Marriott acquired eight full-service hotels with a total of 3,600 rooms and controlling interests in nine additional full-service hotels with a total of 5,024 rooms for an aggregate purchase price of approximately $766 million, including the assumption of approximately $418 million of debt. Host Marriott also completed the acquisition of the 504-room New York Marriott Financial Center, after acquiring the mortgage on the hotel for $101 million in late 1996. During 1996, Host Marriott acquired six full-service hotels with a total 1,964 rooms for an aggregate purchase price of $189 million and controlling interests in 17 additional full-service properties with a total 8,917 rooms for an aggregate purchase price of approximately $1.1 billion, including the assumption of $696 million of debt.

   In November 1997, Host Marriott announced a commitment to develop and construct the 717-room Tampa Convention Center Marriott for a cost estimated at approximately $88 million, net of an approximate $16 million subsidy provided by the City of Tampa.

   We may also expand existing hotel properties where strong performance and market demand exists. Expansions to existing properties create a lower risk to us as the success of the market is generally known and development time is significantly shorter than new construction. Prior to the REIT conversion, Host Marriott committed to add approximately 500 rooms and an additional 15,000 square feet of meeting space to the 1,503-room Marriott's Orlando World Center. In July 1998, Host Marriott announced the purchase of a 13-acre parcel of land for the development of a 295-room Ritz-Carlton that will serve as an extension of the 463-room Ritz-Carlton Naples, which was purchased in September 1996. The existing hotel just completed a restaurant and public space refurbishment and is in the process of adding a world-class spa. In addition, a subsidiary of one of the non-controlled subsidiaries entered into a joint venture through which a non-controlled subsidiary owns 49% of the surrounding 27-hole world-class Greg Norman designed golf course development. The golf course joint venture was transferred to one of the non-controlled subsidiaries in connection with the REIT conversion. The total investment by us in expansion and investments in the Ritz-Carlton, Naples property is expected to be approximately $97 million.

   In 1997, Host Marriott acquired the outstanding common stock of Forum Group, Inc. from Marriott Senior Living Services, Inc., a subsidiary of Marriott International. Host Marriott purchased the Forum Group portfolio of 29 senior living communities for approximately $460 million, including approximately $270 million in debt. Additionally, during 1997 and 1998, Host Marriott completed certain expansions and acquired two additional senior living properties for $100 million, including $48 million of debt. The properties, which continued to be operated by Marriott International, were owned by a subsidiary of Crestline which was distributed to Host

Marriott's shareholders in connection with the REIT conversion and are reflected as discontinued operations in our financial statements. In December 1998, Host Marriott discontinued the senior living business as a result of the distribution of the Crestline common stock to its shareholders.

   Asset Dispositions. Host Marriott historically has disposed of, and we may from time to time in the future consider opportunities to sell or exchange, real estate properties at attractive valuations when the proceeds could be redeployed into investments with more favorable returns. In February 1999, we disposed of the Minneapolis/Bloomington Marriott for $35 million and recorded a gain on sale of approximately $11 million. During the second quarter of 1998, Host Marriott disposed of the 662-room New York Marriott East Side for proceeds of $191 million and recorded a pre-tax gain of approximately $40 million and the Napa Valley Marriott for proceeds of $21 million and recorded a pre-tax gain of approximately $10 million. During 1997, Host Marriott disposed of the 255-room Sheraton Elk Grove Suites for proceeds of approximately $16 million. Host Marriott also sold 90% of an 174-acre parcel of undeveloped land in Germantown, Maryland for approximately $11 million, which approximated its carrying value. During the first and second quarters of 1996, 16 of Host Marriott's Courtyard properties and 18 of its Residence Inn properties were sold, subject to a leaseback, to Hospitality Properties Trust for approximately $314 million, with approximately $35 million to be received upon expiration of the leases. Again on the transactions of approximately $45 million was deferred and is being amortized over the initial term of the leases.

   In cases where we have made a decision to dispose of particular properties, we assess impairment of each individual property to be sold on the basis of expected sales price less estimated costs of disposal. Otherwise, we assess impairment of our real estate properties based on whether it is probable that undiscounted future cash flows from such properties will be less than their net book value. If a property is impaired, its basis is adjusted to its fair market value.

   Cash Flows. Cash flow from continuing operations in 1998, 1997 and 1996 totaled $312 million, $432 million and $205 million, respectively. Cash flow from, that is, used in, discontinued operations totaled $29 million, $32 million and ($4 million) in 1998, 1997 and 1996, respectively. We reported a decrease in cash and cash equivalents of $152 million during the twelve weeks ended March 26, 1999. Cash from continuing operations was $4 million for the first quarter of 1999 and $97 million for the first quarter of 1998. The $93 million decrease in cash from continuing operations resulted principally due to an increase in rent receivable resulting from the timing of the receipt of cash payments under the leases versus management agreements. There was no cash from (used in) discontinued operations for the first quarter of 1999; however, cash from discontinued operations totaled $2 million for the first quarter of 1998.

   Cash used in investing activities from continuing operations in 1998, 1997 and 1996 totaled $655 million, $807 million and $504 million, respectively. Cash from investing activities primarily consists of net proceeds from the sales of assets, offset by the acquisition of hotels and other capital expenditures previously discussed, as well as the purchases and sales of short-term marketable securities. Cash used in investing activities from continuing operations was significantly impacted by the purchase of $354 million of short-term marketable securities in 1997 and the net sale of $354 million of short-term marketable securities in 1998. Cash flow used in investing activities from discontinued operations totaled $50 million and $239 million in 1998 and 1997, respectively. There was no cash flow from investing activities from discontinued operations in 1996. Cash used in investing activities from continuing operations was $42 million for the first quarter of 1999 and cash from investing activities from continuing operations was $23 million for the first quarter of 1998. Cash used in investing activities for the first quarter of 1999 includes capital expenditures of $76 million, mostly related to renewals and replacements on existing properties. In addition, we generated $36 million of cash from the net sale of assets, primarily the Minneapolis/Bloomington property. There was no cash from (used in) investing activities from discontinued operations for the first quarter of 1999; however, cash used in investing activities of discontinued operations totaled $28 million for the first quarter of 1998.

   Cash from financing activities from continuing operations was $265 million for 1998, $392 million for 1997 and $806 million for 1996. Our cash from financing activities from continuing operations primarily consists of the proceeds from debt and equity offerings, mortgage financing on certain acquired hotels and borrowings under our credit facilities offset by redemptions and payments on senior notes, prepayments on hotel mortgages and other scheduled principal payments. Cash flow from financing activities from discontinued operations totaled $24 million and ($3 million) in 1998 and 1997, respectively. There was no cash flow from financing activities from discontinued operations in 1996. Cash used in financing activities from continuing operations was $114 million for the first quarter of 1999 and $22 million for the first quarter of 1998. Cash used in financing activities for the first quarter of 1999 includes $323 million in prepayment on debt, offset by $299 million in debt issuances. Both financing activities were related to our February 1999 issuance of $300 million of 8 3/8% Series D senior notes due in 2006. The Series D senior notes were used to refinance, or purchase, debt which had been assumed through the merger of some of our partnerships or the purchase of hotel properties in connection with the REIT conversion in December 1998. There was no cash from (used in) financing activities from discontinued operations in the first quarter of 1999; however, cash used in financing activities of discontinued operations totaled $27 million in the first quarter of 1998.

   On March 15, 1999, the Board of Directors of Host Marriott declared a regular cash dividend of $0.21 per share of common stock and we declared corresponding distribution of $0.21 per unit of limited partnership interest. The distribution was paid on April 14, 1999 to unitholders of record on March 31, 1999.

 FFO and EBITDA.

   We consider earnings before interest expense, taxes, depreciation and amortization and other non-cash items, or "EBITDA", and Funds from Operations, or "FFO", to be indicative measures of our operating performance due to the significance of our long-lived assets and because such data is considered useful by the investment community to better understand our results, and can be used to measure our ability to service debt, fund capital expenditures and expand our business. FFO is defined by the National Association of Real Estate Investment Trusts as net income computed in accordance with GAAP, excluding gains or losses from debt restructurings and sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. For periods prior to the REIT conversion, FFO includes deferred taxes. FFO should not be considered as an alternative to net income, operating profit, cash flows from operations or any other operating or liquidity performance measure prescribed by GAAP. FFO is also not an indicator of funds available for our cash needs, including distributions. Our method of calculating FFO may be different from methods used by other REITs and, accordingly, is not comparable to such other REITs. However, such information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating or liquidity performance measure prescribed by generally accepted accounting principles. Cash expenditures for various long-term assets, interest expense (for EBITDA purposes only) and income taxes have been, and will be, incurred which are not reflected in the EBITDA and FFO presentation.

   FFO from total operations increased $107 million, or 36%, to $402 million in 1998. FFO from total operations increased $131 million, or 80%, to $295 million in 1997. The following is a reconciliation of our income before extraordinary items to FFO (in millions):

   FFO increased $32 million, or 38%, to $117 million in the first quarter of 1999. For periods prior to 1999, the FFO disclosed represents FFO plus deferred tax expense. FFO from total operations increased $131 million, or 80%, to $295 million in 1997. The following is a reconciliation of our income before extraordinary items to FFO (in millions):

                                                             First Quarter Ended
                                                             -------------------
                                                             March 26, March 27,
                                                               1999      1998
                                                               ----       ---
Income from continuing operations...........................   $ 58       $28
Depreciation and amortization...............................     68        54
Other real estate activities................................    (11)       (1)
Partnership adjustments.....................................      2        (6)
Deferred taxes..............................................    --         10
                                                               ----       ---
  Funds From Operations.....................................   $117       $85
                                                               ====       ===

                                                                   Fiscal Year
                                                                   ------------
                                                                   1998   1997
                                                                   -----  -----
Income before extraordinary items................................. $ 195  $  47
Depreciation and amortization.....................................   265    240
Other real estate activities......................................   (53)     6
Partnership adjustments...........................................   (11)   (13)
Deferred taxes....................................................    46     15
Other non-recurring adjustments
REIT conversion expenses..........................................   (37)   --
Change in reporting period(1).....................................    (3)   --
                                                                   -----  -----
FFO from total operations.........................................   402    295
Discontinued operations...........................................   (28)   (10)
                                                                   -----  -----
FFO from continuing operations.................................... $ 374  $ 285
                                                                   =====  =====

--------
(1) We changed our method of recording operations for certain non-Marriott owned properties in 1998, resulting in the recognition of 13 months of operations in 1998. This amount represents the incremental operations recognized.

   Cash expenditures for various long-term assets and income taxes have been, and will be, incurred are not reflected in the FFO presentation.

   Our EBITDA increased $23 million, or 11%, to $226 million in the first quarter of 1999. Hotel EBITDA increased $26 million, or 13%, to $230 million in the first quarter of 1999, reflecting comparable full-service hotel EBITDA growth, as well as incremental EBITDA from 1997 and 1998 acquisitions offset by amounts representing approximately 1% to 1.5% of hotel sales which are retained by Crestline under the leases. EBITDA increased $180 million, or 25%, to $888 million in fiscal year 1998 from $708 million in 1997.

   Hotel EBITDA increased $180 million, or 26%, to $870 million in 1998 from $690 million in 1997, reflecting comparable full-service hotel EBITDA growth, as well as incremental EBITDA from 1997 and 1998 acquisitions. Full-service hotel EBITDA from comparable hotel properties increased 9.6% on a REVPAR increase of 7.3%. Our senior living communities contributed $61 million of EBITDA in 1998.

   The following is a reconciliation of EBITDA to our income before extraordinary items (in millions):

                                                       First Quarter Ended
                                                  -----------------------------
                                                  March 26, 1999 March 27, 1998
                                                  -------------- --------------
EBITDA...........................................     $ 226           $203
Interest expense.................................      (108)           (76)
Dividends on Convertible Preferred Securities....       --              (9)
Depreciation and amortization....................       (68)           (54)
Minority interest expense........................        (5)           (16)
Income taxes.....................................       --             (20)
Other non-cash charges, net......................        13            --
                                                      -----           ----
Income from continuing operations................     $  58           $ 28
                                                      =====           ====

                                                     Fiscal Year Ended
                                             ---------------------------------
                                             December 31, 1998 January 2, 1998
                                             ----------------- ---------------
EBITDA......................................       $888             $ 708
REIT conversion expense.....................        (64)              --
Interest expense............................       (335)             (302)
Dividends on convertible preferred
 securities.................................        (37)              (37)
Depreciation and amortization...............       (243)             (240)
Minority interest expense...................        (52)              (32)
Income taxes................................         20               (36)
Gain (loss) on disposition of assets and
 other non-cash charges, net................         18               (14)
                                                   ----             -----
Income before extraordinary items...........       $195             $  47
                                                   ====             =====

   Our interest coverage, defined as EBITDA divided by cash interest expense was 2.4, 2.8, 2.5, 2.5 and 2.0 for the first quarters 1999 and 1998, and for fiscal years 1998, 1997 and 1996, respectively. The ratio of earnings to fixed charges was 1.6 to 1.0, 1.7 to 1.0, 1.5 to 1.0, 1.3 to 1.0 and 1.0 to 1.0 in
the first quarters of 1999 and 1998 and the fiscal years 1998, 1997 and 1996, respectively.

   Partnership Activities. Prior to the REIT conversion, Host Marriott had general and limited partner interests in numerous limited partnerships which owned 240 hotels including 20 full-service hotels, managed by Marriott International. Debt of the hotel limited partnerships was typically secured by first mortgages on the properties and was generally nonrecourse to the limited partnerships and their partners. However, Host Marriott committed to advance amounts to certain affiliated limited partnerships, if necessary, to cover certain future debt service requirements; these commitments now have been assumed by the operating partnership. These commitments are limited, in the aggregate, to $22 million. Amounts repaid to Host Marriott under these guarantees totaled $14 million and $2 million in 1998 and 1997, respectively. Fundings by Host Marriott under these guarantees amounted to $10 million in 1997. There were no fundings in 1998 or 1996. As a result of the REIT conversion, Host Marriott's interests in the 220 limited-service hotels were transferred to the non-controlled subsidiaries. Additionally, as part of the REIT conversion, 13 of the 20 full-service hotels were acquired by us, two were sold, four were transferred to one of the non-controlled subsidiaries and one was retained by Host Marriott.

   Leases. We lease certain property and equipment under noncancelable operating leases, including the long-term ground leases for certain hotels, generally with multiple renewal options. The leases related to the 53 Courtyard properties and 18 Residence Inn properties sold during 1995 and 1996, are nonrecourse to us and contain provisions for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts. We remain contingently liable on certain leases related to divested non-lodging properties. Such contingent liabilities aggregated $93 million at December 31, 1998. However, management considers the likelihood of any substantial funding related to these divested properties' leases to be remote.

   Inflation. Our hotel lodging properties have been impacted by inflation through its effect on increasing costs and on the managers' ability to increase room rates. Unlike other real estate, hotels have the ability to change room rates on a daily basis, so the impact of higher inflation generally can be passed on to customers. Our exposure to inflation is less now that substantially all of our hotels are leased to others.

   A substantial portion of our debt bears interest at fixed rates. This debt structure largely mitigates the impact of changes in the rate of inflation on future interest costs. However, we are currently exposed to some variable interest rate debt, whose market risk is hedged through interest rate exchange agreements with financial institutions with an aggregate notional amount of $327 million. Under the agreements, we collect interest based on one-month LIBOR (which was a rate of 4.94% at March 26, 1999) and pay interest at fixed rates ranging from 5.72% to 6.60%. The agreements expire between August 2000 and August 2002. Accordingly, the amount of our interest expense under the interest rate exchange agreements and the floating rate debt for a particular year will be affected by changes in short-term interest rates.

Year 2000 Issue

   Year 2000 issues have arisen because many existing computer programs and chip-based embedded technology systems use only the last two digits to refer to a year, and therefore do not properly recognize a year that begins with "20" instead of the familiar "19". If not corrected, many computer applications could fail or create erroneous results. The following disclosure provides information regarding the current status of our Year 2000 compliance program.

   We have adopted the compliance program because we recognize the importance of minimizing the number and seriousness of any disruptions that may occur as a result of the Year 2000 issue. Our compliance program includes an assessment of our hardware and software computer systems and embedded systems, as well as an assessment of the Year 2000 issues relating to third parties with which we have a material relationship or whose systems are material to the operations of our hotel properties. Our efforts to ensure that our computer systems are Year 2000 compliant have been segregated into two separate phases: in-house systems and third-party systems. Following the REIT conversion, Crestline, as the lessee of most of our hotels, will deal directly with Year 2000 matters material to the operation of the hotels, and Crestline has agreed to adopt and implement the program outlined below with respect to third-party systems for all hotels for which it is the lessee.

   In-House Systems. Since the distribution of Marriott International on October 8, 1993, we have invested in the implementation and maintenance of accounting and reporting systems and equipment that are intended to enable us to provide adequately for our information and reporting needs and which are also Year 2000 compliant. Substantially all of our in-house systems have already been certified as Year 2000 compliant through testing and other mechanisms and we have not delayed any systems projects due to the Year 2000 issue. We engaged a third party to review our Year 2000 in-house readiness and found no problems with any mission critical systems. Management believes that future costs associated with Year 2000 issues for our in-house systems will be insignificant and therefore not impact our business, financial condition and results of operations. We have not developed, and do not plan to develop, a separate contingency plan for our in-house systems due to their current Year 2000 compliance. We do, however, have the normal disaster recovery procedures in place should we have a systems failure.

   Third-Party Systems. We rely upon operational and accounting systems provided by third parties, primarily the managers and operators of our hotel properties, to provide the appropriate property-specific operating systems, including reservation, phone, elevator, security, HVAC and other systems, and to provide us with financial information. Based on discussion with the third parties that are critical to our business, including the managers and operators of our hotels, we believe that these parties are in the process of studying their systems and the systems of their respective vendors and service providers and, in many cases, have begun to implement changes, to ensure that they are Year 2000 compliant. We have started to receive written assurances that these third parties will be Year 2000 compliant on time. To the extent these changes impact property-level systems, we may be required to fund capital expenditures for upgraded equipment and software. We do not expect these charges to be material, but we are committed to making these investments as required. To the extent that these changes relate to a third party manager's centralized systems, including reservations, accounting, purchasing, inventory, personnel and other systems, management agreements generally provide for these costs to be charged to our properties subject to annual limitations, which costs will be borne by Crestline under the leases. We expect that the third party managers will incur Year 2000 costs in lieu of costs for their centralized systems related to systems projects that otherwise would have been pursued and, therefore, the overall level of centralized systems charges allocated to the properties will not materially increase as a result of the Year 2000 compliance effort. We believe that this deferral of certain systems projects will not have a material impact on our future results of operations, although it may delay certain productivity enhancements at our properties. We and Crestline will continue to monitor the efforts of these third parties to become Year 2000 compliant and will take appropriate steps to address any non-compliance issues. We believe that, in the event of material Year 2000 non-compliance, we will have the right to seek recourse against the manager under our third party management agreements. The management agreements, however, generally do not specifically address the Year 2000 compliance issue. Therefore, the amount of any recovery in the event of Year 2000 non-compliance at a property, if any, is not determinable at this time, and only a portion of such recovery would accrue to us through increased lease rental payments from Crestline.

   We and Crestline will work with the third parties to ensure that appropriate contingency plans will be developed to address the most reasonably likely worst case Year 2000 scenarios, which may not have been identified fully. In particular, we and Crestline have had extensive discussions regarding the Year 2000 problem with Marriott International, the manager of a substantial majority of our hotel properties. Due to the significance of Marriott International to our business, a detailed description of Marriott International's state of readiness follows.

   Marriott International has adopted an eight-step process toward Year 2000 readiness, consisting of the following:

  1. Awareness: fostering understanding of, and commitment to, the problem and its potential risks;

  2. Inventory: identifying and locating systems and technology components that may be affected;

  3. Assessment: reviewing these components for Year 2000 compliance, and assessing the scope of Year 2000 issues;

  4. Planning: defining the technical solutions and labor and work plans necessary for each affected system;

  5. Remediation/Replacement: completing the programming to renovate or replace the problem software or hardware;

  6. Testing and Compliance Validation: conducting testing, followed by independent validation by a separate internal verification team;

  7. Implementation: placing the corrected systems and technology back into the business environment; and

  8. Quality Assurance: utilizing an internal audit team to review significant projects for adherence to quality standards and program methodology.

   Marriott International has grouped its systems and technology into three categories for purposes of Year 2000 compliance: (1) information resource applications and technology (IT Applications)--enterprise-wide systems supported by Marriott International's centralized information technology organization ("IR"); (2) Business-initiated Systems ("BIS")--systems that have been initiated by an individual business unit, and that are not supported by Marriott International's IR organization; and (3) Building Systems--non-IT equipment at properties that use embedded computer chips, such as elevators, automated room key systems and HVAC equipment. Marriott International is prioritizing its efforts based on how severe an effect noncompliance would have on customer service, core business processes or revenues, and whether there are viable, non-automated fallback procedures (System Criticality).

   Marriott International measures the completion of each phase based on documented and quantified results, weighted for System Criticality. As of March 26, 1999, the Awareness and Inventory phases were complete for IT Applications, BIS and Building Systems. For IT Applications, the Assessment and Planning phases were complete and Remediation/Replacement and Testing phases were 95 percent complete. Compliance Validation had been completed for approximately 75% of key systems, with most of the remaining work in its final stage. For BIS and Building Systems, assessment and planning are substantially complete. For BIS, Remediation/Replacement is substantially complete and testing is in progress. Marriott International is on track for completion of Remediation/Replacement and Testing of Building Systems for September 1999. Compliance validation is in progress for both BIS and Building Systems. Implementation and Quality Assurance is in progress for IT Applications, BIS and Building Systems.

   Year 2000 compliance communications with Marriott International's significant third party suppliers, vendors and business partners, including its franchisees are ongoing. Marriott International's efforts are focused on the connections most critical to customer service, core business processes and revenues, including those third parties that support the most critical enterprise-wide IT Applications, franchisees generating the most revenues, suppliers of the most widely used Building Systems and BIS, the top 100 suppliers, by dollar volume, of non-IT products, and financial institutions providing the most critical payment processing functions. Responses have been received from a majority of the firms in this group. A majority of these respondents have either given assurances of timely Year 2000 compliance or have identified the necessary actions to be taken by them or Marriott International to achieve timely Year 2000 compliance for their products.

   Marriott International has established a common approach for testing and addressing Year 2000 compliance issues for its managed and franchised properties. This includes a guidance protocol for operated properties, and a Year 2000 "Toolkit" for franchisees containing relevant Year 2000 compliance information. Marriott International is also utilizing a Year 2000 best-practices sharing system.

   Risks. There can be no assurances that Year 2000 remediation by us or third parties will be properly and timely completed, and failure to do so could have a material adverse effect on us, our business and our financial condition. We cannot predict the actual effects to us of the Year 2000 problem, which depend on numerous uncertainties such as: whether significant third parties properly and timely address the Year 2000 issue and whether broad-based or systemic economic failures occur. Moreover, we are reliant upon Crestline to interface with third parties in addressing the Year 2000 issue at the hotels leased by Crestline. We are also unable to predict the severity and duration of any such failures, which could include disruptions in passenger transportation or transportation systems generally, loss of utility and/or telecommunications services, the loss or disruption of hotel reservations made on centralized reservation systems and errors or failures in financial transactions or payment processing systems such as credit cards. Due to the general uncertainty inherent in the Year 2000 problem and our dependence on third parties, including Crestline, we are unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on us. Our Year 2000 compliance program, and Crestline's adoption thereof, are expected to significantly reduce the level of uncertainty about the Year 2000 problem and management believes that the possibility of significant interruptions of normal operations should be reduced.

   Accounting Standards. In the fourth quarter of 1996, we adopted SFAS No. 123, "Accounting for Stock Based Compensation". The adoption of SFAS No. 123 did not have a material effect on our financial statements. During 1997, we adopted SFAS No. 128, "Earnings Per Share", SFAS No. 129, "Disclosure of Information About Capital Structure" and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". The adoption of these statements did not have a material effect on our consolidated financial statements and the appropriate disclosures required by these statements have been incorporated herein.

   As of January 3, 1998, we adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes new rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses on our right to receive Host Marriott Services Corporation stock and foreign currency translation adjustments, to be included in other comprehensive income. For 1998 and 1997, our other comprehensive income (loss) was ($16 million) and $7 million, respectively. As of December 31, 1998 and January 2, 1998, our accumulated other comprehensive income (loss) was approximately ($4 million) and $12 million, respectively.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. We have not determined the impact of SFAS No. 133, but we do not believe it will be material.

   On November 20, 1997, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus of EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

   As discussed in Note 1 to the financial statements, we have adopted EITF 97-2 in the fourth quarter of 1998 with retroactive effect in prior periods to conform to the new presentation. Application of EITF 97-2 to the consolidated financial statements for the first quarter 1998, and fiscal years 1998, 1997 and 1996 increased both revenues and operating expenses by approximately $0.5 billion, $2.1 billion, $1.7 billion and $1.2 billion, respectively, and had no impact on operating profit, net income or earnings per share.

Quantitative and Qualitative Disclosures About Market Risk

   In table below we provide information about our derivative financial instruments and other financial instruments that are sensitive to changes in interest rates, including interest rate swaps and debt obligations. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For interest rate swaps, the table presents notional amounts and weighted average interest rates by expected (contractual) maturity dates. Notional amounts are used to calculate the contractual payments to be exchanged under the contract. Weighted average variable rates are based on implied forward rates in the yield curve at the reporting date.

   We refinanced or repaid approximately $300 million of variable rate mortgages with proceeds from the $300 million senior notes offering in February 1999. Additionally, we terminated an associated swap agreement on a $40 million mortgage, incurring a termination fee of approximately $1 million. We also completed the refinancing of the New York Marriott Marquis for $245 million of variable rate debt. The variable interest rate is based on LIBOR and matures in June 2000. The debt has been included in the following analysis of our variable debt risks.

                                             Expected Maturity Date
                         -------------------------------------------------------------------
                         1999  2000  2001  2002  2003  Thereafter      Total      Fair Value
                         ----  ----  ----  ----  ----  ---------- --------------- ----------
Liabilities
Long-term variable rate
 debt:
 New York Marriott
  Marquis(1)............ $ 14  $331  $--   $--   $--      $--          $245          $245
 San Diego Marriott.....    5     5     6     6     7      167          196           190
 Hyatt Regency,
  Cambridge.............  --     45   --    --    --       --            45            45
 Hyatt Regency, Reston..  --    --     49   --    --       --            49            49
 Hyatt Regency,
  Burlingame............  --     54   --    --    --       --            54            54
 The Ritz-Carlton,
  Amelia Island.........  --    --    --    --     90      --            90            90
 Swissotel..............    2     3     3   191   --       --           199           199
 Credit facility........  --    --    350   --    --       --           350           350
Average Interest
 Rate(2)................ 6.89% 6.89% 6.95% 7.07% 7.04%    7.04%        6.89%

                                      Expected Expiration Date
                         --------------------------------------------------------
                         1999  2000  2001  2002  2003  Thereafter Notional Amount
                         ----  ----  ----  ----  ----  ---------- ---------------
Interest Rate
 Derivatives
Receivables:
 Hyatt Regency,
  Cambridge............. $--   $ 20  $--   $--   $--      $--          $ 20
 Hyatt Regency,
  Cambridge.............  --     20   --    --    --       --            20
 Hyatt Regency, Reston..  --    --     24   --    --       --            24
 Hyatt Regency, Reston..  --    --     24   --    --       --            24
 Hyatt Regency,
  Burlingame............  --     42   --    --    --       --            42
 Hyatt Regency,
  Burlingame............  --     10   --    --    --       --            10
 Swissotel..............  --    --    --    188   --       --           188

Payables:
 Hyatt Regency,
  Cambridge.............  --     20   --    --    --       --            20
 Hyatt Regency,
  Cambridge.............  --     20   --    --    --       --            20
 Hyatt Regency, Reston..  --    --     24   --    --       --            24
 Hyatt Regency, Reston..  --    --     24   --    --       --            24
 Hyatt Regency,
  Burlingame............  --     42   --    --    --       --            42
 Hyatt Regency,
  Burlingame............  --     10   --    --    --       --            10
 Swissotel..............  --    --    --    188   --       --           188
Average interest rate
 receivables(3)......... 4.94% 4.94% 4.94% 4.94%  --       --          4.94%
Payables(4)............. 6.16% 6.15% 6.17% 6.17%  --       --          6.20%

--------
(1) In April 1999, the New York Marriott Marquis was refinanced maturing in June 2000.
(2) Interest rates are based on one-month LIBOR plus certain basis points which range from zero to 275 basis points. The one-month LIBOR rate at March 26, 1999 was 4.94%. The current yield curve is relatively flat over the expected maturity dates and, therefore, we have calculated the average interest rates using the one-month LIBOR rate at March 26, 1998.
(3) Interest rates are at fixed rates ranging from 5.72% to 6.60%.
(4) Our fixed rate debt of $3.7 billion has a fair value which exceeds its carrying value by $20 million. Substantially all of our fixed rate debt matures in years subsequent to 2003.

                            BUSINESS AND PROPERTIES

   We are a limited partnership owning full service hotel properties as part of an umbrella partnership real estate investment trust. Host REIT is our sole general partner. We and our subsidiaries currently own 125 hotels representing approximately 58,000 rooms located throughout the United States and Canada. The majority of these hotels are operated under the Marriott, Ritz-Carlton, Four Seasons, Swissotel and Hyatt brand names, which are among the most respected and widely recognized brand names in the lodging industry. As described more fully below, our hotels are held by us and our subsidiaries and leased by us and our subsidiaries to lessees, principally subsidiaries of Crestline Capital Corporation. The hotels are managed on behalf of the lessees by subsidiaries of Marriott International and other companies.

   We were formed as a Delaware limited partnership in April 1998, as an indirect wholly owned subsidiary of Host Marriott Corporation, a Delaware corporation, in connection with Host Marriott's efforts to reorganize its business operations to qualify as a REIT for federal income tax purposes. As part of the REIT conversion, on December 28, 1998, Host Marriott and various of its subsidiaries contributed to us substantially all of their assets and we assumed substantially all of their liabilities. As a result, we have succeeded to the hotel ownership business formerly conducted by Host Marriott, which is described more fully below. Throughout, the following discussion activities prior to December 29, 1998, represent the activities of our predecessor, Host Marriott Corporation and its subsidiaries.

The REIT conversion

   During 1998, Host Marriott and its subsidiaries and affiliates consummated a series of transactions intended to enable it to qualify as a REIT for federal income tax purposes. As a result of these transactions the hotel ownership business formerly conducted by Host Marriott and its subsidiaries and other affiliates is conducted as an umbrella partnership REIT, or UPREIT, through us and our subsidiaries. Host REIT intends to elect to be treated as a REIT for federal income tax purposes effective January 1, 1999.

   Certain of the transactions comprising the REIT conversion are described below.

   Reorganization of lodging assets. During 1998, Host Marriott reorganized its hotel ownership assets and certain other assets so that they were owned by us and our subsidiaries. In exchange for the hotel ownership business, Host Marriott received a number of OP Units equal to the number of then-outstanding shares of Host Marriott common stock, and we and our subsidiaries assumed substantially all of the liabilities of Host Marriott and its subsidiaries.

   Host REIT is the sole general partner and holds approximately 78% of our outstanding OP Units. The remaining interests in us are owned by outside third parties as a result of the acquisitions described below. We and our subsidiaries conduct the hotel ownership business.

   Host Marriott did not transfer to us and we therefore do not own other assets formerly held by Host Marriott and its subsidiaries principally consisting of 31 retirement communities and controlling interests in the entities that lease our hotels. Most of these assets are owned by Crestline, formerly a wholly owned subsidiary of Host Marriott. Crestline became a separate publicly traded company on December 29, 1998 as part of the shareholder distribution discussed below.

   Our acquisitions. Prior to the REIT conversion, Host Marriott and several of its separate direct and indirect wholly owned subsidiaries were the sole general partners of eight publicly traded limited partnerships and four private partnerships in which Host Marriott or a subsidiary owned or held a controlling interest in 28 full-service hotels operating under the Marriott brand. The following table lists each of these partnerships and the hotel properties owned by it or in which it holds a controlling interest.

Partnership                           Hotel Properties                       Rooms
-----------                           ----------------                       -----
Public
Atlanta Marriott Marquis II Limited
 Partnership (1)....................  Atlanta Marriott Marquis               1,671
Desert Springs Marriott Limited
 Partnership (1)....................  Desert Springs Resort and Spa            884
Hanover Marriott Limited Partnership
 (1)................................  Hanover, New Jersey                      353
Marriott Diversified American
 Hotels, L.P........................  Dayton, Ohio                             399
                                      Fairview Park, Virginia                  395
                                      Livonia, Michigan                        224
                                      Fullerton, California                    224
                                      Research Triangle Park, North Carolina   224
                                      Southfield, Michigan                     226
Marriott Hotel Properties Limited
 Partnership (1)......................Orlando.World Center                   1,503
                                      Harbor Beach Resort, Florida             624
Marriott Hotel Properties II Limited
 Partnership (1)....................  San Antonio Rivercenter                  999
                                      New Orleans                            1,292
                                      San Ramon, California                    368
                                      Santa Clara, California                  754
Mutual Benefit Chicago Marriott
 Suite Hotel Partners, L.P..........  Chicago O'Hare Suites                    256
Potomac Hotel Limited Partnership...  Albuquerque, New Mexico                  411
                                      Greensboro/High Point, North Carolina    299
                                      Houston Medical Center                   386
                                      Mountain Shadows Resort, Arizona         337
                                      Miami Biscayne Bay                       605
                                      Raleigh Crabtree, North Carolina (2)     375
                                      Seattle Sea-Tac Airport                  459
                                      Tampa Westshore (2)                      309
Private
HMC BN Limited Partnership(3).......  Ritz-Carlton, Buckhead, Georgia          553
                                      Ritz-Carlton, Naples, Florida            463
Ivy Street Hotel Limited Partnership
 (3)................................  Atlanta Marriott Marquis               1,671
Times Square Marquis Hotel Limited
 Partnership (3)....................  New York Marriott Marquis              1,919
HMC/RGI Hartford Limited Partnership
 (3)................................  Hartford/Farmington                      380

--------
(1) Host Marriott owned or had a controlling interest in these partnerships prior to the REIT conversion. These properties were previously consolidated by Host Marriott.
(2) Host Marriott consolidated these properties through its investments, including the ownership of mortgage notes prior to the REIT conversion.
(3) We acquired substantially all of the unaffiliated partnership interests prior to the REIT conversion. These properties were previously consolidated by Host Marriott.

   As part of the REIT conversion, we, directly and through our subsidiaries, acquired all of the publicly-traded partnerships and the four private partnerships identified in the table above in exchange for approximately 25 million OP Units. Approximately 8.5 million of these OP Units have been converted into shares of Host REIT's common stock. Additionally, some of the limited partners of the publicly-traded partnerships elected to exchange OP Units for approximately $3 million aggregate principal amount unsecured notes due December 15, 2005 issued by us. In connection with our issuance of OP Units to third parties as part of the REIT conversion, including the acquisitions of the public and private partnerships and the Blackstone acquisition, we issued approximately 64.5 million OP Units which are convertible into cash or Host REIT's common stock, at Host REIT's option. These OP Units are restricted from converting until July 1999, October 1999 and January 2000 when 23.9 million,
11.9 million and 28.8 million units, respectively, are eligible for conversion.

   In addition to the partnerships listed above, we own controlling interests in other private partnerships which Host Marriott has previously consolidated. Certain of the minority partners in these partnerships retain the right to exchange their interests in these partnerships for OP Units subject to certain conditions. We estimate that approximately 10 million OP Units could be issued at various points in time in the event that all such minority partners were to elect to exchange their partnership interests.

   We also acquired, on December 30, 1998, from The Blackstone Group, a Delaware limited partnership, and a series of funds controlled by affiliates of Blackstone Real Estate Partners (together, the "Blackstone Entities"), ownership of or a controlling interest in 12 upscale and luxury full-service hotels in the U.S. and a mortgage loan secured by a thirteenth hotel and certain other assets. As part of the Blackstone acquisition, we also acquired a 25% interest in the U.S. Swissotel management company which was sold in turn to Crestline at book value. In exchange for these assets, we issued to the Blackstone Entities approximately 47.7 million OP Units, which OP Units are redeemable for cash or, at Host REIT's option, Host REIT common stock. We also assumed debt and made cash payments to the Blackstone Entities totaling, in the aggregate, approximately $920 million and distributed, in the aggregate, approximately 1.4 million shares of Crestline common stock and other consideration to the Blackstone Entities. As a result of the consummation of the Blackstone acquisition, the Blackstone Entities currently own approximately 16.4% of our outstanding OP Units. The Blackstone hotel portfolio consists of two Ritz-Carlton, two Four Seasons, one Grand Hyatt, three Hyatt Regency and four Swissotel properties. John G. Schreiber, co-chairman of Blackstone Real Estate Partners' investment committee, is a member of Host REIT's Board of Directors.

   Contribution of assets to non-controlled subsidiaries. In connection with the REIT conversion, two taxable corporations--Rockledge Hotel Properties, Inc. and Fernwood Hotel Assets, Inc.--were formed in which we own approximately 95% of the economic interest but none of the voting interest. We refer to these two subsidiaries as the non-controlled subsidiaries. The non-controlled subsidiaries hold various assets which were originally contributed to us by Host Marriott and its subsidiaries, the direct ownership of which by us or our subsidiaries would jeopardize Host REIT's status as a REIT and/or our status as a partnership for federal income tax purposes. These assets primarily consist of interests in certain partnerships or other interests in hotels which are not leased, and furniture, fixtures and equipment, also known as "FF&E", used in our hotels and certain international hotels. We have no control over the operation or management of the hotels or other assets owned by the non-controlled subsidiaries. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are a trust formed for the benefit of certain of our employees and the J. Willard Marriott Foundation, acquired all of the voting common stock of each non-controlled subsidiary, representing, in each case, the remaining approximately 5% of the total economic interests in each non-controlled subsidiary.

   Leases of hotels. Under current federal income tax law, a REIT cannot derive income from the operation of hotels but can derive rental income by leasing hotels. Therefore, as part of the REIT conversion, we and our subsidiaries have leased virtually all of our hotel properties to certain subsidiaries of Crestline. Generally, there is a separate lessee for each hotel property or there is a separate lessee for each group of hotel properties that has separate mortgage financing or has owners in addition to us and our wholly owned subsidiaries. Each lessee is generally a limited liability company whose purpose is limited to acting as lessee under an applicable lease. The lessees under leases of hotels that are managed by subsidiaries of Marriott International are owned 100% by a wholly owned subsidiary of Crestline, although Marriott International or its appropriate subsidiary has a non-economic voting interest on certain matters. The LLC operating agreement or the limited partnership agreement, as applicable, for such lessees provides that the Crestline subsidiary or general partner of the lessee will have full control over the management of the business of the lessee, except with respect to certain decisions for which the consent of members or partners and the manager will be required.

   The hotel management agreements to which Host Marriott or its subsidiaries were parties were assigned to the lessees for the term of the applicable leases. Although the lessees have primary liability under the management agreements while the leases are in effect, we retain contingent liability under the management agreements for all obligations that the lessees do not perform. We also remain primarily liable for certain obligations under the management agreements.

   Proposed legislation was introduced in Congress in April 1999 that would have the effect of enabling a REIT to lease hotels to a wholly owned subsidiary corporation that could operate hotels directly, provided that the subsidiary contracts out the management functions to independent third parties. In the event that this or similar legislation is enacted, then we, at our discretion, may elect to terminate the leases of our hotels with Crestline subsidiaries and pay certain termination fees. We cannot predict at this time whether this legislation will be enacted. If it were to be enacted we do not yet know what action we might take.

   The shareholder distributions. As part of the REIT conversion, Host Marriott made certain taxable distributions to its shareholders in which they received, for each share of common stock, (1) one-tenth of one share of common stock of Crestline and, (2) either $1 cash or 0.087 share of Host Marriott common stock at the election of the shareholder. The aggregate value of the Crestline common stock, the common stock and cash distributed to shareholders of Host Marriott was approximately $510 million.

Operations as a REIT

   Host REIT is our sole general partner and manages all aspects of our business. This includes decisions with respect to sales and purchases of hotels, the financing of the hotels, the leasing of the hotels, and capital expenditures for the hotels, subject to the terms of the leases and the management agreements described below.

   Under current federal income tax law, REITs are restricted in their ability to derive revenues directly from the operations of hotels. Therefore, we lease virtually all of our hotels to certain entities we refer to as the "lessees." The lessees pay rent to us and our subsidiaries generally equal to a specified minimum rent plus rent based on specified percentages of different categories of aggregate sales at the relevant hotels to the extent such "percentage rent" would exceed the minimum rent. The lessees operate the hotels pursuant to management agreements with the managers. Each of the management agreements provides for certain base and incentive management fees, plus reimbursement of certain costs, as further described below. Such fee and cost reimbursements are the primary obligation of the lessees and not us. We remain liable under the management agreements and the obligation of the lessees to pay such fees could adversely affect the ability of the lessees to pay the required rent to us. A summary of the material terms of these leases and management agreements is provided below.

   The leases, through the sales percentage rent provisions, are designed to allow us to participate in any growth above specified levels in room sales at the hotels, which management expects can be achieved through increases in room rates and occupancy levels. Although the economic trends affecting the hotel industry will be the major factor in generating growth in lease revenues, the abilities of the lessees and the managers will also have a material impact on future sales growth.

   In addition to external growth generated by new acquisitions, we intend to carefully and periodically review our portfolio to identify opportunities to selectively enhance existing assets to improve operating performance through major capital improvements. Our leases provide us with the right to approve and finance major capital improvements.

Business Strategy

   Our primary objective is to acquire upscale and luxury full service hotel lodging properties and achieve long-term sustainable growth in "Funds from Operations" per OP Unit and cash flow. Since the beginning of 1994 we have grown our hotel portfolio, directly or through our respective subsidiaries, by 105 full-service hotels representing more than 48,000 rooms for an aggregate purchase price of approximately $6.2 billion. Based upon data provided by Smith Travel Research, we believe that our full-service hotels outperform the industry's average occupancy rate by a significant margin. Our full-service hotels averaged 78.8% occupancy for 1998, for comparable properties, compared to a 71.1% average occupancy for our competitive set. "Comparable properties" are those owned by Host Marriott directly or indirectly from the beginning of each period presented. Our competitive set refers to hotels in the upscale and luxury full-service segment of the lodging industry, the segment which is most representative of our full-service hotels, and consists of Marriott Hotels, Resorts and Suites; Crowne Plaza; Doubletree; Hyatt; Hilton; Radisson; Red Lion; Sheraton; Westin; and Wyndham.

   One commonly used indicator of market performance for hotels is REVPAR, which measures daily room revenues generated on a per room basis. This does not include food and beverage or other ancillary revenues generated by the property. REVPAR represents the product of the average daily room rate charged and the average daily occupancy achieved. The relatively high occupancy rates of our hotels, along with increased demand for full-service hotel rooms, have allowed the managers of our hotels to increase average daily room rates by selectively raising room rates and by replacing certain discounted group business with higher-rate group and transient business. As a result, on a comparable basis, REVPAR for our full-service properties increased approximately 7.3% and 12.6% in 1998 and 1997, respectively.

   Although competition for acquisitions has increased, we believe that the upscale and luxury full-service segments of the market offer opportunities to acquire assets at attractive multiples of cash flow and at discounts to replacement value. We intend to increase our pool of potential acquisition candidates by considering acquisitions of select non-Marriott and non-Ritz-Carlton hotels that offer long-term growth potential and are consistent with the overall quality of our current portfolio. We will focus on upscale and luxury full-service properties in difficult to duplicate locations with high barriers to entry, such as hotels located in downtown, airport and resort/convention locations, which are operated by quality managers. We believe this ability to acquire hotel properties operated by a variety of quality managers under long-term contracts represents a strategic advantage over a number of competitors. For example, in December 1998, we consummated the Blackstone acquisition for approximately $1.55 billion in a combination of OP Units, cash, assumed debt and other consideration.

   In certain circumstances, we have improved the results of under-performing hotels by converting them to the Marriott brand. Based upon data provided by Smith Travel Research, we believe that the Marriott brand has consistently outperformed the industry. Demonstrating the strength of the Marriott brand name, our comparable properties generated a 26% REVPAR premium over our competitive set for 1998. Accordingly, management anticipates that any additional full-service properties acquired in the future and converted from other brands to the Marriott brand should achieve higher occupancy rates and average room rates than has previously been the case for those properties as the properties begin to benefit from Marriott's brand name recognition, reservation system and group sales organization. Of our 105 full-service hotels acquired from the beginning of 1994 through the date hereof, sixteen were converted to the Marriott brand following their acquisition although such opportunities have been more limited recently.

   We also plan to selectively develop new upscale and luxury full-service hotels in major urban markets and convention/resort locations with strong growth prospects, unique or difficult to duplicate sites, high barriers to entry for other new hotels and limited new supply. We intend to target only development projects that show promise of providing financial returns that represent a premium to acquisitions. In 1997, Host Marriott announced that it would develop the 717-room Tampa Convention Center Marriott for $104 million, including a $16 million subsidy provided by the City of Tampa.

   We believe we are well qualified to pursue our acquisition and development strategy. Management has extensive experience in acquiring and financing lodging properties and believes its industry knowledge, relationships and access to market information provide a competitive advantage with respect to identifying, evaluating and acquiring hotel assets.

Recent Acquisitions, Dispositions and Developments

   In January 1998, one of Host Marriott's subsidiaries acquired an additional interest in Atlanta Marquis, which owns an interest in the 1,671-room Atlanta Marriott Marquis Hotel, for approximately $239 million, including the assumption of approximately $164 million of mortgage debt. It previously owned a 1.3% general and limited partnership interest. As noted above, the remaining limited partner interests in Atlanta Marquis were acquired as part of the REIT conversion.

   In March 1998, one of Host Marriott's subsidiaries acquired a controlling interest in the partnership that owns three hotels: the 359-room Albany Marriott, the 350-room San Diego Marriott Mission Valley and the 320-room Minneapolis Marriott Southwest for approximately $50 million. In the second quarter of 1998, one of Host Marriott's subsidiaries acquired the partnership that owns the 289-room Park Ridge Marriott in Park Ridge, New Jersey for $24 million. It previously owned a 1% managing general partner interest and a note receivable interest in such partnership. In addition, Host Marriott's subsidiary acquired the 281-room Ritz-Carlton, Phoenix for $75 million, the 397-room Ritz-Carlton, Tysons Corner in Virginia for $96 million and the 487-room Torrance Marriott near Los Angeles, California for $52 million. In the third quarter of 1998, Host Marriott acquired the 308-room Ritz-Carlton, Dearborn for approximately $65 million; a subsidiary of Host Marriott also acquired the 336-room Ritz-Carlton, San Francisco for approximately $161 million, and Host Marriott acquired the 404-room Memphis Crowne Plaza (which was converted to the Marriott brand upon acquisition) for approximately $16 million. These assets are currently held by us and our subsidiaries.

   As noted above, in December 1998, we completed acquisitions of eight public partnerships and interests in four private partnerships which own or control 28 properties and we consummated the Blackstone acquisition. The Blackstone hotel portfolio is one of the premier collections of hotel real estate properties which includes: the 449-room Ritz-Carlton, Amelia Island; the 275-room Ritz-Carlton, Boston; the 793-room Hyatt Regency Burlingame at San Francisco Airport; the 469-room Hyatt Regency Cambridge, Boston; the 514-room Hyatt Regency Reston, Virginia; the 439-room Grand Hyatt Atlanta; the 365-room Four Seasons Philadelphia; the 246-room Four Seasons Atlanta; the 494-room Drake (Swissotel) New York; the 630-room Swissotel Chicago; the 498-room Swissotel Boston and the 348-room Swissotel Atlanta. Additionally, the transaction included: a $65.6 million first mortgage loan on the 285-room Four Seasons Beverly Hills; two office buildings in Atlanta--the offices at The Grand (97,879 sq. ft.) and the offices at the Swissotel (67,110 sq. ft.); and a 25% interest in the U.S. Swissotel management company (which was transferred to Crestline).

   During 1997, Host Marriott or its subsidiaries acquired, or purchased controlling interests in, 17 full-service hotels, containing 8,624 rooms, for an aggregate purchase price of approximately $765 million, including the assumption of approximately $418 million of debt. Host Marriott's subsidiaries also completed the acquisition of the 504-room New York Marriott Financial Center following the acquisition of the mortgage on the hotel for $101 million in late 1996.

   In 1997, Host Marriott or its subsidiaries acquired, or obtained controlling interests in, five affiliated partnerships, adding 10 hotels to its portfolio. In January 1997, a subsidiary of Host Marriott acquired a controlling interest in MHP. MHP owns the 1,503-room Marriott Orlando World Center and a 50.5% interest in the 624-room Marriott Harbor Beach Resort. In April, a subsidiary of Host Marriott acquired a controlling interest in the 353-room Hanover Marriott. In the fourth quarter, a subsidiary of Host Marriott acquired the Chesapeake Hotel Limited Partnership. This partnership owns the 430-room Boston Marriott Newton; the 681-room Chicago Marriott O'Hare; the 595-room Denver Marriott Southeast; the 588-room Key Bridge Marriott in Virginia; the 479-room Minneapolis/Bloomington Airport Marriott in Minnesota (which we sold in 1999); and the 221-room Saddle Brook Marriott in New Jersey. In December 1997, a subsidiary of Host Marriott obtained a controlling interest in the partnership that owns the 884-room Marriott's Desert Springs Resort and Spa in California and we acquired the remaining interests in December 1998 as part of the REIT conversion.

   In addition to investments in partnerships in which it already held minority interests, Host Marriott has been successful in adding properties to its portfolio through partnership arrangements with either the seller of the property or the incoming managers, typically Marriott International or a Marriott franchisee. We now have the financial flexibility and, due to our existing private partnership investment portfolio, the administrative infrastructure in place to accommodate such arrangements. We view this ability as a competitive advantage and expect to enter into similar arrangements to acquire additional properties in the future.

   Through subsidiaries, we currently own four Canadian properties, with 1,636 rooms, and will continue to evaluate other attractive acquisition opportunities in Canada. In addition, the overbuilding and economic stress currently being experienced in some European and Pacific Rim countries may eventually lead to additional international acquisition opportunities. We will acquire international properties only when such acquisitions achieve satisfactory returns after adjustments for currency and country risks and tax consequences.

   We may also expand certain existing hotel properties where strong performance and market demand exists. Expansions to existing properties create a lower risk to us as the success of the market is generally known and development time is significantly shorter than new construction. We recently began construction on a 500-room expansion and an additional 15,000 square feet of meeting space to the 1,503-room Marriott Orlando World Center, which is due to be completed in early 2000. In July 1998, a subsidiary of Host Marriott purchased a 13-acre parcel of land for the development of a 295-room Ritz-Carlton that will serve as an extension of the 463-room Ritz-Carlton, Naples, which was purchased in September 1996. The existing hotel just completed room, restaurant and public space refurbishment and is in the process of adding a world-class spa. In addition, a subsidiary of one of the non-controlled subsidiaries has entered into a joint venture through which it owns 49% of the surrounding newly developed 27-hole world-class Greg Norman designed golf course development. The golf course joint venture was transferred to a non-controlled subsidiary in connection with the REIT conversion. Our total investment in expansions and improvements of the Ritz-Carlton, Naples property is expected to be approximately $97 million. We also completed a 210-room extension of the Philadelphia Marriott Convention Center in April 1999 at a cost of approximately $43 million including debt of $9 million.

   In February 1999, we sold the Minneapolis/Bloomington Airport Marriott for $35 million and recorded a gain on the sale of approximately $11 million. We also may selectively dispose of other hotel assets where we believe we can earn higher returns on our invested capital.

Hotel Lodging Industry

   The lodging industry posted strong gains in 1998, as higher average daily rates drove increases in REVPAR. Over the last five years, the lodging industry has benefited from a favorable supply/demand imbalance, driven in part by low construction levels in the markets in which our hotels compete combined with high gross domestic product, or "GDP", growth. Recently, however, supply has begun to moderately outpace demand, causing slight declines in occupancy rates in the upscale and luxury full-service segments in which we operate. According to Smith Travel Research, supply in our competitive set increased 1.2% for the year ended December 31, 1998 versus the same period one year ago while demand in our competitive set decreased 0.3% for the same period. At the same time, occupancy declined 1.5% in our competitive set for the year ended December 31, 1998 versus the same period one year ago.

   These declines in occupancy, however, were more than offset by increases in average daily rates which generated higher REVPAR. According to Smith Travel Research, for the year ended December 31, 1998, average daily rate and REVPAR for our competitive set increased 6.5% and 5.0%, respectively, versus the same period one year ago. The current amount of excess supply in the lodging industry is relatively moderate and much less severe than that experienced in the lodging industry beginning in 1989, in part because of the greater financial discipline and lending practices imposed by financial institutions and public markets today relative to those during the late 1980's.

   Within the upscale and luxury full-service segment, our hotels have outperformed the overall sector. The attractive locations of our hotels, the limited availability of new building sites for new construction of competing full-service hotels, and the lack of availability of financing for new full-service hotels has allowed us to maintain REVPAR and average daily rate premiums over our competitors in these service segments. On a comparable basis, average daily rates for our full service hotels increased 6.9% during 1998 compared with 1997. The increase in average daily rate helped generate a strong increase in comparable hotel REVPAR of 7.3% for the same period. Furthermore, because our lodging operations have a high fixed-cost component, increases in REVPAR generally yield greater percentage increases in EBITDA. While we do not benefit directly from increases in EBITDA levels at our properties due to the structure of our leases, we should benefit from such increases due to expected higher market valuations of our properties based on such elevated EBITDA levels.

   We believe that the current environment of excess supply will most likely continue over the next twelve to eighteen months, although any excess supply is expected to be moderate given the fact that demand is expected to grow at the same 1% to 2% rate as projected GDP and new construction has been limited by capital constraints. Given the relatively long lead time required to develop urban, convention and resort hotels, we believe that the growth in room supply in upscale and luxury full-service sub-markets in which we operate will remain moderate through the year 2000. However, there can be no assurance that growth in supply will remain moderate or that REVPAR and EBITDA will continue to improve.

Hotel Lodging Properties

   Our lodging portfolio currently consists of 125 upscale and luxury full service hotels with approximately 58,000 rooms. Our hotel lodging properties represent quality assets in the upscale and luxury full-service lodging segments. All but thirteen of our hotel properties are currently operated under the Marriott or Ritz-Carlton brand names.

   To maintain the overall quality of our lodging properties, each property undergoes refurbishments and capital improvements on a regularly scheduled basis. Typically, refurbishing has been provided at intervals of five years, based on an annual review of the condition of each property. For the fiscal years 1998, 1997 and 1996, we spent $165 million, $129 million and $87 million, respectively, on capital improvements to existing properties. As a result of these expenditures, we will be able to maintain high quality rooms at our properties.

   Our hotels average nearly 465 rooms. Thirteen of our hotels have more than 750 rooms. Hotel facilities typically include meeting and banquet facilities, a variety of restaurants and lounges, swimming pools, gift shops and parking facilities. Our hotels primarily serve business and pleasure travelers and group meetings at locations in downtown and suburban areas, near airports and at resort convention locations throughout the United States. The properties are generally well situated in locations where there are significant obstacles faced by potential competitors including downtown areas of major metropolitan cities at airports and resort/convention locations where there are limited or no development sites. Marriott International serves as the manager for 99 of our 125 hotels and all but 13 are part of Marriott International's full-service hotel system. The Marriott brand name has consistently delivered occupancy and REVPAR premiums over other brands.

   The average age of our properties is sixteen years, although several of our properties have had substantial, more recent renovations or major additions. In 1998, a subsidiary of Host Marriott substantially completed a two-year $25 million dollar capital improvement program at the New Orleans Marriott which included renovations to all guest rooms, refurbishment of ballrooms and restaurant updates. In early 1998, a subsidiary of Host Marriott completed a $15 million capital improvement program at the Denver Marriott Tech Center. The program included replacement of guestroom interiors, remodeling of the lobby, ballroom, meeting rooms and corridors, as well as renovations to the exterior of the building.

   A number of our full-service hotel acquisitions, such as the Memphis Marriott which was acquired in 1998, were converted to the Marriott brand upon acquisition. The conversion of these properties to the Marriott brand is intended to increase occupancy and room rates as a result of Marriott International's nationwide marketing and reservation systems, its Marriott Rewards program, group sales force, as well as customer recognition of the Marriott brand name. The invested capital with respect to these properties is primarily used for the improvement of common areas, as well as upgrading soft and hard goods (i.e., carpets, drapes, paint, furniture and additional amenities). The conversion process typically causes periods of disruption to these properties as selected rooms and common areas are temporarily taken out of service. Historically, the conversion properties have shown improvements as the benefits of Marriott International's marketing and reservation programs, group sales force and customer service initiatives take hold. In addition, these properties have generally been integrated into Marriott International's systems covering purchasing and distribution, insurance, telecommunications and payroll processing.

   The chart below sets forth performance information for our comparable hotels:

                                              First Quarter      Fiscal Year
                                             ----------------  ----------------
                                              1999     1998     1998     1997
                                             -------  -------  -------  -------
Comparable Full-Service Hotels(1)
Number of properties........................      89       89       78       78
Number of rooms.............................  44,386   44,386   38,589   38,589
Average daily rate.......................... $151.87  $147.77  $142.67  $133.45
Occupancy percentage........................    79.3%    78.0%    78.8%    78.5%
REVPAR...................................... $120.37  $115.32  $112.39  $104.79
REVPAR% change..............................     4.4%     --       7.3%     --

--------
(1) Consists of the 89 and 78 properties owned directly or indirectly by Host Marriott for the first quarter of 1999 and 1998 and entire 1998 and 1997 fiscal years, respectively. These properties, for the respective periods, represent the "comparable properties". Properties held for less than all of the periods discussed above, respectively, are not considered comparable.

   The chart below sets forth certain performance information for our hotels:

                                            First         Fiscal Year
                                           Quarter  ---------------------------
                                            1999     1998       1997     1996
                                           -------  -------    -------  -------
Number of properties......................     125      126(1)      95       79
Number of rooms...........................  57,975   58,445(1)  45,718   37,210
Average daily rate........................ $150.86  $140.35    $133.74  $119.94
Occupancy percentage......................    78.1%    77.7%      78.4%    77.3%
REVPAR.................................... $117.81  $109.06    $104.84  $ 92.71

--------
(1) Number of properties and rooms as of December 31, 1998 and includes 25 properties (9,965 rooms) acquired in the public partnerships merger and the Blackstone acquisition.

   The following table presents full service hotel information by geographic region for first quarter 1999:

                              No. of Average No. of  Average   Average
Geographic Region             Hotels  Guest Rooms   Occupancy Daily Rate REVPAR
-----------------             ------ -------------- --------- ---------- -------
Atlanta......................   11        486         78.8%    $147.13   $115.91
Florida......................   13        513         86.1      177.28    152.59
Mid-Atlantic.................   17        364         70.8      126.81     89.74
Midwest......................   16        362         71.7      117.41     84.16
New York.....................   11        652         82.0      184.88    151.53
Northeast....................   12        381         68.7      119.42     82.03
South Central................   18        497         79.1      137.00    108.30
Western......................   27        491         80.3      160.51    128.94
Average--All regions.........  125        463         78.1      150.86    117.81

   During 1995 and 1996, Host Marriott divested virtually all of its limited-service hotel properties through the sale and leaseback of 53 Courtyard properties and 18 Residence Inn properties. During 1998, limited-service properties represented less than 2% of our EBITDA from hotel properties and we expect this percentage to continue to decrease as we continue to acquire full service properties. These 71 properties that we lease continue to be reflected in our revenues. The Courtyard and Residence Inn properties are subleased to subsidiaries of Crestline under sublease agreements and are managed by Marriott International under long-term management agreements.

   The following table sets forth as of May 19, 1999, the location and number of rooms relating to each of our 125 hotels. All of the properties are leased to a subsidiary of Crestline and operated under Marriott brands by Marriott International, unless otherwise indicated.

Location                                                                   Rooms
--------                                                                   -----
Alabama
  Grand Hotel Resort and Golf Club........................................   306
Arizona
  Mountain Shadows Resort.................................................   337
  Scottsdale Suites.......................................................   251
  The Ritz-Carlton, Phoenix...............................................   281
California
  Coronado Island Resort(1)(2)............................................   300
  Costa Mesa Suites.......................................................   253
  Desert Springs Resort and Spa...........................................   884
  Fullerton(2)............................................................   224
  Hyatt Regency, Burlingame(3)............................................   793
  Manhattan Beach(1)(2)(4)(6).............................................   380
  Marina Beach(1)(2)......................................................   368
  Newport Beach...........................................................   570
  Newport Beach Suites....................................................   250
  Ontario Airport(4)(6)...................................................   299
  Sacramento Airport(2)(3)(7).............................................    85
  San Diego Marriott Hotel and Marina(2)(6)............................... 1,355
  San Diego Mission Valley(4)(6)(7).......................................   350
  San Francisco Airport...................................................   684
  San Francisco Fisherman's Wharf.........................................   285
  San Francisco Moscone Center(2)......................................... 1,498
  San Ramon(2)............................................................   368
  Santa Clara(2)..........................................................   754
  The Ritz-Carlton, Marina del Rey........................................   306
  The Ritz-Carlton, San Francisco.........................................   336
  Torrance................................................................   487
Colorado
  Denver Southeast(2).....................................................   595
  Denver Tech Center(1)...................................................   625
  Denver West(2)..........................................................   307
  Marriott's Mountain Resort at Vail(1)...................................   349
Connecticut
  Hartford/Farmington.....................................................   380
  Hartford/Rocky Hill(2)..................................................   251
Florida
  Florida Fort Lauderdale Marina(2).......................................   580
  Harbor Beach Resort(2)(5)(6)(7).........................................   624
  Jacksonville(2)(4)......................................................   256
  Miami Airport(2)........................................................   782
  Miami Biscayne Bay(2)...................................................   605
  Orlando World Center.................................................... 1,503
  Palm Beach Gardens(4)...................................................   279
  Singer Island Holiday Inn(3)............................................   222
  Tampa Airport(2)........................................................   295
  Tampa Westshore(2)......................................................   309

Location                                                                   Rooms
--------                                                                   -----
  The Ritz-Carlton, Amelia Island.........................................   449
  The Ritz-Carlton, Naples................................................   463
Georgia
  Atlanta Marriott Marquis(6)............................................. 1,671
  Atlanta Midtown Suites(2)...............................................   254
  Atlanta Norcross........................................................   222
  Atlanta Northwest.......................................................   400
  Atlanta Perimeter(2)....................................................   400
  Four Seasons, Atlanta(3)................................................   246
  Grand Hyatt, Atlanta(3).................................................   439
  JW Marriott Hotel at Lenox(2)...........................................   371
  Swissotel, Atlanta(3)...................................................   348
  The Ritz-Carlton, Atlanta(2)............................................   447
  The Ritz-Carlton, Buckhead..............................................   553
Illinois
  Chicago/Deerfield Suites................................................   248
  Chicago/Downers Grove Suites............................................   254
  Chicago/Downtown Courtyard..............................................   334
  Chicago O'Hare(2).......................................................   681
  Chicago O'Hare Suites(2)................................................   256
  Swissotel, Chicago(3)...................................................   630
Indiana
  South Bend(2)...........................................................   300
Louisiana
  New Orleans............................................................. 1,290
Maryland
  Bethesda(2).............................................................   407
  Gaithersburg/Washingtonian Center.......................................   284
Massachusetts
  Boston/Newton...........................................................   430
  Hyatt Regency, Cambridge(3).............................................   469
  Swissotel, Boston(3)....................................................   498
  The Ritz-Carlton, Boston................................................   275
Michigan
  The Ritz-Carlton, Dearborn..............................................   308
  Detroit Livonia.........................................................   224
  Detroit Romulus.........................................................   245
  Detroit Southfield......................................................   226
Minnesota
  Minneapolis City Center(2)..............................................   583
  Minneapolis Southwest(4)(6)(7)..........................................   320
Missouri
  Kansas City Airport(2)..................................................   382
New Hampshire
  Nashua..................................................................   251
New Jersey
  Hanover.................................................................   353
  Newark Airport(2).......................................................   590
  Park Ridge(2)...........................................................   289
  Saddle Brook............................................................   221

Location                                                                   Rooms
--------                                                                   -----
New Mexico
  Albuquerque(2)..........................................................   411
New York
  Albany(4)(6)(7).........................................................   359
  New York Marriott Financial Center......................................   504
  New York Marriott Marquis(2)(6)......................................... 1,919
  Marriott World Trade Center(1)(2).......................................   820
  Swissotel, The Drake(3).................................................   494
North Carolina
  Charlotte Executive Park(4).............................................   298
  Greensboro/Highpoint(2).................................................   299
  Raleigh Crabtree Valley.................................................   375
  Research Triangle Park..................................................   224
Ohio
  Dayton..................................................................   399
Oklahoma
  Oklahoma City...........................................................   354
  Oklahoma City Waterford(1)(4)(6)........................................   197
Oregon
  Portland................................................................   503
Pennsylvania
  Four Seasons, Philadelphia(3)...........................................   365
  Philadelphia Convention Center(2)(6).................................... 1,410
  Philadelphia Airport(2).................................................   419
  Pittsburgh City Center(1)(2)(4).........................................   400
Tennessee
  Memphis(1)(2)...........................................................   404
Texas
  Dallas/Fort Worth Airport...............................................   492
  Dallas Quorum(2)........................................................   547
  El Paso(2)..............................................................   296
  Houston Airport(2)......................................................   566
  Houston Medical Center(2)...............................................   386
  JW Marriott Houston.....................................................   503
  Plaza San Antonio(1)(2)(4)..............................................   252
  San Antonio Rivercenter(2)..............................................   999
  San Antonio Riverwalk(2)................................................   500
Utah
  Salt Lake City(2).......................................................   510
Virginia
  Dulles Airport(2).......................................................   370
  Fairview Park(2)........................................................   395
  Hyatt Regency, Reston(3)................................................   514
  Key Bridge(2)...........................................................   588
  Norfolk Waterside(2)(4).................................................   404
  Pentagon City Residence Inn.............................................   300
  The Ritz-Carlton, Tysons Corner(2)......................................   397
  Washington Dulles Suites................................................   254
  Westfields(1)...........................................................   335
  Williamsburg(1).........................................................   295

Location                                                                  Rooms
--------                                                                  ------
Washington
  Seattle SeaTac Airport.................................................    459
Washington, DC
  Washington Metro Center(1).............................................    456
Canada
  Calgary(1).............................................................    380
  Toronto Airport(6).....................................................    423
  Toronto Eaton Center(2)................................................    459
  Toronto Delta Meadowvale(3)............................................    374
                                                                          ------
TOTAL.................................................................... 58,185
                                                                          ======

--------
(1) This property was converted to the Marriott brand after acquisition.
(2) The land on which this hotel is built is leased under one or more long-term lease agreements.
(3) This property is not operated under the Marriott brand and is not managed by Marriott International.
(4) This property is operated as a Marriott franchised property.
(5) This property is leased to Marriott International.
(6) This property is not wholly owned by us.
(7) This property is not leased to Crestline.

Investments in Affiliated Partnerships

   As previously discussed, in connection with the REIT conversion, the non-controlled subsidiaries were formed to hold various assets. The direct ownership of those assets by Host REIT or us could jeopardize Host REIT's status as a REIT or our treatment as a partnership for federal income tax purposes. Substantially all of our general and limited partner interests in partnerships owning 220 limited-service hotels were transferred to the non-controlled subsidiaries prior to year end. Additionally, of the 20 full-service hotels in which Host Marriott had general and limited partner interests, 13 were acquired by us, two were sold, four were transferred to the non-controlled subsidiary and one was retained by Host REIT.

   Cash distributions provided from these partnerships including distributions related to partnerships sold, transferred or acquired in 1998 are tied to the overall performance of the underlying properties and the overall level of debt. Distributions from these partnerships to Host Marriott were $2 million in 1998 and $5 million in each of 1997 and 1996. All debt of these partnerships is nonrecourse to us and our subsidiaries, except that we are contingently liable under various guarantees of debt obligations of certain of the limited-service partnerships.

Marketing

   As of March 26, 1999, 99 of our 125 hotel properties are managed by Marriott International as Marriott or Ritz-Carlton brand hotels. Thirteen of the 26 remaining hotels are operated as Marriott brand hotels under franchise agreements with Marriott International. We believe that these Marriott-managed and franchised properties will continue to enjoy competitive advantages arising from their participation in the Marriott International hotel system. Marriott International's nationwide marketing programs and reservation systems as well as the advantage of the strong customer preference for Marriott brands should also help these properties to maintain or increase their premium over competitors in both occupancy and room rates. Repeat guest business in the Marriott hotel system is enhanced by the Marriott Rewards program, which expanded the previous Marriott Honored Guest Awards program. Marriott Rewards membership includes more than 7.5 million members.

   The Marriott reservation system provides Marriott reservation agents complete descriptions of the rooms available for sale and up-to-date rate information from the properties. The reservation system also features connectivity to airline reservation systems, providing travel agents with access to available rooms inventory for all Marriott and Ritz-Carlton lodging properties. In addition, software at Marriott's centralized reservations centers enables agents to immediately identify the nearest Marriott or Ritz-Carlton brand property with available rooms when a caller's first choice is fully occupied. Host REIT's website (www.hostmarriott.com) currently permits users to connect to the Marriott reservation system to reserve rooms in its hotels.

Competition

   Our hotels compete with several other major lodging brands in each segment in which they operate. Competition in the industry is based primarily on the level of service, quality of accommodations, convenience of locations and room rates. Although the competitive position of each of our hotel properties differs from market to market, we believe that our properties compare favorably to their competitive set in the markets in which they operate on the basis of these factors. The following table presents key participants in sectors of the full service segment of the lodging industry in which we compete:

 Segment              Representative Participants
 -------              ---------------------------
 Luxury Full-Service  Ritz-Carlton; Four Seasons
 Upscale Full-Service Crown Plaza; Doubletree; Hyatt; Hilton; Marriott Hotels,
                      Resort and Suites; Radisson; Red Lion; Sheraton;
                      Swissotel; Westin; Wyndham

Other Real Estate Investments

   We have lease and sublease activity relating primarily to Host Marriott's former restaurant operations. Additionally, as part of the Blackstone acquisition, we acquired 165,000 square feet of office space in two buildings in Atlanta. Prior to the REIT conversion, we owned 12 undeveloped parcels of vacant land, totaling approximately 83 acres, originally purchased primarily for the development of hotels or senior living communities, which are now owned by one of the non-controlled subsidiaries.

Employees

   Currently, we have approximately 200 employees not including approximately 16 other employees which are covered by a collective bargaining agreement that are subject to review and renewal on a regular basis. We believe that we and our managers have good relations with labor unions and have not experienced any material business interruptions as a result of labor disputes.

Environmental and Regulatory Matters

   Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws may impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, certain environmental laws and common law principles could be used to impose liability for release of asbestos-containing materials, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released asbestos-containing materials. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. In connection with our current or prior ownership or operation of hotels, we may be potentially liable for any such costs or liabilities. Although we are currently not aware of any material environmental claims pending or threatened against us, no assurance can be given that a material environmental claim will not be asserted against us.

The Leases

   In order for Host REIT to qualify as a REIT and for us to be treated as a partnership for federal income tax purposes, neither we nor Host REIT may operate our hotels or related properties. Accordingly, we lease the hotels to lessees, which are primarily wholly owned, indirect subsidiaries of Crestline.

   Lessees. There generally is a separate lessee for each hotel or group of hotels that is owned by us or one of our separate subsidiaries. Each lessee is generally a Delaware limited liability company, whose purpose is limited to acting as lessee under the applicable lease(s).

   For those hotels where it is the manager, Marriott International or a subsidiary has a non-economic membership interest in the lessee entitling it to certain voting rights but no economic rights. The operating agreements for such lessees provide that the Crestline member of the lessee has full control over the management of the business of the lessee, except with respect to decisions for which the consent of the members or partners and the manager are required. These decisions are:

  . dissolving, liquidating, consolidating, merging, selling or leasing all or substantially all of the assets of the lessee;

  . engaging in any other business or acquiring any assets or incurring any liabilities not reasonably related to the conduct of the lessee's business;

  . instituting voluntary bankruptcy or similar proceedings or consenting to involuntary bankruptcy or similar proceedings;

  . terminating the management agreement relating to the lessee's hotel, other than by reason of a breach by the manager or upon exercise of express termination rights in the management agreement;

  . challenging the status or rights of the manager or the enforceability of the manager's consent rights; or

  .  incurring debt in excess of certain limits.

   Upon any termination of the applicable management agreement, these special voting rights of Marriott International (or its subsidiary) will cease.

   Lease terms. Each lease has a fixed term ranging generally from seven to ten years, depending upon the lease, subject to earlier termination upon the occurrence of certain contingencies.

   Minimum rent; percentage rent; additional charges. Each lease requires the lessee to pay (1) minimum rent in a fixed dollar amount per year plus (2) to the extent it exceeds minimum rent, rent based upon specified percentages of aggregate sales from the applicable hotel, including room sales, food and beverage sales and other income ("gross revenues"), in excess of specified thresholds.

   Minimum rent is a fixed dollar amount specified in each lease less (1) the FF&E adjustment (which we describe under "--Personal property limitation" below) and (2) interest on the working capital notes (which we describe under "--Working capital" below). Any amounts other than minimum rent and percentage rent due to the lessor under the leases are referred to as "additional charges".

   The amount of minimum rent and the percentage rent thresholds are to be adjusted each year. The annual adjustment with respect to minimum rent equals a percentage of any increase in the Consumer Price Index, or "CPI", during the previous twelve months. The annual adjustment with respect to percentage rent thresholds is a specified percentage equal to the weighted average of a percentage of any increase in CPI plus a specified percentage of any increase in a regional labor cost index agreed upon by the lessor and the lessee during the previous twelve months. Neither minimum rent nor percentage rent thresholds will be decreased because of the annual adjustment.

   Rental payments will be made on a fiscal year basis. The "fiscal year" means the fiscal year used by the manager. Payments of rent are to be made within two business days after the required payment date under the management agreement for each accounting period. "Accounting period" means, for those hotels where Marriott International is the manager, any of the thirteen four-week accounting periods which are used in the manager's accounting system. Rent payable for each accounting period will be the sum of (1) the excess if any, of (x) the greater of cumulative minimum rent year-to-date or cumulative percentage rent year-to-date over (y) the total amount of minimum rent and percentage rent paid year-to-date plus (2) any additional charges due. If the total amount of minimum rent and percentage rent paid year-to-date, as of any rent payment date, is greater than both cumulative minimum rent year-to-date and cumulative percentage rent year-to-date, then the lessor must remit the difference to the lessee.

   The leases generally provide for a rent adjustment in the event of damage, destruction, partial taking, capital expenditures or an FF&E adjustment.

   Lessee expenses. Each lessee is responsible for paying all of the expenses of operating the applicable hotel(s), including all personnel costs, utility costs and general repair and maintenance of the hotel(s). The lessee also is responsible for all fees payable to the applicable manager, including base and incentive management fees, chain services payments and franchise or system fees, with respect to periods covered by the term of the lease. The lessee is not obligated to bear the cost of any capital improvements or capital repairs to the hotels or the other expenses to be borne by the lessor, as described below.

   Lessor expenses. As the lessor, we are responsible for the following expenses: real estate taxes, personal property taxes, to the extent the lessor owns the personal property, casualty insurance on the structures, ground lease rent payments, required expenditures for FF&E (including maintaining the FF&E reserve, to the extent such is required by the applicable management agreement) and capital expenditures.

   The consent of the lessor is required for any capital expenditures, except in an emergency or where the owner's consent is not required under the management agreement, or a change in the amount of the FF&E reserve payment.

   Crestline guarantee. Crestline and its subsidiaries have entered into a limited guarantee of the lease and management agreement obligations of each lessee. For each of four identified "pools" of hotels, the cumulative limit of the guarantee at any time is 10% of the aggregate rents under all leases in such pool paid with respect to the preceding thirteen full accounting periods with an annualized amount based upon the minimum rent for those leases that have not been in effect for thirteen full accounting periods. In the event of a payment default under any lease or failure of Crestline to maintain certain minimum net worth or debt service coverage ratios, the obligations under the guarantees of leases in each pool are secured by excess cash flow of each lessee in such pool. Such excess cash flow will be collected, held in a cash collateral account, and disbursed in accordance with agreed cash management procedures.

   Security. The obligations of the lessee are secured by a pledge of all personal property, tangible and intangible, of the lessee related to or used in connection with the operation of the hotels, including any cash and receivables from the manager or others held by the lessee as part of working capital.

   Working capital. Upon the commencement of the lease, each lessor sold to the applicable lessee the existing working capital, including inventory and fixed asset supplies (as defined in the Uniform System of Accounts for Hotels) and receivables due from the manager, with respect to the leased hotel, net of accounts payable and accrued expenses at a price equal to the fair market value of such assets. The purchase price is represented by a note evidencing a loan that bears interest at a rate per annum equal to the long-term applicable federal rate in effect on the commencement of the lease. Interest owed on the working capital loan is due simultaneously with each periodic rent payment and the amount of each payment of interest will be credited against such rent payment. The principal amount of the working capital loan will be payable upon termination of the lease. At the termination or expiration of the lease, the lessee will sell to the lessor the then existing working capital at a price equal to the value of such assets at that time. The lessor will pay the purchase price of the working capital by offsetting the purchase price against the outstanding principal balance of the working capital loan. To the extent that the value of the working capital delivered to the lessor exceeds the value of the working capital delivered by the lessor to the lessee at the commencement of the lease, the lessor will pay to the lessee an amount equal to the difference in cash. To the extent that the value of the working capital delivered to the lessor is less than the value of the working capital delivered by the lessor to the lessee at the commencement of the lease, the lessee will pay to the lessor an amount equal to the difference in cash.

   Termination of leases upon disposition of full-service hotels. In the event the applicable lessor enters into an agreement to sell or otherwise transfer any full-service hotel free and clear of the applicable lease, the lessor must pay the lessee a termination fee equal to the fair market value of the lessee's leasehold interest for the remaining term of the lease. For purposes of determining the fair market value, a discount rate of 12% will be used, and the annual income for each remaining year of the lease will be assumed to be the average annual income generated by the lessee during the three fiscal years preceding the termination date or if the hotel has not been in operation for at least three fiscal years, then the average during the preceding fiscal years that have elapsed, and if the hotel has not been in operation for at least twelve months, then the assumed annual income will be determined on a pro forma basis. Alternatively, the lessor would be entitled to (1) substitute a comparable hotel or hotels in terms of economics and quality, as agreed to by the lessee, for any hotel that is sold or (2) sell the hotel subject to the lease, subject to the lessee's reasonable approval if the sale is to an entity that does not have sufficient financial resources and liquidity to fulfill the "owner's" obligations under the management agreement and the lessor's obligations under the lease, or does not satisfy specified character standards, without being required to pay a termination fee. In addition, the lessors collectively and the lessees collectively each have the right to terminate up to twelve leases without being required to pay any fee or other compensation as a result of such termination, but the lessors are permitted to exercise such right only in connection with sales of hotels to an unrelated third party or the transfer of a hotel to a joint venture in which the operating partnership does not have a two-thirds or greater interest.

   Termination of the leases upon changes in tax laws. In the event that changes in the federal income tax laws allow the lessors, or subsidiaries or affiliates of the lessors, to directly operate the hotels without jeopardizing Host REIT's status as a REIT, the lessors have the right to terminate all, but not less than all, of the leases, excluding leases of hotels that must still be leased following the tax law change, in return for paying the lessees the fair market value of the remaining terms of the leases. The payments are payable in cash or, subject to certain conditions, shares of Host REIT's common stock, at the election of the lessor and Host REIT. Current proposed legislation in Congress would permit a wholly owned subsidiary of ours to act as a lessee of the hotels. It is not possible at this time to predict whether this legislation will be enacted in its current form or what actions we will take if it is enacted in its current form.

   Damage or destruction. If a hotel is partially or totally destroyed and is no longer suitable for use as a hotel as reasonably determined by the lessor, the lease of such hotel will automatically terminate and the insurance proceeds will be retained by the lessor, except for any proceeds attributable to personal property owned by the lessee or business interruption insurance. In this event, no termination fee will be owed to the lessee. If a hotel is partially destroyed but is still suitable for use as a hotel, as reasonably determined by the lessor, the lessee, subject to the lessor agreeing to release the insurance proceeds to fund the cost of repair and restoration, must apply the insurance proceeds to restore the hotel to its preexisting condition. The lessor must fund any shortfall in insurance proceeds less than or equal to five percent of the estimated cost of repair. The lessor may fund such deficiency, in its sole discretion, in the event the sum of (a) the insurance proceeds and
(b) that portion of the insurance deductible, if any, which is greater than 5% of the cost of repair, is less than 95% of the cost of the repair, provided that if the lessor elects not to fund such shortfall, the lessee may terminate the lease and the lessor must pay to the lessee a termination fee equal to the lessee's operating profit for the immediately preceding fiscal year. The term "lessee's operating profit" will mean for any fiscal year an amount equal to revenues due to the lessee from the leased property after the payment of all expenses relating to the operation or leasing of the leased property less rent paid to the lessor. If and to the extent any damage or destruction results in a reduction of gross revenues which would otherwise be realizable from the operation of the hotel, the lessor will receive all loss of income insurance and the lessee will have no obligation to pay rent, for any accounting period until the effects of the damage are restored, in excess of the greater of (1) one-thirteenth of the total rent paid in the fiscal year prior to the casualty or (2) percentage rent calculated for the current accounting period.

   Events of default. Except as otherwise provided below, and subject to the notice and, in some cases, cure periods in the lease, the lease may be terminated without penalty by the applicable lessor if any of the following events of default, among others, occur:

  .  Failure to pay rent within ten days after the due date;

  . Failure to comply with, or observe any of, the terms of the lease (other than the failure to pay rent) for 30 days after notice from the lessor, including failure to properly maintain the hotel (other than by reason of the failure of the lessor to perform its obligations under the lease), such period to be extended for up to an additional 90 days if such default cannot be cured with due diligence within 30 days;

  . Acceleration of maturity of certain indebtedness of the lessee with a principal amount in excess of $1,000,000;

  . Failure of Crestline to maintain minimum net worth or debt service coverage ratio requirements;

  . Filing of any petition for relief, bankruptcy or liquidation by or against the lessee;

  . The lessee voluntarily ceases to operate the hotel for 30 consecutive days, except as a result of a casualty, condemnation or emergency situation;

  . A change in control of Crestline, the lessee or any subsidiary of Crestline that is a direct or indirect parent of the lessee. Unless the change in control involves an adverse party which would include a competitor in the hotel business, a party without adequate financial resources, a party that has been convicted of a felony or is controlled by such a person, or a party who would jeopardize Host REIT's qualification as a REIT, the lessor must pay a termination fee equal to the lessee's operating profit from the hotel for the immediately preceding fiscal year; or

  . The lessee, the lessee's direct parent or Crestline defaults under the assignment of management agreement, the guarantees described above, the non-competition agreement described below or certain other related agreements between the parties or their affiliates.

   Assignment of lease. A lessee is permitted to sublet all or part of the hotel or assign its interest under its lease, without the consent of the lessor, to any wholly owned and controlled single purpose subsidiary of Crestline, provided that Crestline continues to meet the minimum net worth test and all other requirements of the lease. Transfers to other parties are permitted if approved by the lessor.

   Subordination to qualifying mortgage debt. The rights of each lessee are expressly subordinate to qualifying mortgage debt and any refinancing thereof. A default under the loan documents may result in the termination of the lease by the lender. The lender is not required to provide a non-disturbance agreement to the lessee.

   The lessor is obligated to compensate the lessee, on a basis equal to the lease termination provision upon disposition of hotels above, if the lease is terminated because of a non-monetary default under the terms of a loan that occurs because of an action or omission by the lessor or its affiliates or a monetary default where there is not an uncured monetary event of default of the lessee. In addition, if any loan is not refinanced in a timely manner, and the loan amortization schedule is converted to a cash flow sweep structure, the lessee has the right to terminate the lease after a twelve-month cure period and the lessor would owe a termination fee as provided above. During any period of time that a cash flow sweep structure is in effect, the lessor must compensate the lessee for any lost revenue resulting from such cash flow sweep. We have guaranteed these obligations.

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   Personal property limitation. If a lessor reasonably anticipates that the average tax basis of the items of the lessor's FF&E and other personal property that are leased to the applicable lessee will exceed 15% of the aggregate average tax basis of the real and personal property subject to the applicable lease, the following procedures would apply, subject to obtaining lender consent where required:

  . The lessor would acquire any replacement FF&E that would cause the applicable limits to be exceeded, and immediately thereafter the lessee would be obligated either to acquire such excess FF&E from the lessor or to cause a third party to purchase such FF&E.

  . The lessee would agree to give a right of first opportunity to one of our non-controlled subsidiaries to acquire the excess FF&E and to lease the excess FF&E to the lessee at an annual rental equal to the market leasing factor times the cost of the excess FF&E. If such non-controlled subsidiary does not agree to acquire the excess FF&E and to enter into such lease, then the lessee may either acquire the excess FF&E itself or arrange for another third party to acquire such excess FF&E and to lease the same to the lessee.

  . The annual rent under the applicable lease would be reduced in accordance with a formula based on market leasing rates for the excess FF&E.

  . Certain actions under the leases. The leases prohibit the lessee from taking the following actions with respect to the management agreement without notice to the lessor and, if the action would have a material adverse effect on the lessor, the consent of the lessor:

    . terminate the management agreement prior to the expiration of the term thereof;

    .  amend, modify or assign the management agreement;

    . waive or fail to enforce any right of the "owner" under the management agreement;

    . waive any breach or default by the manager under the management agreement, or fail to enforce any right of the "owner" in connection therewith;

    . agree to any change in the manager or consent to any assignment by the manager; or

    . take any other action which reasonably would be expected to materially adversely affect the lessor's rights or obligations under the management agreement for periods following the termination of the lease whether upon the expiration of its term or upon earlier termination as provided for therein.

   Change in manager. A lessee is permitted to change the manager or the brand affiliation of a hotel only with the approval of the applicable lessor, which approval may not be unreasonably withheld. Any replacement manager must be a nationally recognized manager with substantial experience in managing hotels of comparable quality. No such replacement can extend beyond the term of the lease without the consent of the lessor, which consent may be withheld in the lessor's sole discretion.

The Management Agreements

 General

   Upon leasing the hotels, the lessees assumed substantially all of the obligations of our subsidiaries under the management agreements between those entities and the subsidiaries of Marriott International and other companies that currently manage the hotels. As a result of their assumptions of obligations under the management agreements, the lessees have substantially all of the rights and obligations of the "owners" of the hotels under the management agreements for the period during which the leases are in effect, including the obligation to pay the management and other certain fees thereunder, and hold us harmless with respect thereto. Notwithstanding the lessee's assumption of our obligations, however, we remain liable to the manager for all obligations under the management agreements.


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Management services provided by Marriott International and affiliates

   General. Under each management agreement related to a Marriott
International-managed hotel, the manager provides complete management services to the applicable lessees in connection with its management of such lessee's hotels.

   Operational services. The managers have sole responsibility and exclusive authority for all activities necessary for the day-to-day operation of the hotels, including establishment of all room rates, the processing of reservations, procurement of inventories, supplies and services, periodic inspection and consultation visits to the hotels by the managers' technical and operational experts and promotion and publicity of the hotels. The manager receives compensation from the lessee in the form of a base management fee and an incentive management fee, which are normally calculated as percentages of gross revenues and operating profits, respectively.

   Executive supervision and management services. The managers provide all managerial and other employees for the hotels; review the operation and maintenance of the hotels; prepare reports, budgets and projections; provide other administrative and accounting support services, such as planning and policy services, financial planning, divisional financial services, risk planning services, product planning and development, employee planning, corporate executive management, legislative and governmental representation and certain in-house legal services; and protect the "Marriott" trademark and other tradenames and service marks. The manager also provides a national reservations system.

   Chain services. The management agreements require the manager to furnish chain services that are furnished generally on a central or regional basis to hotels in the Marriott hotel system. These services include: (1) the development and operation of computer systems and reservation services, (2) regional management and administrative services, regional marketing and sales services, regional training services, manpower development and relocation costs of regional personnel and (3) such additional central or regional services as may from time to time be more efficiently performed on a regional or group level. Costs and expenses incurred in providing these services are allocated among all hotels in the Marriott hotel system managed by the manager or its affiliates and each applicable lessee is required to reimburse the manager for its allocable share of these costs and expenses.

   Working capital and fixed asset supplies. The lessee is required to maintain working capital for each hotel and fund the cost of fixed asset supplies, which principally consist of linen and similar items. The applicable lessee also is responsible for providing funds to meet the cash needs for the operations of the hotels if at any time the funds available from operations are insufficient to meet the financial requirements of the hotels.

   Use of affiliates. The manager employs the services of its affiliates to provide certain services under the management agreements. Certain of the management agreements provide that the terms of affiliates employment must be no less favorable to the applicable lessee, in the reasonable judgment of the manager, than those that would be available from the manager.

   FF&E replacements. The management agreements generally provide that once each year the manager will prepare a list of FF&E to be acquired and certain routine repairs that are normally capitalized to be performed in the next year and an estimate of the funds necessary therefor. Under the terms of the leases, the lessor is required to provide to the applicable lessee all necessary FF&E for the operation of the hotels, including funding any required FF&E replacements. For purposes of funding the FF&E replacements, a specified percentage (generally 5%) of the gross revenues of the hotel is deposited by the manager into a book entry account. These amounts are treated under the leases as paid by the lessees to the lessor and will be credited against their rental obligations. If the manager determines that more than 5% of the gross revenues of the hotel is required to fund repairs for a certain period, the manager may increase the percentage of gross revenues to be deposited into the FF&E reserve account for such periods. In such event, the lessor may elect to

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fund such increases through annual increases in the amount deposited by the manager in the FF&E reserve account or to make a lump-sum contribution to the FF&E reserve account of the additional amounts required. If the lessor adopts the first election, the deductions are credited against the rental obligations of the lessee. If the lessor fails to elect either option within thirty days of the request for additional funds or fails to pay the lump-sum within 60 days of its election to do so, the manager may terminate the management agreement. Under certain circumstances, the manager may make repairs in addition to those set forth on its list, but in no event may it expend more than the amount in the FF&E reserve account without our consent and the lessee's.

   Under certain of the management agreements, the lessor must approve the FF&E replacements, including any FF&E replacements proposed by the manager that are not contained on the annual list which was approved by the lessor and the lessee. If the manager and the lessor agree, the lessor would acquire or otherwise provide the FF&E replacements set forth on the approved list. If the lessor and the manager are unable to agree on the list within 60 days of its submission, the lessor would be required to make only those FF&E replacements specified on such list that are no more extensive than the system standards for FF&E replacements that the manager requires for Marriott hotels. For purposes of funding the FF&E replacements required to be paid for by the operating partnership, each management agreement and the lessor's loan agreements require the lessor to deposit a designated amount into the FF&E reserve account periodically. The lessees have no obligation to fund the FF&E reserve accounts and any amounts deposited therein by the manager from funds otherwise due the lessee under the management agreement will be credited against the lessee's rental obligation. Under each lease, the lessor is responsible for the costs of FF&E replacements and for decisions with respect thereto subject to its obligations to the lessee under the lease.

   Building alterations, improvements and renewals. The management agreements require the manager to prepare an annual estimate of the expenditures necessary for major repairs, alterations, improvements, renewals and replacements to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing and vertical transportation elements of each hotel. Such estimate must be submitted to the lessor and the lessee for their approval. In addition to the foregoing, the management agreements generally provide that the manager may propose such changes, alterations and improvements to the hotel as are required, in the manager's reasonable judgment, to keep the hotel in a competitive, efficient and economical operating condition or in accordance with Marriott standards. The cost of the foregoing is paid from the FF&E reserve account; to the extent that there are insufficient funds in such account, we are required to pay any shortfall. Under the management agreements and the leases, neither the lessor nor the lessee may unreasonably withhold consent to repairs and other changes which are required under applicable law or any of the manager's "life-safety" standards and, if the lessor and the lessee fail to approve any of the other proposed repairs or other changes within 75 days of the request therefor, the manager may terminate the management agreement. Under certain of the other management agreements, if the lessor and the manager are unable to agree on the estimate within 60 days of its submission, the lessor is required to make only those expenditures that are no more extensive than the manager requires for Marriott hotels generally, as the case may be. Under the terms of the leases, the lessor is responsible for the costs of the foregoing items and for decisions with respect thereto, subject to its, obligations to the lessees under the leases.

   Service marks. During the term of the management agreements, the service mark "Marriott" and other symbols, logos and service marks currently used by the manager and its affiliates may be used in the operation of the hotels. Marriott International or its applicable affiliates intends to retain its legal ownership of these marks. Any right to use the service marks, logo and symbols and related trademarks at a hotel will terminate with respect to that hotel upon termination of the management agreement with respect to that hotel.

   Termination fee. Certain of the management agreements provide that if the management agreement is terminated prior to its full term due to casualty, condemnation or the sale of the hotel, the manager would receive a termination fee as specified in the specific management agreement. Under the leases, the responsibility for the payment of any such termination fee as between the lessee and the lessor depends upon the cause for such termination.


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

   Termination for failure to perform. Most of the management agreements may be terminated based upon a failure to meet certain financial performance criteria, subject to the manager's right to prevent termination by making certain payments to the lessee based upon the shortfall in those criteria.

   Events of default. Events of default under the management agreements include, among others, the following:

  . the failure of either party to make payments pursuant to the management agreement within ten days after written notice of such nonpayment has been made;

  . the failure of either party to perform, keep or fulfill any of the covenants, undertakings, obligations or conditions set forth in the management agreement and the continuance of such default for a period of 30 days after notice of said failure or, if such default is not susceptible of being cured within 30 days, the failure to commence said cure within 30 days or the failure thereafter diligently to pursue such efforts to completion;

  . if either party files a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law or admits that it is unable to pay its debts as they become due;

  . if either party consents to an involuntary petition in bankruptcy or fails to vacate, within 90 days from the date of entry thereof, any order approving an involuntary petition by such party; or

  . if an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party's assets is entered, and such order, judgment or decree continues unstayed and in effect for any period of 90 days.

   As described above, all fees payable under the management agreements are obligations of the lessees, to be paid by the lessees for so long as the leases remain in effect. The lessees' obligations to pay these fees, however, could adversely affect the ability of one or more lessees to pay base rent or percentage rent payable under the leases, even though such amounts otherwise are due and owing to the lessor. Moreover, we remain obligated to the manager to the extent the lessee fails to pay these fees.

   Assignment of management agreements. The management agreement applicable to each hotel has been assigned to the applicable lessee for the term of the lease of such hotel. The lessee is obligated to perform all of the obligations of the lessor under the management agreement during the term of its lease, other than certain retained obligations including, without limitation, payment of real property taxes, property casualty insurance and ground rent, and maintaining a reserve fund for FF&E replacements and capital expenditures, for which the lessor retains responsibility. Although the lessee has assumed obligations of the lessor under the management agreement, the lessor is not released from its obligations and, if the lessee fails to perform any obligations, the manager will be entitled to seek performance by or damages from the lessor. If the lease is terminated for any reason, any new or successor lessee must meet certain requirements for an "approved lessee" or otherwise be acceptable to Marriott International. The requirements for an "approved lessee" include that the entity:

  . has sufficient financial resources and liquidity to fill the obligations under the management agreement;

  . is not in control of or controlled by persons who have been convicted of felonies;

  . is not engaged, or affiliated with any person or entity engaged in the business of operating a branded hotel chain having 5,000 or more guest rooms in competition with Marriott International; and

  . must be a single purpose entity in which Marriott International has a non-economic membership interest with the same rights as it has in the current lessee.

   Any new lease must be in substantially the same form as the current lease or otherwise be acceptable to Marriott International.

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Non-competition agreements

   Crestline. Pursuant to a non-competition agreement entered into in connection with the leases, Crestline has agreed, among other things, that until the earlier of December 31, 2008 and the date on which it is no longer a lessee for more than 25% of the number of the hotels owned by us on December 29, 1998, it will not engage in various activities. These activities include
(1) owning, operating or otherwise controlling any full-service hotel brand or franchise, (2) purchasing, financing or otherwise investing in full-service hotels, (3) acting as an agent or consultant with respect to any of the foregoing activities, (4) having a financial interest in any person or entity which engages in any of the foregoing activities or (5) leasing or managing full-service hotels other than hotels owned by us, in each case if its economic return would be more similar to returns derived from ownership interests in hotels. These prohibited activities do not preclude (a) acquisitions of property used in hotels as to which a subsidiary of Crestline is the lessee,
(b) investments in full-service hotels which represent an immaterial portion of a merger or similar transaction or a minimal portfolio investment in another entity, (c) limited investments in full-service hotels as to which a subsidiary of Crestline is the lessee or a permitted manager or (d) activities undertaken with respect to its business of providing asset management services to hotel owners. Crestline also will not, without our consent, manage any of the hotels owned by us, other than to provide asset management services.

   We have agreed with Crestline, among other things, that, until December 31, 2003, we will not:

  (1) own, operate or manage any senior living communities,

  (2) purchase, finance or otherwise invest in senior living communities,

  (3) act as an agent or consultant with respect to any of those activities in (1) or (2) except for acquisitions of communities which represent an immaterial portion of a merger or similar transaction or for minimal portfolio investments in other entities,

  (4) have a financial interest in any person who engages in any of the activities described in (1) through (3),

  (5) until the earlier of December 31, 2008 and the date on which subsidiaries of Crestline are no longer lessees for more than 25% of the number of the hotels owned by us on December 29, 1998, lease or sublease limited-or full-service hotel properties from any "real estate investment trust" within the meaning of Sections 856 through 859 of the Internal Revenue Code where we will not be the operator or manager of the hotel other than through a contractual arrangement with a non-affiliated party and where our rental payments qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code,

  (6) act as an agent or consultant with respect to any of the foregoing activities except for acquisitions of entities which engage in any of the activities where the prohibited activities represent:

      (a) an immaterial portion of a merger or similar transaction;

      (b) minimal portfolio investments in other entities which engage in any of the foregoing activities,

  (7) purchase, finance or otherwise invest in persons or entities which engage in any of those activities described in (5) or (6),

   In addition, both Crestline and we have agreed not to hire or attempt to hire any of the other's senior employees at any time prior to December 31, 2000.

   Marriott International. We entered into a noncompetition agreement with Marriott International that defines our rights and obligations with respect to certain businesses operated by each of us. Crestline became an additional party to this agreement at the time its shares were distributed to Host Marriott's stockholders. At that time, we also entered into an agreement with Crestline under which we agreed with Crestline about the allocation between us of the rights to engage in certain activities permitted under the agreement with Marriott International. In general, until October 8, 2000, we and our subsidiaries are prohibited from entering into or acquiring any business that competes with the hotel management business (i.e., managing, operating or

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franchising full-service or limited-service hotels) as conducted by Marriott
International. Pursuant to this agreement, we cannot:

  (1) operate any hotel under a common name with any other hotel we operate or with any hotel operated by Crestline,

  (2) have a manager other than Marriott International or one of its affiliates manage any limited-service hotel for us under a common name with any other limited-service hotel managed by such manager for us or for Crestline,

  (3) have a manager other than Marriott International or one of its affiliates manage more than the greater of

      (a) 10 full-service hotels under a common name which is a brand other than the existing brands of "Delta", "Four Seasons", "Holiday Inn", "Hyatt" and "Swissotel" or

      (b) 25% of any system operated by such manager under a common name which is not an existing brand,

  (4) have a manager (other than Marriott International or one of its affiliates) manage more than the greater of

      (a) 5 full-service hotels under a common name which is an existing brand or

      (b) 12.5% of any system operated by such manager under a common name which is an existing brand,

  (5) franchise as franchisor any limited-service hotel under a common name with any other limited-service hotel for which we or Crestline is a franchisor or

  (6) franchise as franchisor more than 10 full-service hotels under a common name.

Legal Proceedings

   In connection with the REIT conversion, we assumed all liability arising under legal proceedings filed against Host Marriott and will indemnify Host REIT as to all such matters. We believe all of the lawsuits in which Host Marriott is a defendant, including the following lawsuits, are without merit and we intend to defend vigorously against such claims; however, no assurance can be given as to the outcome of any of the lawsuits.

   Texas Multi-Partnership Lawsuit. On March 16, 1998, limited partners in several limited partnerships sponsored by us filed a lawsuit, Robert M. Haas, Sr. and Irwin Randolph Joint Tenants, et al. v. Marriott International, Inc., et al., Case No. 98-CI-04092, in the 57th Judicial District Court of Bexar County, Texas, alleging that the defendants conspired to sell hotels to the partnerships for inflated prices and that they charged the partnerships excessive management fees to operate the partnerships' hotels. The plaintiffs further allege that the defendants committed fraud, breached fiduciary duties and violated the provisions of various contracts. The plaintiffs are seeking unspecified damages. On March 18, 1999, two limited partners in Courtyard by Marriott Limited Partnership filed a class action petition in intervention seeking to convert the lawsuit into a class action. The court has not yet ruled on this petition.

   Atlanta Marquis. Certain limited partners of Atlanta Marriott Marquis Limited Partnership ("AMMLP") filed a putative class action lawsuit, Hiram and Ruth Sturm v. Marriott Marquis Corporation, et al., Case No. 97-CV-3706, in the U.S. District Court for the Northern District of Georgia, on December 12, 1997 against AMMLP's general partner, its directors and Host Marriott, regarding the merger of AMMLP into a new partnership as part of the refinancing of AMMLP's debt. The plaintiffs allege that the defendants misled the limited partners in order to induce them to approve the AMMLP merger, violated securities regulations and federal roll-up regulations and breached their fiduciary duties to the partners. The plaintiffs sought to enjoin, or in the alternative, rescind the AMMLP merger and damages. The partnership agreement includes provisions which require AMMLP to indemnify the general partners against losses, expenses and fees. On November 13, 1998, the court dismissed all of the federal securities law claims and retained jurisdiction over the state law claims for breach of fiduciary duty and breach of contract.

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   Another limited partner of AMMLP sought similar relief and filed a separate lawsuit, styled Poorvu v. Marriott Marquis Corporation, et al., Civil Action No. 16095-NC, on December 19, 1997, in Delaware State Chancery Court. The defendants have filed an answer to the complaint.

   Courtyard II. A group of partners in Courtyard by Marriott II Limited Partnership ("CBM II") filed a lawsuit, Whitey Ford, et al. v. Host Marriott Corporation, et al., Case No. 96-CI-08327, on June 7, 1996, in the 285th Judicial District Court of Bexar County, Texas, against Host Marriott, Marriott International and others alleging breach of fiduciary duty, breach of contract, fraud, negligent misrepresentation, tortious interference, violation of the Texas Free Enterprise and Antitrust Act of 1983 and conspiracy in connection with the formation, operation and management of CBM II and its hotels. The plaintiffs are seeking unspecified damages. On January 29, 1998, two other limited partners filed a petition in intervention seeking to convert the lawsuit into a class action. The defendants have filed an answer, the class has been certified, class counsel has been appointed, and discovery is underway. On March 11, 1999, Palm Investors, L.L.C., the assignee of a number of limited partnership units acquired through various tender offers, filed a plea in intervention to bring additional claims relating to the 1993 split of Marriott Corporation and to the 1995 refinancing of CBM II's indebtedness. This plea also seeks the addition of Ernst & Young, L.L.P. and E&Y Kenneth Leventhal Real Estate Services Co. as additional defendants for their appraisal role in the 1995 refinancing. The original plaintiffs subsequently filed a second amended complaint on March 19, 1999.

   MHP II. Limited partners of Marriott Hotel Properties II Limited Partnership ("MHP II") are asserting putative class claims in lawsuits filed in Palm Beach County Circuit Court on May 10, 1996, Leonard Rosenblum, as Trustee of the Sylvia Bernice Rosenblum Trust, et al. v. Marriott MHP Two Corporation, et al., Case No. CL-96-4087-AD, and, in Delaware State Chancery Court on April 24, 1996, Cary W. Salter, Jr., et al. v. MHP II Acquisition Corp., et al., respectively, against Host Marriott and certain of our affiliates alleging that the defendants violated their fiduciary duties and engaged in fraud and coercion in connection with the tender offer for MHP II units.

   The defendants removed the Florida action to the United States District Court for the Southern District of Florida and, after hearings on various procedural motions, the District Court remanded the case to state court on July 25, 1998. The defendants then filed motions to dismiss Rosenblum's fifth amended complaint or, in the alternative, to deny class certification in the state court case. The state court held a hearing on these motions on October 27, 1998 but did not issue a ruling at that time. Thereafter, and prior to any ruling on the defendants' motions, Rosenblum filed a motion seeking leave to file a sixth amended complaint adding allegations relating to the partnership merger of MHP II and adding additional plaintiffs. On February 2, 1999, the court granted Rosenblum's motion to file an amended complaint and denied as moot the defendants' motion to dismiss the earlier complaint.

   On June 12, 1996, the Delaware Chancery Court entered an order denying the Delaware plaintiffs' application to enjoin the tender offer for MHP II units. The Delaware plaintiffs subsequently moved to voluntarily dismiss the Delaware action. The Chancery Court granted this motion, but with the proviso that the plaintiffs could only refile in the Florida federal action. After the District Court's remand of the Rosenblum case to Florida state court, two of the three original Delaware plaintiffs asked the Chancery Court to reconsider its order granting their voluntary dismissal. The Chancery Court refused to allow the plaintiffs to join the Rosenblum action in Florida and, instead, reinstated the Delaware case, now styled In Re Marriott Hotel Properties II Limited Partnership Unitholders Litigation, Consolidated Civil Action No. 14961. On January 29, 1999, Cary W. Salter alone filed an Amended Consolidated Class Action Complaint in the Delaware action, adding allegations relating to the partnership merger of MHP II. As a result of these recent developments in the Delaware case, the defendants filed a motion to stay the Florida action. The Florida court denied this motion, and the defendants have appealed to the Fourth District Court of Appeal of Florida.

   Potomac Hotel Limited Partnership. On July 15, 1998, one limited partner in Potomac Hotel Limited Partnership, or PHLP, filed a class action lawsuit styled Michael C. deBerardinis v. Host Marriott Corporation, Civil Action No WMN 98-2263, in the United States District Court for the District of Maryland. The plaintiff

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alleged that Host Marriott misled PHLP's limited partners in order to induce them into approving the sale of one of PHLP's hotels, violated the securities regulations by issuing a false and misleading consent solicitation and breached fiduciary duties and the partnership agreement. The complaint sought unspecified damages. On February 16, 1999, the District Court dismissed the federal securities claims with prejudice and the state law claims without prejudice. On March 9, 1999, the plaintiff filed a class action complaint in Montgomery County, Maryland Circuit Court in a case styled Michael C. deBerardinis v. Host Marriott Corporation, Civil No. 197694-V, to further pursue the state law claims.

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

                         INVESTMENT AND OTHER POLICIES

   We have policies with respect to investments, financing, lending, distributions and other activities. We may amend or revise any of these policies from time to time.

Investment Policies

   Investments in real estate or interests in real estate. Our investment objectives are to (1) achieve long-term sustainable growth in Funds from Operations per OP Unit, (2) increase asset values by improving and expanding our existing hotels, as appropriate, (3) acquire additional existing and newly developed upscale and luxury full-service hotels in targeted markets, (4) develop and construct upscale and luxury full-service hotels and (5) potentially pursue other real estate investments. Our business is primarily focused on upscale and luxury full-service hotels. Where appropriate, and subject to REIT qualification rules and limitations contained in our partnership agreement, we may sell hotels.

   We may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments that we make may be subject to existing mortgage financing and other indebtedness or financing or indebtedness may be incurred in connection with acquiring investments. Financing or indebtedness incurred in acquiring an investment will have priority over our equity interest in such property.

   Investments in real estate mortgages. We emphasize equity real estate investments. However, we may, in our discretion, invest in mortgages and other similar interests. We do not intend to invest to a significant extent in mortgages or deeds of trust, but we may acquire mortgages as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. In addition, we may invest in mortgage-related securities and/or may seek to issue securities representing interests in mortgage-related securities as a method of raising additional funds.

   Securities of or interests in persons primarily engaged in real estate activities and other issuers. Subject to the percentage ownership limitations and gross and asset income tests necessary for REIT qualification, we may invest in securities of other entities engaged in real estate activities or invest in securities of other issuers, including for the purpose of exercising control of other REITs or similar entities where such investments would be consistent with our investment policies. We will not make such investments, however, unless the Board of Directors of Host REIT determines that the proposed investment would not cause either Host REIT or us to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Financing Policies

   Our partnership agreement currently contains no restrictions on incurring debt. We do, however, have a policy of incurring debt only if upon our incurrence of debt, the consolidated debt-to-total market capitalization of Host REIT would be 60% or less. In addition, the indenture and credit facility impose limitations on the incurrence of indebtedness. We may, from time to time, reduce our outstanding indebtedness by repurchasing a portion of our outstanding indebtedness, subject to certain restrictions contained in our partnership agreement and the terms of our outstanding indebtedness. From time to time we may reevaluate borrowing market values of properties, growth and acquisition opportunities and other factors.

   We may raise capital through equity offerings, debt financing or retention of cash flow or a combination of these methods.

   In the future, we may seek to extend, expand, reduce or renew our credit facility, or obtain new credit facilities or lines of credit, subject to our general policy relating to the ratio of debt-to-total market capitalization, for the purpose of making acquisitions or capital improvements or providing working capital meeting the taxable income distribution requirements for REITs under the Internal Revenue Code.

   We have not established any limit on the number or amount of mortgages that may be placed on any single hotel or on our portfolio as a whole, although our objective is to reduce reliance on secured indebtedness.

Distribution Policy

   We pay regular quarterly distributions to holders of OP Units. We pay these distributions during January, April, July and October of each year.

   Although the Internal Revenue Code generally requires a REIT to distribute 95% of its taxable income for each year, our policy is to make distributions at a level that enables Host REIT to distribute to its shareholders an amount equal to 100% of its taxable income, other than capital gains, which will be addressed on a case-by-case basis, for each year no later than the end of January of the following year. Our distributions are paid from cash available for distribution. However, to the extent that cash available for distribution is insufficient, we may borrow funds in order to make these distributions consistent with our distribution policy.

Lending Policies

   We may consider offering purchase money financing in connection with the sale of a hotel where the provision of such financing will increase the value received for the hotel sold.

Policies with Respect to Other Activities

   We will not engage in trading, underwriting, agency distribution or sale of securities of other issuers.

                                   MANAGEMENT

Executive Officers and Directors of Host REIT

   As the operating partnership for Host REIT's properties, we are the employer of the business's employees. However, we do not have officers and directors. Rather, we are controlled by Host REIT as our sole general partner. In the following table we set forth information with respect to persons who are the directors and executive officers of Host REIT.

Name                      Age Position With The Host Partnership (or Host REIT)
----                      --- ----------------------------------------------------
Richard E. Marriott(1)..   60 Chairman of the Board of Directors
J.W. Marriott, Jr.(1)...   67 Director
R. Theodore Ammon.......   49 Director
Robert M. Baylis........   60 Director
Ann Dore McLaughlin.....   57 Director
Harry L. Vincent, Jr....   79 Director
John G. Schreiber.......   52 Director
Terence C. Golden.......   54 Director, President and Chief Executive Officer
Christopher J.
 Nassetta...............   36 Executive Vice President and Chief Operating Officer
Robert E. Parsons, Jr...   43 Executive Vice President and Chief Financial Officer
Christopher G.
 Townsend...............   51 Senior Vice President, General Counsel and Secretary
Donald D. Olinger.......   40 Senior Vice President and Controller

--------
(1) Richard E. Marriott and J.W. Marriott, Jr. are brothers.

   Below we present a biographical summary of the experience of the persons who are the directors and executive officers of Host REIT.

   Richard E. Marriott. Mr. Richard E. Marriott has been a director of Host Marriott since 1979 and is a director of each of Marriott International, Host Marriott Services Corporation, Potomac Electric Power Company and the Polynesian Cultural Center, and he is chairman of the board of First Media Corporation. He also served as a director of subsidiaries of Host Marriott and is a past president of the National Restaurant Association. In addition, Mr. Marriott is the president and a trustee of the Marriott Foundation for People with Disabilities. Mr. Marriott's term as a director of Host REIT will expire at the 2001 annual meeting of shareholders. Mr. Marriott joined Host Marriott in 1965 and has served in various executive capacities. In 1984, he was elected executive vice president, and in 1986, he was elected vice chairman of the board of directors. In 1993, Mr. Marriott was elected chairman of the board. Mr. Marriott also has been responsible for management of Host REIT's government affairs functions.

   J.W. Marriott, Jr. Mr. J.W. Marriott, Jr. has been a director of Host Marriott since 1964 and is chairman of the board and chief executive officer of Marriott International, and a director of each of Host Marriott Services Corporation, General Motors Corporation and the U.S.-Russia Business Council. He also serves on the boards of trustees of the Mayo Foundation, Georgetown University and the National Geographic Society. He is on the President's Advisory Committee of the American Red Cross, the Executive Committee of the World Travel & Tourism Council and is a member of the Business Council and the Business Roundtable. Mr. Marriott's term as a director of Host REIT will expire at the 2002 annual meeting of shareholders.

   R. Theodore Ammon. Mr. Ammon has been a director of Host Marriott since 1992 and is a private investor and Chairman of Big Flower Holdings, Inc. He was formerly a general partner of Kohlberg Kravis Roberts & Company (a New York and San Francisco-based investment firm) from 1990 to 1992, and was an executive of such firm prior to 1990. Mr. Ammon is also a member of the board of directors of Samsonite Corporation and Culligan Water Technologies, Inc. In addition, he serves on the boards of directors of the New York YMCA, Jazz @ Lincoln Center and the Institute of International Education and on the board of trustees of Bucknell University. Mr. Ammon's term as a director of Host REIT will expire at the 2001 annual meeting of shareholders.

   Robert M. Baylis. Mr. Baylis has been a director of Host Marriott since 1996 and is a director of The International Forum, an executive education program of the Wharton School of the University of Pennsylvania. He was formerly Vice Chairman of CS First Boston. Mr. Baylis also serves as a director of each of New York Life Insurance Company, Covance, Inc. and Gryphon Holdings, Inc. In addition, he is an overseer of the University of Pennsylvania Museum of Archeology and Anthropology. Mr. Baylis's term as a director of Host REIT will expire at the 2000 annual meeting of shareholders.

   Ann Dore McLaughlin. Ms. McLaughlin has been a director of Host Marriott since 1993 and currently is chairman of the Aspen Institute. She formerly served as president of the Federal City Council from 1990 until 1995. Ms. McLaughlin has served with distinction in several U.S. administrations in such positions as Secretary of Labor and Under Secretary of the Department of the Interior. She also serves as a director of each of AMR Corporation, Fannie Mae, General Motors Corporation, Kellogg Company, Nordstrom, Potomac Electric Power Company, Union Camp Corporation, Donna Karan International, Inc., Vulcan Materials Company, Harman International Industries, Inc. and Sedgwick Group plc. Ms. McLaughlin's term as a director of Host REIT will expire at the 2000 annual meeting of shareholders.

   Harry L. Vincent, Jr. Mr. Vincent has been a Director of Host Marriott since 1969 and is a retired vice chairman of Booz-Allen & Hamilton, Inc. He also served as a director of Signet Banking Corporation from 1973 until 1989. Mr. Vincent's term as a director of Host REIT will expire at the 2002 annual meeting of shareholders.

   John G. Schreiber. Mr. Schreiber has been a director of Host Marriott since 1998 and is president of Schreiber Investments, Inc. and a senior advisor and partner of Blackstone Real Estate Advisors, L.P. Mr. Schreiber serves as a trustee of AMLI Residential Properties Trust and as a director of each of Urban Shopping Centers, Inc., JMB Realty Corporation and a number of mutual funds advised by T. Rowe Price Associates, Inc. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr. Schreiber was chairman and CEO of JMB/Urban Development Company and an executive vice president of JMB Realty Corporation. Mr. Schreiber's term as a director of Host REIT will expire at the 2002 annual meeting of shareholders.

   Terence C. Golden. Mr. Golden has been a director of Host Marriott since 1995 and was named president and chief executive officer of Host Marriott in 1995. Mr. Golden also served as a director of certain subsidiaries of Host Marriott. He also serves as chairman of Bailey Realty Corporation and Bailey Capital Corporation and various affiliated companies. In addition, Mr. Golden is chairman of the Washington Convention Center and a director of Prime Retail, Inc., Cousins Properties, Inc., The Morris and Gwendolyn Cafritz Foundation and the District of Columbia Early Childhood Collaborative. He is also a member of the executive committee of the Federal City Council. Mr. Golden's term as a director of Host REIT will expire at the 2000 annual meeting of shareholders. Prior to joining Host Marriott, Mr. Golden was chairman of Bailey Realty Corporation and prior to that had served as chief financial officer of The Oliver Carr Company. Before joining The Oliver Carr Company, he served as administrator of the General Services Administration and as Assistant Secretary of Treasury, and he was co-founder and national managing partner of Trammel Crow Residential Companies.

   Christopher J. Nassetta. Mr. Nassetta joined Host Marriott in October 1995 as executive vice president and was elected chief operating officer of Host Marriott in 1997. Prior to joining Host Marriott, Mr. Nassetta served as president of Bailey Realty Corporation from 1991 until 1995. He had previously served as Chief Development Officer and in various other positions with The Oliver Carr Company from 1984 through 1991.

   Robert E. Parsons, Jr. Mr. Parsons joined the Corporate Financial Planning staff of Host Marriott in 1981 and was made assistant treasurer in 1988. In 1993, Mr. Parsons was elected senior vice president and treasurer of Host Marriott, and in 1995, he was elected executive vice president and chief financial officer of Host Marriott. Mr. Parsons was president and an initial director of Host REIT but resigned from such position upon the REIT conversion. Mr. Parsons is now Executive Vice President and Chief Financial Officer of Host REIT.

   Christopher G. Townsend. Mr. Townsend joined the Law Department of Host Marriott in 1982 as a Senior attorney. In 1984, Mr. Townsend was made assistant secretary of Host Marriott, and in 1986, he was made assistant general counsel. In 1993, Mr. Townsend was elected senior vice president, corporate secretary and deputy general counsel. In January 1997, he was elected general counsel. Mr. Townsend was vice president and an initial director of Host REIT but resigned from such positions prior to the REIT conversion. Mr. Townsend is now senior vice president, general counsel and secretary of Host REIT.

   Donald D. Olinger. Mr. Olinger joined Host Marriott in 1993 as director-- corporate accounting. Later in 1993, Mr. Olinger was promoted to senior director and assistant controller. He was promoted to vice president--corporate accounting in 1995. In 1996, he was elected senior vice president and corporate controller. Mr. Olinger was vice president of Host REIT but resigned from such position prior to the REIT conversion. Mr. Olinger is now senior vice president and corporate controller of Host REIT. Prior to joining Host Marriott, Mr. Olinger was with the public accounting firm of Deloitte & Touche.

The Board of Directors and Committees of the Board

   Presently, the board of directors is composed of eight members, six of whom are not officers or employees of Host REIT.

   The board has adopted three standing committees: (1) audit, (2) compensation policy and (3) nominating and corporate governance. The audit committee is composed of five directors who are not employees of Host REIT, namely, R. Theodore Ammon (Chair), Harry L. Vincent, Jr., Ann Dore McLaughlin, Robert M. Baylis and John G. Schreiber. The audit committee meets at least three times a year with the independent auditors, management representatives and internal auditors; recommends to the board of directors appointment of independent auditors; approves the scope of audits and other services to be performed by the independent and internal auditors; considers whether the performance of any professional service by the auditors other than services provided in connection with the audit function could impair the independence of the outside auditors; and reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls. The independent auditors and internal auditors have unrestricted access to the audit committee and vice versa.

   The compensation policy committee is composed of six directors who are not employees of Host REIT, namely, Harry L. Vincent, Jr. (Chair), R. Theodore Ammon, Robert M. Baylis, J.W. Marriott, Jr., Ann Dore McLaughlin and John G. Schreiber. The compensation policy committee's functions include recommendations on policies and procedures relating to senior officers' compensation and various employee stock plans, and approval of individual salary adjustments and stock awards in those areas.

   The nominating and corporate governance committee is composed of six directors who are not employees of Host REIT, namely, Ann Dore McLaughlin (Chair), Harry L. Vincent, Jr., R. Theodore Ammon, Robert M. Baylis, J.W. Marriott, Jr. and John G. Schreiber. It considers candidates for election as directors and is responsible for keeping abreast of and making recommendations with respect to corporate governance in general. In addition, the nominating and corporate governance committee fulfills an advisory function with respect to a range of matters affecting the board of directors and its committees, including the making of recommendations with respect to qualifications of director candidates, compensation of directors, the selection of committee chairs, committee assignments and related matters affecting the functioning of the board.

Compensation of directors

   Directors who are also officers of Host REIT receive no additional compensation for their services as directors. Directors who are not officers receive an annual retainer fee of $30,000 as well as an attendance fee of $1,250 for each shareholders' meeting, meeting of the board of directors or meeting of a committee of the board of directors, regardless of the number of meetings held on a given day. The chair of each committee of the board of directors receives an additional annual retainer fee of $1,000, except for the chair of the compensation policy committee, Mr. Vincent, who receives an annual retainer fee of $6,000. The higher annual retainer fee paid to the chair of the compensation policy committee relates to his additional duties which include, among other things, the annual performance appraisal of the chief executive officer on behalf of the board, although the final performance appraisal is determined by the board. Any individual director receiving these fees may elect to defer payment of all or any portion of such fees pursuant to Host REIT's executive deferred compensation plan and/or its non-employee directors' deferred stock compensation plan. Directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings or in visiting Marriott or Ritz-Carlton hotels or other properties controlled by Host REIT or by Marriott International, Inc.

   In addition, pursuant to Host REIT's non-employee directors' deferred stock compensation plan, those directors who are not employees of Host REIT or its affiliates (other than J.W. Marriott, Jr.) have received an annual award of 750 deferred shares of common stock. Upon the proposal of the Host REIT's senior management, the board amended the non-employee directors' stock plan to replace the fixed annual award of 750 deferred shares of common stock with an annual award of deferred shares having a value equal to the amount of the annual retainer fee paid to directors who are not employees of Host REIT or its affiliates. The board has also amended the non-employee directors' stock plan to permit participants under the plan to be credited with dividend equivalents which are equal in value to the dividends paid with respect to shares of common stock.

Executive Compensation

 Summary of Compensation

   In the table below we set forth a summary of the compensation paid by Host Marriott for the last three fiscal years to the chief executive officer of Host Marriott and the four additional most highly compensated executive officers of Host Marriott for its fiscal year 1998.

                                    Table I

                           Summary Compensation Table

                                                                         Restricted
                                                       Other Annual        Stock        All Other
                             Fiscal Salary(1) Bonus(2) Compensation     Awards(3)(4) Compensation(5)
Name and Principal Position   Year     ($)      ($)        ($)              ($)            ($)
---------------------------  ------ --------- -------- ------------     ------------ ---------------
Richard E. Marriott           1998   290,450  116,180    275,607(6)(7)    2,138,750       23,923
Chairman of the Board         1997   271,449  108,580    212,324(6)(7)            0       22,668
                              1996   262,951  105,180    223,162(6)(7)            0       21,439

Terence C. Golden             1998   669,782  602,804     67,489(8)      11,800,000       73,051
President and Chief
 Executive Officer            1997   619,045  557,141     58,783(8)         354,693       66,105
                              1996   600,017  480,013          0         10,476,603      560,827(9)

Christopher J. Nassetta       1998   382,563  286,922          0          7,375,000       36,970
Executive Vice President
 and Chief                    1997   338,889  254,167          0                  0       36,231
Operating Officer             1996   328,447  263,490          0          3,647,513      119,168(9)

Robert E. Parsons, Jr.        1998   369,583  277,187          0          6,195,000       36,970
Executive Vice President      1997   338,889  254,167          0                  0       36,231
and Chief Financial
 Officer                      1996   328,447  263,490          0          3,658,277       26,273

Christopher G. Townsend       1998   215,904  118,747          0          1,696,250       19,683
Senior Vice President         1997   202,962  111,629          0          1,015,800       18,405
and General Counsel           1996   186,232  102,428          0                  0       15,891

--------
(1) Fiscal year 1996 base salary earnings were for 53 weeks. All other fiscal year base salary earnings were for 52 weeks. Salary amounts include base salary earned and paid in cash during the fiscal year and the amount of base salary deferred at the election of the named executive officer under Host REIT's executive deferred compensation plan. An increase in base salary for the period November 2, 1997 through the end of the fiscal year was paid in 1998 and reported as 1997 earnings. The 1998 salary includes a competitive pay adjustment, paid in 1999 but effective as of November 2, 1998 and reported as 1998 earnings, resulting from a compensation study conducted by an independent consulting firm retained by the compensation policy committee of the board of directors.

(2) Bonus includes the amount of cash bonus earned pursuant to Host REIT's performance-based annual incentive bonus plan and to the named individual's performance-based bonus plan during the fiscal year and either paid subsequent to the end of each fiscal year or deferred under the executive deferred compensation plan.
(3) Restricted Stock. Restricted stock awards are subject to general restrictions, such as continued employment, and performance restrictions. Holders of restricted stock receive dividends and exercise voting rights on their restricted shares. For the 1998 award (effective in 1999) the named executive officers have agreed that any cash dividends on the shares of restricted stock will, after withholding for or payment of any taxes due on the dividends, be reinvested in shares of common stock either through a dividend reinvestment program or otherwise. Deferred Bonus Stock. The amount of a deferred bonus stock award generally equals 20 percent of each individual's annual cash bonus award, based on the stock price on the last trading day for the fiscal year. Holders of deferred bonus stock awards do not receive dividends or exercise voting rights on their deferred bonus stock until such stock has been distributed to them. The recipient can designate an award as current, which is distributed in 10 annual installments beginning one year after the award is granted, or deferred, which is distributed in a lump sum or in up to 10 annual installments following termination of employment. Deferred bonus stock awards contingently vest in 10 equal annual installments beginning one year after the award is granted.
(4) In late 1998, the compensation policy committee approved the grant of restricted stock to certain key employees, including the Chief Executive Officer and the four additional most highly compensated executive officers, which became effective in 1999 and vests over a three-year period (the "1998 Award"). Under the terms of the 1998 Award, restricted shares granted in previous years which would have vested for time and performance periods beginning on and after January 1, 1999, and for Mr. Marriott ending before January 1, 2002, were forfeited and replaced by the 1998 Award. The 1998 Award reflects the dollar value of the restricted shares at the date of grant without adjustments for any shares granted in previous years that were forfeited and replaced. Seventy percent of the shares under the 1998 Award have performance restrictions and thirty percent have general restrictions conditioned upon continued employment. The performance criteria are based upon the measurement of Host REIT's annual stock performance (Shareholder Return Performance) and the relative performance of the stock measured against a published peer index (Relative Performance), subject to approval by the compensation policy committee. For shares awarded during 1996 and 1997, sixty percent of the shares awarded to each executive officer had annual performance restrictions, and forty percent of the shares awarded had general restrictions conditioned upon continued employment. The total number of restricted or deferred shares held by each named executive officer as of the end of the 1998 fiscal year (exclusive of the 1998 Award itself, but inclusive of the shares forfeited in connection with the 1998 Award), and the aggregate value of these shares is as follows:

                                               Deferred Bonus Aggregate Value at
   Named Executive            Restricted Stock     Stock           12/31/98
   ---------------            ---------------- -------------- ------------------
   Mr. Marriott..............     240,000              0          $3,277,440
   Mr. Golden................     549,020              0           7,497,417
   Mr. Nassetta..............     292,475              0           3,994,039
   Mr. Parsons...............     308,754          3,666           4,291,522
   Mr. Townsend..............      60,000          3,652           1,180,503

     The following chart shows (1) the total number of restricted shares granted in the 1998 Award, (2) the total number of restricted shares previously granted which were forfeited as a condition of receiving the 1998 Award, and (3) the total number of restricted shares granted in the 1998 Award as adjusted to reflect the initial earnings and profits dividend made pursuant to the REIT conversion (including the spin-off of Crestline Capital Corporation):

                            1998 Restricted Stock Previous Restricted 1998 Restricted Stock
                                   Awards            Stock Awards            Awards
   Named Executive           (before adjustment)       Forfeited          (as adjusted)
   ---------------          --------------------- ------------------- ---------------------
   Mr. Marriott............        145,000              120,000              150,176
   Mr. Golden..............        800,000              340,416              895,151
   Mr. Nassetta............        500,000              121,255              578,414
   Mr. Parsons.............        420,000              130,986              479,837
   Mr. Townsend............        115,000               18,667              134,945

(5) This column represents matching contributions made under Host REIT's retirement and savings plan and executive deferred compensation plan for fiscal year 1998, as follows:

                                               Retirement and Executive Deferred
   Named Executive                              Savings Plan  Compensation Plan
   ---------------                             -------------- ------------------
   Mr. Marriott...............................     $9,600          $14,324
   Mr. Golden.................................      9,600           63,451
   Mr. Nassetta...............................      9,600           27,370
   Mr. Parsons................................      9,600           27,370
   Mr. Townsend...............................      9,600           10,083

--------
(6) Effective beginning in 1996, Mr. Marriott waived (1) payments due to be made to him under the executive deferred compensation plan following his retirement and (2) common stock due to be distributed to him under Host REIT's 1993 comprehensive stock incentive plan following his retirement as an officer of Host REIT. In connection with this waiver, Host REIT entered into an arrangement to purchase life insurance policies for the benefit of a trust established by Mr. Marriott. The cost of the life insurance policies to Host REIT has been actuarially determined and will not exceed the projected after-tax cost Host REIT expected to incur in connection with the payments under the executive deferred compensation plan and the stock distributions under the 1993 stock incentive plan that were waived by Mr. Marriott.
(7) Amount also includes $97,000, $92,000, and $86,700 in 1998, 1997 and 1996,
    respectively, for the allocation of personnel costs for non-company business, and $133,626, $101,535 and $108,194 in 1998, 1997 and 1996,
    respectively, for additional cash compensation to cover taxes payable for all other compensation in this column.
(8) Amount represents reimbursement of travel expenses of Mr. Golden's spouse when she accompanies him on Host REIT business trips, plus additional cash compensation to cover taxes payable for such reimbursement.
(9) As part of their restricted stock agreements with the Host REIT, Mr. Golden and Mr. Nassetta were awarded 44,910 and 8,421 shares of common stock, respectively, on February 1, 1996. The value of the shares on the date of grant was $516,465 for Mr. Golden and $96,842 for Mr. Nassetta.

Options/SAR grants in last fiscal year

   The table below sets forth information as of December 31, 1998 concerning the issuance of stock appreciation rights ("SARs") in the last fiscal year. Effective as of December 29, 1998, Host REIT entered into an issuance agreement with Mr. R.E. Marriott pursuant to which all of his outstanding options for common stock were canceled and replaced with SARs on equivalent economic terms. Host REIT did not grant any other options or SARs to the named executive officers listed on the Executive Compensation Table I above in fiscal year 1998.
                                    Table II

                         SAR Grants in Last Fiscal Year

                                    Percentage
                                     of Total                                   Potential Realizable Value
                         Number of     SARs                                  at Assumed Annual Rates of Stock
                         Securities Granted to            Market              Price Appreciation for SAR Term
                         Underlying Employees  Exercise  Price on                           ($)
                            SARs    in Fiscal   or Base   Grant   Expiration ---------------------------------
          Name           Granted(1)  Year($)   Price ($) Date($)     Date      0%(2)       5%          10%
          ----           ---------- ---------- --------- -------- ---------- --------------------- -----------
R.E. Marriott...........   29,930      45.7     1.1990   13.6560  10/12/2005   372,838     533,227     744,731
R.E. Marriott...........   19,395      27.8     2.2075   13.6560  10/03/2006   222,044     340,870     512,347
R.E. Marriott...........   17,360      26.5     2.7070   13.6560  10/20/2007   190,075     311,565     501,976
                           ------     -----                                  --------- ----------- -----------
Total...................   66,685     100.0                                    784,957   1,185,662   1,759,054

--------
(1) The SARs listed in this table replace options previously granted and reported in the amounts of 25,000, 16,200 and 14,500, respectively, which were canceled pursuant to the issuance agreement described above. The number of SARs has been adjusted to reflect the distribution of all of the outstanding common stock of Crestline Capital Corporation and the remainder of the earnings and profits dividend in connection with the REIT conversion.
(2) For years prior to this year's conversion of Mr. Marriott's outstanding stock options to SARs, these amounts were reported as Exercisable under the "Value of Unexercised In-the-Money Options" on the Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table (see Table III).

Aggregated Stock Option Exercises and Year-End Value

   The table below sets forth, on an aggregated basis, (1) information regarding the exercise during fiscal year 1998 of options to purchase common stock (and shares of common stock of other companies which Host REIT has previously spun off) by each of the named executive officers listed on the Executive Compensation table above, and (2) the value on December 31, 1998 of all unexercised options held by such individuals. Terence C. Golden and Christopher J. Nassetta do not have any options to purchase stock in any of the companies listed in the following table.

                                   Table III

                      Aggregated Stock Option Exercises in
               Last Fiscal Year and Fiscal Year-End Option Values

                                                         Number of Shares Underlying          Value of Unexercised
                                      Shares               Unexercised Options at            In-the-Money Options at
                                    Acquired on  Value      Fiscal Year End(2)(#)             Fiscal Year End(3)($)
                                     Exercise   Realized --------------------------------   -------------------------
          Name           Company(1)     (#)       ($)    Exercisable       Unexercisable    Exercisable Unexercisable
          ----           ---------- ----------- -------- ---------------   --------------   ----------- -------------
R.E. Marriott...........      HM           0          0                  0                0          0         0
                             HMS           0          0             11,140                0    100,223         0
                              MI           0          0            122,634                0  3,008,980         0
                           TOTAL           0          0            133,525                0  3,109,203         0

R.E. Parsons, Jr........      HM       5,000     75,853             18,229                0    197,022         0
                             HMS       1,000     11,667              3,045                0     25,299         0
                              MI       1,625    104,877                  0                0          0         0
                           TOTAL       7,625    192,397             21,274                0    222,321         0

C.G. Townsend...........      HM           0          0              8,353                0     90,816         0
                             HMS       1,395     15,927                  0                0          0         0
                              MI           0          0                  0                0          0         0
                           TOTAL       1,395     15,927              8,353                0     90,816         0

--------
(1) "HM" represents options to purchase common stock. "HMS" represents options to purchase Host Marriott Services Corporation's common stock. "MI" represents options to purchase Marriott International's common stock.
(2) The number and terms of these options reflect several adjustments made as a result of the spin-off of Marriott International from Host Marriott in October 1993; the spin-off of Host Marriott Services from Host Marriott in December 1995; the spin-off of Marriott International from Sodexho Marriott Services Corporation in March 1998; and the REIT conversion (and the related spin-off of Crestline Capital Corporation) in December 1998, each in accordance with the applicable employee benefit plans covering those options. These adjustments preserved, but did not increase or decrease, the economic value of the options.
(3) Based on a per share price for common stock of $13.656, a per share price for Host Marriott Services common stock of $10.344, and a per share price for Marriott International common stock of $29.5940. These prices reflect the average of the high and low trading prices on the New York Stock Exchange on December 31, 1998.

Employment Arrangements

   The terms and conditions of employment of Messrs. Golden, Nassetta, Parsons and Townsend, are governed, in part, by a written "Key Executives/Termination of Employment" policy. The policy provides a basic framework to govern the termination of employment under specific circumstances. This policy is not a binding contract and can be changed by Host REIT unilaterally at any time. The terms of the policy are subject to the approval of the board of directors or the chief executive officer/president, as applicable.

   Terms and conditions of Mr. Golden's employment are also governed by a written employment agreement which provides for an annual salary of $575,000, which was increased to $653,000 for 1998. Under the agreement, in the event of a "termination event" (defined as the significant reduction in Mr. Golden's responsibilities, a requirement to relocate, a change in control, a change in his responsibility to Host REIT's chairman or his failure to receive a bonus equal to at least half of the maximum bonus available to be earned for a particular year), Mr. Golden will receive a payment equal to one year's salary and an amount equal to the maximum bonus that could have been earned for the year in which such termination event occurs, and the restrictions will be lifted on all remaining restricted stock held by Mr. Golden. If terminated without cause, Mr. Golden will receive one year's salary and bonus and the restrictions will be lifted on the restricted stock that is not subject to performance goals. In the event of termination for cause or resignation, Mr. Golden will receive no termination payment and restricted stock will be canceled.

1998 Employee Benefits Allocation Agreement

   As part of the REIT conversion, we entered into an employee benefits and other employment matters allocation agreement with Host REIT and Crestline which governs the allocation of responsibilities with respect to various compensation, benefits and labor matters. Under the allocation agreement, Crestline assumed liabilities relating to covered benefits and labor matters with respect to individuals who were employed by Host REIT or its affiliates before they became employed by Crestline or its affiliates, and we assumed certain other liabilities relating to employee benefits and labor matters. The allocation agreement also governs the treatment of awards under Host Marriott's 1997 comprehensive stock incentive plan, as part of the REIT conversion. The allocation agreement required Crestline to establish its own 1998 comprehensive stock incentive plan to grant awards of Crestline's common stock.

Limitation of Liability and Indemnification

   The directors and officers of Host REIT perform actions in those capacities for Host REIT, as our sole general partner, which could result in their incurrence of liability. The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Host REIT contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

   The charter of Host REIT authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director of Host REIT and at the request of Host REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Host REIT. The bylaws of Host REIT obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of Host REIT and at the request of Host REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The charter and bylaws also permit Host REIT to indemnify and advance expenses to any person who served as a predecessor of Host REIT in any of the capacities described above and to any employee or agent of Host REIT or a predecessor of Host REIT. The bylaws require Host REIT to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

   The MGCL permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the bylaws of Host REIT require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Host REIT as authorized by the bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by Host REIT if it will ultimately be determined that the standard of conduct was not met.

   Our partnership agreement also provides for indemnification of Host REIT and its officers and trustees to the same extent that indemnification is provided to officers and directors of Host REIT in its charter, and limits the liability of Host REIT and its officers and directors to the and our respective partners to the same extent that the liability of the officers and directors of Host REIT to Host REIT and its shareholders is limited under Host REIT's charter. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Host REIT has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   In the table below we set forth the beneficial ownership, as of March 29, 1999, of Host REIT's common stock and of our OP Units by the directors and executive officers of Host REIT, and, to the best of our knowledge, by beneficial owners of 5% or more of common stock or OP Units. Because it is our sole general partner, Host REIT controls us and the percentage of OP Units owned by any person does not affect us in the same manner that ownership of common stock affects a corporation. Therefore, rather than detailing the percentage of OP Units which are owned by the listed persons and including Host REIT, in the following table we set forth percentages of OP Units exclusive of those held by Host REIT and its subsidiaries (see footnote 2 below). We also set forth percentages of Host REIT common stock which would be owned by such persons if their OP Units were converted into common stock under the assumptions detailed in footnotes 3 and 4.

                          Number of    % of
                          Shares of  Shares of
                           Company    Company                        % of     % of
                            Common    Common   Number of  % of OP     OP       OP
                            Stock    Stock(1)   OP Units  Units(2) Units(3) Units(4)
                          ---------- --------- ---------- -------- -------- --------
Directors
R. Theodore Ammon(5)....      17,455       *            0      *        *        *
Robert M. Baylis(5).....      24,307       *            0      *        *        *
Terence C. Golden(6)....   1,333,970    0.59            0      *     0.59     0.46
J.W. Marriott,
 Jr.(6)(7)(8)...........  13,017,492    5.72       17,055   0.03     5.73     4.46
Richard E.
 Marriott(6)(8)(9)......  13,788,787    6.06       14,402   0.02     6.07     4.73
Anne Dore
 McLaughlin(5)..........      11,263       *            0      *        *        *
John G.
 Schreiber(5)(10).......         898       *   36,855,538  57.07    13.94    12.62
Harry L. Vincent,
 Jr.(5).................      30,063    0.01            0      *     0.01     0.01

Non-Director Executive
 Officers
Christopher J.
 Nassetta(6)............     733,229    0.32            0      *     0.32     0.25
Robert E. Parsons,
 Jr.(6).................     676,662    0.30            0      *     0.30     0.23
Christopher G.
 Townsend(6)............     216,999    0.09            0      *     0.09     0.07

All Directors and
 Executive Officers as a
 group:
(12 persons, including
 the foregoing)(6)(11)..  25,652,245   11.27   36,886,995  57.12    23.65    21.41

Certain Beneficial
 Owners:
Blackstone
 Entities(12)...........           0       *   43,778,760  67.79    16.14    14.99
FMR Corp.(13)...........  12,587,900    5.53            0      *     5.53     4.31
Harris Associates,
 L.P.(14)...............  11,452,190    5.03            0      *     5.03     3.92
Southeastern Asset
 Management, Inc.(15)...  40,249,200   17.69            0      *    17.69    13.78

--------
  *  Reflects ownership of less than l/l00th of 1%
 (1) Any descriptions of ownership or aggregations of ownership of Host REIT's common stock within this prospectus are based upon the disclosure requirements of the federal securities laws, and are not an indication of ownership of common stock under the Internal Revenue Code of 1986, as amended, or for purposes of the ownership limitations set forth in the Host REIT's Articles of Incorporation.
 (2) Represents the number of OP Units held by the named person or entity as a percentage of the total number of OP Units held by persons or entities other than Host REIT and its subsidiaries (64,578,687 OP Units). As of March 29, 1999, Host REIT and its subsidiaries held an aggregate of 227,520,088 OP Units, but such OP Units do not figure into any of the totals or calculations used in this table.
 (3) Assumes that all OP Units held by the named person or entity are redeemed for shares of common stock on a one-for-one basis, but that none of the OP Units held by other persons or entities are redeemed for shares of common stock.
 (4) Assumes that all outstanding OP Units held by persons or entities other than the Company and its subsidiaries are redeemed for shares of common stock on a one-for-one basis, which would bring the total number of shares of common stock to 292,098,775 when added to the number of shares of common stock outstanding as of March 29, 1999.

 (5) The number of shares of common stock includes the deferred shares awarded annually to non-employee directors under Host REIT's non-employee directors' deferred stock compensation plan and, for Mr. Ammon, Mr. Baylis, Ms. McLaughlin and Mr. Vincent, the special one-time award of deferred shares under such plan in 1997.
 (6) Includes (a) the shares of restricted stock granted under Host REIT's 1993 and 1997 comprehensive stock incentive plans, which are voted by the holder thereof, and (b) the following number of shares which could be acquired by the named persons through the exercise of stock options within 60 days of March 29, 1999: for J.W. Marriott, Jr., 209,508 shares; for Mr. Parsons, 18,229 shares; for Mr. Townsend, 6,676 shares; and for all Directors and executive officers as a group, 260,573 shares. For additional information regarding these and other matters you should see Tables I and II under the caption "Executive Officer Compensation" in the "Management" section. Does not include any other shares reserved, contingently vested or awarded under the above-named plans.
 (7) Includes: (a) 2,046,181 shares held in trust for which J.W. Marriott, Jr. is the trustee or a co-trustee; (b) 68,426 shares held by the wife of J.W. Marriott, Jr.; (c) 765,847 shares held in trust for which the wife of J.W. Marriott, Jr. is the trustee or a co-trustee; (d) 2,665,091 shares held by the J. Willard and Alice S. Marriott Foundation of which J.W. Marriott, Jr. is a co-trustee; (e) 2,707,590 shares held by a limited partnership whose general partner is a corporation of which J.W. Marriott, Jr. is the controlling shareholder; and (f) 80,000 shares held by a limited partnership whose general partner is J.W. Marriott, Jr. Does not include shares held by the adult children of J.W. Marriott, Jr.; J.W. Marriott, Jr. disclaims beneficial ownership of all such shares.
 (8) J.W. Marriott, Jr., Richard E. Marriott, their mother Alice S. Marriott and other members of the Marriott family and various trusts established by members of the Marriott family owned beneficially an aggregate of 25,201,621 shares, or 11.08% of the total shares outstanding of common stock, as of March 29, 1999.
 (9) Includes: (a) 1,903,440 shares held in trust for which Richard E. Marriott is the trustee or a co-trustee; (b) 74,154 shares held by the wife of Richard E. Marriott; (c) 603,828 shares held in trust for which the wife of Richard E. Marriott is the trustee or a co-trustee; (d) 2,665,091 shares held by the J. Willard and Alice S. Marriott Foundation of which Richard E. Marriott is a co-trustee; and (e) 2,503,066 shares held by a corporation of which Richard E. Marriott is the controlling shareholder. Does not include shares held by the adult children of Richard E. Marriott; Richard E. Marriott disclaims beneficial ownership of all such shares.
(10) With respect to the calculations regarding OP Units, the listed figures represent the number of OP Units deemed beneficially owned by Mr. Schreiber as the result of his sharing dispositive power over such OP Units which are held by several of the Blackstone Entities (as defined in footnote 12 below). Mr. Schreiber has reported in a Schedule 13D under the Exchange Act, filed with the Commission, shared dispositive power over 34,768,246 OP Units and no voting power over any of the OP Units. Additional OP Units were issued to the Blackstone Entities following the filing of the Schedule 13D by the Blackstone Entities and Mr. Schreiber, and the number of OP Units listed in the table as being beneficially owned by Mr. Schreiber reflects the adjustment made to the OP Units over which he had reported shared dispositive power. The OP Units which are listed in the table as being beneficially owned by Mr. Schreiber are also included in the total and calculations for the Blackstone Entities elsewhere in the table.
(11) Includes the total number of shares held by trusts for which both J.W. Marriott, Jr. and Richard E. Marriott are co-trustees. Beneficial ownership of such shares is attributable to each of J.W. Marriott, Jr. and Richard E. Marriott in the table above under the Director subheading, but such shares are included only once in reporting the total number of shares owned by all directors and executive officers as a group. All directors and executive officers as a group (other than members of the Marriott family) owned beneficially an aggregate of 3,154,808 shares, or 1.39% of the total shares outstanding of common stock as of March 29, 1999. In addition, Host REIT's retirement and savings plan owned 83,456 shares, or 0.04% of the total shares outstanding of common stock as of March 29, 1999.
(12) The Blackstone Entities constitute The Blackstone Group L.P. and a series of partnerships, persons and other entities affiliated with Blackstone Real Estate Associates. The Blackstone Entities, as a group, have reported in a Schedule 13D under the Exchange Act, filed with the Commission, beneficial ownership of an aggregate of 40,463,844 OP Units, with varying levels of dispositive power and voting power over such OP Units depending upon the partnership, person or entity involved. Additional OP Units were issued to the Blackstone Entities following the filing of the Schedule 13D by the Blackstone Entities, and the number of OP Units listed in the table as being beneficially owned by the Blackstone Entities includes such additional OP Units. The principal business address of the Blackstone Entities is 345 Park Avenue, 31st Floor, New York, New York 10154.
(13) Represents shares of common stock held by FMR Corp. ("FMR") and its subsidiary, Fidelity Management & Research Company ("FM&R"), as derived from information that FMR has reported in a Schedule 13G under the Exchange Act, filed with the Commission. Such Schedule 13G indicates that FMR, through its control of FM&R and certain investment funds for which FM&R acts as an investment adviser, has sole power to dispose of 12,587,900 shares of common stock owned by such investment funds, including the 12,528,400 shares of common stock (or 5.51% of the total shares outstanding of common stock as of March 29, 1999) held by the Fidelity Magellan Fund. FMR has no power to vote or direct the voting of the shares of common stock owned by the investment funds, which power resides with the Board of Trustees of such investment funds. The Schedule 13G filed by FMR also indicates that its investment funds own an aggregate of 893,600 shares of the Host REIT's convertible preferred securities, which would be convertible under certain circumstances into 2,677,045 shares of common stock. The principal business address for FMR and FM&R is 82 Devonshire Street, Boston, Massachusetts 02109-3614.
(14) Represents shares of common stock held by Harris Associates L.P. and Harris Associates, Inc., its general partner (collectively, "Harris"). Harris has reported in a Schedule 13G under the Exchange Act, filed with the Commission, sole dispositive power over 7,499,990 shares and shared dispositive power over 3,952,200 shares. Of these shares, Harris has reported no sole voting power over any of the shares and shared voting power over all 11,452,190 shares. The principal business address of Harris is Two North LaSalle Street, Suite 500, Chicago, Illinois 60602-3790.
(15) Represents shares of common stock held by Southeastern Asset Management, Inc. ("Southeastern"), which acts as an investment adviser for certain investment funds. Southeastern has reported in a Schedule 13G under the Exchange Act, filed with the Commission, sole dispositive power over 23,956,200 shares, shared dispositive power over 16,234,000 shares and no dispositive power over 59,000 shares. Of these shares, Southeastern has reported sole voting power over 19,876,600 shares, shared voting power over 16,234,000 shares and no voting power over 4,138,600 shares. The principal business address of Southeastern is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Crestline Capital Corporation

   Christopher J. Nassetta, an executive vice president and the chief operating officer of Host REIT, is a director of Crestline. J.W. Marriott, Jr., a Host REIT director, beneficially owns approximately 5.6% of the outstanding shares of common stock of Crestline.

   In connection with the distribution of Crestline by Host Marriott to its stockholders, we entered into various agreements and relationships with Crestline including, leases for substantially all of our full-service hotels, subleases for our limited-service hotels, an asset management agreement and a non-competition agreement. The material terms of these agreements and others are summarized in the "Business" section of this prospectus.

   We believe that the agreements are fair to both parties and contain terms which are generally comparable to those which would have been reached in arm's-length negotiations with unaffiliated parties.

Relationship with The Blackstone Group and its Affiliates

   In December 1998, we acquired 12 upscale and luxury full-service hotels, a mortgage loan secured by a thirteenth hotel, and certain other assets from The Blackstone Group L.P. and a series of partnerships, persons and other entities affiliated with Blackstone Real Estate Associates. We refer to these persons and entities collectively as the Blackstone entities. As part of the Blackstone acquisition, we entered into a contribution agreement with Host REIT and the Blackstone entities. The contribution agreement provides, among other things, that for so long as the Blackstone entities own at least 5% of all of the outstanding OP Units (including those OP Units held by Host REIT and its subsidiaries), an affiliate of the Blackstone entities will have the right to designate one person to be included in the slate of directors nominated for election to the board of directors of Host REIT. John G. Schreiber, a director of Host REIT, has been so designated. Mr. Schreiber is a senior advisor and partner of Blackstone Real Estate Advisors L.P., an affiliate of the Blackstone entities.

   In addition, the contribution agreement provides that the OP Units beneficially owned by the Blackstone entities are redeemable for cash or, at Host REIT's election, Host REIT's common stock. These redemptions may be made according to the following schedule: (1) up to 50% of their OP Units may be redeemed beginning July 1, 1999, (2) an additional 25% of their OP Units may be redeemed beginning October 1, 1999 and (3) the remaining 25% of their OP Units may be redeemed beginning January 1, 2000.

   The contribution agreement also grants the Blackstone entities an exemption from the ownership limitations contained in our partnership agreement and contains standstill provisions which prohibit certain activities of the Blackstone entities with respect to Host REIT and us. These provisions provide generally that the Blackstone entities may not take any actions in opposition to Host REIT's board of directors and place certain restrictions on the Blackstone entities' acquisition and disposition of Host REIT's voting securities.

Relationship with Marriott International, Inc.

   Richard E. Marriott, Host REIT's chairman of the board, and J.W. Marriott, Jr., a Host REIT director, beneficially own approximately 10.6% and 10.9%, respectively, of the outstanding shares of common stock of Marriott International. J.W. Marriott, Jr. and Richard E. Marriott serve as chairman and a director, respectively, of Marriott International.

   Host REIT entered into a distribution agreement with Marriott International which provided for, among other things, the assumption of liabilities and cross-indemnities designed to allocate to the appropriate company financial responsibility for the liabilities arising out of or in connection with their respective businesses. Under this distribution agreement, Marriott International obtained a right, until June 2017, to purchase up to 20% of each class of Host REIT's voting stock at its then fair market value, based on an average of trading prices during a specified period, upon the occurrence of certain specified events generally involving a change in control of Host REIT. Host REIT has granted Marriott International an exception to the ownership limitations in its charter to permit the full exercise of the purchase right, but the purchase right remains subject to certain ownership limitations applicable to REITs generally.

   For the purpose of governing the ongoing relationships between Host REIT and Marriott International, as well as in the ordinary course of business, Host REIT and Marriott International have entered into other agreements and relationships which are material to our business and properties, including management and franchise agreements and a non-competition agreement. The material terms of these agreements and others are summarized in the "Business" section of this prospectus. We believe that the agreements are fair to both parties and contain terms which are generally comparable to those which would have been reached in arm's length negotiations with unaffiliated parties.

Relationship with Host Marriott Services Corporation

   Prior to December 29, 1995, Host Marriott and Host Marriott Services Corporation were operated as a single consolidated company. On December 29, 1995, Host Marriott issued a special dividend which split the consolidated company's businesses between Host Marriott and Host Marriott Services. Thereafter, Host Marriott retained the capital intensive lodging real estate business, while Host Marriott Services took over the airport/tollroad concessions business.

   Richard E. Marriott, Host REIT's chairman of the board, and J.W. Marriott, Jr., a director of Host REIT, beneficially own approximately 7.4% and 7.6%, respectively, of the outstanding shares of common stock of Host Marriott Services. Richard E. Marriott and J.W. Marriott, Jr. serve as directors of Host Marriott Services.

   In connection with the Host Marriott Services special dividend, Host Marriott and Host Marriott Services entered into a distribution agreement, which provided for, among other things, the assumption of liabilities and cross-indemnities designed to allocate to the appropriate company financial responsibility for the liabilities arising out of or in connection with their respective businesses.

   For the purpose of governing the ongoing relationships between Host REIT and Host Marriott Services, Host REIT and Host Marriott Services have entered into other agreements. We believe that the agreements are fair to both parties and contain terms which are generally comparable to those which would have been reached in arm's-length negotiations with unaffiliated parties. Among such other agreements between Host REIT and Host Marriott Services are:

  1. Tax Sharing Agreement. Host REIT and Host Marriott Services are parties to a tax sharing agreement that defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to Host Marriott's businesses for tax years prior to the Host Marriott Services special dividend and with respect to certain tax attributes of Host Marriott after the Host Marriott Services special dividend. Host REIT and Host Marriott Services have agreed to cooperate with each other and to share information in preparing tax returns and in dealing with other tax matters.

  2. Guarantees of Concession Agreements. Host REIT and Host Marriott Services are parties to agreements pursuant to which we are required to guarantee Host Marriott Services' performance in connection with certain tollroad concessions operated by Host Marriott Services. We have not been required to make any payment pursuant to the guarantees and we do not anticipate making any such payment in 1999. These agreements were entered in connection with the spin-off of Host Marriott Services from Host Marriott in 1995.

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

                               THE EXCHANGE OFFER

Purpose and effect

   We sold the Series D senior notes on February 25, 1999. In connection with that issuance, we entered into the registration rights agreement, which requires us to file a registration statement under the Securities Act of 1933 with respect to the Series E senior notes. Upon the effectiveness of that registration statement, we are required to offer to the holders of the Series D senior notes the opportunity to exchange their Series D senior notes for a like principal amount of Series E senior notes, which will be issued without a restrictive legend and which generally may be reoffered and resold by the holder without registration under the Securities Act of 1933.

   The registration rights agreement further provides that we must use our reasonable best efforts to consummate the exchange offer on or before the 190th day following the date on which we issued the Series D senior notes.

   Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the Series D senior notes and the Series E senior notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and the summary in this prospectus of its material provisions is not complete and is qualified in its entirety by reference to the actual agreement. Except as set forth below, following the completion of the exchange offer holders of Series D senior notes not tendered will not have any further registration rights and those Series D senior notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the Series D senior notes could be adversely affected upon consummation of the exchange offer.

   In order to participate in the exchange offer, you must represent to us, among other things, that:

  . the Series E senior notes you acquire pursuant to the exchange offer are being obtained in the ordinary course of your business;

  . you are not engaging in and do not intend to engage in a distribution of the Series E senior notes;

  . you do not have an arrangement or understanding with any person to participate in a distribution of the Series E senior notes; and

  . you are not our "affiliate," as defined under Rule 405 promulgated under the Securities Act of 1933.

   Pursuant to the registration rights agreement we will be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act of 1933 in respect of the Series D senior notes if:

  . we determine that we are not permitted to effect the exchange offer as contemplated hereby because of any change in applicable law or Securities and Exchange Commission policy; or

  . we have commenced and not consummated the exchange offer within 190 days following the date on which we issued the Series D senior notes for any reason.

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

   Other than as set forth above, no holder will have the right to participate in the shelf registration statement or to otherwise require that we register their Series D senior notes under the Securities Act of 1933.

   Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, Series E senior notes issued to you pursuant to the exchange offer in exchange for Series D senior notes may be offered for resale, resold and otherwise transferred by you, unless you are our "affiliate" within the meaning of Rule 405 promulgated under the Securities Act of 1933 or a broker-dealer who purchased unregistered notes directly from us to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act of 1933, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933; provided that the Series E senior notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of Series E senior notes.

   If you tender in the exchange offer for the purpose of participating in a distribution of the Series E senior notes, you cannot rely on this interpretation by the Commission's staff and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. If you are a broker-dealer that receives Series E senior notes for your own account in exchange for Series E senior notes, where those notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of such Series E senior notes. If you are a broker-dealer who acquired Series D senior notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act of 1933 in order to sell the Series E senior notes.

Consequences of failure to exchange

   Following the completion of the exchange offer, you will not have any further registration rights for Series D senior notes that you did not tender. All Series D senior notes not tendered in the exchange offer will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for Series D senior notes could be adversely affected upon completion of the exchange offer.

Terms of the exchange offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Series D senior notes validly tendered and not withdrawn prior to 5:00 p.m., New York City
time, on [     ], 1999, or such date and time to which we extend the offer. We will issue $1,000 principal amount of Series E senior notes in exchange for each $1,000 principal amount of outstanding Series D senior notes accepted in the exchange offer. Holders may tender some or all of their Series D senior notes pursuant to the exchange offer. However, Series D senior notes may be tendered only in integral multiples of $1,000 in principal amount.

   The form and terms of the Series E senior notes are substantially the same as the form and terms of the Series D senior notes except that the Series E senior notes have been registered under the Securities Act of

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

1933 and will not bear legends restricting their transfer. The Series E senior notes will evidence the same debt as the Series D senior notes and will be issued pursuant to, and entitled to the benefits of, the same indenture pursuant to which the Series D senior notes were issued.

   As of the date of this prospectus, Series D senior notes representing $300 million in aggregate principal amount were outstanding and there was one registered holder, a nominee of the DTC. This prospectus, together with the letter of transmittal, is being sent to that registered holder and to you and others based on our belief that you have beneficial interests in the Series D senior notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

   We will be deemed to have accepted validly tendered Series D senior notes when, as, and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as your agent for the purpose of receiving the Series E senior notes from us. If any of your tendered Series D senior notes are not accepted for exchange because of an invalid tender, the occurrence of the other events set forth in this prospectus or otherwise, certificates for any such unaccepted Series D senior notes will be returned,
without expense, to you as promptly as practicable after [     ], 1999, unless
we extend the exchange offer.

   If you tender Series D senior notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Series D senior notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer.

Expiration date; extensions; amendments

   The expiration date will be 5:00 p.m., New York City time, on [    ], 1999,
unless, in our sole discretion, we extend the exchange offer, in which case the expiration date will mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right, in our sole discretion:

  . to delay accepting any Series D senior notes, to extend the exchange offer or, if any of the conditions to the exchange offer set forth below under "--Conditions to Exchange Offer" have not been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

  .  to amend the terms of the exchange offer in any manner.

   In the event that we make a material or fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for tendering

   Only a holder of Series D senior notes may tender the Series D senior notes in the exchange offer. To tender in the exchange offer you must either (1) complete, sign, and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date or (2) comply with the book-entry requirements which are discussed below under "--Book Entry Transfer". In addition:

  . certificates for Series D senior notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

  . a timely confirmation of a book-entry transfer of those Series D senior notes, if that procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

  .  you must comply with the guaranteed delivery procedures described below.

   To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent prior to the expiration date. Its address is given below under "--Exchange Agent".

   A tender of your Series D senior notes that is not withdrawn before the expiration date will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

   The method of delivery of Series D senior notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send any letter of transmittal or Series D senior notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for you.

   If you are a beneficial owner whose Series D senior notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Series D senior notes, either make appropriate arrangements to register ownership of the unregistered notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the Series D senior notes tendered pursuant thereto are tendered:

  . by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal; or

  .  for the account of an eligible institution.

   If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of, or participant in, the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, referred to as an "eligible institution".

   If the letter of transmittal is signed by a person other than the registered holder of any Series D senior notes listed therein, the Series D senior notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Series D senior notes.

   If the letter of transmittal or any Series D senior notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

   All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series D senior notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Series D senior notes not properly tendered or any Series D senior notes that would, in the opinion of counsel, be unlawful to accept. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series D senior notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series D senior notes must be cured within such time as we will determine. Although we intend to notify you of defects or irregularities with respect to tenders of Series D senior notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give such notification. Your tender of Series D senior notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Series D senior notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal,
as soon as practicable following [    ] , 1999, unless we extend the exchange
offer.

   In addition, we reserve the right in our sole discretion to purchase or make offers for any Series D senior notes that remain outstanding after the expiration date or to terminate the exchange offer and, to the extent permitted by applicable law, purchase Series D senior notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

   In all cases, issuance of Series E senior notes for Series D senior notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the notes or a timely book-entry confirmation of such Series D senior notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which you acknowledge your receipt of and agreement to be bound by the letter of transmittal) and all other required documents. If any tendered Series D senior notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if unregistered notes are submitted for a greater principal amount than you desire to exchange, such unaccepted or non-exchanged notes will be returned without expense to you (or, in the case of Series D senior notes tendered by book-entry transfer into the exchange agent's account at the DTC pursuant to the book-entry transfer procedures described below, such nonexchanged notes will be credited to an account maintained with
DTC) as promptly as practicable after the expiration or termination of the exchange offer.

   If you are a broker-dealer that receives Series E senior notes for your own account in exchange for Series D senior notes, where your Series D senior notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of those Series E senior notes.

Book-entry transfer

   The exchange agent will make a request to establish an account in respect of the Series D senior notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of Series D senior notes being tendered by causing DTC to transfer the Series D senior notes into the exchange agent's account at DTC in accordance with its transfer procedures. However, although delivery of Series D senior notes may be effected through book-entry transfer at DTC, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

   DTC's Automated Tender Offer Program, or "ATOP", is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Series D senior notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed delivery procedures

   If you are a registered holder of the Series D senior notes and you desire to tender your notes and the notes are not immediately available, or time will not permit your Series D senior notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

  .  the tender is made through an eligible institution;

  . prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address and the amount of Series D senior notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered unregistered notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

  . the certificates for all physically tendered Series D senior notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal rights

   You may withdraw tenders of Series D senior notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

   For a withdrawal of your tender of Series D senior notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  . specify the name of the person having deposited the Series D senior notes to be withdrawn;

  . identify the Series D senior notes to be withdrawn, including the certificate number or numbers and principal amount of the Series D senior notes;

  . in the case of a written notice of withdrawal, be signed in the same manner as the original signature on the letter of transmittal by which the Series D senior notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Series D senior notes into the name of the person withdrawing the tender; and

  . specify the name in which any Series D senior notes are to be registered, if different from that of the person having deposited the Series D senior notes.

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

   All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by us. Our determination will be final and binding on all parties. Any Series D senior notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Series D senior notes which you tender for exchange but which are not exchanged for any reason will be returned to you without cost to you as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn Series D senior notes may be retendered by following one of the procedures discussed above under "-- Procedures for Tendering" at any time on or prior to the expiration date.

Conditions to the exchange offer

   Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Series E senior notes in exchange for, any Series D senior notes and may terminate or amend the exchange offer if, at any time before the acceptance of Series D senior notes for exchange or Series E senior notes for Series D senior notes, (1) we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction, (2) any action or proceeding has been instituted or threatened in any court or before any governmental agency with respect to the exchange offer which, in our judgment, might impair our ability to proceed with the exchange offer or have a material adverse effect on us, or (3) we determine that there has been a material change in our business or financial affairs which, in our judgment, would materially impair our ability to consummate the exchange offer.

   The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

   In addition, we will not accept for exchange any Series D senior notes tendered, and no Series E senior notes will be issued in exchange for any Series D senior notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

   All executed letters of transmittal should be directed to the exchange agent. HSBC Bank USA, formerly known as Marine Midland Bank, has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                                 HSBC Bank USA

                                             By Hand Or Overnight Delivery:
By Registered Or Certified Mail:


                                                        140 Broadway
      140 Broadway                                        A Level
         A Level                                 New York, N.Y. 10005-1180
  New York, N.Y. 10005-                        Attn: Corporate Trust Services
          1180
  Attn: Corporate Trust
        Services

                                 By facsimile:
                          (eligible institutions only)

                                 (212) 658-2292
                             Attn: Anthony Bufinsky

                               For information or
                           confirmation by telephone:

                                 (212) 658-5931

   Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and expenses

   We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. We will pay the estimated cash expenses to be incurred in connection with the exchange offer. We estimate such expenses to be $300,000, which includes fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer taxes

   You will not be obligated to pay any transfer taxes in connection with your tender of Series D senior notes. However, if you instruct us to register Series E senior notes in the name of, or request that Series D senior notes not tendered or not accepted in the exchange offer be returned to, a person other than yourself, you will be responsible for the payment of any applicable transfer tax thereon.

                              DESCRIPTION OF NOTES

   We will issue the Series E senior notes pursuant to an indenture dated as of August 5, 1998, as supplemented, by and among us (as the successor by merger to HMH Properties), the Subsidiary Guarantors (as defined in this section)as defined signatory thereto and Marine Midland Bank, as trustee, as amended or supplemented from time to time. The terms of the indenture include those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The following description is a summary of the material provisions of the indenture and the related pledge and security agreement, dated as of August 5, 1998, which governs property securing, among other things, the obligations on the notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the pledge agreement because they, and not this description, define your rights as holders of these notes. You may obtain copies of the indenture and the pledge agreement from us upon request. The indenture and the pledge agreement are also listed as exhibits to a registration statement on Form S-3 of HMH Properties, file no. 333-50729. You can find out how to obtain these documents by looking at the section of this offering memorandum titled "Where You Can Find More Information" on page 143. You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions".

General

   The Series E senior notes will be limited to $300,000,000 aggregate principal amount and will mature on February 15, 2006. Interest on the Series E senior notes will accrue at the rate of 8 3/8% per annum and will be payable every six months in arrears on March 15 and September 15, commencing on September 15, 1999. We will make each interest payment to the holders of record of the Series E senior notes on the immediately preceding March 1 and September 1.

   The Series A senior notes, Series B senior notes, Series C senior notes and Series D senior notes are, and the Series E senior notes offered hereby will be, senior, general obligations of ours. The Series A senior notes, Series B senior notes, Series C senior notes and Series D senior notes are currently, and the Series E senior notes offered hereby will be initially secured by a pledge of all the Capital Stock of certain of our subsidiaries, which Capital Stock also equally and ratably secures our obligation under the Credit Facility, the Series A senior notes, the Series B senior notes, the Series C senior notes, Series D senior notes and certain other Indebtedness ranking on an equitable and ratable basis with the Series E senior notes. See "-- Security". The Series A senior notes, Series B senior notes, Series C senior notes and Series D senior notes are, and the Series E senior notes offered hereby will be, pari passu with all other existing and future unsubordinated Indebtedness of ours and will rank senior to all subordinated obligations of ours. The Series A senior notes, Series B senior notes, Series C senior notes and Series D senior notes are, and the Series E senior notes offered hereby will be, jointly and severally guaranteed on a senior basis by the Subsidiary Guarantors. The Guarantee of the Subsidiary Guarantors with respect to the notes, and the pledges of equity interests, are subject to release upon satisfaction of certain conditions.

   Interest on any series of notes issued under the indenture is or will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the notes will be payable at our office or agency maintained for such purpose, in the Borough of Manhattan, The City of New York. Except as provided below, at our option, payment of interest may be made by check mailed to the holders of any notes at the addresses set forth upon our registry books; provided, however, holders of certificated notes will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Such wire instructions, upon receipt by the trustee, will remain in effect until revoked by such holder. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until we designate otherwise, our office or

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

agency will be the corporate trust office of the trustee presently located at 140 Broadway, New York, New York 10005-1180.

Guarantees

   The Series A senior notes, Series B senior notes, Series C senior notes and Senior D senior notes are and the Series E senior notes offered hereby will be fully and unconditionally guaranteed as to principal, premium, if any, and interest, jointly and severally, by the Subsidiary Guarantors. If the partnership defaults in the payment of the principal of, or premium, if any, or interest on, a guaranteed series of notes issued under the indenture when and as the same will become due, whether upon maturity, acceleration, call for redemption, Change of Control, offer to purchase or otherwise, without the necessity of action by the trustee or any holder, the Subsidiary Guarantors will be required promptly to make such payment in full. The indenture provides that the Subsidiary Guarantors will be released from their obligations as guarantors under such series of notes under certain circumstances. The obligations of the Subsidiary Guarantors will be limited in a manner intended to avoid such obligations being construed as fraudulent conveyances under applicable law.

   Each current and future Restricted Subsidiary of ours that subsequently guarantees any Indebtedness (the "Guaranteed Indebtedness") of ours (each a "Future Subsidiary Guarantor") will be required to guarantee the Series E senior notes offered hereby and any other series of notes guaranteed under the indenture. If the Guaranteed Indebtedness is (A) pari passu in right of payment with the notes, then the guarantee of such Guaranteed Indebtedness will be pari passu in right of payment with, or subordinated in right of payment to, the Subsidiary guarantee or (B) subordinated in right of payment to the notes, then the guarantee of such Guaranteed Indebtedness will be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the notes.

   Subject to compliance with the preceding paragraph, the indenture also provides that any guarantee by a Subsidiary Guarantor will be automatically and unconditionally released upon (1) the sale or other disposition of Capital Stock of the Subsidiary Guarantor, if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the partnership, (2) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the partnership or a Subsidiary of the partnership, if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the partnership, (3) a Legal Defeasance or Covenant Defeasance, or (4) the unconditional and complete release of such Subsidiary Guarantor from its guarantee of all Guaranteed Indebtedness.

Security

   Our obligations to pay the principal of, premium, if any, and interest on the Series E senior notes is secured by a pledge of the Capital Stock of certain of the direct and indirect subsidiaries of ours, which pledge is, and will be, shared equally and ratably with the credit facility, the Series A senior notes, Series B senior notes, Series C senior notes, Series D senior notes and certain other Indebtedness of ours ranking pari passu in right of payment with the Series E senior notes, including, unless otherwise provided for in the applicable supplemental indenture, any series of notes issued under the indenture in the future. The indenture also provides that, unless otherwise provided in a supplemental indenture with respect to a series of notes, the Capital Stock of each Restricted Subsidiary that is subsequently pledged to secure the credit facility will also be pledged to secure each such series of notes on an equal and ratable basis with respect to the Liens securing the credit facility and any other pari passu Indebtedness secured by such Capital Stock, provided, however, that any shares of the Capital Stock of any Restricted Subsidiary will not be and will not be required to be pledged to secure any such series of notes if the pledge of or grant of a security interest in such shares is prohibited by law. Bankers Trust Company (the administrative agent under the credit facility) currently serves as the collateral agent with respect to such stock pledge, subject to replacement in certain circumstances. So long as the credit facility is in effect, the lenders under the credit facility will have the right to direct the manner and method of enforcement of remedies with respect to the stock pledge. Any proceeds realized on a sale or disposition of collateral would be applied first to expenses of, and other obligations owed to, the collateral

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agent, second, pro rata to outstanding principal and interest of the secured
Indebtedness, and third, pro rata to other secured obligations.

   Upon the complete and unconditional release of the pledge of any such Capital Stock in favor of the credit facility, the pledge of such Capital Stock as collateral securing the notes will be released; provided that should the obligations of the partnership under the credit facility subsequently be secured by a pledge of such Capital Stock at any time, the partnership must cause such Capital Stock to be pledged ratably and with at least the same priority for the benefit of holders of the notes.

Ranking

   The Series A senior notes, Series B senior notes, Series C senior notes and Senior D senior notes are, and the Series E senior notes offered hereby will be, senior, general obligations of the partnership, ranking pari passu in right of payment with any other outstanding or future unsubordinated Indebtedness of the partnership, including, without limitation, the obligations of the partnership under the credit facility. The Series A senior notes, Series B senior notes, Series C senior notes and Series D senior notes are, and the Series E senior notes offered hereby will be, senior to all subordinated obligations of the partnership. Each of the Subsidiary guarantees of the Series A senior notes, Series B senior notes, Series C senior notes, Series D senior notes and any other series of guaranteed notes, including the Series E senior notes offered hereby, will rank pari passu with all current and future unsubordinated Indebtedness, and senior to all current and future subordinated Indebtedness, of the Subsidiary Guarantors. Holders of the notes will be direct creditors of the Subsidiary Guarantors by virtue of such guarantees of the notes.

Optional redemption

   We will not have the right to redeem any Series E senior notes prior to maturity.

Certain Definitions

   Set forth below are certain defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized term used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness or Disqualified Stock of a
Person:

     1. existing at the time such Person becomes a Restricted Subsidiary of the Company, or

     2. assumed in connection with an Asset Acquisition and not incurred in connection with or in contemplation or anticipation of such event provided that Indebtedness of such Person which is redeemed, defeased (including the deposit of funds in a valid trust for the exclusive benefit of holders and the trustee thereof, sufficient to repay such Indebtedness in accordance with its terms), retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition will not be Acquired Indebtedness.

   "Adjusted Total Assets" means, for any Person, the Total Assets for such Person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the Incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

   "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that:


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    1.  a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, will for such purposes be deemed to constitute control;
    2. the right to designate a member of the Board of a Person or a Parent of that Person will not, by itself, be deemed to constitute control; and

    3. Marriott International and its Subsidiaries will not be deemed to be Affiliates of the Company or its Parent or Restricted Subsidiaries.

 "Asset Acquisition" means:

    1. an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated into or with the Company or any of its Restricted Subsidiaries or

    2. an acquisition by the Company or any of its Restricted Subsidiaries from any other Person that constitutes all or substantially all of a division or line of business, or one or more real estate properties, of such Person.

   "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

    1. all or any of the Capital Stock of any Restricted Subsidiary (including by issuance of such Capital Stock);

    2. all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted
        Subsidiaries; or

    3. any other property and assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of a Person which is not a Restricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the covenant of the indenture entitled "Consolidation, Merger and Sale of Assets";

   provided that "Asset Sale" will not include:

        a. sales or other dispositions of inventory, receivables and other current assets;

        b. sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions;

        c. leases of real estate assets;

        d. Permitted Investments (other than Investments in Cash
           Equivalents) or Restricted Investments made in accordance with the "Limitation on Restricted Payments" covenant;

        e. any transaction comprising part of the REIT Conversion; and

        f. any transactions that, pursuant to the "Limitation of Asset Sales" covenant, are defined not to be an "Asset Sale".

   "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

    1.  the sum of the products of:

        a. the number of years (calculated to the nearest one-twelfth) from such date of determination to the date of each successive scheduled principal (or redemption) payment of such debt security, and

        b. the amount of such principal (or redemption) payment by

     2. the sum of all such principal (or redemption) payments.

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   "Blackstone Acquisition" means the acquisition by the Operating Partnership from The Blackstone Group, a Delaware limited partnership, and a series of funds controlled by Blackstone Real Estate Partners, a Delaware limited partnership, of certain hotel properties, mortgage loans and other assets together with the assumption of related Indebtedness.

 "Board" means:

    1. with respect to any corporation, the board of directors of such corporation or any committee of the board of directors of such corporation authorized, with respect to any particular matter, to exercise the power of the board of directors of such corporation;

    2. with respect to any partnership, any partner (including, without limitation, in the case of any partner that is a corporation, the board of directors of such corporation or any authorized committee thereof) with the authority to cause the partnership to act with respect to the matter at issue;

    3. in the case of a trust, any trustee or board of trustees with the authority to cause the trust to act with respect to the matter at issue;

    4. in the case of a limited liability company (an "LLC"), the managing member, management committee or other Person or group with the authority to cause the LLC to act with respect to the matter at issue; and

    5. with respect to any other entity, the Person or group exercising functions similar to a board of directors of a corporation.

   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

   "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given, or if given, consists only of the issuance of Qualified Capital Stock (or, if other consideration is given, only the value of the contribution in excess of such other consideration).

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

   "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

   "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

   "Cash Equivalent" means:

    1. securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof);

    2. time deposits, bankers acceptances and certificates of deposit and commercial paper issued by the Parent of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's;


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    3. marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision or public instrumentality thereof bearing (at the time of investment therein) one of the two highest ratings obtainable from either S&P or Moody's; and

    4. liquid investments in money market funds substantially all of the assets of which are securities of the type described in clauses (1) through (3) inclusive;

provided that the securities described in clauses (1) through (3) inclusive have a maturity of one year or less after the date of acquisition.

 "Change of Control" means:

    1. any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host or Host REIT (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee;

    2. any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company (or Host or Host REIT for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable;

    3. during any period of 12 consecutive months after the Issue Date (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the Board of Host or Host REIT (together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Host or Host REIT, as applicable, then in office; or

    4. Host REIT ceases to be a general partner of the Operating Partnership or ceases to control the Company;

provided, however, that neither


      (x) the pro rata distribution by Host to its shareholders of shares of the Company or shares of any of Host's or Host REIT's other
  Subsidiaries, nor

      (y) the REIT Conversion (or any element thereof)

will, in and of itself, constitute a Change of Control for purposes of this definition.

   "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

   "Closing Date" means August 5, 1998.

   "Code" means the Internal Revenue Code of 1986, as amended.


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   "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

   "Company" means Host Marriott, L.P., and its successors and assigns (and, from the Issue Date to the consummation of the Merger, HMH Properties, Inc., and its successors and assigns).

   "Consolidated" or "consolidated" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Non-Consolidated Restricted Entities) of such Person with those of such Person; provided that:

     1. "consolidation" will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person; and

     2. "consolidation" will include consolidation of the accounts of any Non-Consolidated Restricted Entities, whether or not such consolidation would be required or permitted under GAAP

(it being understood that the accounts of such Person's Consolidated Subsidiaries will be consolidated only to the extent of such Person's proportionate interest therein).

The terms "consolidated" and "consolidating" have correlative meanings to the foregoing.

   "Consolidated Coverage Ratio" of any Person on any Transaction Date means the ratio, on a pro forma basis, of

     1. the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period;

to

     2. the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period;

provided that for purposes of such calculation:

        a. acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date will be transactions giving rise to the need to calculate the Consolidated Coverage Ratio will be assumed to have occurred on the first day of the Reference Period;

        b. the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction
           Date) will be assumed to have occurred on the first day of such Reference Period; and

        c. the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend)

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         rate will be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which will remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) will be used.

   "Consolidated EBITDA" means, for any Person and for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication:

     1. the sum of:

        a. Consolidated Interest Expense;

        b. provisions for taxes based on income (to the extent of such Person's proportionate interest therein);

        c. depreciation and amortization expense (to the extent of such Person's proportionate interest therein);

        d. any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person's proportionate interest therein);

        e. any dividends or distributions during such period to such Person or a Consolidated Subsidiary (to the extent of such Person's proportionate interest therein) of such Person from any other Person which is not a Restricted Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), to the extent that:

           (1) such dividends or distributions are not included in the Consolidated Net Income of such Person for such period; and

           (2) the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the Issue Date that have been included in Consolidated EBITDA pursuant to this clause (e), do not exceed the cumulative net income of such other Person attributable to the equity interests of the Person (or Restricted Subsidiary of the Person) whose Consolidated EBITDA is being determined;

        f. any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person's proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (2) of this definition; and

        g. any nonrecurring expenses incurred in connection with the REIT Conversion;

minus,

     2. the sum of:

        a. all non-cash items increasing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) for such period; and

        b. any cash expenditures of such Person (to the extent of such Person's proportionate interest therein) during such period to the extent such cash expenditures did not reduce the Consolidated Net Income of such Person for such period and were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) when reserved or accrued;

all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person's Consolidated Subsidiaries will be consolidated only to the extent of such Person's proportionate interest therein).

   "Consolidated Interest Expense"of any Person means, for any period, the aggregate amount (without duplication and determined in each case on a consolidated basis) of:

     1. interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the notes issued under the indenture or to establish the Credit Facility) of such Person and its Consolidated Subsidiaries during such period, including:

        a. original issue discount and noncash interest payments or accruals on any Indebtedness;

        b. the interest portion of all deferred payment obligations; and

        c. all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

     2. dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or, to the extent of such Person's proportionate interest therein, such Person's Restricted Subsidiaries);

provided, however, that any such interest, dividends or other payments or accruals (referenced in clauses (1) or (2)) of a Consolidated Subsidiary that is not Wholly Owned will be included only to the extent of the proportionate interest of the referent Person in such Consolidated Subsidiary.

   For purposes of this definition:

     (x) interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; and

     (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person will be deemed to be the interest expense attributable to the Indebtedness guaranteed.

   "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries will be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries); provided that:

     1. net income (or loss) of any other Person which is not a Restricted Subsidiary of the Person, or that is accounted for by such specified Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), will be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary of such Person;

     2. the net income (or loss) of any other Person acquired by such specified Person or a Restricted Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

     3. all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any Capital Stock) will be excluded; and

     4. the net income, if positive, of any of such Person's Consolidated Subsidiaries other than Consolidated Subsidiaries that are not Subsidiary Guarantors to the extent that the declaration or

                                      106
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       payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated
       Subsidiary

will be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (2), (3) and (4), such amounts will be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication.

   "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (including each Non-Consolidated Restricted Entity).

   "Conversion Date" means December 29, 1998.

   "Credit Facility"means the credit facility established pursuant to the Credit Agreement, dated as of August 5, 1998 among the Company, Host, certain other Subsidiaries party thereto, the lenders party thereto, Bankers Trust Company, as Arranger and Administrative Agent, and Wells Fargo Bank, N.A., The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified or restructured from time to time (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereof), whether by the same or any other agent, lender or group of lenders.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means except as set forth below, with respect to any Person, Capital Stock of that Person that by its terms or otherwise is:

    1. required to be redeemed on or prior to the Stated Maturity of the notes for cash or property other than Qualified Capital Stock;

    2. redeemable for cash or property other than Qualified Capital Stock at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

    3. convertible into or exchangeable mandatorily or at the option of the holder for Capital Stock referred to in clause (1) or (2) above or Indebtedness of the Company or a Restricted Subsidiary having a scheduled maturity prior to the Stated Maturity of the notes;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below.

   With respect to Capital Stock of a Restricted Subsidiary, only the amount thereof issued to Persons (other than the Company or any of its Restricted Subsidiaries) in excess of such Persons' Pro Rata Share of such

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Capital Stock will be deemed to be Disqualified Stock for purposes of determining the amount of Disqualified Stock of the Company and its Restricted Subsidiaries.

   Notwithstanding anything to the contrary contained in this definition:

       1. the QUIPS are not Disqualified Stock;

       2. any Capital Stock issued by the Operating Partnership to Host REIT will not be deemed to be Disqualified Stock solely by reason of a right by Host REIT to require the Company to make a payment to it sufficient to enable Host REIT to satisfy its concurrent obligation with respect to Capital Stock of Host REIT, provided such Capital Stock of Host REIT would not constitute Disqualified Stock; and

       3. no Capital Stock will be deemed to be Disqualified Stock as the result of the right of the holder thereof to request redemption thereof if the issuer of such Capital Stock (or the Parent of such issuer) has the right to satisfy such redemption obligations by the issuance of Qualified Capital Stock to such holder.

   "E&P Distribution" means:

       1. one or more distributions to the shareholders of Host and/or Host REIT of:

          a. shares of SLC; and

          b. cash, securities or other property, with a cumulative aggregate value equal to the amount estimated in good faith by Host or Host REIT from time to time as being necessary to assure that Host and Host REIT have distributed the accumulated earnings and profits (as referenced in Section 857(a)(2)(B) of the Code) of Host as of the last day of the first taxable year for which Host REIT's election to be taxed as a REIT is effective; and

       2. the distributions from the Operating Partnership to:

          a. Host REIT necessary to enable Host REIT to make the distributions described in clause (1); and

          b. holders of Units (other than Host REIT) required as a result of or a condition to such distributions made pursuant to clause (2)(a).

   "Excluded Person" means, in the case of the Company, Host, Host REIT or any Wholly Owned Subsidiary of Host or Host REIT.

 "Exempted Affiliate Transaction" means:

       1. employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of the Company;

       2. payments of reasonable fees and expenses to the members of the Board;

       3. transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company;

       4. Permitted Tax Payments;

       5. Permitted Sharing Arrangements;

       6. Procurement Contracts;

       7. Operating Agreements;

       8. Restricted Payments permitted under the "Limitation on Restricted Payments" covenant; and

       9. any and all elements of the REIT Conversion.

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   "Existing Senior Notes" means amounts outstanding from time to time of:

        10. the 9 1/2% Senior Secured Notes due 2006 of the Company;

        11. the 8 7/8% Senior Notes due 2007 of the Company; and

        12. the 9% Senior Notes due 2007 of the Company;

   in each case not in excess of amounts outstanding immediately following the Issue Date, less amounts retired from time to time.

   "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined:

        1. in good faith by the Board of the Company or the applicable Subsidiary involved in such transaction; or

        2. by an appraisal or valuation firm of national or regional standing selected by the Company or such Subsidiary, with experience in the appraisal or valuation of properties or assets of the type for which fair market value is being determined.

 "Fifty Percent Venture" means a Person:

        1. in which the Company owns (directly or indirectly) at least 50% of the aggregate economic interests;

        2. in which the Company or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means; and

        3. which is not consolidated for financial reporting purposes with the Company under GAAP.

   "FF&E" means furniture, fixtures and equipment, and other tangible personal property other than real property.

   "Funds From Operations" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period excluding gains or losses from debt restructurings and sales of property, plus depreciation of real estate assets and amortization related to real estate assets, deferred taxes and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such Person's Consolidated Subsidiaries will be consolidated only to the extent of such Person's proportionate interest therein).

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States of America.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

      1. to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or


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     2. entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

   provided that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "HMH Properties" means HMH Properties, Inc., a Delaware corporation, which was merged into Host Marriott, L.P. on December 16, 1998.

   "Host" means Host Marriott Corporation, a Delaware corporation and the indirect Parent of the Company on the Issue Date, and its successors and assigns.

   "Host REIT" means Host Marriott Corporation, a Maryland corporation, which is the sole general partner of Host Marriott, L.P. following the REIT Conversion, and its successors and assigns.

   "Host REIT Merger" means the merger of Host with and into Host REIT, with Host REIT surviving the merger, which merger occurred on December 29, 1998.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to (including as a result of an acquisition), or become responsible for, the payment of, contingently or otherwise, such Indebtedness (including Acquired Indebtedness); provided that neither the accrual of interest nor the accretion of original issue discount will be considered an Incurrence of Indebtedness.

   "Indebtedness" of any Person means, without duplication:

     1. all liabilities and obligations, contingent or otherwise, of such
        Person:

        a. in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

        b. evidenced by bonds, notes, debentures or similar instruments;

        c. representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

        d. evidenced by bankers' acceptances;

        e. for the payment of money relating to a Capitalized Lease
           Obligation; or

        f. evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

     2. all net obligations of such Person under Interest Swap and Hedging Obligations; and

     3. all liabilities and obligations of others of the kind described in the preceding clause (1) or (2) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

   "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations will be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations will be the net amount so determined, plus any premium due upon default by such Person.

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   "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and will include the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or a Non-Consolidated Entity.

   For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

    1. "Investment" will include the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary or Non-Consolidated Entity;

    2. the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary or Non-Consolidated Entity at the time that such Unrestricted Subsidiary or Non-Consolidated Entity is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments; and

    3. any property transferred to or from an Unrestricted Subsidiary or Non-Consolidated Entity will be valued at its fair market value at the time of such transfer.

   "Investment Grade" means a rating of the notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which will be given to the Trustee.

   "Issue Date" means August 5, 1998.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereinafter acquired.

   "Limited Partner Note" means an unsecured note of the Operating Partnership which a limited partner of a Public Partnership elected to receive at the time of the Partnership Mergers instead of or in exchange for Units.

   "Merger" means the merger of HMH Properties with and into the Operating Partnership, with the Operating Partnership as the surviving entity, which merger occurred on December 16, 1998.

   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Net Cash Proceeds" means:

    1. with respect to any Asset Sale other than the sale of Capital Stock of a Restricted Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in

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       respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of:

          a. brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

          b. provisions for all Taxes (including Taxes of Host REIT) actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole;

          c. payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) or any other obligations outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold; or (II) is required to be paid as a result of such sale;

          d. amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

          e. unless Taxes thereon are paid by Host REIT as set forth in clause
             (b) above, amounts required to be distributed as a result of the realization of gains from Asset Sales in order to maintain or preserve Host REIT's status as a REIT;

(provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds will be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person); and

    2. with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds will be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person).

   "Net Investments" means, with respect to any referenced category or group of Investments:

    1. the aggregate amount of such Investments made by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) on or subsequent to the Issue Date, minus

    2. the aggregate amount of any dividends, distributions, sales proceeds or other amounts received by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate

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       interest in such Restricted Subsidiaries) in respect of such
       Investments on or subsequent to the Issue Date;

and, in the event that any such Investments are made, or amounts are received, in property other than cash, such amounts will be the fair market value of such property.

   "Non-Conforming Assets" means various assets (principally comprising partnership or other interests in hotels which are not leased, certain international hotels in which Host or its Subsidiaries own interests, and certain FF&E relating to hotels owned by the Operating Partnership and its Subsidiaries) which assets, if owned by the Operating Partnership, could jeopardize Host REIT's status as a REIT.

   "Non-Consolidated Entity" means a Non-Controlled Entity or a Fifty Percent Venture which is neither a Non-Consolidated Restricted Entity nor an Unrestricted Subsidiary.

   "Non-Consolidated Restricted Entity" means a Non-Controlled Entity or a Fifty Percent Venture which has been designated by the Company (by notice to the Trustee) as a Restricted Subsidiary and which designation has not been revoked (by notice to the Trustee). Revocation of a previous designation of a Non-Controlled Entity or a Fifty Percent Venture as a Non-Consolidated Restricted Entity will be deemed to be a designation of such entity to be a Non-Consolidated Entity.

   "Non-Controlled Entity" means a taxable corporation in which the Operating Partnership owns (directly or indirectly) 90% or more of the economic interest but no more than 9.9% of the Voting Stock and whose assets consist primarily of Non-Conforming Assets.

   "Offering" means the offering of the notes for sale by the Company.

   "Officer's Certificate" means a certificate signed on behalf of the Company, a Guarantor or Subsidiary Guarantor, as applicable, by an officer of the Company, a Guarantor or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Guarantor or Subsidiary Guarantor, as applicable.

   "Old notes" means the approximately $35 million aggregate principal amount of four series of Indebtedness of Host outstanding on the Issue Date.

   "Operating Agreements" means the asset or property management agreements, franchise agreements, lease agreements and other similar agreements between the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, on the one hand, and Marriott International, SLC or another entity engaged in and having pertinent experience with the operation of such similar properties, on the other, relating to the operation of the real estate properties owned by the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, provided that the management of the Company determines in good faith that such arrangements are fair to the Company and to such Restricted Subsidiary.

   "Operating Partnership" means Host Marriott, L.P., a Delaware limited partnership.

   "Parent" of any Person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such Person or of a Parent of such Person.

   "Partnership Mergers" means the merger of one of more Subsidiaries of the Operating Partnership into one or more of the Public Partnerships.

   "Paying Agent" means, until otherwise designated, the Trustee.

   "Permitted Investment" means any of the following:

      1. an Investment in Cash Equivalents;

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     2. Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments:

        a. the Acquired Person immediately thereupon is or becomes a Restricted Subsidiary of the Company; or

        b. the Acquired Person immediately thereupon either (I) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary of the Company or (II) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries;

     3. an Investment in a Person, provided that:

        a. such Person is principally engaged in a Related Business;

        b. the Company or one or more of its Restricted Subsidiaries participates in the management of such Person, as a general partner, member of such Person's governing board or otherwise; and

        c. any such Investment will not be a Permitted Investment if, after giving effect thereto, the aggregate amount of Net Investments outstanding made in reliance on this clause (3) subsequent to the Issue Date would exceed 5% of Total Assets;

     4. Permitted Sharing Arrangement Payments;

     5. securities received in connection with an Asset Sale so long as such Asset Sale complied with the Indenture including the covenant "Limitation on Asset Sales" (but, only to the extent the fair market value of such securities and all other non-cash and non-Cash Equivalent consideration received complies with clause (2) of the first paragraph of the "Limitation on Asset Sales" covenant);

     6. Investments in the Company or in Restricted Subsidiaries of the Company;

     7. Permitted Mortgage Investments;

     8. any Investments constituting part of the REIT Conversion; and

     9. any Investments in a Non-Consolidated Entity, provided that (after giving effect to such Investment) the total assets (before depreciation and amortization) of all Non-Consolidated Entities attributable to the Company's proportionate ownership interest therein, plus an amount equal to the Net Investments outstanding made in reliance upon clause (3) above, does not exceed 20% of the total assets (before depreciation and amortization) of the Company and its Consolidated Subsidiaries (to the extent of the Company's proportionate ownership interest therein).
           "Permitted Lien" means any of the following:

     1. Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     2. statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that:

        a. the underlying obligations are not overdue for a period of more than 30 days;

        b. such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;


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     3. Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     4. easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     5. Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     6. pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; and

     7. Liens securing on an equal and ratable basis the notes and any other Indebtedness.

   "Permitted Mortgage Investment" means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the Company or its Restricted Subsidiaries) owning such real estate assets; provided that:

     1. the Company is able to consolidate the operations of the real estate assets in its GAAP financial statements;

     2. such real estate assets are owned by a partnership, LLC or other entity which is controlled by the Company or a Restricted Subsidiary as a general partner, managing member or through similar means;

     3. the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (1) and (2) above), determined at the time each such Investment was made, does not exceed 10% of Total Assets after giving effect to such Investment.

   "Permitted REIT Distributions" means a declaration or payment of any dividend or the making of any distribution:

     1. to Host REIT that is necessary to maintain Host REIT's status as a REIT under the Code or to satisfy the distributions required to be made by reason of Host REIT's making of the election provided for in Notice 88-19 (or Treasury regulations issued pursuant thereto), if:

        a. the aggregate principal amount of all outstanding Indebtedness (other than the QUIPs Debt) of the Company and its Restricted Subsidiaries on a consolidated basis at such time is less than 80% of Adjusted Total Assets of the Company; and

        b. no Default or Event of Default will have occurred and be continuing; and

     2. to any Person in respect of any Units, which distribution is required as a result of or a condition to the distribution or payment of such dividend or distribution to Host REIT; provided that such Person's investment in the Operating Partnership in consideration of which such Person received such Units will have been consummated in a transaction determined by the Company to be fair to the Operating Partnership as set forth in an Officer's Certificate for Investments in an amount less than $50 million and as set forth in a Board Resolution for Investments equal to or greater than such amount.

   "Permitted REIT Payments" means, without duplication, payments to Host REIT and its Subsidiaries that hold only Qualified Assets in an amount necessary and sufficient to permit Host REIT and such Subsidiaries to pay all of their operating expenses and other general corporate expenses and liabilities (including any reasonable professional fees and expenses).


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   "Permitted Sharing Arrangements" means any contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and a Parent of the Company and/or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries in the best interests of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries and (ii) the liabilities of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

   "Permitted Sharing Arrangements Payment" means payments under Permitted Sharing Arrangements.

   "Permitted Tax Payments" means payment of any liability of the Company, Host, Host REIT or any of their respective Subsidiaries for Taxes.

   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

   "Private Partnership" means a partnership (other than a Public Partnership) or limited liability company that owns one or more full service hotels and that, prior to the REIT Conversion, was partially but not Wholly Owned by Host or one of its Subsidiaries.

   "Private Partnership Acquisition" means the acquisition by the Operating Partnership or a Restricted Subsidiary thereof from unaffiliated partners of certain Private Partnerships of partnership interests in such Private Partnerships in exchange for Units or the assets of such Private Partnerships by merger or conveyance in exchange for Units.

   "Procurement Contracts" means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

   "Pro Rata Share" means "PRS" where:

    PRS equals CR divided by TC multiplied by OPTC

       where:

    CR equals the redemption value of such Capital Stock in the issuing Restricted Subsidiary held in the aggregate by the Company and its Restricted Subsidiaries.

    TC equals the total contribution to the equity of the issuing
    Restricted Subsidiary made by the Company and its Restricted
    Subsidiaries, and

    OPTC equals the total contribution to the equity of the issuing Restricted Subsidiary made by other Persons.

 "Public Partnerships" mean, collectively:

    1. Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership (with which HMC Atlanta Merger Limited Partnership was merged);


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    2. Desert Springs Marriott Limited Partnership, a Delaware limited partnership (with which HMC Desert Merger Limited Partnership was merged);

    3. Hanover Marriott Limited Partnership, a Delaware limited partnership (with which HMC Hanover Merger Limited Partnership was merged);

    4. Marriott Diversified American Hotels, L.P., a Delaware limited partnership (with which HMC Diversified Merger Limited Partnership was merged);

    5. Marriott Hotel Properties Limited Partnership, a Delaware limited partnership (with which HMC Properties I Merger Limited Partnership was merged);

    6. Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership (with which HMC Properties II Merger Limited Partnership was merged);

    7. Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island Limited partnership (with which HMC Chicago Merger Limited Partnership was merged);

    8. Potomac Hotel Limited Partnership, a Delaware limited partnership (with which HMC Potomac Merger Limited Partnership was merged); and

    9. Marriott Suites Limited Partnership (with which MS Merger Limited Partnership was merged);

or, as the context may require, any such entity together with its Subsidiaries, or any of such Subsidiaries.

 "Qualified Assets" means:

    1. Capital Stock of the Company or any of its Subsidiaries or of other Subsidiaries of the Guarantors substantially all of whose sole assets are direct or indirect interests in Capital Stock of the Company; and

    2. other assets related to corporate operations of the Guarantor which are de minimus in relation to those of the Guarantors and their Restricted Subsidiaries, taken as a whole.

   "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Stock and, when used in the definition of "Disqualified Stock," also includes any Capital Stock of a Restricted Subsidiary, Host REIT or any Parent of the Company that is not Disqualified Stock.

 "Qualified Exchange" means:

    1. any legal defeasance, redemption, retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock; or

    2. any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

   "QUIPS" means the 6 3/4% Convertible Preferred Securities issued by Host Marriott Financial Trust, a statutory business trust.

   "QUIPs Debt" means the $567 million aggregate principal amount of 6% convertible subordinated debentures due 2026 of Host, held by Host Marriott Financial Trust, a statutory business trust.

   "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both will not make a rating of all of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.


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 "Rating Category" means currently:

    1. with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

    2. with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

    3. the equivalent of any such category of S&P or Moody's used in another Rating Agency.

In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (currently + and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) will be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

   "Rating Date" means the date which is 90 days prior to the earlier of:

    1. a Change of Control; and

    2. the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

   "Rating Decline" means the occurrence, on or within 90 days after the earliest to occur of:

    1. a Change of Control; and

    2. the date of the first public notice of the occurrence of a Change of Control or of the intention by any Person to effect a Change of Control (which period will be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of

          a. in the event the notes are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating, of the notes by either of such Rating Agencies to a rating that is below Investment Grade; or

          b. in the event the notes are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the notes by either Rating Agency by one or more gradations (including gradations with Rating Categories as well as between Rating Categories).

   "Real estate assets" means real property and all FF&E associated or used in connection therewith.

   "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the securities or the indenture.

   "Refinancing Indebtedness" means Indebtedness or Disqualified Stock:

    1. issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part; or

    2. constituting an amendment, modification or supplement to, or a deferral or renewal of ((1) and (2) above are, collectively, a "Refinancing"),

any Indebtedness or Disqualified Stock in a principal amount or, in the case of Disqualified Stock, liquidation preference, not to exceed the sum of :

          a.the reasonable and customary fees and expenses incurred in connection with the Refinancing,

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

plus

          b. the lesser of:

            (1) the principal amount or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness or Disqualified Stock so refinanced; and

            (2) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

provided that Refinancing Indebtedness (other than a revolving line of credit from a commercial lender or other Indebtedness whose proceeds are used to repay a revolving line of credit from a commercial lender to the extent such revolving line of credit or other Indebtedness was not put in place for purposes of evading the limitations described in this definition) will:

     (x) not have an Average Life shorter than the Indebtedness or Disqualified Stock to be so refinanced at the time of such Refinancing; and

     (y) be subordinated in right of payment to the rights of holders of the notes if the Indebtedness or Disqualified Stock to be refinanced was so subordinated.

   "REIT Conversion" means the various transactions which were carried out in connection with Host's conversion to a REIT, as generally described in the S-4 Registration Statement, including without limitation:

     1. the contribution to the Operating Partnership and its Subsidiaries of substantially all of the assets (excluding the assets of SLC) held by Host and its other Subsidiaries;

     2. the assumption by the Operating Partnership and/or its Subsidiaries of substantially all of the liabilities of Host and its other Subsidiaries (including, without limitation, the QUIPs Debt and the unregistered notes);

     3. the Partnership Mergers;

     4. the Private Partnership Acquisitions;

     5. the issuance of Limited Partner Notes in connection with the foregoing;

     6. the Blackstone Acquisition;

     7. the contribution, prior to or substantially concurrent with the Conversion Date, to Non-Controlled Entities of Non-Conforming Assets;

     8. the leases to SLC or Subsidiaries of SLC of the hotels owned by the Operating Partnership and its Subsidiaries;

     9. the Host REIT Merger;

     10. the E&P Distribution; and

     11. such other related transactions and steps, occurring prior to or substantially concurrent with or within a reasonable time after the Conversion Date as may be reasonably necessary to complete the above transactions or otherwise to permit Host REIT to elect to be treated as a REIT for Federal income tax purposes.

   "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business will include the ownership and operation of lodging properties.

   "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

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

   "Restricted Payment" means, with respect to any Person (but without duplication):

     1. the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person;

     2. any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person;

     3. other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or a Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking, fund payment, as the case may be, of such Indebtedness;

     4. any Restricted Investment by such Person; and

     5. the payment to any Affiliate (other than the Company or its Restricted Subsidiaries) in respect of taxes owed by any consolidated group of which both such Person or a Subsidiary of such Person and such Affiliate are members;

provided, however, that the term "Restricted Payment" does not include:

        a. any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock;

        b. any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Restricted Subsidiaries;

        c. Permitted Tax Payments;

        d. the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company, provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) with all dividends and distributions so made;

        e. the retirement of Units upon conversion of such Units to Capital Stock of Host REIT;

        f. any transactions comprising part of the REIT Conversion;

        g. any payments with respect to Disqualified Stock or Indebtedness at the stated time and amounts pursuant to the original terms of the instruments governing such obligations;

        h. Permitted REIT Payments; and

        i.payments in accordance with the existing terms of the QUIPS;

and provided, further, that any payments of bona fide obligations of the Company or any Restricted Subsidiary will not be deemed to be Restricted Payments solely by virtue of the fact of another Person's co-obligation with respect thereto.

   "Restricted Subsidiary" means any Subsidiary of the Company other than (i) an Unrestricted Subsidiary or (ii) a Non-Consolidated Entity.

   "S-4 Registration Statement" means the registration statement of the Operating Partnership on Form S-4, filed with the Commission on June 2, 1998, as amended and supplemented.

   "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien (other than Permitted Liens) upon the property of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries.

   "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect as of the Issue Date.

   "SLC" means HMC Senior Communities, Inc., a Delaware corporation, and its successor Crestline Capital Corporation, a Maryland corporation, and its successors and assigns.

   "S&P" means Standard & Poor's Ratings Services and its successors.

 "Stated Maturity" means:

     1. with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

     2. with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

   "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the notes or a Subsidiary Guarantee thereof, as applicable.

   "Subsidiary" means, with respect to any Person:

    1. any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date;

    2. any partnership:

       a. in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interest; or

       b. in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and the financial statements of which are so consolidated;

    3. any Non-Controlled Entity; and

    4. any Fifty Percent Venture.

   "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of principal, premium and interest on the notes by such Subsidiary Guarantor. Each Subsidiary Guarantee will be a senior obligation of the Subsidiary Guarantor and will be full and unconditional regardless of the enforceability of the notes and the Indenture.

 "Subsidiary Guarantors" means:

    1. the current Subsidiary Guarantors identified in the following sentence; and

    2. any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indenture, but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the Indenture.

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

The current Subsidiary Guarantors are:

    1. HMH Rivers, L.P.;

    2. HMH Marina LLC;

    3. HMC SBM Two LLC;

    4. HMC PLP LLC;

    5. HMC Retirement Properties, L.P.;

    6. HMH Pentagon LLC;

    7. HMH SFO LLC;

    8. Airport Hotels LLC;

    9. Chesapeake Financial Services LLC;

    10. HMC Capital Resources LLC;

    11. YBG Associates LLC;

    12. PRM LLC;

    13. Host Park Ridge LLC;

    14. Host of Boston, Ltd.;

    15. Host of Houston, Ltd.;

    16. Host of Houston 1979;

    17. Philadelphia Airport Hotel LLC;

    18. HMC Hartford LLC;

    19. HMH Norfolk LLC;

    20. HMH Norfolk, L.P.;

    21. HMC Park Ridge LLC;

    22. HMC Park Ridge II LLC;

    23. HMC Park Ridge LP;

    24. HMC Partnership Holdings LLC;

    25. HMC Suites LLC;

    26. HMC Suites Limited Partnership;

    27. Wellsford-Park Ridge Marriott Hotel Limited Partnership;

    28. City Center Interstate Partnership LLC;

    29. Farrell's Ice Cream Parlor Restaurants LLC;

    30. HMC Burlingame LLC;

    31. HMC California Leasing LLC;

    32. HMC Capital LLC;

    33. HMC Grand LLC;

    34. HMC Hotel Development LLC;

    35. HMC Mexpark LLC;

    36. HMC Polanco LLC;

    37. HMC NGL LLC;

    38. HMC OLS I L.P.;

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

    39. HMC RTZ Loan I LLC;

    40. HMC RTZ II LLC;

    41. HMC Seattle LLC;

    42. HMC Swiss Holdings LLC;

    43. HMC Waterford LLC;

    44. HMH Restaurants LLC;

    45. HMH Rivers LLC;

    46. HMH WTC LLC;

    47. HMP Capital Ventures LLC;

    48. HMP Financial Services LLC;

    49. Host La Jolla LLC;

    50. City Center Hotel Limited Partnership;

    51. MFR of Illinois LLC;

    52. MFR of Vermont LLC;

    53. MFR of Wisconsin LLC;

    54. HMC Marquis LLC;

    55. PM Financial LLC;

    56. PM Financial LP;

    57. HMC Chicago LLC;

    58. HMC HPP LLC;

    59. HMC Desert LLC;

    60. HMC Hanover LLC;

    61. HMC Diversified LLC;

    62. HMC Properties I LLC;

    63. HMC Potomac LLC;

    64. HMC East Side II LLC;

    65. HMC Manhattan Beach LLC;

    66. Chesapeake Hotel Limited Partnership;

    67. HMH General Partner Holdings LLC;

    68. HMC IHP Holdings LLC;

    69. HMC OP BN LLC;

    70. S.D. Hotels LLC;

    71. HMC Gateway LLC;

    72. HMC Pacific Gateway LLC;

    73. HMC Desert Springs LLC;

    74. MDSM Finance LLC;

    75. Market Street Marriott LLC;

    76. HMC Market Street LLC;

    77. New Market Street LP;

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

    78. Times Square LLC;

    79. Times Square GP LLC;

    80. Saga Property Leasing LLC;

    81. Saga Restaurants LLC;

    82. HMC Atlanta LLC;

    83. Ivy Street LLC;

    84. HMC Properties II LLC; and

    85. Santa Clara HMC LLC;

   "Subsidiary Indebtedness" means, without duplication, all Unsecured Indebtedness (including Guarantees (other than Guarantees by Restricted Subsidiaries of Secured Indebtedness)) of which a Restricted Subsidiary other than a Subsidiary Guarantor is the obligor. A release of the Guarantee of a Subsidiary Guarantor which remains a Restricted Subsidiary will be deemed to be an Incurrence of Subsidiary Indebtedness in amount equal to the Company's proportionate interest in the Unsecured Indebtedness of such Subsidiary Guarantor.

   "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

   "Total Assets" means the sum of:

    1. Undepreciated Real Estate Assets; and

    2. all other assets (excluding intangibles) of the Company, the Subsidiary Guarantors, and their respective Restricted Subsidiaries determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries will be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Total Unencumbered Assets" as of any date means the sum of:

    1. Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

    2. all other assets (but excluding intangibles and minority interests in Persons who are obligors with respect to outstanding secured debt) of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries will be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Transaction Date" means, with the respect to the Incurrence of any Indebtedness or issuance of Disqualified Stock by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

   "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries plus capital improvements) of real estate assets of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries will be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Units" means the limited partnership units of the Operating Partnership.

   "Unrestricted Subsidiary" means any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of the Company in the manner provided below. The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary); provided that:

     1. any Guarantee by the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary) of any Indebtedness of the Subsidiary being so designated will be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company, the Subsidiary Guarantors or such Restricted Subsidiaries at the time of such designation;

     2. either:

        a. the Subsidiary to be so designated has total assets of $1,000 or less; or

        b. if such Subsidiary has assets greater than $1,000, such designation would not be prohibited under the "Limitation on Restricted Payments" covenant described below; and

     3. if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (1) of this proviso would be permitted under the "Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock" and "Limitation on Restricted Payments" covenants.

   The Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

     1. no Default or Event of Default will have occurred and be continuing at the time of or after giving effect to such designation; and

     2. all Liens, Indebtedness and Disqualified Stock of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred, granted or issued at such time, have been permitted to be Incurred, granted or issued and will be deemed to have been Incurred, granted or issued for all purposes of the Indenture.

   Any such designation by the Board of the Company will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

   "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

   "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting, members of the governing body of such Person.

   "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

Covenants

   The following covenants apply to the notes being offered pursuant to this offering memorandum:

Repurchase of Notes at the Option of the Holder Upon a Change of Control Triggering Event

   Upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes pursuant to the unconditional, irrevocable offer to purchase described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date").

   On or before the Change of Control Payment Date, the Company will:

     1. accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     2. deposit with the Paying Agent cash sufficient to pay the Change of Control Payment (together with accrued and unpaid interest) of all notes so tendered; and

     3. deliver to the trustee notes so accepted together with an Officer's Certificate listing the aggregate principal amount of the notes or portions thereof being purchased by the Company.

   The Paying Agent will promptly mail to the holders of notes so accepted payment in an amount equal to the Change of Control Payment, and the trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Any notes not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

   The provisions of the indenture relating to a Change of Control Triggering Event may not afford the holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect holders, if such transaction does not constitute a Change of Control Triggering Event, as defined. In addition, the Company may not have sufficient financial resources available to fulfill its obligation to repurchase the notes upon a Change of Control Triggering Event.

   Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Securities Exchange Act of 1934, as amended, and the rules thereunder and all other applicable Federal and state securities laws.

Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock

   A. Except as set forth below, neither the Company, the Subsidiary Guarantors nor any of their respective Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock. Notwithstanding the foregoing sentence, if, on the date of any such Incurrence or issuance, after giving effect to, on a pro forma basis, such Incurrence or issuance and the receipt and application of the proceeds therefrom:

      1. the aggregate amount of all outstanding Indebtedness (other than the QUIPs Debt) and Disqualified Stock of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(3) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Indebtedness and Disqualified Stock of Restricted Subsidiaries will be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 65% of Adjusted Total Assets of the Company; and

     2. the Consolidated Coverage Ratio of the Company would be greater than or equal to 2.0 to 1,

the Company and its Restricted Subsidiaries may Incur such Indebtedness or issue such Disqualified Stock.

  A. In addition to the foregoing limitations set forth in (a) above, except as set forth below, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will not Incur any Secured Indebtedness or Subsidiary Indebtedness. Notwithstanding the foregoing sentence, if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and/or Subsidiary Indebtedness and the application of the proceeds thereof, the aggregate amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(3) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Secured Indebtedness and Subsidiary Indebtedness of Restricted Subsidiaries will be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 45% of Adjusted Total Assets of the Company, the Company and its Restricted Subsidiaries may Incur such Secured Indebtedness and/or Subsidiary Indebtedness.

  B. In addition to the limitations set forth in (a) and (b) above, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 125% of the aggregate outstanding amount of the Unsecured Indebtedness (other than the QUIPs Debt) (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(3) hereof or otherwise) determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Restricted Subsidiaries will be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries).

  C. Notwithstanding paragraphs (a) or (b), the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (except as specified below) may Incur or issue each and all of the following:

     1. Indebtedness outstanding (including Indebtedness issued to replace, refinance or refund such Indebtedness) under the Credit Facility at any time in an aggregate principal amount not to exceed $1.5 billion, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount);

     2. Indebtedness or Disqualified Stock owed:

        a. to the Company; or

        b. to any Subsidiary Guarantor; provided that any event which results in any Restricted Subsidiary holding such Indebtedness or Disqualified Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Subsidiary Guarantor) will be deemed, in each case, to constitute an Incurrence of such Indebtedness or issuance of Disqualified Stock not permitted by this clause (2);

     3. Refinancing Indebtedness with respect to outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (6) or
        (8) of this paragraph) and any refinancings thereof;

     4. Indebtedness:

        a. in respect of performance, surety or appeal bonds Incurred in the ordinary course of business;

        b. under Currency Agreements and Interest Swap and Hedging Obligations; provided that such agreements:

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              (1) are designed solely to protect the Company, the Subsidiary
                  Guarantors or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates; and

              (2) do not increase the Indebtedness of the obligor outstanding, at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

         c. arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company, the Subsidiary Guarantors and their Restricted Subsidiaries on a consolidated basis in connection with such disposition;

     5. Indebtedness of the Company, to the extent the net proceeds thereof are promptly:

         a. used to purchase all of the notes tendered in a Change of Control Offer made as a result of a Change of Control; or

         b. deposited to defease the notes as described below under "Legal Defeasance and Covenant Defeasance";

     6. Guarantees of the notes and Guarantees of Indebtedness of the Company or any of the Subsidiary Guarantors by any of their respective Restricted Subsidiaries; provided the guarantee of such Indebtedness is permitted by and made in accordance with the terms of the Indenture at the time of the incurrence of such underlying Indebtedness or at the time such guarantor becomes a Restricted Subsidiary;

     7. Indebtedness evidenced by the notes and the Guarantees thereof and represented by the indenture up to the amounts issued pursuant thereto as of the Issue Date;

     8.  the QUIPs Debt;

     9.  Limited Partner Notes; and

     10. Indebtedness Incurred pursuant to the Blackstone Acquisition and any Indebtedness of Host, its Subsidiaries, a Public Partnership or a Private Partnership incurred in connection with the REIT Conversion.

   A. For purposes of determining any particular amount of Indebtedness under this covenant:

     1. Indebtedness Incurred under the Credit Facility on or prior to the Issue Date will be treated as Incurred pursuant to clause (1) of paragraph (d) of this covenant; and

     2. Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included as additional Indebtedness. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, will classify such item of Indebtedness as being Incurred under only one of such clauses.

   Indebtedness or Disqualified Stock of any Person that is not a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Stock is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including by designation) or is merged with or into or consolidated with the

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Company or a Restricted Subsidiary of the Company, will be deemed to have been
Incurred or issued at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company, or a Restricted Subsidiary of the Company, and Indebtedness or Disqualified Stock which is assumed at the time of the acquisition of any asset will be deemed to have been Incurred or issued at the time of such acquisition.

Limitation on Liens

   Neither the Company, the Subsidiary Guarantors, nor any Restricted Subsidiary will secure any Indebtedness under the Credit Facility by a Lien or suffer to exist any Lien on their respective properties or assets securing Indebtedness under the Credit Facility unless effective provision is made to secure the notes equally and ratably with the Lien securing such Indebtedness for so long as Indebtedness under the Credit Facility is secured by such Lien.

Limitation on Restricted Payments

   The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment:

     1. a Default or Event of Default will have occurred and be continuing;

     2. the Company could not Incur at least $1.00 of Indebtedness under paragraph (a) of the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant; or

     3. the aggregate amount of all Restricted Payments (the amount, if other than in cash, the fair market value of any property used therefor) made on and after the Issue Date will exceed the sum of, without duplication:

        a. 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date;

        b. 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company including from an issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), and the amount of any Indebtedness (other than Indebtedness subordinate in right of payment to the notes) of the Company that was issued and sold for cash upon the conversion of such Indebtedness after the Issue Date into Capital Stock (other than Disqualified Stock) of the Company, or otherwise received as Capital Contributions;

        c. an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from designations of Unrestricted Subsidiaries or Non-Consolidated Entities as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments");


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        d. the fair market value of noncash tangible assets or Capital
           Stock (other than that of the Company or its Parent) representing interests in Persons acquired after the Issue Date in exchange for an issuance of Qualified Capital Stock; and

        e. the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date.

   Notwithstanding the foregoing, the Company may make Permitted REIT Distributions. The Company estimates that as of December 31, 1998, the sum of the amounts referenced in clauses (a) through (e) above was approximately $2.4 billion.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors

   The Company and the Subsidiary Guarantors will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary Guarantor to:

        1. pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary Guarantor held by the Company or its Restricted Subsidiaries;

        2. pay any Indebtedness owed to the Company or any Subsidiary
           Guarantor;

        3. make loans or advances to the Company or any Subsidiary Guarantor;
           or

        4. transfer its property or assets to the Company or any Subsidiary Guarantor.

   The foregoing provisions will not prohibit any encumbrances or restrictions:

        1. imposed under the indenture as in existence immediately following the Issue Date or under the Credit Facility, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

        2. imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

        3. existing under or by reason of applicable law;

        4. existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

        5. in the case of clause (d) of the first paragraph of this covenant,
           (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture or (d) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole;

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     6.  with respect solely to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

     7. contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the notes, or

     8. in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced.

   Nothing contained in this covenant will prevent the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries from:

     (x) creating, incurring, assuming or suffering to exist any Permitted Liens or Liens not prohibited by the "Limitation on Liens" covenant; or

     (y) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries in accordance with the terms of such Indebtedness or any related security document.

Limitation on Transactions with Affiliates

   Neither the Company, the Subsidiary Guarantors, nor any of their respective Restricted Subsidiaries will be permitted to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any of its Restricted Subsidiaries ("Affiliate Transactions"), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company, the Subsidiary Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's length transaction with a Person that is not an Affiliate.

   The foregoing limitation does not limit, and will not apply to:

     1.  transactions approved by a majority of the Board of the Company;

     2. the payment of reasonable and customary fees and expenses to members of the Board of the Company who are not employees of the Company;

     3. any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant or any payments specifically exempted from the definition of Restricted Payments; and

     4.  Permitted REIT Payments.

   Notwithstanding the foregoing, any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and any transaction or series of related transactions specified in any of clauses
(2) through (4) of the preceding paragraph:

     1. with an aggregate value in excess of $10 million must first be approved pursuant to a Board Resolution by a majority of the Board of the Company who are disinterested in the subject matter of the transaction; and

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     2. with an aggregate value in excess of $25 million, will require the
        Company to obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company, such Subsidiary Guarantor or such Restricted Subsidiary, except that in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $25 million but not in excess of $50 million, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the Company, such Subsidiary Guarantor or such Restricted Subsidiary.

Limitation on Asset Sales

   The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless:

     1. the consideration received by the Company, the Subsidiary Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of the Company, in good faith; and

     2. at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided that, for purposes of this clause (2) the amount of:

        a. any Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold; and

        b. any securities or other obligations received by the Company, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Company, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Company, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash.

   In the event that the aggregate Net Cash Proceeds received by the Company, any Subsidiary Guarantors or such Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 1% of Total Assets (determined as of the date closest to the commencement of such 12 month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been filed with the Securities and Exchange Commission or provided to the trustee pursuant to the "Report" covenant), then prior to 12 months after the date Net Cash Proceeds so received exceeded 1% of Total Assets, the Net Cash Proceeds may be:

     1. invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and providing such Net Cash Proceeds are, in fact, so invested, within an additional 180 days:

        a. fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of a Related Business of the Company, the Subsidiary Guarantor or such Restricted

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           Subsidiary (if it continues to be a Restricted Subsidiary)
           immediately following such transaction;

        b. Permitted Mortgage Investments; or

        c. a controlling interest in the Capital Stock of an entity engaged in a Related Business;

provided that concurrently with an Investment specified in clause , such entity becomes a Restricted Subsidiary; or

     2. used to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount).

   Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds".

   Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company will make an offer to purchase from the holders of the notes and holders of any other Indebtedness of the Company ranking pari passu with the notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount (or accreted value, as applicable) of the notes and such other Indebtedness, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that the aggregate amount of notes and other senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of notes and such other Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the notes to be purchased and such other Indebtedness will be selected on a pro rata basis. Upon completion of such Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

   Notwithstanding, and without complying with, any of the foregoing provisions:

     1. the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

     2. the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the "Consolidation, Merger and Sale of Assets" and "Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors" covenants in the indenture;

     3. the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary, as applicable; and

     4. the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may exchange assets held by the Company, the Subsidiary Guarantor or a Restricted Subsidiary for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of the Company has determined in good faith that the fair market value of the assets

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       received by the Company are approximately equal to the fair market value of the assets exchanged by the Company.

   No transaction listed in clauses (a) through (d) inclusive shall be deemed to be an "Asset Sale."

Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary
Guarantors

   No Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), unless:

    1. subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the trustee, pursuant to which such Person shall unconditionally and fully guarantee, on a senior basis, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's Guarantee under the indenture on the terms set forth in the indenture; and

    2. immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

   The Guarantee of the notes by a Subsidiary Guarantor shall be automatically released upon:

    1. the sale or other disposition of Capital Stock of such Subsidiary Guarantor if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Company;

    2. the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Company;

    3. a Legal Defeasance or Covenant Defeasance; or

    4. the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness.

Limitation on Status as Investment Company

   The indenture prohibits the Company and its Restricted Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

Covenants upon Attainment and Maintenance of an Investment Grade Rating

   The covenants "--Limitation on Liens," "--Limitation on Restricted Payments," "--Limitation on Dividend and other Payment Restrictions Affecting Subsidiary Guarantors," "--Limitation on Asset Sales," and "--Limitation on Transactions with Affiliates" will not be applicable in the event, and only for so long as, the notes are rated Investment Grade.

Reports

   Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the trustee and to each holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the certified independent public accountants of the Company, as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or

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not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and will make such information available to securities analysts and prospective investors upon request.

Events of Default

   An Event of Default with respect to any series of notes issued under the indenture is defined as:

    1. the failure by the Company to pay any installment of interest on the notes of that series as and when the same becomes due and payable and the continuance of any such failure for 30 days;

    2. the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the notes of that series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

    3. the failure by the Company, a Guarantor or any Subsidiary Guarantor to observe or perform any other covenant or agreement contained in the notes of that series or the Indenture with respect to that series of notes and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes of that series outstanding;

    4. certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries;

    5. a default in (i) Secured Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (ii) other Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $50 million, in either case, (I) resulting from the failure to pay principal or interest when due (after giving effect to any applicable extensions or grace or cure periods) or
       (II) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity; and

    6. final unsatisfied judgments not covered by insurance aggregating in excess of 0.5% of Total Assets, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days.

   The indenture provides that if a Default occurs and is continuing, the trustee must, within 90 days after the occurrence of such default, give to the holders notice of such default; provided that the trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or interest on the notes of that series) if it determines that withholding notice is in their interest.

   If an Event of Default with respect to the notes of any series occurs and is continuing (other than an Event of Default specified in clause (4), above, relating to the Company), then either the trustee or the holders of 25% in aggregate principal amount of the notes of that series then outstanding, by notice in writing to the Company (and to the trustee if given by holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (4) above relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding notes without any declaration or other act on the part of trustee or the holders. The holders of a majority in aggregate principal amount of notes of any series generally are authorized to rescind such acceleration if all existing Events of Default with respect to the notes of such series, other than the non-payment of the principal of, premium, if any, and interest on the notes of that series which have become due solely by such acceleration, have been cured or waived. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes of a series may direct the trustee in its exercise of any trust or power with respect to such series.

   The holders of a majority in aggregate principal amount of the notes of a series at the time outstanding may waive on behalf of all the holders any default with respect to such series, except a default with respect to any provision requiring supermajority approval to amend, which default may only be waived by such a supermajority with respect to such series, and except a default in the payment of principal of or interest on any note of that series not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of that series affected.

   Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the notes of any series at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such series.

Consolidation, Merger and Sale of Assets

   The Company will not merge with or into, or sell, convey, or transfer, or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company, unless:

    1. neither the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Company, on the notes and under the indenture;

    2. immediately after giving effect, on a pro forma basis, to such transaction, no Default or Event of Default shall have occurred and be continuing; and

    3. the Company will have delivered to the trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

   Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every right and power of the Company under the indenture with the same effect as if such successor Person had been named therein as the Company and the Company shall be released from the obligations under the notes and the indenture.

Legal Defeasance and Covenant Defeasance

   The Company may, at its option, elect to have its obligations and the obligations of the Guarantors and Subsidiary Guarantors discharged with respect to the outstanding notes of any series ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the indenture shall cease to be of further effect as to all outstanding notes of such series and Guarantees thereof, except as to:

    1. rights of holders to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust funds;

    2. the Company's obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

    3. the rights, powers, trust, duties, and immunities of the trustee, and the Company's, the Guarantors' and the Subsidiary Guarantors' obligations in connection therewith; and

    4. the Legal Defeasance provisions of the indenture.

   In addition, the Company may, at its option and at any time, elect, with respect to any series of notes, to have the obligations of the Company, the Guarantors and the Subsidiary Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes of such series.

   In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to any series of notes:

    1. the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes of such series, U.S. legal tender, noncallable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such notes;

    2. in the case of the Legal Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    3. in the case of Covenant Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to such trustee confirming that the holders of such notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    4. no Default or Event of Default shall have occurred with respect to such series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    5. such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

    6. the Company shall have delivered to the trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

    7. the Company shall have delivered to the trustee an Officer's Certificate stating that the conditions precedent provided for have been complied with; and

    8. Amendments and Supplements.

   The indenture contains provisions permitting the Company, the Guarantors, the Subsidiary Guarantors and the trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders. Subject to certain limited exceptions, modifications and amendments of the indenture or any supplemental indenture with respect to any series may be made by the Company, the Guarantors, the Subsidiary Guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of such series (except that any amendments or supplements to the provisions relating to security interests or with respect to the Guarantees of the Subsidiary Guarantors shall require the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the notes of such series at the time outstanding); provided that no such modification or amendment may, without the consent of each holder affected thereby:

    1. change the Stated Maturity of the principal of, or any installment of interest on, any note;

    2. reduce the principal amount of, or premium, if any, or interest on, any note;

    3. change the place of payment of principal of, or premium, if any, or interest on, any note;

    4. impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

    5. reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

    6. waive a default in the payment of principal of, premium, if any, or interest on the notes;

    7. alter the provisions relating to the redemption of the notes at the option of the Company;

    8. reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

    9. make the notes subordinate in right of payment to any other
       Indebtedness.

No Personal Liability of Partners, Stockholders, Officers, Directors

   No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, the Guarantors or the Subsidiary Guarantors in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company, the Guarantors or the Subsidiary Guarantors or of any successor Person thereof, except as an obligor or guarantor of the notes pursuant to the indenture. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the Trustee

   The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

   The indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of the Company or the Guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery; Form and Transfer

   The notes initially will be in the form of one or more registered global notes without interest coupons. Upon issuance, the global notes will be deposited with the trustee, as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's direct participants and indirect participants (each as defined in the following section "Depository Procedures").

   Transfer of beneficial interests in any global notes will be subject to the applicable rules and procedures of DTC and its direct participants or indirect participants, which may change from time to time.

   The global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the global notes may be exchanged for notes in certificated form in certain limited circumstances. See "Transfer of Interests in Global Notes for Certificated Notes".

   Initially, the trustee will act as paying agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

   DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, called the "direct participants", and to facilitate the clearance and settlement of transactions in those securities between direct participants through electronic book-entry changes in accounts of participants. The direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a direct participant, called the "Indirect Participants". DTC may hold securities beneficially owned by other persons only through the direct participants or indirect participants and such other person's ownership interest and transfer of ownership interest will be recorded only on the records of the direct participant and/or indirect participant and not on the records maintained by DTC.

   DTC has also advised us that, pursuant to DTC's procedures, (1) upon issuance of the Global Notes, DTC will credit the accounts of the direct participants with portions of the principal amount of the global notes, and (2) DTC will maintain records of the ownership interests of such direct participants in the global notes and the transfer of ownership interests by and between direct participants, DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Direct participants and indirect participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

   Investors in the global notes may hold their interests therein directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. All ownership interests in any global notes may be subject to the procedures and requirements of DTC.

   The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to such persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not direct participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes, see"-- Transfers of Interests in Global Notes for Certificated Notes".

   Except as described in "--Transfers of Interests in Global Notes for Certificated Notes" owners of beneficial interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

   Under the terms of the indenture, we, the subsidiary guarantors and the trustee will treat the persons in whose names the notes are registered (including notes represented by global notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, liquidated damages, if any, and interest on global notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, none of us, the subsidiary guarantors or the trustee or any agent of ours, the subsidiary guarantors or the trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any direct participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any direct participant's or Indirect Participant's records relating to the beneficial ownership interests in any global note or (2) any other matter relating to the actions and practices of DTC or any of its direct participants or indirect participants.

   DTC has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant direct participants with such payment on the payment date in amounts proportionate to such direct participant's respective ownership interests in the global notes as shown on DTC's records. Payments by direct participants and indirect participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee, us or the subsidiary guarantors. None of us, the subsidiary guarantors or the trustee will be liable for any delay by DTC or its direct participants or indirect participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

   The global notes will trade in DTC's "Same-Day Funds Settlement System" and, therefore, transfers between direct participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between indirect participants who hold an interest through a direct participant will be effected in accordance with the procedures of such direct participant but generally will settle in immediately available funds.

   DTC has advised that it will take any action permitted to be taken by a holder of notes only at the direction of one or more direct participants to whose account interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such direct participant or direct participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange global notes (without the direction of one or more of its direct participants) for legended notes in certificated form, and to distribute such certificated forms of notes to its direct participants. See "--Transfers of Interests in Global Notes for Certificated Notes".

   The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Transfers of Interests in Global Notes for Certificated Notes

   An entire global note may be exchanged for definitive notes in registered, certificated form without interest coupons if (1) DTC (x) notifies us that it is unwilling or unable to continue as depository for the global notes and we thereupon fail to appoint a successor depository within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (2) we, it our option, notify the trustee in writing that we elect to cause the issuance of certificated notes or (3) upon the request of the trustee or holders of a majority of the outstanding principal amount of notes, there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, we will notify the trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global note, certificated notes will be issued to each person that such direct participants and indirect participants and DTC identify as being the beneficial owner of the related notes.

   Beneficial interests in global notes held by any direct participant or indirect participant may be exchanged for certificated notes upon request to DTC, by such direct participant (for itself or on behalf of an indirect participant), and to the trustee in accordance with customary DTC procedures. certificated notes delivered in exchange for any beneficial interest in any global notes will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such direct participants or indirect participants (in accordance with DTC's customary procedures).

   None of us, the subsidiary guarantors or the trustee will be liable for any delay by the holder of any global notes or DTC in identifying the beneficial owners of notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the global note or DTC for all purposes.

Same Day Settlement and Payment

   The indenture will require that payments in respect of the notes represented by the global notes (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such global note. With respect to certificated notes, we will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the certificated notes will also be settled in immediately available funds.

            MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

   The following discussion, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins, our special tax counsel, as to the material federal income tax consequences expected to result to holders whose Series D senior notes are exchanged for Series E senior notes in the exchange offer. Their opinion is based upon the facts set forth in the registration statement of which this prospectus is a part, current provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations, judicial authority and administrative rulings and practice. We can not assure you that the Internal Revenue Service will not take a contrary view. We have not sought nor will we seek any ruling from the IRS with respect to the exchange offer. Legislative, judicial or administrative changes or interpretations could occur that would alter or modify these statements and conclusions set forth in this prospectus. Any changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Holders of Series D senior notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each holder of Series D senior notes should consult its tax advisor as to the particular tax consequences of exchanging Series D senior notes for Series E senior notes, including the applicability and effect of any state, local or foreign laws.

   The exchange of Series D senior notes for Series E senior notes will be treated as a "non-event" for federal income tax purposes. That is, the exchange will not be treated as an exchange for federal income tax purposes because the Series E senior notes will not be considered to differ materially in kind or extent from the Series D senior notes. As a result, no material federal income tax consequences will result to holders exchanging Series D senior notes for Series E senior notes.

                              PLAN OF DISTRIBUTION

   If you are a broker-dealer that receives Series E senior notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of such Series E senior notes. This prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Series E senior notes received in exchange for Series D senior notes where such Series D senior notes were acquired as a result of market-making activities or other trading activities. To the extent any broker-dealer participates in the exchange offer and so notifies us, we have agreed that we will make this prospectus, as amended or supplemented, available to that broker-dealer for use in connection with resales, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal.

   . We will not receive any proceeds from any sale of Series E senior notes by broker-dealers.

   . Series E senior notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series E senior notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

   . Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Series E senior notes.

   . Any broker-dealer that resells Series E senior notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series E senior notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series E senior notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

   . The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer), subject to certain prescribed limitations, and will provide indemnification against certain liabilities, including certain liabilities that may arise under the Securities Act, to broker-dealers that make a market in the Series D senior notes and exchange Series D senior notes in the exchange offer for Series E senior notes.

   By its acceptance of the exchange offer, any broker-dealer that receives Series E senior notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of Series E senior notes. It also agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

                                 LEGAL MATTERS

   Certain legal matters in connection with the Series E senior notes will be passed upon for us by Christopher G. Townsend, the general counsel of Host REIT, Bethesda, Maryland.

                                    EXPERTS

   The financial statements and schedules included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

   This prospectus is part of a Registration Statement on Form S-4 we have filed with the Commission under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement. In this prospectus we summarize material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

   We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, 14th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0300 for further information. In addition, the Commission maintains a website (http:/www.sec.gov) that contains such reports, proxy statements and other information filed by the Company. In addition, you may inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates on the front of these documents.

                         INDEX TO FINANCIAL STATEMENTS

Item 8. Financial Statements and Supplementary Data

   The following financial information is included on the pages indicated:

                                                                           Page
                                                                           ----
Report of Independent Public Accountants.................................   F-2
Consolidated Balance Sheets as of December 31, 1998 and January 2, 1998..   F-3
Consolidated Statements of Operations for the Fiscal Years Ended December
 31, 1998 January 2, 1998 and January 3, 1997............................   F-4
Consolidated Statements of Shareholders' Equity for the Fiscal Years
 Ended December 31, 1998, January 2, 1998 and January 3, 1997............   F-5
Consolidated Statement of Partner's Capital for the period ended December
 31, 1998................................................................   F-6
Consolidated Statements of Cash Flows for the Fiscal Years Ended December
 31, 1998, January 2, 1998 and January 3, 1997...........................   F-7
Notes to Consolidated Financial Statements...............................   F-8
Unaudited Condensed Consolidated Balance Sheet as of March 26, 1999......  F-44
Unaudited Condensed Consolidated Statements of Operations for the twelve weeks ended March 26, 1999 and March 27, 1998...........................  F-45
Unaudited Condensed Consolidated Statements of Cash Flows for the twelve weeks ended March 26, 1999 and March 27, 1998...........................  F-47
Notes to Unaudited Condensed Consolidated Financial Statements...........  F-48

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Host Marriott Corporation as general partner of Host Marriott, L.P.:

   We have audited the accompanying consolidated balance sheets of Host Marriott, L.P. and subsidiaries as of December 31, 1998 and Host Marriott Corporation as of January 2, 1998, and the related consolidated statements of operations, shareholders' equity and comprehensive income and cash flows of Host Marriott Corporation for each of the three fiscal years in the period ended December 31, 1998 and the statement of partner's capital of Host Marriott, L.P. for the period ended December 31, 1998. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host Marriott, L.P. and subsidiaries as of December 31, 1998 and Host Marriott Corporation as of January 2, 1998, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

   As discussed in Note 1 to the consolidated financial statements, the Company has given retroactive effect to the change to include property-level sales and operating expenses of its hotels in the consolidated statements of operations.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index at item 14(a)(2) is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                Arthur Andersen LLP

Washington, D.C.
March 5, 1999

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                     December 31, 1998 and January 2, 1998

                                                            Host       Host
                                                          Marriott,  Marriott
                                                            L.P.    Corporation
                                                            1998       1997
                                                          --------- -----------
                                                              (in millions)
                         ASSETS
Property and equipment, net..............................  $7,201     $4,634
Notes and other receivables, net (including amounts due
 from affiliates of $134 million and $23 million,
 respectively)...........................................     203         52
Due from managers........................................      19         87
Investments in affiliates................................      33         13
Other assets.............................................     370        272
Short-term marketable securities.........................     --         354
Cash and cash equivalents................................     436        493
Net investment in discontinued operations................     --         236
                                                           ------     ------
                                                           $8,262     $6,141
                                                           ======     ======
                 LIABILITIES AND EQUITY
Debt
  Senior notes issued by the Company or its
   subsidiaries..........................................  $2,246     $1,585
  Mortgage debt..........................................   2,438      1,784
  Convertible debt obligation to Host Marriott...........     567        --
  Other..................................................     447         97
                                                           ------     ------
                                                            5,698      3,466
Accounts payable and accrued expenses....................     204         84
Deferred income taxes....................................      97        487
Other liabilities........................................     460        296
                                                           ------     ------
    Total liabilities....................................   6,459      4,333
                                                           ------     ------
Minority interests.......................................     147         58
Limited partner interests of third parties at redemption
 value (representing 64.6 million units at December 31,
 1998)...................................................     892        --
Company-obligated mandatorily redeemable convertible
 preferred securities of a subsidiary trust whose sole
 assets are the convertible subordinated debentures due
 2026 ("Convertible Preferred Securities")...............     --         550
Shareholders' equity
  Common Stock, 750 million shares authorized; 203.8
   million shares in 1997 issued and outstanding.........     --         204
  Additional paid-in capital.............................     --         935
  Accumulated other comprehensive income.................     --          12
  Retained earnings......................................     --          49
Partners' Capital
  General partner........................................       1        --
  Limited partner........................................     767        --
  Accumulated other comprehensive loss...................      (4)       --
                                                           ------     ------
    Total partner's capital..............................     764        --
    Total equity.........................................     --       1,200
                                                           ------     ------
                                                           $8,262     $6,141
                                                           ======     ======

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

   Fiscal years ended December 31, 1998, January 2, 1998 and January 3, 1997
                 (in millions, except per common share amounts)

                                                          1998    1997    1996
                                                         ------  ------  ------
REVENUES
 Rooms.................................................  $2,220  $1,850  $1,302
 Food and beverage.....................................     984     776     515
 Other.................................................     238     180     125
                                                         ------  ------  ------
 Total hotel revenues..................................   3,442   2,806   1,942
 Net gains (losses) on property transactions...........      57     (11)      1
 Other.................................................      14      28      14
                                                         ------  ------  ------
 Total revenues........................................   3,513   2,823   1,957
                                                         ------  ------  ------
OPERATING COSTS AND EXPENSES
 Hotel property-level costs and expenses
 Rooms.................................................     524     428     313
 Food and beverage.....................................     731     592     406
 Other department costs and deductions.................     843     693     506
 Management fees and other (including Marriott
  International management fees of $196 million,
  $162 million and $101 million, respectively).........     726     649     461
 Other.................................................      28      29      38
                                                         ------  ------  ------
 Total operating costs and expenses....................   2,852   2,391   1,724
                                                         ------  ------  ------
OPERATING PROFIT BEFORE MINORITY INTEREST, CORPORATE
 EXPENSES AND INTEREST.................................     661     432     233
Minority interest......................................     (52)    (31)     (6)
Corporate expenses.....................................     (50)    (45)    (43)
REIT conversion expenses...............................     (64)    --      --
Interest expense.......................................    (335)   (288)   (237)
Dividends on Convertible Preferred Securities of
 subsidiary trust......................................     (37)    (37)     (3)
Interest income........................................      51      52      48
                                                         ------  ------  ------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
 TAXES.................................................     174      83      (8)
Provision for income taxes.............................     (86)    (36)     (5)
Benefit from change in tax status......................     106     --      --
                                                         ------  ------  ------
INCOME (LOSS) FROM CONTINUING OPERATIONS...............     194      47     (13)
DISCONTINUED OPERATIONS
Income from discontinued operations (net of income tax
 expense of $4 million in 1998)........................       6     --      --
Provision for loss on disposal (net of income tax
 benefit of $3 million in 1998)........................      (5)    --      --
                                                         ------  ------  ------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS...............     195      47     (13)
Extraordinary items--gain (loss) on early
 extinguishment of debt (net of income tax (benefit)
 expense of
 ($80 million) and $1 million in 1998 and 1997,
 respectively).........................................    (148)      3     --
                                                         ------  ------  ------
NET INCOME (LOSS)......................................  $   47  $   50  $  (13)
                                                         ======  ======  ======
BASIC EARNINGS (LOSS) PER COMMON SHARE:
CONTINUING OPERATIONS..................................  $  .90  $  .22  $ (.06)
Discontinued operations (net of income taxes)..........     .01     --      --
Extraordinary items--gain (loss) on early
 extinguishment of debt (net of income taxes)..........    (.69)    .01     --
                                                         ------  ------  ------
BASIC EARNINGS (LOSS) PER COMMON SHARE.................  $  .22  $  .23  $ (.06)
                                                         ======  ======  ======
DILUTED EARNINGS (LOSS) PER COMMON SHARE:
CONTINUING OPERATIONS..................................  $  .84  $  .22  $ (.06)
Discontinued operations (net of income taxes)..........     .01     --      --
Extraordinary items--gain (loss) on early
 extinguishment of debt (net of income taxes)..........    (.58)    .01     --
                                                         ------  ------  ------
DILUTED EARNINGS (LOSS) PER COMMON SHARE...............  $  .27  $  .23  $ (.06)
                                                         ======  ======  ======


                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME OF
         HOST MARRIOTT CORPORATION (Predecessor to Host Marriott, L.P.)

   Fiscal years ended December 31, 1998, January 2, 1998 and January 3, 1997

                                                                       Accumulated
    Common                                        Additional              Other
    Shares                                Common   Paid-in   Retained Comprehensive Comprehensive
  Outstanding                             Stock    Capital   Earnings Income (Loss) Income (Loss)
  -----------                             ------  ---------- -------- ------------- -------------
 (in millions)                                                (in millions)
               Balance, December 29,
     159.7     1995....................   $ 160     $  499    $  16       $ --          $ --
        --     Net loss................      --         --     (13)         --           (13)
               Other comprehensive
        --     income:
               Unrealized gain on HM
               Services common stock...      --         --       --          5             5
                                                                                        ----
        --     Comprehensive loss......                                                 $ (8)
                                                                                        ====
               Adjustment to Host
               Marriott
        --     Services dividend.......      --         --       (4)        --
       3.9     Common stock issued for
               the comprehensive stock
               and employee stock
               purchase plans..........       3         12       --         --
       6.8     Common stock issued for
               warrants exercised......       7         42       --         --
               Common stock issued in
      31.6     stock offering..........      32        368       --         --
-------------------------------------------------------------------------------------------------
               Balance, January 3,
     202.0     1997....................     202        921       (1)         5            --
        --     Net income..............      --         --       50         --            50
               Other comprehensive
        --     income:
               Unrealized gain on HM
               Services common stock...      --         --       --          7             7
                                                                                        ----
        --     Comprehensive income....                                                 $ 57
                                                                                        ====
       1.8     Common stock issued for
               the comprehensive stock
               and employee stock
               purchase plans..........       2         14       --         --
-------------------------------------------------------------------------------------------------
               Balance, January 2,
     203.8     1998....................     204        935       49         12           --
        --     Net income..............      --         --       47         --            47
               Other comprehensive
        --     income (loss):
               Unrealized loss on HM
               Services common stock...      --         --       --         (5)           (5)
               Foreign currency
               translation adjustment..      --         --       --         (9)           (9)
               Reclassification of gain
               realized on HM Services
               common stock--net
               income..................      --         --       --         (2)           (2)
                                                                                        ----
        --     Comprehensive income....                                                 $ 31
                                                                                        ====
       1.4     Common stock issued for
               the comprehensive stock
               and employee stock
               purchase plans..........      --          8       --         --
        --     Adjustment of stock par
               value from $1 to $.01
               per share...............    (202)       202       --         --
      11.9     Common stock issued for
               Special Dividend........      --        143     (143)        --
        --     Distribution of stock of
               Crestline Capital
               Corporation.............      --         --     (438)        --
        --     Cash portion of Special
               Dividend................      --         --      (69)        --
-------------------------------------------------------------------------------------------------
     217.1     Balance, Before
               Contribution to Host
               Marriott, L.P. .........   $   2     $1,288    $(554)      $ (4)
               Net assets retained by
               Host Marriott ..........                (23)
                                                    ------
               Balance contributed to
               Host Marriott, L.P. ....             $  709
                                                    ======

                See Notes to Consolidated Financial Statements.

                              HOST MARRIOTT, L.P.

                  CONSOLIDATED STATEMENT OF PARTNER'S CAPITAL

                     For the period ended December 31, 1998

                                                              Accumulated
                                                                 Other
                                  OP Units   General Limited Comprehensive
                                 Outstanding Partner Partner Income (Loss) Total
                                 ----------- ------- ------- ------------- -----
Contribution by Host Marriott..     217.1     $  1    $712       $ (4)     $709
Issuance of OP Units to Host
 Marriott in connection with
 the Partnership Mergers.......       8.5      --      113        --        113
Adjustments to limited partner
 interests in the Operating
 Partnership...................       --       --      (58)       --        (58)
                                    -----     ----    ----       ----      ----
Balance, December 31, 1998.....     225.6     $  1    $767       $ (4)     $764
                                    =====     ====    ====       ====      ====



                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

   Fiscal years ended December 31, 1998, January 2, 1998 and January 3, 1997

                                                         1998     1997    1996
                                                        -------  -------  -----
                                                            (in millions)
OPERATING ACTIVITIES
Income (loss) from continuing operations..............  $   194  $    47  $ (13)
Adjustments to reconcile to cash from operations:
 Depreciation and amortization........................      243      231    168
 Income taxes.........................................     (103)     (20)   (35)
 Amortization of deferred income......................       (4)      (4)    (6)
 Net (gains) losses on property transactions..........      (50)      19      4
 Equity in earnings of affiliates.....................       (1)      (4)    (3)
 Other................................................       39       62     49
 Changes in operating accounts:
 Other assets.........................................      (56)      57      9
 Other liabilities....................................       50       44     32
                                                        -------  -------  -----
 Cash from continuing operations......................      312      432    205
 Cash from (used in) discontinued operations..........       29       32     (4)
                                                        -------  -------  -----
 Cash from operations.................................      341      464    201
                                                        -------  -------  -----
INVESTING ACTIVITIES
Proceeds from sales of assets.........................      227       51    373
 Less non-cash proceeds...............................      --       --     (35)
                                                        -------  -------  -----
Cash received from sales of assets....................      227       51    338
Acquisitions..........................................     (988)    (359)  (702)
Capital expenditures:
 Capital expenditures for renewals and replacements...     (165)    (129)   (87)
 New investment capital expenditures..................      (87)     (29)   (72)
Purchases of short-term marketable securities.........     (134)    (354)   --
Sales of short-term marketable securities.............      488      --     --
Notes receivable collections..........................        4        6     13
Affiliate notes receivable issuances and collections,
 net..................................................      (13)      (6)    21
Other.................................................       13       13    (15)
                                                        -------  -------  -----
 Cash used in investing activities from continuing
  operations..........................................     (655)    (807)  (504)
 Cash used in investing activities from discontinued
  operations..........................................      (50)    (239)   --
                                                        -------  -------  -----
 Cash used in investing activities....................     (705)  (1,046)  (504)
                                                        -------  -------  -----
FINANCING ACTIVITIES
Issuances of debt.....................................    2,496      857     46
Debt prepayments......................................   (1,898)    (403)  (173)
Cash contributed to Crestline at inception............      (52)     --     --
Cash contributed to Non-Controlled Subsidiary.........      (30)     --     --
Cost of extinguishment of debt........................     (175)     --     --
Scheduled principal repayments........................      (51)     (90)   (82)
Issuances of common stock.............................        1        6    454
Issuances of Convertible Preferred Securities, net....      --       --     533
Other.................................................      (26)      22     28
                                                        -------  -------  -----
 Cash from financing activities from continuing
  operations..........................................      265      392    806
 Cash from (used in) financing activities from
  discontinued operations.............................       24       (3)   --
                                                        -------  -------  -----
 Cash from financing activities.......................      289      389    806
                                                        -------  -------  -----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......      (75)    (193)   503
CASH AND CASH EQUIVALENTS, beginning of year (includes
 $18 million for discontinued operations in 1997).....      511      704    201
                                                        -------  -------  -----
CASH AND CASH EQUIVALENTS, end of year................  $   436  $   511  $ 704
                                                        =======  =======  =====
Non-cash financing activities:
Assumption of mortgage debt for the acquisition of, or
 purchase of controlling interests in, certain hotel
 properties and discontinued senior living
 communities..........................................  $ 1,215  $   733  $ 696
                                                        =======  =======  =====
Distribution of net assets in connection with the
 discontinued operations..............................  $   438
                                                        =======
Contribution of net assets to Non-Controlled
 Subsidiaries.........................................  $    12
                                                        =======

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

 Description of Business

   Host Marriott Corporation ("Host Marriott"), operating through an umbrella partnership REIT structure, is the owner of full-service hotel properties. Host Marriott operates as a self-managed and self-administered real estate investment trust ("REIT") and its operations are conducted solely through an operating partnership and its subsidiaries. As REITs are not permitted to derive revenues directly from the operations of hotels, Host Marriott leases substantially all of the hotels to subsidiaries of Crestline Capital Corporation ("Crestline" or the "Lessee") and certain other lessees as further discussed at Note 9.

   As of December 31, 1998, Host Marriott owned, or had controlling interests in, 126 upscale and luxury, full-service hotel lodging properties generally located throughout the United States and operated primarily under the Marriott, Ritz-Carlton, Four Seasons, Swissotel and Hyatt brand names. Most of these properties are managed by Marriott International, Inc. ("Marriott International"). Host Marriott also has certain economic, non-voting interests in certain Non-Controlled Subsidiaries, whose hotels are also managed by Marriott International (see Note 4).

 Basis of Presentation

   In these consolidated financial statements, the "Company" or "Host Marriott" refers to Host Marriott Corporation before, and Host Marriott, L.P. (the "Operating Partnership"), after Host Marriott Corporation's conversion to a REIT (the "REIT Conversion"). Host Marriott Corporation is presented as the predecessor to the Operating Partnership since the Operating Partnership and its subsidiaries received substantially all of the continuing operations, assets and liabilities of Host Marriott Corporation and its subsidiaries.

   On April 16, 1998, the Board of Directors of Host Marriott approved a plan to reorganize Host Marriott's business operations through the spin-off of Host Marriott's senior living business as part of Crestline and the contribution of Host Marriott's hotels and certain other assets and liabilities to a newly formed Delaware limited partnership, Host Marriott, L.P. Host Marriott merged into HMC Merger Corporation (the "Merger"), a newly formed Maryland corporation (renamed Host Marriott Corporation) which intends to qualify, effective January 1, 1999 as a real estate investment trust ("REIT") and is the sole general partner of the Operating Partnership. On December 29, 1998, Host Marriott completed the previously announced spin-off of Crestline (See Note 2) through a taxable stock dividend to its shareholders. Each Host Marriott shareholder of record on December 28, 1998 received one share of Crestline for every ten shares of Host Marriott Corporation owned. In connection with the REIT Conversion Host Marriott contributed its hotels and substantially all of its other assets and liabilities to the Operating Partnership (the "Contribution") in exchange for units of partnership interest in the Operating Partnership. The Contribution was accounted for at Host Marriott's historical basis. As of December 31, 1998, Host Marriott owned approximately 78% of the Operating Partnership.

   Immediately after the Contribution, the Company completed the acquisition of a portfolio of hotels from the Blackstone Entities (defined herein) which included twelve hotels and other assets for approximately 47.6 million limited partnership units ("OP Units") and a combination of assumed debt and cash payments totaling approximately $920 million and distributed 1.4 million of the shares of Crestline common stock to the Blackstone Entities (the "Blackstone Acquisition"). The Operating Partnership also completed the roll-up of eight public partnerships and four private partnerships (collectively, the "Partnership Mergers") in exchange for the issuance of approximately 25 million OP Units. See Note 12 for a further discussion of these and other acquisitions.

   As a result of the Distribution (see Note 2), the financial statements have been restated to present the senior living communities' business results of operations and cash flows as discontinued operations. All

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
historical financial statements presented have been restated to conform to this presentation, with the historical assets and liabilities of that segment presented on the balance sheet as Net Investment in Discontinued Operations.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries and controlled affiliates. Investments in affiliates over which the Company has the ability to exercise significant influence, but does not control, are accounted for using the equity method. All material intercompany transactions and balances have been eliminated.

 Fiscal Year End Change

   The U.S. Internal Revenue Code of 1986, as amended requires REITs to file their U.S. income tax return on a calendar year basis. Accordingly in 1998, the Company changed its fiscal year-end to December 31 for both financial and tax reporting requirements. Previously, the Company's fiscal year ended on the Friday nearest to December 31. Fiscal year 1998 and 1997 included 52 weeks compared to 53 weeks for fiscal year 1996.

 Revenues and Expenses

   Revenues primarily represent the gross sales generated by the Company's hotel properties and net gains (losses) on property transactions. As discussed below, the Company previously recorded only the house profit generated by the Company's hotels as revenue. House profit is total hotel sales less certain hotel property-level costs and expenses, which reflects the net revenues flowing to the Company as the property owner.

   On November 20, 1997, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board reached a consensus on EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

   The Company considered the impact of EITF 97-2 on its financial statements and determined that EITF 97-2 requires the Company to include property-level sales and operating expenses of its hotels in its statements of operations. The Company has given retroactive effect to the adoption of EITF 97-2 in the accompanying consolidated statements of operations. Application of EITF 97-2 to the consolidated financial statements for the fiscal years ended December 31, 1998, January 2, 1998 and January 3, 1997 increased both revenues and operating expenses by approximately $2.1 billion, $1.7 billion and $1.2 billion, respectively, and had no impact on operating profit, net income (loss) or earnings per share.

   In prior years, operations for certain of the Company's hotels were recorded from the beginning of December of the prior year to November of the current year due to a one-month delay in receiving results from those hotel properties. Upon conversion to a REIT, all operations are required to be reported on a calendar year basis in accordance with Federal income tax regulations. As a result, the Company has recorded one additional period of operations in fiscal year 1998 for these properties. The effect on revenues and net income was to increase revenue by $44 million, net income by $6 million and diluted earnings per share by $.02.

 Earnings (Loss) Per Common Share

   Earnings (loss) per common share represent the earnings per share of Host Marriott for all years presented because the Operating Partnerships results were insignificant for the period after the contribution. Therefore,

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
earnings per unit of the Operating Partnership have not been presented. Basic earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding. Diluted earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding plus other dilutive securities. Diluted earnings per common share has not been adjusted for the impact of the Convertible Preferred Securities for 1997 and 1996 and for the comprehensive stock plan and warrants for 1996 as they were anti-dilutive. In December 1998, the Company declared the Special Dividend (Note 2) and, in February 1999, the Company distributed 11.9 million shares to existing shareholders in conjunction with the Special Dividend. The weighted average number of common shares outstanding and the basic and diluted earnings per share computations have been restated to reflect these shares as outstanding for all periods presented issued to certain limited partners. In February 1999, Host Marriott issued 8.5 million shares in exchange for 8.5 million OP Units issued to certain limited partners in connection with the Partnership Mergers which are deemed outstanding at December 31, 1998.

   A reconciliation of the number of shares utilized for the calculation of diluted earnings per common share follows:

                                                              1998  1997  1996
                                                              ----- ----- -----
   Weighted average number of common shares outstanding...... 216.3 215.0 200.6
   Assuming distribution of common shares granted under
    comprehensive stock plan, less shares assumed purchased
    at average market price..................................   4.0   4.8   --
   Assuming conversion of Convertible Preferred Securities...  35.8   --    --
   Other.....................................................   0.3   0.3   --
                                                              ----- ----- -----
   Shares utilized for the calculation of diluted earnings
    per share................................................ 256.4 220.1 200.6
                                                              ===== ===== =====

   A reconciliation of net income (loss) to earnings (loss) used for the calculation of diluted earnings per common share follows:

                                                               1998 1997 1996
                                                               ---- ---- ----
   Net income (loss).......................................... $47  $ 50 $(13)
   Dividends, net of tax benefit, assuming conversion of
    Convertible Preferred Securities..........................  22   --   --
                                                               ---  ---- ----
   Earnings (loss) used for the calculation of diluted
    earnings per share........................................ $69  $ 50 $(13)
                                                               ===  ==== ====

 International Operations

   The consolidated statements of operations include the following amounts related to non-U.S. subsidiaries and affiliates: revenues of $121 million, $105 million and $49 million and income (loss) before income taxes of $7 million, ($9 million) and ($2 million) in 1998, 1997 and 1996, respectively.

 Property and Equipment

   Property and equipment is recorded at cost. For newly developed properties, cost includes interest, ground rent and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

   Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and three to ten years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related assets.

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES

   Gains on sales of properties are recognized at the time of sale or deferred to the extent required by generally accepted accounting principles. Deferred gains are recognized as income in subsequent periods as conditions requiring deferral are satisfied or expire without further cost to the Company.

   In cases where management is holding for sale particular hotel properties, the Company assesses impairment based on whether the estimated sales price less costs of disposal of each individual property to be sold is less than the net book value. A property is considered to be held for sale when the Company has made the decision to dispose of the property. Otherwise, the Company assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value. If a property is impaired, its basis is adjusted to its fair market value.

 Deferred Charges

   Financing costs related to long-term debt are deferred and amortized over the remaining life of the debt.

 Cash, Cash Equivalents and Short-term Marketable Securities

   The Company considers all highly liquid investments with a maturity of 90 days or less at the date of purchase to be cash equivalents. Cash and cash equivalents includes approximately $22 million and $115 million at December 31, 1998 and January 2, 1998, respectively, of cash related to certain consolidated partnerships, the use of which is restricted generally for partnership purposes to the extent it is not distributed to the partners. Short-term marketable securities include investments with a maturity of 91 days to one year at the date of purchase. The Company's short-term marketable securities represent investments in U.S. government agency notes and high quality commercial paper. The short-term marketable securities are categorized as available for sale and, as a result, are stated at fair market value. Unrealized holding gains and losses are included as a separate component of shareholders' equity until realized.

 Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents and short-term marketable securities. The Company maintains cash and cash equivalents and short-term marketable securities with various high credit-quality financial institutions. The Company performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any institution.

   The Company is also subject to credit risk as a party to interest rate swap agreements. The Company monitors the creditworthiness of its contracting parties by evaluating credit exposure and referring to the ratings of widely accepted credit rating services. The Standard and Poors' long-term debt ratings for the contracting parties are AA-, AA- and BBB+. The Company is exposed to credit loss in the event of non-performance by the contracting party to the interest rate swap agreements; however, the Company does not anticipate non-performance by any of the contracting parties.

   In addition, on January 1, 1999, subsidiaries of Crestline became the lessees of virtually all the hotels and, as such, their rent payments are the primary source of the Company's future revenues. Rent payments are provided from pools of hotels which are guaranteed by Crestline. For discussion of the guarantee, see Note 9. However, management believes that due to Crestline's substantial assets, net worth and ability to operate as a separate publicly traded company, Crestline will have the financial stability and access to capital necessary to meet the substantial obligations as lessee under the leases.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 REIT Conversion Expenses

   The Company incurred certain costs related to the REIT Conversion. These costs consist of professional fees, printing and filing costs, consent fees and certain other related fees and are classified as REIT Conversion expenses on the consolidated statement of operations. As of December 31, 1998, $48 million of REIT Conversion expenses were accrued and included in accounts payable and accrued expenses.

 Interest Rate Swap Agreements

   The Company has entered into a limited number of interest rate swap agreements for non-trading purposes. The Company uses such agreements to fix certain of its variable rate debt to a fixed rate basis. The interest rate differential to be paid or received on interest rate swap agreements is recognized as an adjustment to interest expense.

 Limited Partner Interests of Third Parties at Redemption Value

   As of December 31, 1998, 64.5 million OP Units are held by outside third parties. Each OP Unit is convertible into a share of common stock of Host Marriott or cash, at the election of Host Marriott. Those OP Units are recorded by the Operating Partnership as "Limited Partner Interests of Third Parties at Redemption Value" at fair value in the accompanying balance sheet because control over how the OP Units are redeemed is outside the control of the Operating Partnership.

 Other Comprehensive Income.

   As of January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130) which establishes new rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses on the Company's right to receive HM Services stock (see note 10) and foreign currency translation adjustments, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

   The components of total accumulated other comprehensive income in the balance sheet are as follows (in millions):

                                                                      1998  1997
                                                                      ----  ----
   Net unrealized gains..............................................   5    12
   Foreign currency translation adjustment...........................  (9)  --
                                                                      ---   ---
   Total accumulated other comprehensive income (loss)............... $(4)  $12
                                                                      ===   ===

 Application of New Accounting Standards

   During 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." In 1997, the Company adopted SFAS No. 128, "Earnings Per

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

Share;" SFAS No. 129, "Disclosure of Information About Capital Structure" and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The adoption of these statements did not have a material effect on the Company's consolidated financial statements and comprehensive income.

   As discussed above, the Company has retroactively adopted EITF 97-2.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company has not determined the impact of SFAS No. 133, but management does not believe it will be material.

   The EITF reached a consensus in May 1998 on Issue 98-9, "Accounting for Contingent Rents in Interim Financial Periods," which required a lessor to defer recognition of contingent rental income in interim periods until the specified target that triggers the contingent rental income is achieved. In November 1998, EITF 98-9 was rescinded; however, the impact of the accounting principles outlined in EITF 98-9 must continue to be disclosed in quarterly financial statements. The Company's accounting policy is to recognize rental income based on an estimate of full-year rental income and disclose in the footnotes to the financial statements the portion of rental income that is contingent.

2. Distribution and Special Dividend

   In December 1998, the Company distributed to its shareholders through a taxable distribution, the outstanding shares of common stock of Crestline, (the "Distribution") formerly a wholly owned subsidiary of the Company, which, as of the date of the Distribution, owned and operated the Company's senior living communities, owned certain other assets and held leasehold interests in substantially all of the Company's hotels. The Distribution provided Company shareholders with one share of Crestline common stock for every ten shares of Company common stock held by such shareholders on the record date of December 28, 1998. As a result of the Distribution, the Company's financial statements have been restated to present the senior living communities' business results of operations and cash flows as discontinued operations. Revenues for the Company's discontinued operations totaled $241 million and $111 million in 1998 and 1997, respectively. The provision for loss on disposal includes organizational and formation costs related to Crestline.

   For purposes of governing certain of the ongoing relationships between the Company and Crestline after the Distribution and to provide for an orderly transition, the Company and Crestline entered into various agreements, including a Distribution Agreement, an Employee Benefits Allocation Agreement and a Tax Sharing Agreement. Effective as of December 29, 1998, these agreements provide, among other things, for the division between the Company and Crestline of certain assets and liabilities.

   On December 18, 1998, the Board of Directors declared a special dividend which entitled shareholders of record on December 28, 1998 to elect to receive either $1.00 in cash or .087 of a share of common stock of the Company for each outstanding share of the Company's common stock owned by such shareholder on the record date (the "Special Dividend"). Cash totaling $69 million and 11.9 million shares of common stock that were elected in the Special Dividend were paid and/or issued on February 10, 1999.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

3. Property and Equipment

   Property and equipment consists of the following:

                                                                  1998    1997
                                                                 ------  ------
                                                                 (in millions)
      Land and land improvements................................ $  740  $  418
      Buildings and leasehold improvements......................  6,613   4,329
      Furniture and equipment...................................    740     686
      Construction in progress..................................     78      36
                                                                 ------  ------
                                                                  8,171   5,469
      Less accumulated depreciation and amortization............   (970)   (835)
                                                                 ------  ------
                                                                 $7,201  $4,634
                                                                 ======  ======

   The detail of property and equipment above excludes net book value of the discontinued senior living business of $583 million at January 2, 1998.

   Interest cost capitalized in connection with the Company's development and construction activities totaled $4 million in 1998, $1 million in 1997 and $3 million in 1996.

   In 1997, the Company, through an agreement with the ground lessor of one of its properties terminated its ground lease and recorded a $15 million loss on the write-off of its investment, including certain transaction costs, which has been included in net gains (losses) on property transactions in the accompanying consolidated financial statements.

   In 1996, the Company recorded a $4 million charge to write down an undeveloped land parcel to its net realizable value based on its expected sales value.

4. Investments in and Receivables from Affiliates

   Investments in and receivables from affiliates consist of the following:

                                                        Ownership
                                                        Interests  1998   1997
                                                        --------- ------ ------
                                                                  (in millions)
   Equity investments
     Rockledge Hotel Properties, Inc...................     95%   $   31 $  --
     Fernwood Hotel Assets, Inc........................     95%        2    --
     Hotel partnerships(1).............................  1%-50%      --      13
   Notes and other receivables from affiliates, net....     --       134     23
                                                                  ------ ------
                                                                  $  167 $   36
                                                                  ====== ======

--------
(1) During 1998, all or substantially all of the interests in the previously unconsolidated hotel partnerships were consolidated or contributed to the Non-Controlled Subsidiaries (defined herein) as a result of the REIT Conversion and the Partnership Mergers.

   In connection with the REIT Conversion, Rockledge Hotel Properties, Inc. and Fernwood Hotel Assets, Inc. (together, the "Non-Controlled Subsidiaries") were formed to own various assets of approximately $264 million contributed by the Company to the Operating Partnership, the direct ownership of which by the Company or the Operating Partnership could jeopardize the Company's status as a REIT. These assets

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
primarily consist of partnership or other interests in hotels which are not leased and certain furniture, fixtures and equipment ("FF&E") used in the hotels. In exchange for the contribution of these assets to the Non-Controlled Subsidiaries, the Operating Partnership received only non-voting common stock of the Non-Controlled Subsidiaries, representing 95% of the total economic interests therein. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are certain employees of the Company and the J.W. Marriott Foundation concurrently acquired all of the voting common stock representing the remaining 5% of the total economic interest. As a result, as of December 31, 1998, the Company did not control the Non-Controlled Subsidiaries. The Non-Controlled Subsidiaries own three full-service hotels and interests in partnerships that own an additional two full-service hotels and 220 limited-service hotels.

   In connection with the REIT Conversion, the Company completed the Partnership Mergers and, as a result, investments in affiliates in prior years include earnings and assets, which are now consolidated. (See Note 12 for discussion.)

   In 1997, the Company acquired all of the outstanding interests in Chesapeake Hotel Limited Partnership ("CHLP") that owns six hotels and acquired controlling interests in four affiliated partnerships for approximately $550 million, including the assumption of approximately $410 million of debt. In early 1998, the Company obtained a controlling interest in the partnership that owns the 1,671-room Atlanta Marriott Marquis for approximately $239 million, including the assumption of $164 million of mortgage debt.

   Receivables from affiliates are reported net of reserves of $7 million at December 31, 1998 and $144 million at January 2, 1998. Net amounts funded by the Company totaled $10 million in 1997, and repayments were $14 million in 1998 and $2 million in 1997. There were no fundings in 1998 and 1996.

   The Company's pre-tax income from affiliates includes the following:

                                                                  1998 1997 1996
                                                                  ---- ---- ----
                                                                  (in millions)
   Interest income............................................... $ 1  $11  $17
   Equity in net income..........................................   1    5    3
                                                                  ---  ---  ---
                                                                  $ 2  $16  $20
                                                                  ===  ===  ===

   Combined summarized balance sheet information for the Company's affiliates follows:

                                                                  1998    1997
                                                                 ------  ------
                                                                 (in millions)
   Property and equipment, net.................................. $1,656  $1,979
   Other assets.................................................    258     283
                                                                 ------  ------
     Total assets............................................... $1,914  $2,262
                                                                 ======  ======
   Debt, principally mortgages.................................. $1,622  $2,179
   Other liabilities............................................    300     412
   Partners' deficit............................................     (8)   (329)
                                                                 ------  ------
     Total liabilities and partners' deficit.................... $1,914  $2,262
                                                                 ======  ======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   Combined summarized operating results for the Company's affiliates follow:

                                                          1998    1997    1996
                                                         ------  ------  ------
                                                            (in millions)
   Revenues............................................. $1,123  $1,393  $1,740
   Operating expenses:
     Cash charges (including interest)..................   (930) (1,166) (1,469)
     Depreciation and other non-cash charges............   (151)   (190)   (229)
                                                         ------  ------  ------
   Income before extraordinary items....................     42      37      42
   Extraordinary items--forgiveness of debt.............      4      40      12
                                                         ------  ------  ------
     Net income......................................... $   46  $   77  $   54
                                                         ======  ======  ======

5. Debt

   Debt consists of the following:

                                                                   1998   1997
                                                                  ------ ------
                                                                  (in millions)
   Series A senior notes, with a rate of 7 7/8% due August
    2005........................................................  $  500 $  --
   Series B senior notes, with a rate of 7 7/8% due August
    2008........................................................   1,192    --
   Series C senior notes, with a rate of 8.45% due December
    2008........................................................     498    --
   Senior secured notes, with a rate of 9 1/2% due May 2005.....      21    600
   Senior secured notes, with a rate of 8 7/8% due July 2007....     --     600
   Senior secured notes, with a rate of 9% due December 2007....     --     350
   Senior notes, with an average rate of 9 3/4% at December 31,
    1998,
    maturing through 2012.......................................      35     35
                                                                  ------ ------
     Total senior notes.........................................   2,246  1,585
                                                                  ------ ------
   Mortgage debt (non-recourse) secured by $3.3 billion of real estate assets,
    with an average rate of 7.77% at December 31, 1998, maturing through
    February 2023...............................................   2,438  1,762
   Line of credit, terminated in August 1998....................     --      22
                                                                  ------ ------
     Total mortgage debt........................................   2,438  1,784
                                                                  ------ ------
   Convertible debt obligation to Host Marriott, with a rate of
    6.75% due 2026 (see Note 6).................................     567    --
   Line of credit, with a variable rate of Eurodollar plus 1.75%
    (7.5% at
    December 31, 1998)..........................................     350    --
   Other notes, with an average rate of 7.39% at December 31,
    1998, maturing through December 2017........................      90     89
   Capital lease obligations....................................       7      8
                                                                  ------ ------
     Total other................................................   1,014     97
                                                                  ------ ------
                                                                  $5,698 $3,466
                                                                  ====== ======

   The detail above excludes $317 million of debt relating to the discontinued senior living business in 1997.

   On July 10, 1997, HMH Properties, Inc. ("Properties," an indirect wholly owned subsidiary of Host Marriott) and HMC Acquisitions Properties, Inc. ("Acquisitions", an indirect, wholly owned subsidiary of

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

Host Marriott) completed consent solicitations (the "1997 Consent Solicitations") with holders of their senior notes ($600 million of 9 1/2% senior notes due 2005 and $350 million of 9% senior notes due 2007) to amend certain provisions of their senior indentures. The 1997 Consent Solicitations facilitated the merger of Acquisitions with and into Properties. The amendments to the indentures also increased the ability of Properties to acquire, through certain subsidiaries, additional properties subject to non-recourse indebtedness and controlling interests in corporations, partnerships and other entities holding attractive properties and increased the threshold required to permit Properties to make distributions to affiliates.

   Concurrent with the 1997 Consent Solicitations and the Properties and Acquisitions merger, Properties issued an aggregate of $600 million of 8 7/8% senior notes at par with a maturity of July 2007. Properties received net proceeds of approximately $570 million, net of the costs of the 1997 Consent Solicitations and the offering.

   In conjunction with the REIT Conversion, Properties was merged with the Operating Partnership and all of the debt of Host Marriott and Properties was assumed by the Operating Partnership.

   During 1997, the Company, through its wholly owned subsidiary, HMC Capital Resources Corporation ("Resources"), entered into a credit facility (the "Old Credit Facility") with a group of commercial banks under which it could borrow up to $500 million for the acquisition of lodging real estate and for the Company's working capital purposes. During August 1998, the Old Credit Facility was terminated.

   The Company also purchased 100% of the outstanding bonds secured by a first mortgage on the San Francisco Marriott in 1997. The Company purchased the bonds for $219 million, an $11 million discount to the face value of $230 million. In connection with the redemption and defeasance of the bonds, the Company recognized an extraordinary gain of $5 million, which represents the $11 million discount less the write-off of unamortized deferred financing fees, net of taxes. In 1997, the Company also incurred approximately $418 million of mortgage debt in conjunction with the acquisition of 11 hotels.

   In connection with the acquisition of the outstanding common stock of Forum Group, Inc. (the "Forum Group") in June 1997, the Company assumed debt of approximately $270 million. In 1997, an additional $33 million of debt financing was provided by Marriott International. The Company also assumed approximately $15 million of debt in conjunction with the acquisition of the Leisure Park retirement community in 1997. As a result of the Distribution, the debt related to the Forum Group and Leisure Park retirement community is included in net investments of discontinued operations for 1997 (Note 2). The Company continues to provide a guarantee on the Leisure Park debt.

   In the fourth quarter of 1996, the Company repaid the $109 million mortgage on the Philadelphia Marriott. In the first quarter of 1997, the Company obtained $90 million in first mortgage financing from two insurance companies secured by the Philadelphia Marriott. The mortgage bears interest at a fixed rate of 8.49% and matures in April 2009.

   In December 1997, the Company successfully completed the refinancing of the MHP (defined herein) mortgage debt for approximately $152 million. The new mortgage bears interest at 7.48% and matures in January 2008. In connection with the refinancing, the Company recognized an extraordinary loss of $2 million which represents payment of a prepayment penalty and the write-off of unamortized deferred financing fees, net of taxes.

   On April 20, 1998, the Company and certain of its subsidiaries filed a shelf registration on Form S-3 (the "Shelf Registration") with the Securities and Exchange Commission for the issuance of up to $2.5 billion in securities.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   On August 5, 1998, the Company (through Properties) utilized the Shelf Registration to issue an aggregate of $1.7 billion in new senior notes (the "New Senior Notes"). The New Senior Notes were issued in two series, $500 million of 7 7/8% Series A notes due in 2005 and $1.2 billion of 7 7/8% Series B notes due in 2008. The Company utilized the proceeds from the New Senior Notes to purchase substantially all of its (i) $600 million in 9 1/2% senior notes due 2005; (ii) $350 million in 9% senior notes due 2007 and (iii) $600 million in 8 7/8% senior notes due 2007 (collectively, the "Old Senior Notes"). Approximately $21 million of the Old Senior Notes remain outstanding. In connection with the purchase of substantially all of the Old Senior Notes, the Company recorded a charge of approximately $148 million (net of income tax benefit of $80 million) as an extraordinary item representing the amount paid for bond premiums and consent fees, as well as the write-off of deferred financing fees on the Old Senior Notes.

   Concurrently with each offer to purchase, Properties successfully solicited consents (the "1998 Consent Solicitations") from registered holders of the Old Senior Notes to certain amendments to eliminate or modify substantially all of the restrictive covenants and certain other provisions contained in the indentures pursuant to which the Old Senior Notes were issued.

   In conjunction with the issuance of the New Senior Notes, Properties entered into a $1.25 billion credit facility (the "New Credit Facility") with a group of commercial banks. The New Credit Facility has an initial three-year term with two one-year extension options. Borrowings under the New Credit Facility bear interest currently at the Eurodollar rate plus 1.75% (7.5% at December 31, 1998). The interest rate and commitment fee on the unused portion of the New Credit Facility fluctuate based on certain financial ratios. The New Senior Notes and the New Credit Facility were assumed by the Operating Partnership in connection with the REIT Conversion. As of December 31, 1998, $350 million was outstanding under the New Credit Facility.

   The New Credit Facility and the indenture under which the New Senior Notes were issued contain covenants restricting the ability of Properties and certain of its subsidiaries to incur indebtedness, grant liens on their assets, acquire or sell assets or make investments in other entities, and make certain distributions to equityholders of Properties, the Company, and the Operating Partnership. The New Credit Facility also contains certain financial covenants relating to, among other things, maintaining certain levels of tangible net worth and certain ratios of EBITDA to interest and fixed charges, total debt to EBITDA, unencumbered assets to unsecured debt, and secured debt to total debt. In connection with the REIT Conversion, Properties was merged with, and into, the Operating Partnership in December 1998.

   In December 1998, the Operating Partnership issued $500 million of 8.45% Series C notes due in 2008 under the same indenture and with the same covenants as the New Senior Notes. In February 1999, the Company issued $300 million of 8 3/8% Series D notes due in 2006. The debt was used to refinance, or purchase, approximately $299 million of debt acquired in the Partnership Mergers, and approximately $40 million of other mortgage debt.

   In December 1998, the Company became party to eight interest rate swap agreements in connection with the Blackstone Acquisition discussed in Note 12. The notional amount of the agreements is approximately $365 million, with expiration dates between August 2000 and August 2002. The Company receives interest based on one month LIBOR (5.06% at December 31, 1998) and pays interest at fixed rates ranging from 5.72% to 6.60%. The interest rate swap agreements allow the Company to effectively eliminate the variability of the interest rates on certain secured debt. The Company was party to an interest rate swap agreement with a financial institution with an aggregate notional amount of $100 million which expired in December 1998. In 1997, the Company was party to two additional interest rate swap agreements with an aggregate notional amount of $400 million which expired in May 1997. The Company realized a net reduction of interest expense of $1 million in 1997 and $6 million in 1996 related to interest rate swap agreements. The reduction in interest expense in 1998 was not material as the Company did not assume the agreements until December 30.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   The Company's debt balance at December 31, 1998, includes $87 million of debt that is recourse to the parent company. Aggregate debt maturities at December 31, 1998 are (in millions):

      1999.............................................................. $  405
      2000..............................................................    206
      2001..............................................................    435
      2002..............................................................    430
      2003..............................................................    121
      Thereafter........................................................  4,090
                                                                         ------
                                                                          5,687
      Discount on senior notes..........................................    (10)
      Interest rate swap agreements.....................................     14
      Capital lease obligation..........................................      7
                                                                         ------
                                                                         $5,698
                                                                         ======

   Cash paid for interest for continuing operations, net of amounts capitalized, was $325 million in 1998, $278 million in 1997 and $220 million in 1996. Deferred financing costs, which are included in other assets, amounted to $98 million and $96 million, net of accumulated amortization, as of December 31, 1998 and January 2, 1998, respectively. Amortization of deferred financing costs totaled $10 million, $7 million and $5 million in 1998, 1997 and 1996, respectively.

6. Convertible Debt Obligation to Host Marriott Corporation

   The obligation for the $567 million of 6 3/4% Convertible Subordinated Debentures (the "Debentures") has been included in these financial statements as debt of the Company because upon the REIT Conversion the Operating Partnership assumed primary liability for repayment of the Debentures of Host Marriott underlying the Convertible Preferred Securities (defined below) of the Host Marriott Financial Trust (the "Issuer"), a wholly-owned subsidiary trust of Host Marriott. The common securities of Host Marriott Financial Trust were not contributed to the Operating Partnership and therefore Host Marriott Financial Trust is not consolidated by the Operating Partnership. Upon conversion by a Convertible Preferred Securities holder, the Host Marriott will issue shares of its common stock which will be delivered to such holder. Upon the issuance of such shares by the Host Marriott, the Operating Partnership will issue to the Host Marriott the number of OP Units equal to the number of shares of the Host Marriott common stock issued in exchange for the Debentures.

   In December 1996, Host Marriott Financial Trust issued 11 million shares of 6 3/4% convertible quarterly income preferred securities (the "Convertible Preferred Securities"), with a liquidation preference of $50 per share (for a total liquidation amount of $550 million). The Convertible Preferred Securities represent an undivided beneficial interest in the assets of the Issuer. The payment of distributions out of moneys held by the Issuer and payments on liquidation of the Issuer or the redemption of the Convertible Preferred Securities are guaranteed by the Company to the extent the Issuer has funds available therefor. This guarantee, when taken together with the Company's obligations under the indenture pursuant to which the Debentures (defined below) were issued, the Debentures, the Company's obligations under the Trust Agreement and its obligations under the indenture to pay costs, expenses, debts and liabilities of the Issuer (other than with respect to the Convertible Preferred Securities) provides a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. Proceeds from the issuance of the Convertible Preferred Securities were invested in 6 3/4% Convertible Subordinated Debentures (the "Debentures") due December 2, 2026 issued by the Company. The Issuer exists solely to issue the Convertible Preferred Securities and its own common securities (the "Common Securities") and invest the proceeds therefrom in the Debentures. The note receivable from the Operating Partnership is the Issuer's sole asset.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   Each of the Convertible Preferred Securities is convertible at the option of the holder into shares of Company common stock at the rate of 3.2537 shares per Convertible Preferred Security (equivalent to a conversion price of $15.367 per share of Company common stock). The Debentures are convertible at the option of the holders into shares of Host Marriott common stock at a conversion rate of
3.2537 shares for each $50 in principal amount of Debentures. The Issuer will only convert Debentures pursuant to a notice of conversion by a holder of Convertible Preferred Securities. During 1998, 1997 and 1996, no shares were converted into common stock. The conversion ratio and price were adjusted to reflect the impact of the Distribution and the Special Dividend.

   Holders of the Convertible Preferred Securities are entitled to receive preferential cumulative cash distributions at an annual rate of 6 3/4% accruing from the original issue date, commencing March 1, 1997, and payable quarterly in arrears thereafter. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest and other payment dates on the Debentures. The Company may defer interest payments on the Debentures for a period not to exceed 20 consecutive quarters. If interest payments on the Debentures are deferred, so too are payments on the Convertible Preferred Securities. Under this circumstance, the Company will not be permitted to declare or pay any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Debentures.

   Subject to certain restrictions, the Convertible Preferred Securities are redeemable at the Issuer's option upon any redemption by the Company of the Debentures after December 2, 1999. Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a default, the Debentures shall be subject to mandatory redemption, from which the proceeds will be applied to redeem Convertible Preferred Securities and Common Securities, together with accrued and unpaid distributions.

7. Equity and Partner's Capital

   The Contribution and related transactions resulted in the exchange of 217.1 million OP Units for substantially all of the assets and liabilities of Host Marriott Corporation.

   In conjunction with the Merger, the Blackstone Acquisition and the Partnership Mergers (Note 12), the Operating Partnership issued approximately
64.5 million OP Units which are convertible into cash (or at Host Marriott's option shares of Host Marriott common stock). These OP Units are restricted from converting until July 1999, October 1999 and January 2000 when 23.9 million, 11.9 million and 28.8 million units, respectively, are eligible for conversion.

   Host Marriott issued 11.9 million shares of common stock as part of the Special Dividend (Note 2) and 8.5 million shares of common stock in exchange for 8.5 million OP Units issued to certain other limited partners in connection with the Partnership Mergers (Note 12). Also, as part of the REIT Conversion, Host Marriott changed its par value from $1 to $0.01 per share. The change in par value did not affect the number of shares outstanding.

8. Income Taxes

   The Operating Partnership is not a tax paying entity. However, the Operating Partnership under the Operating Partnership Agreement is required to reimburse Host Marriott for certain tax payments Host Marriott is required to make. Accordingly, the tax information included herein represents disclosures regarding Host Marriott. As a result of the requirement of the Operating Partnership to reimburse Host Marriott for these liabilities, such liabilities and related disclosures are included in the Operating Partnership's financial statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   In December 1998, Host Marriott restructured itself to enable Host Marriott to qualify for treatment as a REIT, pursuant to the Internal Revenue Code of 1986, as amended, effective January 1, 1999. In general, a corporation that elects REIT status and distributes at least 95% of its taxable income to shareholders and complies with certain other requirements (relating primarily to the nature of its assets and the sources of its revenues) is not subject to Federal income taxation to the extent it distributes its taxable income. Management believes that Host Marriott was organized and will operate so as to qualify as a REIT as of January 1, 1999 (including distribution of at least 95% of its REIT taxable income to shareholders in 1999 and subsequent years). Management expects that Host Marriott will pay taxes on "built-in gains" on only certain of its assets. Based on these considerations, management does not believe that Host Marriott will be liable for income taxes at the federal level or in most of the states in which it operates in future years, and Host Marriott eliminated $106 million of its net existing deferred tax liabilities as of December 31, 1998. Host Marriott does not expect to provide for any material deferred income taxes in future periods except in certain states and foreign countries. Additionally, in connection with the Distribution and the formation of the Non-Controlled Subsidiaries, Host Marriott reduced deferred income tax liabilities by $102 million.

   In order to qualify as a REIT for federal income tax purposes, among other things, Host Marriott must have distributed all of the accumulated earnings and profits ("E&P") of Host Marriott Corporation to its stockholders in one or more taxable dividends prior to the end of the first full taxable year for which the REIT election of Host Marriott is effective, which currently is expected to be the taxable year commencing January 1, 1999.

   In an effort to help accomplish the requisite distributions of the accumulated E&P, Host Marriott made an initial E&P distribution consisting of approximately 20.4 million shares of Crestline valued at $297 million, $69 million in cash, and approximately 11.9 million shares of Host Marriott stock valued at $143 million.

   The actual amount of the initial E&P distribution was based, in part, upon the estimated amount of accumulated E&P of Host Marriott as of the last day of its taxable year. To the extent that the initial E&P distribution was not sufficient to eliminate Host Marriott's accumulated E&P, Host Marriott will make one or more additional taxable distributions to its stockholders (in the form of cash or securities) prior to the last day of Host Marriott's first full taxable year as a REIT.

   Where required, deferred income taxes are accounted for using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors.

   Total deferred tax assets and liabilities at December 31, 1998 and January 2, 1998 were as follows:

                                                                1998    1997
                                                               ------  -------
                                                               (in millions)
      Deferred tax assets..................................... $   32  $   159
      Deferred tax liabilities................................   (129)    (646)
                                                               ------  -------
        Net deferred income tax liability..................... $  (97) $  (487)
                                                               ======  =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities as of December 31, 1998 and January 2, 1998 follows:

                                                                1998    1997
                                                               ------  -------
                                                               (in millions)
      Investments in affiliates............................... $  --   $  (310)
      Property and equipment..................................    --      (179)
      Safe harbor lease investments...........................    (24)     (65)
      Deferred tax gain.......................................   (105)     (92)
      Reserves................................................    --       103
      Alternative minimum tax credit carryforwards............     32       41
      Other, net..............................................    --        15
                                                               ------  -------
        Net deferred income tax liability..................... $  (97) $  (487)
                                                               ======  =======

   The provision (benefit) for income taxes consists of:

                                                                1998  1997 1996
                                                                ----  ---- ----
                                                                (in millions)
   Current--Federal............................................ $116  $19  $(2)
       --State.................................................   27    4    3
       --Foreign...............................................    4    3    3
                                                                ----  ---  ---
                                                                 147   26    4
                                                                ----  ---  ---
   Deferred--Federal...........................................  (49)   8    2
       --State.................................................  (12)   2   (1)
                                                                ----  ---  ---
                                                                 (61)  10    1
                                                                ----  ---  ---
                                                                $ 86  $36  $ 5
                                                                ====  ===  ===

   At December 31, 1998, Host Marriott had approximately $32 million of alternative minimum tax credit carryforwards available which do not expire.

   Through 1997, Host Marriott settled with the Internal Revenue Service ("IRS") substantially all issues for tax years through 1993. Host Marriott expects to resolve any remaining issues with no material impact on the consolidated financial statements. Host Marriott made net payments to the IRS of approximately $10 million and $45 million in 1997 and 1996, respectively, related to these settlements. Certain adjustments totaling approximately $2 million in 1996 were made to the tax provision related to those settlements.

   A reconciliation of the statutory Federal tax rate to Host Marriott's effective income tax rate follows (excluding the impact of the change in tax status):

                               1998   1997   1996
                               ----   ----   -----
   Statutory Federal tax
    rate.....................  35.0 % 35.0 % (35.0)%
   State income taxes, net of
    Federal tax benefit......   5.8    4.9    21.7
   Tax credits...............  (1.7)  (2.7)    --
   Additional tax on foreign
    source income............   4.2    6.0    40.8
   Tax contingencies.........   --     --     25.0
   Permanent non-deductible
    REIT Conversion
    expenses.................   4.6    --      --
   Other permanent items.....   1.2     .1     9.0
   Other, net................   0.3     .1     1.0
                               ----   ----   -----
     Effective income tax
      rate...................  49.4 % 43.4 %  62.5 %
                               ====   ====   =====

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   Crestline and Host Marriott entered into a tax sharing agreement (the "Tax Sharing Agreement") which defines each party's rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to Crestline's business for taxable years prior to the Distribution and with respect to certain tax attributes of Crestline after the Distribution. Host Marriott is responsible for filing consolidated returns and paying taxes for periods through the date of the Distribution, and Crestline is responsible for filing its returns and paying taxes for subsequent periods.

   Cash paid for income taxes, including IRS settlements, net of refunds received, was $83 million in 1998, $56 million in 1997 and $40 million in 1996.

9. Leases

   As of January 1, 1999, the Company leases substantially all of its hotels to subsidiaries of Crestline. Additionally, the Company also leases certain property and equipment under non-cancellable operating and capital leases.

   Hotel Leases. Due to current federal income tax law restrictions on a REIT's ability to derive revenues directly from the operation of a hotel, the Company leases its hotels (the "Leases") to one or more lessees (the "Lessees").

   There generally is a separate Lessee for each hotel or group of hotels that is owned by a separate subsidiary of the Company. The operating agreements for such Lessees provide that the Crestline member of the Lessee has full control over the management of the business of the Lessee, subject to blocking rights by Marriott International, where it is the manager, over certain decisions by virtue of its non-economic, limited voting interest in the lessee subsidiaries. Each full-service hotel Lease has a fixed term generally ranging from seven to ten years, subject to earlier termination upon the occurrence of certain contingencies as defined in the Leases. Each Lease requires the Lessee to pay
1) minimum rent in a fixed dollar amount per annum plus 2) to the extent it exceeds minimum rent, percentage rent based upon specified percentages of aggregate sales from the applicable hotel, including room sales, food and beverage sales, and other income in excess of specified thresholds. The amount of minimum rent and the percentage rent thresholds will be adjusted each year based upon any increases in the Consumer Price Index and the Employment Cost Index during the previous ten months, as well as for certain capital expenditures and casualty occurrences.

   If the Company anticipates that the average tax basis of the Company's FF&E and other personal property that are leased by any individual lessor entity will exceed 15% of the aggregate average tax basis of the fixed assets in that entity, then the Lessee would be obligated either to acquire such excess FF&E from the Company or to cause a third party to purchase such FF&E. The Lessee has agreed to give a right of first opportunity to a Non-Controlled Subsidiary to acquire the excess FF&E and to lease the excess FF&E to the Lessee.

   Each Lessee is responsible for paying all of the expenses of operating the applicable hotel(s), including all personnel costs, utility costs and general repair and maintenance of the hotel(s). The Lessee also is responsible for all fees payable to the applicable manager, including base and incentive management fees, chain services payments and franchise or system fees, with respect to periods covered by the term of the Lease. Host Marriott also remains liable under each management agreement.

   The Company is responsible for paying real estate taxes, personal property taxes (to the extent the Company owns the personal property), casualty insurance on the structures, ground lease rent payments, required expenditures for FF&E (including maintaining the FF&E reserve, to the extent such is required by the applicable management agreement) and other capital expenditures.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

 Crestline Guarantees

   Crestline and certain of its subsidiaries entered into limited guarantees of the Lease obligations of each Lessee. For each of four identified "pools" of hotels (determined on the basis of the term of the particular Lease with all leases having generally the same lease term placed in the same "pool"), the cumulative limit of Crestline's guaranty obligation is the greater of 10% of the aggregate rent payable for the immediately preceding fiscal year under all Leases in the pool or 10% of the aggregate rent payable under all Leases in the pool. For each pool, the subsidiary of Crestline that is the parent of the Lessees in the pool (a "Pool Parent") also is a party to the guaranty of the Lease obligations for that pool.

   The obligations of the Pool Parent under each guaranty is secured by all funds received by the applicable Pool Parent from the hotels in the pool, and the hotels in the pool are required to distribute their excess cash flow to the Pool Parent for each accounting period, under certain conditions as described by the guaranty.

   In the event that Crestline's obligation under a guaranty is reduced to zero, the applicable Pool Parent can elect to terminate its guaranty and the pooling agreement for that pool by giving notice to the Operating Partnership. In that event, subject to certain conditions, the Pool Parent's guaranty will terminate six months after the effective date of such notice, subject to reinstatement in certain limited circumstances.

   The Operating Partnership sold the existing working capital to the applicable Lessee upon the commencement of the Lease at a price equal to the fair market value of such assets. The purchase price is represented by a note evidencing a loan that bears interest at a rate of 5.12%. Interest accrued on the working capital loan is due simultaneously with each periodic rent payment, and the amount of each payment of interest is credited against such rent payment. The principal amount of the working capital loan is payable upon termination of the Lease. The Lessee can return the working capital in satisfaction of the note. As of December 31, 1998, the note receivable from Crestline for working capital was $95 million.

   In the event the Company enters into an agreement to sell or otherwise transfer any full-service hotel free and clear of the applicable Lease, the Lessor must pay the Lessee a termination fee equal to the fair market value of the Lessee's leasehold interest in the remaining term of the Lease using a discount rate of 12%. Alternatively, the Lessor will be entitled to (i) substitute a comparable hotel or hotels for any hotel that is sold or (ii) sell the hotel subject to the Lease and certain conditions without being required to pay a termination fee.

   In the event that changes in the Federal income tax laws allow the Company, or subsidiaries or affiliates of the Company, to directly operate the hotels without jeopardizing Host Marriott's status as a REIT, the Company will have the right to terminate all, but not less than all, of the full-service and HPT hotel Leases in return for paying the Lessees the fair market value of the remaining terms of the full-service hotel Leases, valued in the same manner as discussed above. The payment is payable in cash or, subject to certain conditions, shares of the Host Marriott's common stock, at the election of Host Marriott. The rights of each Lessee will be expressly subordinated to qualifying mortgage debt and any refinancing thereof.

   The Company sold and leased back 37 of its Courtyard properties in 1995 and an additional 16 Courtyard properties in 1996 to Hospitality Properties Trust ("HPT"). Additionally, in 1996, the Company sold and leased back 18 of its Residence Inns to HPT. These leases, which are accounted for as operating leases and are included in the table below, have initial terms expiring through 2012 for the Courtyard properties and 2010 for the Residence Inn properties, and are renewable at the option of the Company. Minimum rent payments are $51 million annually for the Courtyard properties and $17 million annually for the Residence Inn properties, and additional rent based upon sales levels are payable to the owner under the terms of the leases.

   In connection with the REIT Conversion, the Operating Partnership sublet the HPT hotels (the "Subleases") to separate indirect sublessee subsidiaries of Crestline ("Sublessee"), subject to the terms of the applicable HPT Lease.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   The term of each Sublease expires simultaneously with the expiration of the initial term of the HPT lease to which it relates and automatically renews for the corresponding renewal term under the HPT lease, unless either the HPT lessee (the "Sublessor") elects not to renew the HPT lease, or the Sublessee elects not to renew the Sublease at the expiration of the initial term provided, however, that neither party can elect to terminate fewer than all of the Subleases in a particular pool of HPT hotels (one for Courtyard by Marriott hotels and one for Residence Inn hotels). Rent under the Sublease consists of the Minimum Rent payable under the HPT lease and an additional percentage rent payable to the Sublessor. The percentage rent is sufficient to cover the additional rent due under the HPT lease, with any excess being retained by the Sublessor. The rent payable under the Subleases is guaranteed by Crestline, up to a maximum amount of $30 million which amount is allocated between the two pools of HPT hotels.

   A number of the Company's leased hotel properties also include long-term ground leases for certain hotels, generally with multiple renewal options. Certain leases contain provision for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts. Future minimum annual rental commitments for all non-cancelable leases for which the Company is the lessee are as follows:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
                                                                 (in millions)
   1999.......................................................   $ 2    $  119
   2000.......................................................     1       116
   2001.......................................................     1       111
   2002.......................................................     1       106
   2003.......................................................     1       102
   Thereafter.................................................     4     1,292
                                                                 ---    ------
   Total minimum lease payments...............................    10    $1,846
                                                                        ======
   Less amount representing interest..........................    (3)
                                                                 ---
     Present value of minimum lease payments..................   $ 7
                                                                 ===

   Certain of the lease payments included in the table above relate to facilities used in the Company's former restaurant business. Most leases contain one or more renewal options, generally for five or 10-year periods. Future rentals on leases have not been reduced by aggregate minimum sublease rentals from restaurants and HPT subleases of $103 million and $915 million, respectively, payable to the Company under non-cancellable subleases.

   The aggregate minimum rental payments to be received by the Operating Partnership under the hotel leases are $774 million in 1999 and will be adjusted in future periods based on changes in the Consumer Price Index and Employment Cost Index.

   In conjunction with the refinancing of the mortgage of the New York Marriott Marquis, the Company also renegotiated the terms of the ground lease. The renegotiated ground lease provides for the payment of a percentage of the hotel sales (3% in 1998, 4% in 1999 and 5% thereafter) through 2017, which is to be used to amortize the existing deferred ground rent obligation of $116 million. The Company has the right to purchase the land under certain circumstances.

   The Company remains contingently liable at December 31, 1998 on certain leases relating to divested non-lodging properties. Such contingent liabilities aggregated $93 million at December 31, 1998. However, management considers the likelihood of any substantial funding related to these leases to be remote.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   Rent expense consists of:

                                                                  1998 1997 1996
                                                                  ---- ---- ----
                                                                  (in millions)
   Minimum rentals on operating leases........................... $104 $ 98 $83
   Additional rentals based on sales.............................   26   20  16
                                                                  ---- ---- ---
                                                                  $130 $118 $99
                                                                  ==== ==== ===

10. Employee Stock Plans

   In connection with the REIT Conversion, the Operating Partnership assumed the employee obligations of Host Marriott. Upon the exercise of stock options in Host Marriott common stock, Host Marriott will issue shares of its common stock in return for the issuance of an equal number of OP Units of the Operating Partnership. Accordingly, those liabilities and related disclosures are included in the Operating Partnership financial statements.

   At December 31, 1998, the Company maintained two stock-based compensation plans, including the comprehensive stock plan (the "Comprehensive Plan"), whereby the Company may award to participating employees (i) options to purchase Host Marriott's common stock, (ii) deferred shares of Host Marriott's common stock and (iii) restricted shares of Host Marriott's common stock and the employee stock purchase plan (the "Employee Stock Purchase Plan").

   Total shares of common stock reserved and available for issuance under the Comprehensive Plan at December 31, 1998 was 26.6 million.

   Employee stock options may be granted to officers and key employees with an exercise price not less than the fair market value of the common stock on the date of grant. Non-qualified options generally expire up to 15 years after the date of grant. Most options vest ratably over each of the first four years following the date of the grant. In connection with the Marriott International Distribution in 1993, the Company issued an equivalent number of Marriott International options and adjusted the exercise prices of its options then outstanding based on the relative trading prices of shares of the common stock of the two companies.

   In connection with the Host Marriott Services Corporation ("HM Services") spin-off in 1995, outstanding options held by current and former employees of the Company were redenominated in both Company and HM Services stock and the exercise prices of the options were adjusted based on the relative trading prices of shares of the common stock of the two companies. Pursuant to the distribution agreement between the Company and HM Services, the Company has the right to receive up to 1.4 million shares of HM Services' common stock or an equivalent cash value subsequent to exercise of the options held by certain former and current employees of Marriott International. As of December 31, 1998, the Company valued this right at approximately $9 million, which is included in other assets.

   Effective December 29, 1998, the Company adjusted the number of outstanding stock options and the related exercise prices to maintain the intrinsic value of the options to account for the Special Dividend and the Distribution. The vesting provisions and option period of the original grant was retained. No compensation expense was recorded by the Company as a result of these adjustments. Employee optionholders that remained with the Company received options only in the Company's stock and those employee optionholders that became Crestline employees received Crestline options in exchange for the Company's options.

   The Company continues to account for expense under its plans according to the provisions of Accounting Principle Board Opinion 25 and related interpretations as permitted under SFAS No. 123. Consequently, no

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
compensation cost has been recognized for its fixed stock options under the Comprehensive Plan and its Employee Stock Purchase Plan.

   For purposes of the following disclosures required by SFAS No. 123, the fair value of each option granted has been estimated on the date of grant using an option-pricing model with the following weighted average assumptions used for grants in 1997 and 1996, respectively: risk-free interest rate of 6.2% and 6.6%, respectively, volatility of 35% and 36%, respectively, expected lives of 12 years and no dividend yield. The weighted average fair value per option granted during the year was $13.13 in 1997 and $8.68 in 1996. No options were granted in 1998. Pro forma compensation cost for 1998, 1997 and 1996 would have reduced (increased) net income (loss) by approximately $524,000, $330,000 and ($150,000), respectively. Basic and diluted earnings per share on a pro forma basis were not impacted by the pro forma compensation cost in 1998, 1997 and 1996.

   The effects of the implementation of SFAS No. 123 are not representative of the effects on reported net income in future years because only the effects of stock option awards granted in 1996 and 1997 have been considered.

   A summary of the status of Host Marriott's stock option plan for 1998, 1997 and 1996 follows:

                                      1998                         1997                         1996
                          ---------------------------- ---------------------------- ----------------------------
                                           Weighted                     Weighted                     Weighted
                             Shares        Average        Shares        Average        Shares        Average
                          (in millions) Exercise Price (in millions) Exercise Price (in millions) Exercise Price
                          ------------- -------------- ------------- -------------- ------------- --------------
Balance, at beginning of
 year...................       6.8           $ 4            8.3           $ 4           10.0           $ 4
Granted.................       --            --              .1            20             .2            13
Exercised...............      (1.3)            5           (1.6)            4           (1.9)            4
Forfeited/Expired.......      (0.6)            4            --            --             --            --
Adjustment for
 Distribution and
 Special Dividend.......       0.7             3            --            --             --            --
                              ----                         ----                         ----
Balance, at end of
 year...................       5.6             3            6.8             4            8.3             4
                              ====                         ====                         ====
Options exercisable at
 year-end...............       5.5                          6.4                          7.6
                              ====                         ====                         ====

   The following table summarizes information about stock options at December 31, 1998:

                                    Options Outstanding          Options Exercisable
                             ---------------------------------- ----------------------
                                            Weighted
                                             Average   Weighted               Weighted
                                            Remaining  Average                Average
                                Shares     Contractual Exercise    Shares     Exercise
  Range of Exercise Prices   (in millions)    Life      Price   (in millions)  Price
  ------------------------   ------------- ----------- -------- ------------- --------
   $ 1 - 3                        4.1            8       $ 2         4.1        $  2
     4 - 6                        0.8            6         5         0.8           5
     7 - 9                        0.4           11         8         0.4           8
    10 - 12                       0.1           12        10         0.1          10
    13 - 15                       0.1           13        13         0.1          13
    19 - 22                       0.1           14        18         --          --
                                  ---                                ---
                                  5.6                                5.5
                                  ===                                ===

   Deferred stock incentive plan shares granted to officers and key employees after 1990 generally vest over 10 years in annual installments commencing one year after the date of grant. Certain employees may elect to defer payments until termination or retirement. The Company accrues compensation expense for the fair market value of the shares on the date of grant, less estimated forfeitures. In 1998, 1997 and 1996, 12,000, 14,000 and

                      HOST MARIOTT, L.P. AND SUBSIDIARIES

13,000 shares were granted, respectively, under this plan. The compensation cost that has been charged against income for deferred stock was not material in 1998, 1997 and 1996. The weighted average fair value per share granted during each year was $19.21 in 1998, $15.81 in 1997 and $11.81 in 1996.

   The Company from time to time awards restricted stock plan shares under the Comprehensive Plan to officers and key executives to be distributed over the next three to 10 years in annual installments based on continued employment and the attainment of certain performance criteria. The Company recognizes compensation expense over the restriction period equal to the fair market value of the shares on the date of issuance adjusted for forfeitures, and where appropriate, the level of attainment of performance criteria and fluctuations in the fair market value of the Company's common stock. In 1998, 1997 and 1996, 2,900, 198,000 and 2,511,000 shares of additional restricted stock plan shares were granted to certain key employees under these terms and conditions similar to the 1993 grants. Approximately 16,842 and 161,000 shares were forfeited in 1998 and 1996, respectively. There were no shares forfeited in 1997. The Company recorded compensation expense of $11 million, $13 million and $11 million in 1998, 1997 and 1996, respectively, related to these awards. The weighted average fair value per share granted during each year was $18.13 in 1998, $16.88 in 1997 and $14.01 in 1996. Under these awards 925,000 shares were outstanding at December 31, 1998. The Board has voted to approve 3,199,000 shares for award in 1999 under similar terms.

   In 1998, 568,408 stock appreciation rights ("SARs") were issued under the Comprehensive Plan to certain directors of the Company as a replacement for previously issued options that were cancelled during the year. The conversion to SARs was completed in order to comply with ownership limits applicable to the Company upon conversion to a REIT. The SARs are fully vested and the grant prices range from $1.20 to $5.13. In 1998, the Company recognized compensation expense of $4.8 million related to this grant. Additionally, in future periods, the Company will recognize compensation expense for outstanding SARs as a result of fluctuations in the market price of the Company's common stock.

   Under the terms of the Employee Stock Purchase Plan, eligible employees may purchase common stock through payroll deductions at 90% of the lower of market value at the beginning or market value at the end of the plan year.

11. Profit Sharing and Postemployment Benefit Plans

   The Company contributes to profit sharing and other defined contribution plans for the benefit of employees meeting certain eligibility requirements and electing participation in the plans. The amount to be matched by the Company is determined annually by the Board of Directors. The Company provides medical benefits to a limited number of retired employees meeting restrictive eligibility requirements. Amounts for these items were not material in 1996 through 1998.

12. Acquisitions and Dispositions

   The Company acquired or gained controlling interest in 36 hotels with 15,166 rooms in 1998, 18 hotels with 9,128 rooms in 1997 and 24 hotels with 11,385 rooms in 1996. The Company has also disposed of a number of hotels, including two hotels since 1997 and one subsequent to year-end 1998. Twenty-five of the 1998 acquisitions, consisting of the Blackstone Acquisition and the Partnership Mergers, were completed on December 30, 1998, in conjunction with the REIT Conversion. Additionally, three full-service properties were contributed to one of the Non-Controlled Subsidiaries (Note 4). Each of these transactions is discussed separately below.

   1998 Acquisitions. In January 1998, the Company acquired an additional interest in Atlanta Marriott Marquis II Limited Partnership, which owns an interest in the 1,671-room Atlanta Marriott Marquis Hotel, for

                      HOST MARIOTT, L.P. AND SUBSIDIARIES

$239 million, including the assumption of $164 million of mortgage debt. The Company previously owned a 1.3% general and limited partnership interest. In March 1998, the Company acquired a controlling interest in a partnership that owns three hotels: the 359-room Albany Marriott, the 350-room San Diego Marriott Mission Valley and the 320-room Minneapolis Marriott Southwest for approximately $50 million. In the second quarter of 1998, the Company acquired the partnership that owns the 289-room Park Ridge Marriott in Park Ridge, New Jersey for $24 million. The Company previously owned a 1% managing general partner interest and a note receivable interest in such partnership. In addition, the Company acquired the 281-room Ritz-Carlton, Phoenix for $75 million, the 397-room Ritz-Carlton in Tysons Corner, Virginia for $96 million and the 487-room Torrance Marriott near Los Angeles, California for $52 million. In the third quarter of 1998, the Company acquired the 308-room Ritz-Carlton, Dearborn for $65 million, the 336-room Ritz-Carlton, San Francisco for $161 million and the 404-room Memphis Crowne Plaza (which was converted to the Marriott brand upon acquisition) for $16 million.

   Blackstone Acquisition. In December 1998, the Company completed the acquisition of, or controlling interests in, twelve hotels and one mortgage loan secured by an additional hotel from the Blackstone Group, a Delaware limited partnership, and a series of funds controlled by affiliates of Blackstone Real Estate Partners (together, the "Blackstone Entities"). In addition, the Company acquired a 25% interest in Swissotel Management (USA) L.L.C., which operates five Swissotel hotels in the United States, from the Blackstone Entities, which the Company transferred to Crestline in connection with the Distribution. The Operating Partnership issued approximately 43.9 million OP Units, which OP Units are redeemable for cash (or at Host Marriott's option, shares of common stock of Host Marriott), assumed debt and made cash payments totaling approximately $920 million and distributed 1.4 million of the shares of Crestline common stock to the Blackstone Entities. The actual number of OP Units to be issued to the Blackstone Entities will fluctuate based upon certain adjustments to be determined on March 30, 1999. Based on current stock prices the Operating Partnership will be required to issue to the Blackstone Entities approximately 3.7 million additional units on March 31, 1999. The consideration received by the Blackstone Entities was determined through negotiations between the Company and Blackstone and was not based upon appraisals of the assets. After all adjustments, the Blackstone Entities will own approximately 16.4% of the outstanding OP Units.

   At the closing of the Blackstone Acquisition, the hotels were leased to subsidiaries of Crestline but will continue to be managed on behalf of the Lessees under their existing management agreements.

   Partnership Mergers. In December 1998, the Company completed the Partnership Mergers which was the roll-up of eight public partnerships and four private partnerships which own or control 28 properties, 13 of which were already consolidated. The Operating Partnership issued approximately 25 million OP Units to partners for their interests valued at approximately $333 million. The eight public partnerships that merged are: the Atlanta Marriott Marquis II Limited Partnership ("Atlanta Marquis"); Desert Springs Marriott Limited Partnership ("Desert Springs"); Hanover Marriott Limited Partnership ("Hanover"); Marriott Diversified American Hotels, L.P. ("MDAH"); Marriott Hotel Properties Limited Partnership ("MHP"); Marriott Hotel Properties II Limited Partnership ("MHP2"); Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P. ("Chicago Suites") and Potomac Hotel Limited Partnership ("PHLP") (collectively, the "Public Partnerships"). The four private partnerships in which all or controlling interests also were acquired include privately-held ownership interests in the Atlanta Marriott Marquis; The Ritz-Carlton, Naples; The Ritz-Carlton, Buckhead; the New York Marriott Marquis and the Hartford Marriott (collectively, the "Private Partnerships"). The Company had previously not consolidated three of the 12 partnerships. Those three partnerships are: 1) MDAH, the owner of six full-service Marriott hotels;
2) PHLP, the owner of eight Marriott hotels (two of which were previously consolidated) and 3) Chicago Suites, the owner of the 256-room Marriott O'Hare Suites. As a result of these transactions, the Company has increased its ownership of most of the 28 properties to 100% while consolidating 13 additional hotels (4,445 rooms).

                      HOST MARIOTT, L.P. AND SUBSIDIARIES

   1998 Dispositions. In 1998, the Company sold the 662-room New York Marriott East Side for approximately $191 million and recorded a pre-tax gain of approximately $40 million. The Company also sold the 191-room Napa Valley Marriott for approximately $21 million and recorded a pre-tax gain of approximately $10 million.

   1999 Dispositions. In February 1999, the Company sold the 479-room Minneapolis/Bloomington Marriott for approximately $35 million and recorded a pre-tax gain of approximately $13 million.

   1997 Acquisitions. In 1997, the Company acquired eight full-service hotels totaling 3,600 rooms for approximately $145 million. In addition, the Company acquired controlling interests in nine full-service hotels totaling 5,024 rooms for approximately $621 million, including the assumption of approximately $418 million of debt. The Company also completed the acquisition of the 504-room New York Marriott Financial Center, after acquiring the mortgage on the hotel for $101 million in late 1996.

   Also in 1997, the Company acquired the outstanding common stock of the Forum Group from Marriott Senior Living Services. The Company purchased the Forum Group portfolio of 29 senior living communities for approximately $460 million, including approximately $270 million in debt. The Company also acquired 49% of the remaining 50% interest in the partnership which owned the 418-unit Leisure Park retirement community for approximately $23 million, including the assumption of approximately $15 million of debt. The Company contributed these assets in conjunction with the Distribution of Crestline.

   1996 Acquisitions. In 1996, the Company acquired six full-service hotels totaling 1,964 rooms for an aggregate purchase price of approximately $189 million. In addition, the Company acquired controlling interests in 17 full-service hotels totaling 8,917 rooms for an aggregate purchase price of approximately $1.1 billion, including the assumption of approximately $696 million of debt. The Company also purchased the first mortgage of the 504-room New York Marriott Financial Center for approximately $101 million.

   In the first and second quarters of 1996, the Company completed the sale and leaseback of 16 of its Courtyard properties and 18 of its Residence Inn properties for $349 million. The Company received net proceeds of approximately $314 million and will receive approximately $35 million upon expiration of the leases. A deferred gain of $45 million on the sale/leaseback transactions is being amortized over the initial term of the leases.

   The Company's summarized, unaudited consolidated pro forma results of operations, assuming the above transactions occurred on January 3, 1997, are as follows (in millions, except per share amounts):

                                                                   1998   1997
                                                                  ------ ------
      Revenues................................................... $4,220 $3,919
      Income before extraordinary items..........................    189     71
      Net income (loss)..........................................     41     74
      Basic earnings (loss) per common share:
        Income before extraordinary items........................    .88    .33
        Basic earnings (loss) per common share...................    .19    .34
      Diluted earnings (loss) per common share:
        Income before extraordinary items........................    .83    .32
        Diluted earnings (loss) per common share.................    .25    .33

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

13. Fair Value of Financial Instruments

   The fair values of certain financial assets and liabilities and other financial instruments are shown below:

                                                    1998            1997
                                               --------------- ---------------
                                               Carrying  Fair  Carrying  Fair
                                                Amount  Value   Amount  Value
                                               -------- ------ -------- ------
                                                        (in millions)
   Financial assets
     Short-term marketable securities.........  $  --   $  --   $  354  $  354
     Receivables from affiliates..............     134     141      23      26
     Notes receivable.........................      69      69      29      46
     Other....................................       9       9      20      20
   Financial liabilities
     Debt, net of capital leases..............   5,110   5,125   3,458   3,493
   Other financial instruments
     Convertible Preferred Securities.........     --      --      550     638
     Convertible debt obligation to Host
      Marriott................................     567     466     --      --

   Short-term marketable securities and Convertible Preferred Securities and convertible debt obligations to Host Marriott are valued based on quoted market prices. Receivables from affiliates, notes and other financial assets are valued based on the expected future cash flows discounted at risk-adjusted rates. Valuations for secured debt are determined based on the expected future payments discounted at risk-adjusted rates. The fair values of the New Credit Facility and other notes are estimated to be equal to their carrying value. Senior notes are valued based on quoted market prices.

   The fair value of the liability related to the interest rate swap agreements assumed in the Blackstone Acquisition was $14 million. The fair value is based on the estimated amount the Company would pay or receive to terminate the swap agreements. The aggregate notional amount of the agreements was $365 million at December 31, 1998 and $100 million at January 2, 1998.

14. Marriott International Distribution and Relationship with Marriott International

   The Company and Marriott International (formerly a wholly owned subsidiary, the common stock of which was distributed to the Company's shareholders on October 8, 1993) have entered into various agreements in connection with the Marriott International Distribution and thereafter which provide, among other things, that (i) the majority of the Company's hotel lodging properties are managed by Marriott International under agreements with initial terms of 15 to 20 years and which are subject to renewal at the option of Marriott International for up to an additional 16 to 30 years (see Note 15); (ii) 13 of the Company's full-service properties are operated under franchise agreements with Marriott International with terms of 15 to 30 years; (iii) Marriott International provided the Company with $92 million of financing at an average rate of 9% in 1997 related to the Company's discontinued senior living operations; (iv) the Company acquired 49% of Marriott International's 50% interest in the Leisure Park retirement community in 1997 for $23 million, including approximately $15 million of assumed debt; (v) Marriott International guarantees the Company's performance in connection with certain loans and other obligations ($70 million at December 31, 1998); (vi) the Company borrowed and repaid $109 million of first mortgage financing for construction of the Philadelphia Marriott (see Note 5); (vii) Marriott International and the Company formed a joint venture and Marriott International provided the Company with $29 million in debt financing at an average interest rate of 12.7% and $28 million in preferred equity in 1996 for the acquisition of two full-service properties in Mexico City, Mexico; and (viii) Marriott International provides certain limited administrative services.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   In 1998, 1997 and 1996, the Company paid to Marriott International $196 million, $162 million and $101 million, respectively, in hotel management fees; $4 million, $13 million and $18 million, respectively, in interest and commitment fees under the debt financing and line of credit provided by Marriott International, and $3 million, $3 million and $4 million, respectively, for limited administrative services. The Company also paid Marriott International $9 million, $4 million and $2 million, respectively, of franchise fees in 1998, 1997 and 1996. In connection with the discontinued senior living communities' business, the Company paid Marriott International $13 million and $6 million in management fees during 1998 and 1997, respectively.

   Additionally, Marriott International has the right to purchase up to 20% of the voting stock of the Company if certain events involving a change in control of the Company occur.

15. Hotel Management Agreements

   Most of the Company's hotels are subject to management agreements (the "Agreements") under which Marriott International manages the Company's hotels, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The Agreements generally provide for payment of base management fees equal to one to four percent of sales and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the Agreements) over a priority return (as defined) to the Company, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit. In the event of early termination of the Agreements, Marriott International will receive additional fees based on the unexpired term and expected future base and incentive management fees. The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

   As a result of the REIT Conversion, all fees payable under the Agreements for subsequent periods are the primary obligations of the Lessees. The obligations of the Lessees are guaranteed to a limited extent by Crestline. The Company remains obligated to the managers in case the Lessee fails to pay these fees (but it would be entitled to reimbursement from the Lessee under the terms of the Leases).

   Pursuant to the terms of the Agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

   Crestline, as the Company's Lessee, is obligated to provide the manager with sufficient funds to cover the cost of (a) certain non-routine repairs and maintenance to the hotels which are normally capitalized; and (b) replacements and renewals to the hotels' property and improvements. Under certain circumstances, Crestline will be required to establish escrow accounts for such purposes under terms outlined in the Agreements.

   Crestline assumed franchise agreements with Marriott International for 10 hotels. Pursuant to these franchise agreements, Crestline generally pays a franchise fee based on a percentage of room sales and food and beverage sales as well as certain other fees for advertising and reservations. Franchise fees for room sales vary from four to six percent of sales, while fees for food and beverage sales vary from two to three percent of sales. The terms of the franchise agreements are from 15 to 30 years.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   Crestline assumed management agreements with The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, to manage ten of the Company's hotels. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base management fees vary from two to five percent of sales and incentive management fees are generally equal to 20% of available cash flow or operating profit, as defined in the agreements.

   Crestline also assumed management agreements with hotel management companies other than Marriott International and Ritz-Carlton for 23 of the Company's hotels (10 of which are franchised under the Marriott brand). These agreements generally provide for an initial term of 10 to 20 years with renewal terms at the option of either party or, in some cases, the hotel management company of up to an additional one to 15 years. The agreements generally provide for payment of base management fees equal to one to four percent of sales. Seventeen of the 23 agreements also provide for incentive management fees generally equal to 10 to 25 percent of available cash flow, operating profit, or net operating income, as defined in the agreements.

16. Relationship with Crestline Capital Corporation

   The Company and Crestline have entered into various agreements in connection with the Distribution as discussed in Note 2 and further outlined below.

 Distribution Agreement

   Crestline and the Company entered into a distribution agreement (the "Distribution Agreement"), which provided for, among other things, (i) the distribution of shares of Crestline in connection with the Distribution; (ii) the division between Crestline and the Company of certain assets and liabilities; (iii) the transfer to Crestline of the 25% interest in the Swissotel management company acquired in the Blackstone Acquisition and (iv) certain other agreements governing the relationship between Crestline and the Company following the Distribution. Crestline also granted the Company a contingent right to purchase Crestline's interest in Swissotel Management (USA) L.L.C. at fair market value in the event the tax laws are changed so that the Company could own such interest without jeopardizing its status as a REIT.

   Subject to certain exceptions, the Distribution Agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to allocate to Crestline, effective as of the date of the Distribution, financial responsibilities for liabilities arising out of, or in connection with, the business of the senior living communities.

 Asset Management Agreement

   The Company and the Non-Controlled Subsidiaries entered into asset management agreements (the "Asset Management Agreements") with Crestline whereby Crestline agrees to provide advice on the operation of the hotels and review financial results, projections, loan documents and hotel management agreements. Crestline also agrees to consult on market conditions and competition, as well as monitor and negotiate with governmental agencies, insurance companies and contractors. Crestline will be paid a fee not to exceed $4.5 million for each calendar year for its consulting services under the Asset Management Agreements, which includes $0.25 million related to the Non-Controlled Subsidiaries. The Asset Management Agreements each have terms of two years with an automatic one year renewal, unless earlier terminated by either party in accordance with the terms thereof.

 Non-Competition Agreement

   Crestline and the Company entered into a non-competition agreement that limits the respective parties' future business opportunities. Pursuant to this non-competition agreement, Crestline agrees, among other things,

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
that until the earlier of December 31, 2008, or the date on which it is no longer a Lessee of more than 25% of the number of hotels owned by the Company at the time of the Distribution, it will not own any full service hotel, manage any limited service or full service hotel owned by the Company, or own or operate a full service hotel franchise system operating under a common name brand, subject to certain exceptions. In addition, the Company agrees not to participate in the business of leasing, operating or franchising limited service or full service properties, subject to certain exceptions.

 1998 Employee Benefits and Other Employment Matters Allocation Agreement

   As part of the REIT Conversion, the Company, the Operating Partnership and Crestline entered into the 1998 Employee Benefits Allocation Agreement relating to various compensation, benefits and labor matters. Under the agreement, the Operating Partnership and Crestline each assumed certain liabilities related to covered benefits and labor matters arising prior to the effective date of the Distribution and relating to employees of each organization, respectively, after the Distribution. The agreements also govern the treatment of awards under the Comprehensive Plan and requires the adoption of such a plan by Crestline and the Operating Partnership.

17. Litigation

   The Company is and from time-to-time will be the subject of, or involved in, judicial proceedings. Management believes that any liability or loss resulting from such matters will not have a material adverse effect on the financial position or results of operations of the Company.

   In the fourth quarter of 1997, the Company reached a settlement in a lawsuit against Trinity Industries and others for claims related to construction of the New York Marriott Marquis. In settlement of the lawsuit, the Company and its affiliate received a cash settlement of approximately $70 million, the majority of which was considered a recovery of construction costs and $10 million of which has been recorded as other revenues in the accompanying consolidated financial statements.

18. Geographic and Business Segment Information

   The Company operates one business segment, hotel ownership. The Company's hotels are primarily operated under the Marriott or Ritz-Carlton brands, contain an average of nearly 465 rooms, as well as supply other amenities such as meeting space and banquet facilities; a variety of restaurants and lounges; gift shops and swimming pools. They are typically located in downtown, airport, suburban and resort areas throughout the United States.

   The Company evaluates the performance of its segments based primarily on operating profit before depreciation, corporate expenses, and interest expense. The Company's income taxes are included in the consolidated Federal income tax return of the Company and its affiliates and is allocated based upon the relative contribution to the Company's consolidated taxable income/loss and changes in temporary differences. The allocation of taxes is not evaluated at the segment level and, therefore, the Company does not believe the information is material to the consolidated financial statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   The following table presents revenues and other financial information, excluding amounts related to the Company's discontinued senior living business (in millions):

                                                               1998
                                                   -----------------------------
                                                          Corporate
                                                   Hotels  & Other  Consolidated
                                                   ------ --------- ------------
Revenues.......................................... $3,492   $ 21       $3,513
Operating profit .................................    618     43          661
Interest expense..................................    328      7          335
Interest income...................................     37     14           51
Depreciation and amortization.....................    238      5          243
Capital expenditures..............................    247      5          252
Total assets......................................  7,902    360        8,262

                                                               1997
                                                   -----------------------------
                                                          Corporate
                                                   Hotels  & Other  Consolidated
                                                   ------ --------- ------------
Revenues.......................................... $2,806   $ 17       $2,823
Operating profit (loss)...........................    444    (12)         432
Interest expense..................................    281      7          288
Interest income...................................     40     12           52
Depreciation and amortization.....................    226      5          231
Capital expenditures..............................    154      4          158
Total assets......................................  5,789    116        5,905

                                                               1996
                                                   -----------------------------
                                                          Corporate
                                                   Hotels  & Other  Consolidated
                                                   ------ --------- ------------
Revenues.......................................... $1,942   $ 15       $1,957
Operating profit (loss)...........................    256    (23)         233
Interest expense..................................    228      9          237
Interest income...................................     31     17           48
Depreciation and amortization.....................    165      3          168
Capital expenditures..............................    156      3          159
Total assets......................................  4,770    382        5,152

   During most of 1998, the Company's foreign operations consisted of six full-service hotel properties located in Mexico and Canada. As of December 31, 1998, the Company's foreign operations had decreased to four Canadian hotel properties, as the hotels in Mexico were contributed to Rockledge Hotel Properties, Inc. There were no intercompany sales between the properties and the Company. The following table presents revenues and long-lived assets for each of the geographical areas in which the Company operates (in millions):

                           1998                1997                1996
                    ------------------- ------------------- -------------------
                             Long-lived          Long-lived          Long-lived
                    Revenues   Assets   Revenues   Assets   Revenues   Assets
                    -------- ---------- -------- ---------- -------- ----------
United States......  $3,392    $7,112    $2,718    $4,412    $1,908    $3,587
International......     121        89       105       222        49       218
                     ------    ------    ------    ------    ------    ------
 Total.............  $3,513    $7,201    $2,823    $4,634    $1,957    $3,805
                     ======    ======    ======    ======    ======    ======

   The long-lived assets for 1997 exclude $583 million of assets related to the discontinued senior living business.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

19. Supplemental Guarantor And Non-Guarantor Subsidiary Information

   All subsidiaries of the operating partnership guarantee the Senior Notes except those among the twenty one full service hotels listed below and HMH HPT Residence Inn, LLC and HMH HPT Courtyard, LLC, the leasees of the Residence Inn and Courtyard properties, respectively. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because the Company's management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is a wholly owned subsidiary of the Company. The non-guarantor subsidiaries (the "Non-Guarantor Subsidiaries") own the following full-service hotels: the Albany Marriott, Atlanta Marriott Marquis, Grand Hyatt, Atlanta, Harbor Beach Resort, Hartford Marriott, Hyatt Regency, Cambridge, Hyatt Regency, Reston, Manhattan Beach Marriott, Minneapolis Southwest Marriott, New York Marriott Marquis, Ontario Airport Marriott, Pittsburgh City Center Marriott, The Ritz-Carlton, Amelia Island, San Diego Marriott Hotel and Marina, San Diego Mission Valley, Swissotel Atlanta, Swissotel Boston, Swissotel Chicago, The Drake (Swissotel) New York and the Oklahoma City Waterford Marriott.

   The following condensed combined consolidating financial information sets forth the financial position as of December 31, 1998 and January 2, 1998 and results of operations and cash flows for the three fiscal years in the period ended December 31, 1998 of the parent, Guarantor Subsidiaries and the Non-Guarantor Subsidiaries:

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

          Supplemental Condensed Combined Consolidating Balance Sheets
                                 (in millions)

                               December 31, 1998

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
Property and equipment,
 net....................  $1,225    $3,743       $2,233       $   --        $7,201
Investments in
 affiliate..............   1,038       --           --         (1,005)          33
Notes and other
 receivables............     783        51           19          (650)         203
Other assets............     258       146          141          (156)         389
Cash and cash
 equivalents............     330        91           15           --           436
                          ------    ------       ------       -------       ------
 Total assets...........  $3,634    $4,031       $2,408       $(1,811)      $8,262
                          ======    ======       ======       =======       ======
Debt....................  $1,438    $2,837       $1,183       $  (327)      $5,131
Convertible debt
 obligation to Host
 Marriott...............     567       --           --            --           567
Deferred income taxes...      51        39            7           --            97
Other liabilities.......      99       598          252          (285)         664
                          ------    ------       ------       -------       ------
 Total liabilities......   2,155     3,474        1,442          (612)       6,459
Minority interests......      15        56           76           --           147
Limited partner interest
 of third parties at
 redemption value.......     892       --           --            --           892
Owner's equity..........     572       501          890        (1,199)         764
                          ------    ------       ------       -------       ------
 Total liabilities and
  owner's equity........  $3,634    $4,031       $2,408       $(1,811)      $8,262
                          ======    ======       ======       =======       ======

                                January 2, 1998

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
Property and equipment,
 net....................  $1,184    $2,552       $  898        $  --        $4,634
Investments in
 affiliate..............      74        --           10          (71)           13
Notes and other
 receivables............     399        12           --         (359)           52
Other assets............     202       116          108          (67)          359
Cash, cash equivalents
 and marketable
 securities.............     731        99           17           --           847
Net investment in
 discontinued
 operations.............     236        --           --           --           236
                          ------    ------       ------        -----        ------
 Total assets...........  $2,826    $2,779       $1,033        $(497)       $6,141
                          ======    ======       ======        =====        ======
Debt....................  $  792    $2,265       $  627        $(218)       $3,466
Deferred income taxes...     448        39           --           --           487
Other liabilities.......     246       281          213         (360)          380
                          ------    ------       ------        -----        ------
 Total liabilities......   1,486     2,585          840         (578)        4,333
Minority interests......       3        31           24           --            58
Convertible preferred
 securities.............     550        --           --           --           550
Owner's equity..........     787       163          169           81         1,200
                          ------    ------       ------        -----        ------
 Total liabilities and
  owner's equity........  $2,826    $2,779       $1,033        $(497)       $6,141
                          ======    ======       ======        =====        ======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

     Supplemental Condensed Combined Consolidating Statements of Operations
                                 (in millions)

                      Fiscal Year Ended December 31, 1998

                                   Guarantor   Non-Guarantor
                          Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------  ------------ ------------- ------------ ------------
REVENUES................  $1,017     $1,678        $904          $(86)       $3,513
OPERATING COSTS AND
 EXPENSES...............     785      1,309         758            --         2,852
                          ------     ------        ----          ----        ------
OPERATING PROFIT BEFORE
 CORPORATE EXPENSES AND
 INTEREST...............     232        369         146           (86)          661
Minority interest.......     (35)       (70)        (33)           86           (52)
Corporate expenses......      (9)       (26)        (15)           --           (50)
REIT conversion
 expenses...............     (64)        --          --            --           (64)
Interest expense........     (55)      (208)        (72)           --          (335)
Dividends on convertible
 preferred securities ..     (37)        --          --            --           (37)
Interest income.........      71         10           3           (33)           51
                          ------     ------        ----          ----        ------
Income from continuing
 operations before
 taxes..................     103         75          29           (33)          174
Benefit (provision) for
 income taxes...........      62        (30)        (12)           --            20
                          ------     ------        ----          ----        ------
Income from continuing
 operations.............     165         45          17           (33)          194
Income from discontinued
 operations.............       1         --          --            --             1
                          ------     ------        ----          ----        ------
INCOME BEFORE BEFORE
 EXTRAORDINARY ITEM.....     166         45          17           (33)          195
Extraordinary item--loss
 on extinguishment of
 debt (net of income
 taxes).................    (143)        (5)         --            --          (148)
                          ------     ------        ----          ----        ------
NET INCOME..............  $   23     $   40        $ 17          $(33)       $   47
                          ======     ======        ====          ====        ======

                       Fiscal Year Ended January 2, 1998

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
REVENUES................   $911     $1,264        $706          $(58)       $2,823
OPERATING COSTS AND
 EXPENSES...............    744      1,035         612           --          2,391
                           ----     ------        ----          ----        ------
OPERATING PROFIT BEFORE
 CORPORATE EXPENSES AND
 INTEREST...............    167        229          94           (58)          432
Minority interest.......    (24)       (60)         (5)           58           (31)
Corporate expenses......    (11)       (25)         (9)          --            (45)
Interest expense........    (27)      (189)        (72)          --           (288)
Dividends on convertible
 preferred securities ..    (37)       --          --            --            (37)
Interest income.........     85          5           1           (39)           52
                           ----     ------        ----          ----        ------
Income from continuing
 operations before
 taxes..................    153        (40)          9           (39)           83
Provision for income
 taxes..................    (48)        16          (4)          --            (36)
                           ----     ------        ----          ----        ------
Income (loss) from
 continuing operations..    105        (24)          5           (39)           47
Income from discontinued
 operations.............    --         --          --            --            --
                           ----     ------        ----          ----        ------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM.....    105        (24)          5           (39)           47
Extraordinary item--gain
 on extinguishment of
 debt (net of income
 taxes).................    --           3         --            --              3
                           ----     ------        ----          ----        ------
NET INCOME (LOSS).......   $105     $  (21)       $  5          $(39)       $   50
                           ====     ======        ====          ====        ======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                       Fiscal Year Ended January 3, 1997

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
REVENUES................   $721      $687         $557          $ (8)       $1,957
OPERATING COSTS AND
 EXPENSES...............    667       567          490           --          1,724
                           ----      ----         ----          ----        ------
OPERATING PROFIT BEFORE
 CORPORATE EXPENSES AND
 INTEREST...............     54       120           67            (8)          233
Minority interest.......     (3)      (10)          (1)            8            (6)
Corporate expenses......    (13)      (22)          (8)          --            (43)
Interest expense........    (97)      (90)         (50)          --           (237)
Dividends on convertible
 preferred securities ..     (3)      --           --            --             (3)
Interest income.........     54         8            2           (16)           48
                           ----      ----         ----          ----        ------
Income (loss) from
 operations before
 taxes..................     (8)        6           10           (16)           (8)
Benefit (provision) for
 income taxes...........      1        (2)          (4)          --             (5)
                           ----      ----         ----          ----        ------
NET INCOME (LOSS).......   $ (7)     $  4         $  6          $(16)       $  (13)
                           ====      ====         ====          ====        ======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

     Supplemental Condensed Combined Consolidating Statements of Cash Flows
                                 (in millions)
                      Fiscal Year Ended December 31, 1998

                                         Guarantor   Non-Guarantor
                                Parent  Subsidiaries Subsidiaries  Consolidated
                                ------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from continuing
 operations...................  $  46      $ 137         $ 129       $   312
Cash from discontinued
 operations...................     29        --            --             29
                                -----      -----         -----       -------
Cash from operations..........     75        137           129           341
                                -----      -----         -----       -------
INVESTING ACTIVITIES
Cash received from sales of
 assets.......................    227        --            --            227
Capital expenditures..........    (63)      (144)          (45)         (252)
Acquisitions..................   (336)      (325)         (327)         (988)
Sales of short-term marketable
 securities...................    354        --            --            354
Other.........................      4        --            --              4
                                -----      -----         -----       -------
Cash from (used in) investing
 activities from continuing
 operations...................    186       (469)         (372)         (655)
Cash from (used in) investing
 activities from discontinued
 operations...................    (50)       --            --            (50)
                                -----      -----         -----       -------
Cash used in investing
 activities...................    136       (469)         (372)         (705)
                                -----      -----         -----       -------
FINANCING ACTIVITIES
Repayment of debt.............   (990)      (972)         (162)       (2,124)
Issuances of debt.............  1,410      1,086           --          2,496
Transfers to/from Parent......   (613)       210           403           --
Cash contributed to Crestline
 at inception.................    (52)       --            --            (52)
Cash contributed to Non-
 Contributed Subsidiary.......    (30)       --            --            (30)
Other ........................    (25)       --            --            (25)
                                -----      -----         -----       -------
Cash from (used in) financing
 activities from continuing
 operations...................   (300)       324           241           265
Cash from (used in) financing
 activities from discontinued
 operations...................     24        --            --             24
                                -----      -----         -----       -------
Cash from (used in) financing
 activities...................   (276)       324           241           289
                                -----      -----         -----       -------
CASH AND CASH EQUIVALENTS,
 beginning of year............    395         99            17           511
                                -----      -----         -----       -------
CASH AND CASH EQUIVALENTS, end
 of year......................  $ 330      $  91         $  15       $   436
                                =====      =====         =====       =======

DECREASE IN CASH AND CASH
 EQUIVALENTS..................    (65)        (8)           (2)          (75)

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                       Fiscal Year Ended January 2, 1998

                                         Guarantor   Non-Guarantor
                                Parent  Subsidiaries Subsidiaries  Consolidated
                                ------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from continuing
 operations...................  $ 208      $ 156         $ 68        $   432
Cash from discontinued
 operations...................     32        --           --              32
                                -----      -----         ----        -------
Cash from operations..........    240        156           68            464
                                -----      -----         ----        -------
INVESTING ACTIVITIES
Cash received from sales of
 assets.......................     51        --           --              51
Capital expenditures..........    (54)       (76)         (28)          (158)
Acquisitions..................    (55)      (233)         (71)          (359)
Purchase of short-term
 marketable securities........   (354)       --           --            (354)
Other.........................    --         --            13             13
                                -----      -----         ----        -------
Cash used in investing
 activities from continuing
 operations...................   (412)      (309)         (86)          (807)
Cash used in investing
 activities from discontinued
 operations...................   (239)       --           --            (239)
                                -----      -----         ----        -------
Cash used in investing
 activities...................   (651)      (309)         (86)        (1,046)
                                -----      -----         ----        -------
FINANCING ACTIVITIES
Repayment of debt.............    (42)      (410)         (41)          (493)
Issuances of debt.............    483        288           86            857
Transfers to/from Parent......   (282)       321          (39)           --
Other.........................      6        --            22             28
                                -----      -----         ----        -------
Cash from financing activities
 from continuing operations...    165        199           28            392
Cash used in financing
 activities from discontinued
 operations...................     (3)       --           --              (3)
                                -----      -----         ----        -------
Cash from financing
 activities...................    162        199           28            389
                                -----      -----         ----        -------
INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.........   (249)        46           10           (193)
CASH AND CASH EQUIVALENTS,
 beginning of year............    644         53            7            704
                                -----      -----         ----        -------
CASH AND CASH EQUIVALENTS, end
 of year......................  $ 395      $  99         $ 17        $   511
                                =====      =====         ====        =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                       Fiscal Year Ended January 3, 1997

                                         Guarantor   Non-Guarantor
                                 Parent Subsidiaries Subsidiaries  Consolidated
                                 ------ ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from continuing
 operations....................   $ 60      $ 82          $63         $ 205
Cash from (used in)
 discontinued operations.......     (4)      --           --             (4)
                                  ----      ----          ---         -----
Cash from operations...........     56        82           63           201
                                  ----      ----          ---         -----
INVESTING ACTIVITIES
Net cash received from sales of
 assets........................    338       --           --            338
Capital expenditures...........    (64)      (64)         (31)         (159)
Acquisitions...................   (349)     (312)         (41)         (702)
Other..........................      7        12          --             19
                                  ----      ----          ---         -----
Cash used in investing
 activities ...................    (68)     (364)         (72)         (504)
                                  ----      ----          ---         -----
FINANCING ACTIVITIES
Repayment of debt..............   (119)     (112)         (24)         (255)
Issuance of debt...............     46       --           --             46
Issuance of common stock.......    454       --           --            454
Issuance of convertible
 preferred securities, net.....    533       --           --            533
Transfer to/from Parent........   (482)      442           40           --
Other..........................     28       --           --             28
                                  ----      ----          ---         -----
Cash from financing
 activities....................    460       330           16           806
                                  ----      ----          ---         -----
INCREASE IN CASH AND CASH
 EQUIVALENTS...................    448        48            7           503
CASH AND CASH EQUIVALENTS,
 beginning of year.............    196         5          --            201
                                  ----      ----          ---         -----
CASH AND CASH EQUIVALENTS, end
 of year.......................   $644      $ 53          $ 7         $ 704
                                  ====      ====          ===         =====

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

20. Quarterly Financial Data (unaudited)

                                                 1998
                           --------------------------------------------------------
                             First     Second      Third      Fourth      Fiscal
                            Quarter    Quarter    Quarter     Quarter      Year
                           ---------  ---------  ---------   ----------  ----------
                            (in millions, except per common share amounts)
Revenues..................  $    791   $    839   $    745   $    1,138  $    3,513
Operating profit before
 minority interest,
 corporate expenses and
 interest.................       147        208        111          195         661
Income from continuing
 operations...............        28         62          2          102         194
Income before
 extraordinary items......        30         66          4           95         195
Net income (loss).........        30         66       (144)          95          47
Basic earnings (loss) per
 common share:
  Income from continuing
   operations.............       .13        .29        .01          .47         .90
  Income before
   extraordinary items....       .14        .31        .02          .44         .91
  Net income (loss).......       .14        .31       (.67)         .44         .22
Diluted earnings (loss)
 per common share:
  Income from continuing
   operations.............       .13        .26        .01          .43         .84
  Income before
   extraordinary items....       .14        .28        .02          .40         .85
  Net income (loss).......       .14        .28       (.65)         .40         .27

                                                 1997
                           --------------------------------------------------------
                             First     Second      Third      Fourth      Fiscal
                            Quarter    Quarter    Quarter     Quarter      Year
                           ---------  ---------  ---------   ----------  ----------
                            (in millions, except per common share amounts)
Revenues..................  $    624   $    643   $    615   $      941  $    2,823
Operating profit before
 minority interest,
 corporate expenses and
 interest.................        91        124         82          135         432
Income from continuing
 operations...............         6         26          6            9          47
Income before
 extraordinary items......         6         26          6            9          47
Net income................        11         26          6            7          50
Basic earnings per common
 share:
  Income from continuing
   operations.............       .03        .12        .03          .04         .22
  Income before
   extraordinary items....       .03        .12        .03          .04         .22
  Net income..............       .05        .12        .03          .03         .23
Diluted earnings per
 common share:
  Income from continuing
   operations.............       .03        .12        .03          .04         .22
  Income before
   extraordinary items....       .03        .12        .03          .04         .22
  Net income..............       .05        .12        .03          .03         .23

                              HOST MARRIOTT, L.P.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In Millions)

                                                                     March 26,
                                                                       1999
                                                                    -----------
                                                                    (unaudited)
                              ASSETS
Property and equipment, net........................................   $7,173
Notes and other receivables (including amounts due from affiliates
 of $133 million and $134 million, respectively)...................      201
Rent receivable....................................................       78
Due from managers..................................................      --
Investments in affiliates..........................................       44
Other assets.......................................................      391
Cash and cash equivalents..........................................      284
                                                                      ------
                                                                      $8,171
                                                                      ======
                 LIABILITIES AND PARTNERS' CAPITAL
Debt
  Senior notes.....................................................   $2,545
  Mortgage debt....................................................    2,111
  Convertible debt obligation to Host Marriott.....................      567
  Other............................................................      457
                                                                      ------
                                                                       5,680
Accounts payable and accrued expenses..............................      161
Deferred income taxes..............................................       97
Other liabilities..................................................      439
                                                                      ------
    Total liabilities..............................................    6,377
                                                                      ------
Minority interest..................................................      150
Limited Partnership interests of third parties at redemption value
 (representing 64.6 million units at March 26, 1999 and December
 31, 1998).........................................................      718
Partners' capital
  General partner..................................................        1
  Limited partner..................................................      930
  Accumulated other comprehensive loss.............................       (5)
                                                                      ------
    Total partner's capital........................................      926
                                                                      ------
                                                                      $8,171
                                                                      ======

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

              Twelve Weeks Ended March 26, 1999 and March 27, 1998
                            (Unaudited, in Millions)

                                                                     1999 1998
                                                                     ---- ----
REVENUES
  Rental income (Note 2)............................................ $286 $--
  Hotel sales
    Rooms...........................................................  --   509
    Food and beverage...............................................  --   222
    Other...........................................................  --    56
  Interest income...................................................    8   14
  Net gains on property transactions................................   12    1
  Equity in earnings of affiliates..................................    1    1
  Other.............................................................  --     2
                                                                     ---- ----
      Total revenues................................................  307  805
                                                                     ---- ----
EXPENSES
  Depreciation......................................................   66   53
  Property-level expenses...........................................   58   62
  Hotel operating expenses
    Rooms...........................................................  --   114
    Food and beverage...............................................  --   163
    Other department costs and deductions...........................  --   189
    Management fees (including Marriott International management
     fees of $55 million in 1998)...................................  --    58
  Minority interest.................................................    5   16
  Interest expense..................................................  108   76
  Dividends on Host Marriott-obligated mandatorily redeemable convertible preferred securities of a subsidiary trust whose sole assets are the convertible subordinated debentures due 2026
   ("Convertible Preferred Securities").............................  --     9
  Corporate expenses................................................    8   12
  Other expenses....................................................    4    5
                                                                     ---- ----
                                                                      249  757
                                                                     ---- ----
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES...............   58   48
Provision for income taxes..........................................  --   (20)
                                                                     ---- ----
INCOME FROM CONTINUING OPERATIONS...................................   58   28
Income from discontinued operations.................................  --     2
                                                                     ---- ----
NET INCOME.......................................................... $ 58 $ 30
                                                                     ==== ====

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

              Twelve Weeks Ended March 26, 1999 and March 27, 1998
                                  (Unaudited)

BASIC EARNINGS PER UNIT:
CONTINUING OPERATIONS................................................ $.20 $.13
  Discontinued operations (net of income taxes)......................  --   .01
                                                                      ---- ----
BASIC EARNINGS PER UNIT:............................................. $.20 $.14
                                                                      ==== ====
DILUTED EARNINGS PER UNIT:
  CONTINUING OPERATIONS.............................................. $.19 $.13
  Discontinued operations (net of income taxes)......................  --   .01
                                                                      ---- ----
DILUTED EARNINGS PER UNIT............................................ $.19 $.14
                                                                      ==== ====



            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

              Twelve Weeks Ended March 26, 1999 and March 27, 1998
                            (Unaudited, in Millions)

                                                                   1999   1998
                                                                   -----  ----
OPERATING ACTIVITIES
Income from continuing operations................................. $  58  $ 28
Adjustments to reconcile to income from continuing operations:
 Depreciation and amortization....................................    68    54
 Income taxes.....................................................    (4)   18
 Gain on sale of hotel properties.................................   (12)   (1)
Equity in earnings of affiliates..................................    (1)   (1)
Changes in operating accounts.....................................  (123)  (20)
Other.............................................................    18    19
                                                                   -----  ----
 Cash from continuing operations..................................     4    97
 Cash from discontinued operations................................   --      2
                                                                   -----  ----
 Cash from operations.............................................     4    99
                                                                   -----  ----
INVESTING ACTIVITIES
Proceeds from sales of assets.....................................    36     1
Acquisitions......................................................    (4) (118)
Capital expenditures:
 Renewals and replacements........................................   (50)  (40)
 New development projects.........................................   (20)  (12)
 New investment capital expenditures..............................    (6)   (9)
Purchases of short-term marketable securities.....................   --    (53)
Sales of short-term marketable securities.........................   --    246
Note receivable collections.......................................     2   --
Affiliate collections, net........................................   --     14
Other.............................................................   --     (6)
                                                                   -----  ----
 Cash (used in) from investing activities from continuing
  operations......................................................   (42)   23
 Cash used in investing activities from discontinued operations...   --    (28)
                                                                   -----  ----
 Cash used in investing activities................................   (42)   (5)
                                                                   -----  ----
FINANCING ACTIVITIES
Issuances of debt, net............................................   299     1
Repurchase of units...............................................    (4)  --
Distribution......................................................   (69)  --
Scheduled principal repayments....................................   (12)   (6)
Debt prepayments..................................................  (323)   (1)
Other.............................................................    (5)  (16)
                                                                   -----  ----
 Cash used in financing activities from continuing operations.....  (114)  (22)
 Cash used in financing activities from discontinued operations...   --    (27)
                                                                   -----  ----
 Cash used in financing activities................................  (114)  (49)
                                                                   -----  ----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.................. $(152) $ 45
                                                                   =====  ====
Non-cash financing activities:
 Assumption of mortgage debt for the acquisition of, or purchase
  of controlling interests in, certain hotel properties........... $ --   $164
                                                                   =====  ====

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

1. Organization

   Host Marriott Corporation ("Host Marriott"), operating through an umbrella partnership REIT structure, is the owner of full-service hotel properties. Host Marriott operates as a self-managed and self-administered real estate investment trust ("REIT") and its operations are conducted solely through an operating partnership and its subsidiaries. As REITs are not permitted to derive revenues directly from the operation of hotels, Host Marriott leases substantially all of its hotels to subsidiaries of Crestline Capital Corporation ("Crestline" or the "Lessee") and certain other lessees.

   In these condensed consolidated interim financial statements, the "Company" or "Host Marriott" refers to Host Marriott Corporation before, and Host Marriott, L.P. (the "Operating Partnership"), after Host Marriott Corporation's conversion to a REIT (the "REIT Conversion"). Host Marriott Corporation is presented as the predecessor to the Operating Partnership since the Operating Partnership and its subsidiaries received substantially all of the continuing operations, assets and liabilities of Host Marriott Corporation and its subsidiaries.

   On December 15, 1998, shareholders of Host Marriott approved a plan to reorganize Host Marriott's business operations through the spin-off of Host Marriott's senior living business as part of Crestline and the contribution of Host Marriott's hotels and certain other assets and liabilities to a newly formed Delaware limited partnership, Host Marriott, L.P. Host Marriott merged into HMC Merger Corporation (the "Merger"), a newly formed Maryland corporation (renamed Host Marriott Corporation) which intends to qualify, effective January 1, 1999 as a REIT and is the sole general partner of the Operating Partnership. On December 29, 1998, Host Marriott completed the previously announced spin-off of Crestline through a taxable stock dividend to its shareholders. Each Host Marriott shareholder of record on December 28, 1998 received one share of Crestline for every ten shares of Host Marriott Corporation owned. In connection with the REIT Conversion, Host Marriott contributed its hotels and substantially all of its other assets and liabilities to the Operating Partnership and subsidiaries (the "Contribution") in exchange for units of partnership interest in the Operating Partnership. The Contribution was accounted for at Host Marriott's historical basis. As of March 26, 1999, Host Marriott owned approximately 78% of the Operating Partnership.

   As a result of the spin-off noted above, the Company's financial statements have been restated to present the senior living communities business results of operations and cash flows as discontinued operations. All historical financial statements presented have been restated to conform to this presentation.

2. Summary of Significant Accounting Policies

   The accompanying unaudited condensed consolidated interim financial statements of the Company and its subsidiaries have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the unaudited condensed consolidated interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998.

   In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary to present fairly the financial position of the Company as of March 26, 1999, and the results of operations and cash flows for the twelve weeks ended March 26, 1999 and March 27, 1998. The statements of operations and cash flows for the twelve weeks ended March 27,

                              HOST MARRIOTT, L.P.

                                  (Unaudited)

1998 reflect the historical results of Host Marriott Corporation as discussed in Note 1. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

   The Company's leases have remaining terms ranging from 2 to 10 years, subject to earlier termination upon the occurrence of certain contingencies, as defined. The rent due under each lease is the greater of base rent or percentage rent, as defined. Percentage rent applicable to room, food and beverage and other types of hotel revenue varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the United States Consumer Price Index and the Labor Index, as defined. Certain amounts of the percentage rent recognized are considered contingent until such time as the revenue recognized exceeds annual thresholds, which are determined individually by property. For the twelve weeks ended March 26, 1999, $115 million of contingent rent is included in the statement of operations.

3. Rental Revenue

   The Company's 1999 rental revenue represents earnings from its leased hotels and is not comparable to 1998 hotel revenues which reflect gross sales generated by the properties. Also, in December 1998 the Company retroactively adopted Emerging Issues Task Force Issue No. 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Management Entities and Certain Other Entities with Contractual Management Arrangements." The impact of the adoption of Issue 97-2 on the condensed consolidated financial statements for the twelve weeks ended March 27, 1998 was to increase both revenues and operating expenses by approximately $466 million with no impact on net income or earnings per share.

   The comparison of the 1999 quarterly results with 1998 is also affected by a change in the reporting period for the Company's hotels not managed by Marriott International, which resulted in the inclusion of only two months of results in the 1999 first quarter versus three months in 1998 for the 24 such hotels (8,524 rooms) that the Company owned as of the beginning of 1998. The change in reporting was required as part of the REIT Conversion. The 1998 hotel revenues include approximately $54 million representing the incremental month of operations.

   The table below represents hotel sales for both periods for comparative purposes.

                                                             Twelve Weeks Ended
                                                             -------------------
                                                             March 26, March 27,
                                                               1999      1998
                                                             --------- ---------
                                                                (in millions)
   Hotel Sales
     Rooms..................................................   $600      $509
     Food and beverage......................................    268       222
     Other..................................................     63        56
                                                               ----      ----
       Total hotel sales....................................   $931      $787
                                                               ====      ====

4. Earnings Per Unit

   Basic earnings per unit is computed by dividing net income by the weighted average number of units. Diluted earnings per unit is computed by dividing net income as adjusted for potentially dilutive securities, by the weighted average number of units outstanding plus other potentially dilutive securities. For 1998 diluted

                              HOST MARRIOTT, L.P.

                                  (Unaudited)

earnings per unit was not adjusted for the impact of the Convertible Preferred Securities as they were anti-dilutive.

   A reconciliation of the number of units utilized for the calculation of diluted earnings per unit follows:

                                                             Twelve Weeks Ended
                                                             -------------------
                                                             March 26, March 27,
                                                               1999      1998
                                                             --------- ---------
                                                                (in millions)
   Weighted average number of units outstanding............    291.5     215.7
   Assuming distribution of units to Host Marriott
    Corporation for Host Marriott Corporation common shares
    granted under the comprehensive stock plan, less shares
    assumed purchased at average market price..............      5.9       4.4
   Assuming distribution of common shares issuable for
    warrants, less shares assumed purchased at average
    market price...........................................      --        0.3
   Assuming conversion of minority operating partnership
    units outstanding or issuable..........................      9.8       --
   Assuming conversion of Convertible Preferred
    Securities.............................................      --        --
                                                               -----     -----
     Units utilized for the calculation of diluted earnings
      per unit.............................................    307.2      20.4
                                                               =====     =====

   A reconciliation of net income to earnings used for the calculation of diluted earnings per unit follows:

                                                           Twelve Weeks Ended
                                                           -------------------
                                                           March 26, March 27,
                                                             1999      1998
                                                           --------- ---------
                                                              (in millions)
   Net income.............................................    $58       $30
   Dividends of Convertible Preferred Securities..........    --        --
   Minority interest expense, assuming conversion of OP
    units.................................................      1       --
                                                              ---       ---
   Earnings used for the calculation of diluted earnings
    per unit..............................................    $59       $30
                                                              ===       ===

5. Dividends and Distributions Payable

   On March 15, 1999, the Board of Directors of Host Marriott declared a cash dividend of $0.21 per share of Host Marriott Corporation common stock and a corresponding distribution of $0.21 per unit of limited partnership interest ("OP Unit"). The dividend and distribution was paid on April 14, 1999 to shareholders and unitholders of record on March 31, 1999.

   On December 18, 1998, in conjunction with the REIT Conversion, the Company declared a special dividend which entitled shareholders of record on December 28, 1998 to elect to receive either $1.00 in cash or .087 of a share of common stock of the Company for each outstanding share of the Company's common stock owned by such shareholder on the record date (the "Special Dividend"). Cash totaling $69 million and 11.9 million shares of common stock that were elected in the Special Dividend were paid and/or issued on February 10, 1999. The 1998 earnings per share has been restated to reflect the impact of the stock portion of the Special Dividend.

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


6. Disposition

   In February 1999, the Company sold the 479-room Minneapolis/Bloomington Marriott for $35 million and recorded a pre-tax gain of $11 million.

7. Debt Issuances

   In February 1999, the Company issued $300 million of 83/8% Series D senior notes due in 2006. The senior notes were used to refinance, or purchase, debt which had been acquired through the merger of certain partnerships or the purchase of hotel properties in connection with the REIT Conversion in December 1998.

8. Geographic and Business Segment Information

   The Company operates one business segment, hotel ownership. The Company's hotels are primarily operated under the Marriott or Ritz-Carlton brands. Substantially all of the Company's revenues are earned through leases with Crestline. The allocation of taxes is not evaluated at the segment level or reflected in the following information because the Company does not believe the information is material to the consolidated financial statements.

   The Company's segmented revenues and income (loss) from continuing operations before income taxes are as follows (in millions):

                                           Twelve Weeks Ended March 26, 1999
                                         -------------------------------------
                                         Hotels Corporate & Other Consolidated
                                         ------ ----------------- ------------
   Revenues.............................  $304         $ 3            $307
   Income (loss) from continuing
    operations before income taxes......    75         (17)             58

                                           Twelve Weeks Ended March 27, 1998
                                         -------------------------------------
                                         Hotels Corporate & Other Consolidated
                                         ------ ----------------- ------------
   Revenues.............................  $801         $ 4            $805
   Income (loss) from continuing
    operations before income taxes......    71         (23)             48

   As of March 26, 1999, the Company's foreign operations consisted of four hotel properties located in Canada. There were no intercompany sales between the properties and the Company. The following table presents rental revenues in 1999 and hotel revenues in 1998 for each of the geographical areas in which the Company owns hotels (in millions):

                                                             Twelve Weeks Ended
                                                             -------------------
                                                             March 26, March 27,
                                                               1999      1998
                                                             --------- ---------
   United States............................................   $303      $779
   International............................................      4        26
                                                               ----      ----
     Total..................................................   $307      $805
                                                               ====      ====

9. Comprehensive Income

   The Company's other comprehensive income consists of foreign currency translation adjustments and the right to receive up to 1.4 million shares of Host Marriott Services Corporation's common stock or an

                              HOST MARRIOTT, L.P.

                                  (Unaudited)

equivalent cash value subsequent to the exercise of the options held by certain former and current employees of Marriott International. For the twelve weeks ended March 26, 1999, comprehensive income totaled $57 million. Comprehensive income was equivalent to net income for the twelve weeks ended March 27, 1998. As of March 26, 1999 and December 31, 1998 the Company's accumulated other comprehensive loss was approximately $5 million and $4 million, respectively.

10. Subsequent Events

   In April 1999, a subsidiary of the Company completed the refinancing of the mortgage on the New York Marriott Marquis. The mortgage is for $245 million maturing in June 2000 and bears interest at a rate of LIBOR plus 2.125% for the period from March 31, 1999 through December 31, 1999 and LIBOR plus 2.5% until maturity. The Company is required to make principal payments of $1.25 million on June 30, 1999 and September 30, 1999 in addition to $10 million and $5 million on December 31, 1999 and March 31, 2000, respectively, as well as pay an extension fee of 0.5% of the principal balance of the loan outstanding at December 31, 1999.

   On December 30, 1998, the Operating Partnership acquired a portfolio of twelve luxury hotels and other assets from the Blackstone Group, a Delaware limited partnership, and a series of funds controlled by affiliates of Blackstone Real Estate Partners. The Operating Partnership issued approximately
43.9 million OP Units and assumed debt and made cash payments of approximately $920 million and distributed 1.4 million of the shares of Crestline common stock to the Blackstone Real Estate Partners. An additional 3.8 million OP Units were issued in April 1999 in accordance with the purchase agreement based on certain adjustments determined on March 31, 1999.

   The Company also completed a 210-room extension of the Philadelphia Marriott Convention Center in April 1999 at a cost of approximately $43 million including debt of $9 million.

11. Summarized Lease Pool Financial Statements

   As discussed in Note 2, as of March 26, 1999, almost all the properties of the Company and its subsidiaries were leased to Crestline Capital Corporation and managed by Marriott International, Inc. In conjunction with these leases, Crestline and certain of its subsidiaries entered into limited guarantees of the lease obligations of each lessee. The full- service hotel leases are grouped into four lease pools, with Crestline's guarantee limited to the greater of 10% of the aggregate rent payable for the preceding year or 10% of the aggregate rent payable under all leases in the respective pool. Additionally, the lessee's obligation under each lease agreement is guaranteed by all other lessees in the respective lease pool. As a result, the Company believes that the operating results of each full- service pool may be material to the Company's financial statements. Financial information of certain pools related to the sublease agreements for limited service properties are not presented, as the Company believes they are not material to the Company's financial statements. Financial information of Crestline may be found in its quarterly and annual filings with the Securities and Exchange Commission. Further information regarding these leases and Crestline's limited guarantees may be found in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998. The results of operations for the twelve weeks ended March 26, 1999 and summarized balance sheet data of the lease pools in which the Company's hotels are organized are as follows (in millions):

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


                                           Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                           ------ ------ ------ ------ --------
   Hotel Sales
     Rooms................................  $129   $137   $127   $128    $521
     Food and beverage....................    59     61     61     72     253
     Other................................    14     13     19     15      61
                                            ----   ----   ----   ----    ----
       Total hotel sales..................   202    211    207    215     835
   Operating Costs and Expenses
     Rooms................................    31     32     29     27     119
     Food and beverage....................    46     47     44     48     185
     Other................................    53     52     50     48     203
     Management fees......................     9     14     11     16      50
     Lease expense........................    61     64     70     74     269
                                            ----   ----   ----   ----    ----
       Total operating expenses...........   200    209    204    213     826
                                            ----   ----   ----   ----    ----
   Operating Profit.......................     2      2      3      2       9
   Corporate and Interest Expenses........    (1)   --      (1)    (1)     (3)
                                            ----   ----   ----   ----    ----
     Income before taxes..................     1      2      2      1       6
     Income taxes.........................   --      (1)    (1)    (1)     (3)
                                            ----   ----   ----   ----    ----
       Net Income.........................  $  1   $  1   $  1   $--     $  3
                                            ====   ====   ====   ====    ====

                                           Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                           ------ ------ ------ ------ --------
   Assets.................................  $ 47   $ 37   $ 46   $ 47    $177
   Liabilities............................  $ 46   $ 36   $ 45   $ 46    $173
   Equity.................................  $  1   $  1   $  1   $  1    $  4

12. Supplemental Guarantor and Non-Guarantor Subsidiary Information

   All subsidiaries of the operating partnership guarantee the Company's senior notes except those among the twenty full service hotels listed below and HMH HPT Residence Inn, LLC and HMH HPT Courtyard, LLC, the lessees of the Residence Inn and Courtyard properties, respectively. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is a wholly owned subsidiary of the Company. The non-guarantor subsidiaries (the "Non-Guarantor Subsidiaries") own the following full-service hotels: the Albany Marriott; Atlanta Marriott Marquis; Grand Hyatt, Atlanta; Harbor Beach Resort; Hartford Marriott; Hyatt Regency, Cambridge; Hyatt Regency, Reston; Manhattan Beach Marriott; Minneapolis Southwest Marriott; New York Marriott Marquis; Ontario Airport Marriott; Pittsburgh City Center Marriott; The Ritz-Carlton, Amelia Island; San Diego Marriott Hotel and Marina; San Diego Mission Valley; Swissotel, Atlanta; Swissotel, Boston; Swissotel, Chicago; The Drake (Swissotel) New York; and the Oklahoma City Waterford Marriott.

   The following condensed combined consolidating information sets forth the financial position as of March 26, 1999 and December 31, 1998 and results of operations and cash flows for the twelve weeks ended March 26, 1999 and March 27, 1998 of the parent, Guarantor Subsidiaries and the Non-Guarantor Subsidiaries.

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


          Supplemental Condensed Combined Consolidating Balance Sheets
                                 (In Millions)

                                 March 26, 1999

                                                  Non-
                                  Guarantor    Guarantor
                          Parent Subsidiaries Subsidiaries Eliminations Consolidated
                          ------ ------------ ------------ ------------ ------------
Property and equipment,
 net....................  $1,227    $3,723       $2,223      $   --        $7,173
Investments in
 affiliate..............   1,109       --           --        (1,065)          44
Notes and other
 receivables............     777        51           19         (646)         201
Other assets............     261       178          167         (137)         469
Cash and cash
 equivalents............     101       155           28          --           284
                          ------    ------       ------      -------       ------
 Total assets...........  $3,475    $4,107       $2,437      $(1,848)      $8,171
                          ======    ======       ======      =======       ======
Debt....................  $1,491    $2,833       $1,113      $  (324)      $5,113
Convertible debt
 obligations to Host
 Marriott...............     567       --           --           --           567
Deferred income taxes...      51        39            7          --            97
Other liabilities.......      90       576          260         (326)         600
                          ------    ------       ------      -------       ------
 Total liabilities......   2,199     3,448        1,380         (650)       6,377
Minority interests......      16        59           75          --           150
Limited partner interest
 of third parties at
 redemption value.......     718       --           --           --           718
Owner's capital.........     542       600          982       (1,198)         926
                          ------    ------       ------      -------       ------
 Total liabilities and
  owner's capital.......  $3,475    $4,107       $2,437      $(1,848)      $8,171
                          ======    ======       ======      =======       ======

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


            Supplemental Condensed Combined Statements of Operations
                                 (In Millions)

                       Twelve Weeks Ended March 26, 1999

                                                   Non-
                                   Guarantor    Guarantor
                          Parent  Subsidiaries Subsidiaries Eliminations Consolidated
                          ------  ------------ ------------ ------------ ------------
REVENUES................  $  62      $ 161        $  86         $ (2)       $ 307
Depreciation............    (13)       (35)         (18)         --           (66)
Property-level
 expenses...............    (10)       (22)         (26)         --           (58)
Hotel operating
 expenses...............    --         --           --           --           --
Minority interest.......     (1)        (3)          (1)         --            (5)
Interest expense........    (41)       (48)         (21)           2         (108)
Dividends on convertible
 preferred securities...    --         --           --           --           --
Corporate expenses......     (1)        (4)          (3)         --            (8)
Other expenses..........     (4)       --           --           --            (4)
                          -----      -----        -----         ----        -----
NET INCOME (LOSS).......  $  (8)     $  49        $  17         $--         $  58
                          =====      =====        =====         ====        =====

                       Twelve Weeks Ended March 27, 1998

                                                   Non-
                                   Guarantor    Guarantor
                          Parent  Subsidiaries Subsidiaries Eliminations Consolidated
                          ------  ------------ ------------ ------------ ------------
REVENUES................  $ 249      $ 378        $ 194         $(16)       $ 805
Depreciation............    (14)       (27)         (12)         --           (53)
Property-level
 expenses...............    (11)       (20)         (31)         --           (62)
Hotel operating
 expenses...............   (152)      (251)        (121)         --          (524)
Minority interest.......    (12)       (13)          (4)          13          (16)
Interest expense........    (19)       (46)         (14)           3          (76)
Dividends on convertible
 preferred securities...     (9)       --           --           --            (9)
Corporate expenses......     (3)        (6)          (3)         --           (12)
Other expenses..........     (5)       --           --           --            (5)
                          -----      -----        -----         ----        -----
Income from continuing
 operations before
 taxes..................     24         15            9          --            48
Provision for income
 taxes..................    (10)        (6)          (4)         --           (20)
                          -----      -----        -----         ----        -----
Income from continuing
 operations.............     14          9            5          --            28
Income from discontinued
 operations.............      2        --           --           --             2
                          -----      -----        -----         ----        -----
NET INCOME..............  $  16      $   9        $   5          --         $  30
                          =====      =====        =====         ====        =====

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


            Supplemental Condensed Combined Statements of Cash Flows
                                 (In Millions)

                       Twelve Weeks Ended March 26, 1999

                                                          Non-
                                          Guarantor    Guarantor
                                 Parent  Subsidiaries Subsidiaries Consolidated
                                 ------  ------------ ------------ ------------
OPERATING ACTIVITIES
 Cash (used in) from
  operations...................  $ (10)      $ 21         $(7)        $   4
                                 -----       ----         ---         -----
INVESTING ACTIVITIES
 Cash received from sales of
  assets.......................      2         34         --             36
 Capital expenditures..........    (21)       (46)         (9)          (76)
 Acquisitions..................    --         --           (4)           (4)
 Other.........................      2        --          --              2
                                 -----       ----         ---         -----
Cash used in investing
 activities....................    (17)       (12)        (13)          (42)
                                 -----       ----         ---         -----
FINANCING ACTIVITIES
 Repayment of debt.............     (1)      (267)        (67)         (335)
 Issuances of debt.............     40        259         --            299
 Transfers to/from Parent......   (162)        62         100           --
 Dividends.....................    (69)       --          --            (69)
 Repurchase of common stock....     (4)       --          --             (4)
 Other.........................     (5)       --          --             (5)
                                 -----       ----         ---         -----
Cash (used in) from financing
 activities....................   (201)        54          33          (114)
                                 -----       ----         ---         -----
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..............  $(228)      $ 63         $13         $(152)
                                 =====       ====         ===         =====

                              HOST MARRIOTT, L.P.

                                  (Unaudited)


                       Twelve Weeks Ended March 27, 1998

                                                         Non-
                                         Guarantor    Guarantor
                                Parent  Subsidiaries Subsidiaries Consolidated
                                ------  ------------ ------------ ------------
OPERATING ACTIVITIES
 Cash from continuing
  operations................... $  45       $ 36        $  16        $  97
 Cash from discontinued
  operations...................     2        --           --             2
                                -----       ----        -----        -----
Cash from operations...........    47         36           16           99
                                -----       ----        -----        -----
INVESTING ACTIVITIES
 Cash received from sales of
  assets.......................     1        --           --             1
 Capital expenditures..........   (18)       (34)          (9)         (61)
 Acquisitions..................   --         --          (118)        (118)
 Sales of short-term marketable
  securities...................   193        --           --           193
 Other.........................    (4)         2           10            8
                                -----       ----        -----        -----
Cash from (used in) investing
 activities from continuing
 operations....................   172        (32)        (117)          23
Cash used in investing
 activities from discontinued
 operations....................   (28)       --           --           (28)
                                -----       ----        -----        -----
Cash from (used in) investing
 activities....................   144        (32)        (117)          (5)
                                -----       ----        -----        -----
FINANCING ACTIVITIES
 Repayment of debt.............    (2)        (3)          (2)          (7)
 Issuances of debt.............   --         --             1            1
 Transfers to/from Parent......  (119)         4          115          --
 Other.........................   (16)       --           --           (16)
                                -----       ----        -----        -----
Cash (used in) from financing
 activities from continuing
 operations....................  (137)         1          114          (22)
Cash used in financing
 activities from discontinued
 operations....................   (27)       --           --           (27)
                                -----       ----        -----        -----
Cash (used in) from financing
 activities....................  (164)         1          114          (49)
                                -----       ----        -----        -----
INCREASE IN CASH AND CASH
 EQUIVALENTS................... $  27       $  5        $  13        $  45
                                =====       ====        =====        =====

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                ---------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   1
Risk Factors.............................................................   7
Forward-Looking Statements...............................................  20
Use of Proceeds..........................................................  21
Capitalization...........................................................  21
Pro Forma Financial Information..........................................  22
Selected Financial Data..................................................  29
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  30
Business and Properties..................................................  48
Investment and Other Policies............................................  74
Management...............................................................  76
Security Ownership of Certain Beneficial Owners and Management...........  85
Certain Relationships and Related Transactions...........................  88
The Exchange Offer.......................................................  90
Description of Notes.....................................................  98
Material Federal Income Tax Consequences of the Exchange................. 141
Plan of Distribution..................................................... 142
Legal Matters............................................................ 143
Experts.................................................................. 143
Where You Can Find More Information...................................... 143
Index to Financial Statements............................................ F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                ---------------
                                  PROSPECTUS
                                ---------------

                              HOST MARRIOTT, L.P.

                               Offer to Exchange

                                     up to
                                 $300,000,000
                                      of
                    8 3/8% Series D Senior Notes Due 2006,
                       which have been registered under
                              the Securities Act,

                                   for up to
                                 $300,000,000
                                of outstanding
                     8 3/8% Series E Senior Notes Due 2006

                                  [   ], 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Host Marriott Corporation's Articles of Amendment and Restatement of Articles of Incorporation (the "Articles of Incorporation") authorize it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any present of former director of officer or (ii) any individual who, while a director of Host Marriott and at the request of Host Marriott, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director of Host Marriott Corporation. Host Marriott Corporation's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Host Marriott Corporation and at the request of Host Marriott Corporation, serves or has served another corporation, real state investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Host Marriott's Articles of Incorporation and Bylaws also permit Host Marriott to indemnify and advance expenses to any person who served as a predecessor of Host Marriott in any of the capacities described above any to any employee or agent of Host Marriott or a predecessor of Host Marriott. Host Marriott's Bylaws require Host Marriott to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

   The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director of officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the MGCL, Host Marriott's Bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Host Marriott as authorized by Host Marriott's Bylaws and (2) a written statement by or on his behalf to repay the amount paid of reimbursed by Host Marriott shall ultimately be determined that the standard of conduct was not met.

   Host Marriott intends to enter into indemnification agreements with each of its directors and officers. The indemnification agreements will require, among other things, that Host Marriott indemnify its directors and officers to the fullest extent permitted by law and advance to its directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

   The Amended and Restated Agreement of Limited Partnership of Host Marriott, L.P. (the "Partnership Agreement") also provides for indemnification of Host Marriott and its officers and directors to the same extent that indemnification is provided to officers and directors of Host Marriott in its Articles of Incorporation, and limit liability of Host Marriott and its officers and directors to the Operating Partnership and its respective partners to the same extent that the liability of the officers and directors of Host Marriott to Host Marriott and its stockholders is limited under Host Marriott's Articles of Incorporation.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Host Marriott has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES (A) EXHIBITS

 Exhibit
 No.     Description
 ------- -----------
  2.1    Agreement and Plan by and among Host Marriott Corporation, HMC Merger
         Corporation and Host Marriott L.P. (incorporated by reference to Host
         Marriott Corporation Registration Statement No. 333-64793).

  3.3    Bylaws of Host Marriott Corporation dated September 28, 1998
         (incorporated by reference to Host Marriott Corporation Registration
         Statement No. 333-64793).

  3.4    Articles of Amendment and Restatement of Articles of Incorporation of
         Host Marriott Corporation (incorporated by reference to Host Marriott
         Corporation Registration Statement No. 333-64793).

  4.1 Indenture by and among HMH Properties, Inc., as Issuer, and the Subsidiary Guarantors named therein, and Marine Midland Bank, as
         Trustee (incorporated by reference to Host Marriott Corporation
         Current Report on Form 8-K dated August 6, 1998).

  4.2    Fourth Supplemental Indenture, dated February 25, 1999, between Host
         Marriott, L.P., the Subsidiary Guarantors named therein and Marine
         Midland Bank, as Trustee.

  5.1 Opinion of Christopher G. Townsend as to the legality of the securities being registered.

  8.1    Opinion of Latham & Watkins regarding certain tax matters.

 10.1    Second Amended and Restated Agreement of Limited Partnership of Host
         Marriott, L.P., (incorporated by reference to Exhibit 3.1 of Host
         Marriott Corporation Registration Statement No. 333-55807).

 10.2    Indenture between Host Marriott L.P., as Issuer, and Marine Midland
         Bank, as Indenture Trustee, and Form of 6.56% Callable Note due
         December 15, 2005 (incorporated by reference to Exhibit 4.1 of Host
         Marriott Corporation Registration Statement No. 333-55807).

 10.3    Amended and Restated Credit Agreement dated as of June 19, 1997 and
         Amended and Restated as of August 5, 1998 among Host Marriott
         Corporation, Host Marriott Hospitality, Inc., HMH Properties, Inc.,
         Host Marriott, L.P., HMC Capital Resources Corp., Various Banks, Wells
         Fargo Bank, National Association, The Bank of Nova Scotia and Credit
         Lyonnais New York Branch, as Co-Arrangers, and Bankers Trust Company as Arranger and Administrative Agent (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated September
         11, 1998).

 10.4 First Amendment and Waiver of Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott Hospitality Inc.,
         HMH Properties, Inc., Host Marriott, L.P., HMC Capital Resources
         Corp., Various Banks, Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers and Bankers Trust Company as Arranger and Administrative Agent dated as of November 25, 1998 (incorporated by reference to Exhibit 10.4 of Host Marriott Corporation's Form 10-K for the year ended December 31,
         1998).


 Exhibit
 No.     Description
 ------- -----------
 10.5    Second Amendment and Consent to Credit Agreement of Amended and
         Restated Credit Agreement dated as of June 19, 1997 and Amended and
         Restated as of August 5, 1998, among Host Marriott Corporation, Host
         Marriott Hospitality Inc., HMH Properties, Inc., Host Marriott, L.P.,
         HMC Capital Resources Corp., Various Banks, Wells Fargo Bank, National
         Association, The Bank of Nova Scotia and Credit Lyonnais New York
         Branch, as Co-Arrangers and Bankers Trust Company as Arranger and
         Administrative Agent dated as of December 17, 1998 (incorporated by reference to Exhibit 10.5 of Host Marriott Corporation's Form 10-K for
         the year ended December 31, 1998).

 10.6    Third Amendment and Waiver to Credit Agreement Amended and Restated
         Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott
         Hospitality Inc., HMH Properties, Inc., Host Marriott, L.P., HMC
         Capital Resources Corp., Various Banks, Wells Fargo Bank, National
         Association, The Bank of Nova Scotia and Credit Lyonnais New York
         Branch, as Co-Arrangers and Bankers Trust Company as Arranger and
         Administrative Agent dated as of March 15, 1999 (incorporated by reference to Exhibit 10.6 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.7 Host Marriott L.P. Executive Deferred Compensation Plan effective as of December 29, 1998 (formerly the Marriott Corporation Executive
         Deferred Compensation Plan) (incorporated by reference to Exhibit 10.7 of Host Marriott Corporation's Form 10-K for the year ended December
         31, 1998).

 10.8    Host Marriott Corporation 1997 Comprehensive Incentive Stock Plan
         (incorporated by reference to Host Marriott Corporation's Proxy
         Statement filed April 3, 1997).

 10.9    Distribution Agreement dated as of September 15, 1993 between Marriott
         Corporation and Marriott International, Inc. (incorporated by reference from Host Marriott Corporation Current Report on Form 8-K dated October 23, 1993).

 10.10 Amendment No. 1 to the Distribution Agreement dated December 29,1 995 by and among Host Marriott Corporation, Host Marriott Services
         Corporation and Marriott International, Inc., (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.11 Amendment No. 2 to the Distribution Agreement dated June 21, 1997 by and among Host Marriott Corporation, Host Marriott Services
         Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation Registration Statement No. 333-
         64793).

 10.12 First Amendment and Waiver of Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott Hospitality Inc.,
         HMH Properties, Inc., Host Marriott, L.P., HMC Capital Resources
         Corp., Various Banks, Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers and Bankers Trust Company as Arranger and Administrative Agent dated as of November 25, 1998 (incorporated by reference to Exhibit 10.4 of Host Marriott Corporation's Form 10-K for the year ended December 31,
         1998).

 10.13   Amendment No. 4 to the Distribution Agreement by and among Host
         Marriott Corporation and Marriott International Inc. (incorporated by reference to Host Marriott Corporation Registration Statement No. 333-
         64793).

 10.14 Amendment No. 5 to the Distribution Agreement dated December 18, 1998 by and among Host Marriott Corporation, Host Marriott Services
         Corporation and Marriott International Inc., (incorporated by reference to Exhibit 10.14 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).


 Exhibit
 No.     Description
 ------- -----------
 10.15   Distribution Agreement dated December 22, 1995 by and between Host
         Marriott Corporation and Host Marriott Services Corporation
         (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.16 Amendment to Distribution Agreement dated December 22, 1995 by and between Host Marriott Corporation and Host Marriott Services
         Corporation (incorporated by reference to Exhibit 10.16 of Host
         Marriott Corporation's Form 10-K for the year ended December 31,
         1998).

 10.17   Tax Sharing Agreement dated as of October 5, 1993 by and between
         Marriott Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated October 23, 1993).

 10.18   License Agreement dated as December 29, 1998 by and among Host
         Marriott Corporation, Host Marriott, L.P., Marriott International,
         Inc., and Marriott Worldwide Corporation (incorporated by reference to
         Exhibit 10.18 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.19   Noncompetition Agreement between Host Marriott Corporation, Host
         Marriott, L.P., and Crestline Capital Corporation and other parties named therein (incorporated by reference to Exhibit 10.19 of Host
         Marriott Corporation's Form 10-K for the year ended December 31,
         1998).

 10.20 Tax Administration Agreement dated as of October 8, 1993 by and between Marriott Corporation and Marriott International, Inc.,
         (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated October 23, 1993).

 10.21   Restated Noncompetition Agreement dated March , 1998 by and among Host
         Marriott Corporation, Marriott International, Inc., and Sodexho
         Marriott Services, Inc., (incorporated by reference to Host Marriott
         Corporation Registration Statement No. 333-64793).

 10.22   First Amendment to Restated Noncompetition Agreement by and among Host
         Marriott Corporation, Marriott International, Inc., Sodexho Marriott
         Services, Inc. (incorporated by reference to Host Marriott Corporation
         Registration Statement No. 333-64793).

 10.23   Host Marriott Lodging Management Agreement--Marriott Hotels, Resorts
         and Hotels dated September 25, 1993 by and between Marriott
         Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation registration Statement No. 33-
         51707)

 10.24 Employee Benefits and Other Employment Matters Allocation Agreement dated as of December 29, 1995 by and between Host Marriott Corporation and Host Marriott Services Corporation (incorporated by reference to
         Host Marriott Corporation Current Report on Form 8-K dated January 16,
         1996).

 10.25   Tax Sharing Agreement dated as of December 29, 1995 by and between
         Host Marriott Corporation and Host Marriott Services Corporation
         (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.26   Host Marriott, L.P. Retirement and Savings Plan and Trust
         (incorporated by reference to Exhibit 10.26 of Host Marriott
         Corporation's Form 10-K for the year ended December 31, 1998).

 10.27   Contribution Agreement dated as of April 16, 1998 among Host Marriott
         Corporation, Host Marriott, L.P. and the contributors named therein, together with Exhibit B (incorporated by reference to Exhibit 10.18 of Host Marriott Corporation Registration Statement No. 333-55807).

 10.28   Amendment No. 1 to Contribution Agreement dated May 8, 1998 among
         Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.19 of Host Marriott
         Corporation Registration Statement No. 333-55807).


 Exhibit
 No.     Description
 ------- -----------
 10.29   Amendment No. 2 to Contribution Agreement dated May 18, 1998 among
         Host Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.20 of Host
         Marriott Corporation Registration Statement No. 333-55807).

 10.30   Form of Lease Agreement (incorporated by reference to Host Marriott
         Corporation Registration Statement No. 333-64793).

 10.31 Form of Management Agreement of Full-Service Hotels (incorporated by reference to Host Marriott Corporation Registration Statement No. 33-
         51707).

 10.32   Form of Owner's Agreement between Host Marriott Corporation, Marriott
         International and Crestline Capital Corporation (incorporated by reference to Crestline Capital Corporation Registration Statement No.
         333-64657).

 10.33 Employee Benefits and Other Employment Matters Allocation Agreement between Host Marriott Corporation, Host Marriott, L.P. and Crestline
         Capital Corporation (incorporated by reference to Host Marriott
         Corporation Registration Statement No. 333-64793).

 10.34   Amendment to the Employee Benefits and Other Employment Matters
         Allocation Agreement effective as of December 29, 1998 by and between Host Marriott Corporation, Marriott International, Sodexho Marriott
         Services, Inc., Crestline Capital Corporation and Host Marriott, L.P.
         (incorporated by reference to Exhibit 10.34 of Host Marriott
         Corporation's Form 10-K for the year ended December 31, 1998).

 10.35 Pool Guarantee Agreement between Host Marriott Corporation, the lessees referred to therein and Crestline Capital Corporation
         (incorporated by reference to Host Marriott Registration Statement No.
         333-64793).

 10.36 Pooling and Security Agreement by and among Host Marriott Corporation and Crestline Capital Corporation (incorporated by reference to Host
         Marriott Corporation Registration Statement No. 333-64793).

 10.37   Amended and Restated Communities Noncompetition Agreement
         (incorporated by reference to Host Marriott Corporation Registration
         Statement No. 333-64793).

 10.38   Asset Management Agreement between Host Marriott, L.P., and Crestline
         Capital Corporation (incorporated by reference to Crestline Capital
         Corporation Registration Statement No. 333-64657).

 10.39 Registration Rights Agreement, dated as of February 25, 1999, by and among Host Marriott, L.P., the Guarantors named therein and the Purchasers named therein.

 12.1    Computation of Ratios of Earnings to Fixed Charges.

 21.1 List of Subsidiaries of Host Marriott, L.P. (incorporated by reference to Exhibit 21 of Host Marriott, L.P.'s Form 10-K for the year ended
         December 31, 1998).

 23.1    Consent of Christopher G. Townsend (included as part of Exhibit 5).
 23.2    Consent of Latham & Watkins (included as part of Exhibit 8).

 23.3    Consent of Arthur Andersen LLP.

 24.1    Power of Attorney (included on signature page).

 25.1    Statement of Eligibility and Qualification on Form T-1 of HSBC Bank
         USA, as trustee for the 8 3/8% Series E Senior Notes due 2006 of the
         Registrant.


 99.1 Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

 99.2 Form of Notice of Guaranteed Delivery to be used in conjunction with the exchange offer.

ITEM 22. UNDERTAKINGS

    A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    D. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    E. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HOST MARRIOTT, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                               POWER OF ATTORNEY

   We, the undersigned directors and officers of Host Marriott Corporation, do hereby constitute and appoint Christopher G. Townsend, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed below by the following persons in their capacities on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----
        /s/ Terence C. Golden          President, Chief Executive    May 24, 1999
______________________________________  Officer and Director
          Terence C. Golden             (Principal Executive
                                        Officer)

      /s/ Robert E. Parsons, Jr.       Executive Vice President      May 24, 1999
______________________________________  and Chief Financial
        Robert E. Parsons, Jr.          Officer (Principal
                                        Financial Officer)

        /s/ Donald D. Olinger          Senior Vice President and     May 24, 1999
______________________________________  Corporate Controller
          Donald D. Olinger             (Principal Accounting
                                        Officer)

       /s/ Richard E. Marriott         Chairman of the Board of      May 24, 1999
______________________________________  Directors
         Richard E. Marriott


        /s/ R. Theodore Ammon          Director                      May 24, 1999
______________________________________
          R. Theodore Ammon

         /s/ Robert M. Baylis          Director                      May 24, 1999
______________________________________
           Robert M. Baylis

        /s/ J.W. Marriott, Jr.         Director                      May 24, 1999
______________________________________
          J.W. Marriott, Jr.

       /s/ Anne Dore McLaughlin        Director                      May 24, 1999
______________________________________
         Anne Dore McLaughlin

        /s/ John G. Schreiber          Director                      May 24, 1999
______________________________________
          John G. Schreiber

      /s/ Harry L. Vincent, Jr.        Director                      May 24, 1999
______________________________________
        Harry L. Vincent, Jr.

          /s/ John Schreiber           Director                      May 24, 1999
______________________________________
            John Schreiber

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          By: Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH RIVERS, L.P.

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH MARINA LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC SBM TWO LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC PLP LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC RETIREMENT PROPERTIES, L.P.

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH PENTAGON LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH SFO LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          AIRPORT HOTELS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          CHESAPEAKE FINANCIAL SERVICES LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC CAPITAL RESOURCES LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          YBG ASSOCIATES LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          PRM LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HOST PARK RIDGE LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HOST OF BOSTON, LTD.

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HOST OF HOUSTON, LTD.

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HOST OF HOUSTON 1979

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          PHILADELPHIA AIRPORT HOTEL LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC HARTFORD LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH NORFOLK LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH NORFOLK L.P.

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC PARK RIDGE LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC PARK RIDGE II LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC PARK RIDGE LP

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC PARTNERSHIP HOLDINGS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC SUITES LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC SUITES LIMITED PARTNERSHIP

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          WELLSFORD--PARK RIDGE MARRIOTT HOTEL
                                           LIMITED PARTNERSHIP

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          CITY CENTER INTERSTATE PARTNERSHIP
                                           LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          FARRELL'S ICE CREAM PARLOR
                                           RESTAURANTS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC BURLINGAME LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC CALIFORNIA LEASING LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC CAPITAL LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC GRAND LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC HOTEL DEVELOPMENT LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC MEXPARK LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC POLANCO LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC NGL LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC OLS I L.P.

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC RTZ LOAN I LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC RTZ II LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC SEATTLE LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC SWISS HOLDINGS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC WATERFORD LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH RESTAURANTS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH RIVERS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH WTC LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMP CAPITAL VENTURES LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMP FINANCIAL SERVICES LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HOST LA JOLLA LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          CITY CENTER HOTEL LIMITED
                                           PARTNERSHIP

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          MFR OF ILLINOIS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          MFR OF VERMONT LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          MFR OF WISCONSIN LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC MARQUIS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          PM FINANCIAL LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          PM FINANCIAL LP

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC CHICAGO LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC HPP LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC DESERT LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC HANOVER LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC DIVERSIFIED LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                /s/ Robert E. Partsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC PROPERTIES I LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC POTOMAC LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC EAST SIDE II LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC MANHATTAN BEACH LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          CHESAPEAKE HOTEL LIMITED PARTNERSHIP

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMH GENERAL PARTNER HOLDINGS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC IHP HOLDINGS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC OP BN LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          S.D. HOTELS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC GATEWAY LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC PACIFIC GATEWAY LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC DESERT SPRINGS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          MDSM FINANCE LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          MARKET STREET MARRIOTT LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC MARKET STREET LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          NEW MARKET STREET LP

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          TIMES SQUARE LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                         TIMES SQUARE GP LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                         SAGA PROPERTY LEASING LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          SAGA RESTAURANTS LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC ATLANTA LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          IVY STREET LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          HMC PROPERTIES II LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 24th day of May, 1999.

                                          SANTA CLARA HMC LLC

                                          By:Host Marriott, L.P.

                                          By:  Host Marriott Corporation, as
                                               General Partner of Host
                                               Marriott, L.P.

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title:  Executive Vice President
                                                     and Chief Financial
                                                     Officer

                                 Exhibit Index

 Exhibit
 No.     Description
 ------- -----------
  2.1    Agreement and Plan by and among Host Marriott Corporation, HMC Merger
         Corporation and Host Marriott L.P. (incorporated by reference to Host
         Marriott Corporation Registration Statement No. 333-64793).

  3.3    Bylaws of Host Marriott Corporation dated September 28, 1998
         (incorporated by reference to Host Marriott Corporation Registration
         Statement No. 333-64793).

  3.4    Articles of Amendment and Restatement of Articles of Incorporation of
         Host Marriott Corporation (incorporated by reference to Host Marriott
         Corporation Registration Statement No. 333-64793).

  4.1 Indenture by and among HMH Properties, Inc., as Issuer, and the Subsidiary Guarantors named therein, and Marine Midland Bank, as
         Trustee (incorporated by reference to Host Marriott Corporation
         Current Report on Form 8-K dated August 6, 1998).

  4.2    Supplemental Indenture, dated February 25, 1999, between Host
         Marriott, L.P., the Subsidiary Guarantors named therein and Marine
         Midland Bank, as Trustee.

  5.1 Opinion of Christopher G. Townsend as to the legality of the securities being registered.

  8.1    Opinion of Latham & Watkins regarding certain tax matters.

 10.1    Second Amended and Restated Agreement of Limited Partnership of Host
         Marriott, L.P., (incorporated by reference to Exhibit 3.1 of Host
         Marriott Corporation Registration Statement No. 333-55807).

 10.2    Indenture between Host Marriott L.P., as Issuer, and Marine Midland
         Bank, as Indenture Trustee, and Form of 6.56% Callable Note due
         December 15, 2005 (incorporated by reference to Exhibit 4.1 of Host
         Marriott Corporation Registration Statement No. 333-55807).

 10.3    Amended and Restated Credit Agreement dated as of June 19, 1997 and
         Amended and Restated as of August 5, 1998 among Host Marriott
         Corporation, Host Marriott Hospitality, Inc., HMH Properties, Inc.,
         Host Marriott, L.P., HMC Capital Resources Corp., Various Banks, Wells
         Fargo Bank, National Association, The Bank of Nova Scotia and Credit
         Lyonnais New York Branch, as Co-Arrangers, and Bankers Trust Company as Arranger and Administrative Agent (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated September
         11, 1998).

 10.4 First Amendment and Waiver of Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott Hospitality Inc.,
         HMH Properties, Inc., Host Marriott, L.P., HMC Capital Resources
         Corp., Various Banks, Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers and Bankers Trust Company as Arranger and Administrative Agent dated as of November 25, 1998 (incorporated by reference to Exhibit 10.4 of Host Marriott Corporation's Form 10-K for the year ended December 31,
         1998).

 10.5    Second Amendment and Consent to Credit Agreement of Amended and
         Restated Credit Agreement dated as of June 19, 1997 and Amended and
         Restated as of August 5, 1998, among Host Marriott Corporation, Host
         Marriott Hospitality Inc., HMH Properties, Inc., Host Marriott, L.P.,
         HMC Capital Resources Corp., Various Banks, Wells Fargo Bank, National
         Association, The Bank of Nova Scotia and Credit Lyonnais New York
         Branch, as Co-Arrangers and Bankers Trust Company as Arranger and
         Administrative Agent dated as of December 17, 1998 (incorporated by reference to Exhibit 10.5 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).


 Exhibit
 No.     Description
 ------- -----------
 10.6    Third Amendment and Waiver to Credit Agreement Amended and Restated
         Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott
         Hospitality Inc., HMH Properties, Inc., Host Marriott, L.P., HMC
         Capital Resources Corp., Various Banks, Wells Fargo Bank, National
         Association, The Bank of Nova Scotia and Credit Lyonnais New York
         Branch, as Co-Arrangers and Bankers Trust Company as Arranger and
         Administrative Agent dated as of March 15, 1999 (incorporated by reference to Exhibit 10.6 of Host Marriott Corporation's Form 10-K for
         the year ended December 31, 1998).

 10.7 Host Marriott L.P. Executive Deferred Compensation Plan effective as of December 29, 1998 (formerly the Marriott Corporation Executive
         Deferred Compensation Plan) (incorporated by reference to Exhibit 10.7 of Host Marriott Corporation's Form 10-K for the year ended December
         31, 1998).

 10.8    Host Marriott Corporation 1997 Comprehensive Incentive Stock Plan
         (incorporated by reference to Host Marriott Corporation's Proxy
         Statement filed April 3, 1997).

 10.9    Distribution Agreement dated as of September 15, 1993 between Marriott
         Corporation and Marriott International, Inc. (incorporated by reference from Host Marriott Corporation Current Report on Form 8-K dated October 23, 1993).

 10.10 Amendment No. 1 to the Distribution Agreement dated December 29,1 995 by and among Host Marriott Corporation, Host Marriott Services
         Corporation and Marriott International, Inc., (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.11 Amendment No. 2 to the Distribution Agreement dated June 21, 1997 by and among Host Marriott Corporation, Host Marriott Services
         Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation Registration Statement No. 333-
         64793).

 10.12 First Amendment and Waiver of Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998, among Host Marriott Corporation, Host Marriott Hospitality Inc.,
         HMH Properties, Inc., Host Marriott, L.P., HMC Capital Resources
         Corp., Various Banks, Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers and Bankers Trust Company as Arranger and Administrative Agent dated as of November 25, 1998 (incorporated by reference to Exhibit 10.4 of Host Marriott Corporation's Form 10-K for the year ended December 31,
         1998).

 10.13   Amendment No. 4 to the Distribution Agreement by and among Host
         Marriott Corporation and Marriott International Inc. (incorporated by reference to Host Marriott Corporation Registration Statement No. 333-
         64793).

 10.14 Amendment No. 5 to the Distribution Agreement dated December 18, 1998 by and among Host Marriott Corporation, Host Marriott Services
         Corporation and Marriott International Inc., (incorporated by reference to Exhibit 10.14 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.15   Distribution Agreement dated December 22, 1995 by and between Host
         Marriott Corporation and Host Marriott Services Corporation
         (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.16 Amendment to Distribution Agreement dated December 22, 1995 by and between Host Marriott Corporation and Host Marriott Services
         Corporation (incorporated by reference to Exhibit 10.16 of Host
         Marriott Corporation's Form 10-K for the year ended December 31,
         1998).


 Exhibit
 No.     Description
 ------- -----------
 10.17   Tax Sharing Agreement dated as of October 5, 1993 by and between
         Marriott Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K
         dated October 23, 1993).

 10.18   License Agreement dated as December 29, 1998 by and among Host
         Marriott Corporation, Host Marriott, L.P., Marriott International,
         Inc., and Marriott Worldwide Corporation (incorporated by reference to
         Exhibit 10.18 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.19   Noncompetition Agreement between Host Marriott Corporation, Host
         Marriott, L.P., and Crestline Capital Corporation and other parties named therein (incorporated by reference to Exhibit 10.19 of Host
         Marriott Corporation's Form 10-K for the year ended December 31,
         1998).

 10.20 Tax Administration Agreement dated as of October 8, 1993 by and between Marriott Corporation and Marriott International, Inc.,
         (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated October 23, 1993).

 10.21   Restated Noncompetition Agreement dated March , 1998 by and among Host
         Marriott Corporation, Marriott International, Inc., and Sodexho
         Marriott Services, Inc., (incorporated by reference to Host Marriott
         Corporation Registration Statement No. 333-64793).

 10.22   First Amendment to Restated Noncompetition Agreement by and among Host
         Marriott Corporation, Marriott International, Inc., Sodexho Marriott
         Services, Inc. (incorporated by reference to Host Marriott Corporation
         Registration Statement No. 333-64793).

 10.23   Host Marriott Lodging Management Agreement--Marriott Hotels, Resorts
         and Hotels dated September 25, 1993 by and between Marriott
         Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation registration Statement No. 33-
         51707)

 10.24 Employee Benefits and Other Employment Matters Allocation Agreement dated as of December 29, 1995 by and between Host Marriott Corporation and Host Marriott Services Corporation (incorporated by reference to
         Host Marriott Corporation Current Report on Form 8-K dated January 16,
         1996).

 10.25   Tax Sharing Agreement dated as of December 29, 1995 by and between
         Host Marriott Corporation and Host Marriott Services Corporation
         (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.26   Host Marriott, L.P. Retirement and Savings Plan and Trust
         (incorporated by reference to Exhibit 10.26 of Host Marriott
         Corporation's Form 10-K for the year ended December 31, 1998).

 10.27   Contribution Agreement dated as of April 16, 1998 among Host Marriott
         Corporation, Host Marriott, L.P. and the contributors named therein, together with Exhibit B (incorporated by reference to Exhibit 10.18 of Host Marriott Corporation Registration Statement No. 333-55807).

 10.28   Amendment No. 1 to Contribution Agreement dated May 8, 1998 among
         Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.19 of Host Marriott
         Corporation Registration Statement No. 333-55807).

 10.29   Amendment No. 2 to Contribution Agreement dated May 18, 1998 among
         Host Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.20 of Host
         Marriott Corporation Registration Statement No. 333-55807).

 10.30   Form of Lease Agreement (incorporated by reference to Host Marriott
         Corporation Registration Statement No. 333-64793).

 10.31 Form of Management Agreement of Full-Service Hotels (incorporated by reference to Host Marriott Corporation Registration Statement No. 33-
         51707).


 Exhibit
 No.     Description
 ------- -----------
 10.32   Form of Owner's Agreement between Host Marriott Corporation, Marriott
         International and Crestline Capital Corporation (incorporated by reference to Crestline Capital Corporation Registration Statement No.
         333-64657).

 10.33 Employee Benefits and Other Employment Matters Allocation Agreement between Host Marriott Corporation, Host Marriott, L.P. and Crestline
         Capital Corporation (incorporated by reference to Host Marriott
         Corporation Registration Statement No. 333-64793).

 10.34   Amendment to the Employee Benefits and Other Employment Matters
         Allocation Agreement effective as of December 29, 1998 by and between Host Marriott Corporation, Marriott International, Sodexho Marriott
         Services, Inc., Crestline Capital Corporation and Host Marriott, L.P.
         (incorporated by reference to Exhibit 10.34 of Host Marriott
         Corporation's Form 10-K for the year ended December 31, 1998).

 10.35 Pool Guarantee Agreement between Host Marriott Corporation, the lessees referred to therein and Crestline Capital Corporation
         (incorporated by reference to Host Marriott Registration Statement No.
         333-64793).

 10.36 Pooling and Security Agreement by and among Host Marriott Corporation and Crestline Capital Corporation (incorporated by reference to Host
         Marriott Corporation Registration Statement No. 333-64793).

 10.37   Amended and Restated Communities Noncompetition Agreement
         (incorporated by reference to Host Marriott Corporation Registration
         Statement No. 333-64793).

 10.38   Asset Management Agreement between Host Marriott, L.P., and Crestline
         Capital Corporation (incorporated by reference to Crestline Capital
         Corporation Registration Statement No. 333-64657).

 10.39 Registration Rights Agreement, dated as of February 25, 1999, by and among Host Marriott, L.P., the Guarantors named therein and the Purchasers named therein.

 12.1    Computation of Ratios of Earnings to Fixed Charges.

 21.1 List of Subsidiaries of Host Marriott, L.P. (incorporated by reference to Exhibit 21 of Host Marriott, L.P.'s Form 10-K for the year ended
         December 31, 1998).

 23.1    Consent of Christopher G. Townsend (included as part of Exhibit 5).
 23.2    Consent of Latham & Watkins (included as part of Exhibit 8).

 23.3    Consent of Arthur Andersen LLP.

 24.1    Power of Attorney (included on signature page).

 25.1    Statement of Eligibility and Qualification on Form T-1 of HSBC Bank
         USA, as trustee for the 8 3/8% Series E Senior Notes due 2006 of the
         Registrant.


 99.1 Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

 99.2 Form of Notice of Guaranteed Delivery to be used in conjunction with the exchange offer.